         AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 28, 2001
                                                      REGISTRATION NO. 333-13724

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                               AMENDMENT NO. 3 TO
                                    FORM F-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               -----------------

                            PREEM HOLDINGS AB (PUBL)

             (Exact name of registrant as specified in its charter)
                                 NOT APPLICABLE
                 (Translation of registrant name into English)

          KINGDOM OF SWEDEN                              2911                               NOT APPLICABLE
   (State or other jurisdiction of           (Primary Standard Industrial                  (I.R.S. Employer
    incorporation or organization)           Classification Code Number)                 Identification No.)

                               SANDHAMNSGATAN 51
                            P.O. BOX 27800, S-11590
                               STOCKHOLM, SWEDEN
                         TELEPHONE: (011-468) 450-1000

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------

                                 CT CORPORATION
                                111 EIGHT STREET
                            NEW YORK, NEW YORK 10011
                           TELEPHONE: (212) 894-8940

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                WITH A COPY TO:

                 J. STEPHEN HATFIELD, ESQ.                                            PER BEHM
                  CARL L. LIEDERMAN, ESQ.                                         PREEM HOLDINGS AB
             AKIN, GUMP, STRAUSS, HAUER & FELD                                    SANDHAMNSGATAN 51
                      ONE ANGEL COURT                                           PO BOX 27800, S-11590
                 LONDON EC2R 7HJ, ENGLAND                                         STOCKHOLM, SWEDEN
             TELEPHONE: (011-44-207) 726-9600                               TELEPHONE: (011-468) 450-1000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable on or after the effective date of this Registration Statement.
                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED
                                                                     MAXIMUM         PROPOSED MAXIMUM       AMOUNT OF
          TITLE OF EACH CLASS OF                 AMOUNT TO        OFFERING PRICE        AGGREGATE          REGISTRATION
       SECURITIES TO BE REGISTERED           BE REGISTERED(1)    PER SECURITY(1)   OFFERING PRICE(1)(2)       FEE(2)
10 5/8% Senior Secured Notes due 2011         E250,000,000(3)          100%           $213,175,000          $53,294(5)
10 5/8% Senior Secured Notes due 2011        E55,000,000(3)(4)         100%            $46,898,500          $11,725(5)
10 5/8% Senior Secured Notes due 2011          E1,650,000(4)           100%            $1,431,540            $358(5)

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.

(2) The registration fee has been calculated pursuant to Rule 457(f) under the Securities Act of 1933.

(3) In connection with the filing of registration statement No. 333-13724 on July 16, 2001, Euro amounts were translated into U.S. Dollars at E1.00 = $0.8527, which was the noon buying rate in New York City for cable transfers in Euro as certified for customs purposes by the Federal Reserve Bank of New York on July 13, 2001.

(4) The E1,650,000 principal amount of Notes registered hereunder accounts for the 3% premium price at which the E55,000,000 principal amount of Notes was offered. The E1,650,000 has been translated into U.S. Dollars at E1.00 = $0.8676, which was the noon buying rate in New York City for cable transfers in Euro as certified for customs purposes by the Federal Reserve Bank of New York on July 23, 2001.

(5) Fees of $65,019 and $358 were previously paid in connection with the filings of registration statement No. 333-13724 on July 16, 2001 and July 24, 2001, respectively.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                                     [LOGO]

                            PREEM HOLDINGS AB (PUBL)

                               OFFER TO EXCHANGE
                                  E305,000,000
                     10 5/8% SENIOR SECURED NOTES DUE 2011
                                      FOR
                                  E305,000,000
                     10 5/8% SENIOR SECURED NOTES DUE 2011
                                ----------------


      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., LONDON TIME, ON OCTOBER 1, 2001, UNLESS EXTENDED BY US (SUCH TIME OR DATE, AS THE SAME MAY BE EXTENDED, THE EXPIRATION DATE).


      We are offering to exchange all of our outstanding 10 5/8% Senior Secured Notes due 2011, the existing notes, for our registered 10 5/8% Senior Secured Notes due 2011, the new notes, subject to the terms and conditions set forth in this prospectus, as it may be supplemented or amended from time to time, and the related letter of transmittal.

      Terms of the exchange offer:

     - We will exchange all outstanding existing notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

     - You may withdraw tenders of existing notes at any time prior to the expiration of the exchange offer.

     - We will keep the exchange offer open for not less than 20 business days or longer if required by applicable law after the date notice of the exchange offer is mailed to holders of the existing notes.

     - We believe that the exchange of existing notes for new notes will not be a taxable exchange for U.S. federal income tax purposes, but we recommend that you consult your tax advisor.

     - We will not receive any proceeds from the exchange offer.

     - The terms of the new notes are substantially identical to the existing notes, except that the new notes have been registered under the Securities Act of 1933, as amended, and transfer restrictions and registration rights relating to the existing notes do not apply to the new notes.

     - We intend to list the new notes on the Luxembourg Stock Exchange.

      YOU SHOULD CONSIDER THE RISK FACTORS BEGINNING ON PAGE 16 FOR A DISCUSSION OF THE FACTORS YOU SHOULD CONSIDER BEFORE YOU DECIDE TO PARTICIPATE IN THE EXCHANGE OFFER.

                            ------------------------

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      YOU SHOULD ONLY RELY ON THE INFORMATION IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THE INFORMATION CONTAINED IN THIS PROSPECTUS OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

                           --------------------------

                 The date of this prospectus is August 28, 2001

                               TABLE OF CONTENTS


                                                                PAGE
                                                              --------
Presentation of Certain Information.........................     ii
Summary.....................................................      1
Risk Factors................................................     16
Cautionary Statement Concerning Forward-Looking
  Statements................................................     27
Use of Proceeds.............................................     28
Structure of the Offerings of the Existing Notes............     28
Exchange Offer and Registration Rights......................     29
Capitalization..............................................     38
Selected Consolidated Financial Information.................     40
Unaudited Pro Forma Consolidated Financial Information......     46
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................     51
Industry....................................................     71
Business....................................................     78
Management..................................................     96
Ownership of Common Stock...................................    100
Related Party Transactions..................................    101
Description of Certain Indebtedness.........................    103
Description of Notes........................................    105
Book-Entry, Delivery and Form...............................    158
Material Swedish and United States Federal Income Tax
  Consequences..............................................    162
Plan of Distribution........................................    168
Where You Can Find More Information.........................    169
Legal Matters...............................................    169
Independent Accountants.....................................    169
Listing and General Information.............................    170
Index to Financial Statements...............................    F-1

                      PRESENTATION OF CERTAIN INFORMATION

      In the petroleum refining industry, crude oil and refined product amounts are generally stated in cubic meters ("m(3)") or barrels, each of which is a unit of volume, or in metric tonnes, a unit of weight, depending on the product and the reason for which the amount is being measured. These volumes may be expressed in terms of barrels. A barrel contains 42 U.S. gallons. We have converted cubic meters to barrels at the rate of 1 cubic meter=6.2898 barrels.

      Unless otherwise indicated, all references in this prospectus to "SEK," "Krona" or "Kronor" are to the lawful currency of Sweden; all references to "$" or "Dollar" are to the lawful currency of the United States; and all references to "E" or "Euro" are to the single currency adopted by the member states of the European Union participating in the European Union's Economic and Monetary Union.

      We publish our financial statements in Kronor. For your convenience, this prospectus presents translations into Dollars of certain Krona amounts at the Swedish Central Bank's exchange rate for the Krona against the Dollar on June 30, 2001 of $1.00=SEK10.85. The table below sets forth, for the periods and dates indicated, certain information concerning the exchange rate for the Krona against the Dollar, based on data provided by the Swedish Central Bank. On August 17, 2001, the exchange rate for the Krona against the Dollar was $1.00=SEK10.18, based on data provided by the Swedish Central Bank.

                                                                YEAR ENDED DECEMBER 31,                    SIX MONTHS
                                                  ----------------------------------------------------   ENDED JUNE 30,
                                                    1996       1997       1998       1999       2000          2001
                                                  --------   --------   --------   --------   --------   --------------
                                                    SEK        SEK        SEK        SEK        SEK           SEK
SEK TO DOLLAR EXCHANGE RATE:
  Period end....................................    6.87       7.87       8.07       8.53       9.54         10.85
  Average during period(1)......................    6.71       7.64       7.95       8.27       9.17         10.07
  High during period............................    6.94       8.09       8.35       8.66      10.33         11.00
  Low during period.............................    6.56       6.86       7.59       7.71       8.34          9.27

------------

(1) Based on monthly averages for the entire year as calculated by the Swedish Central Bank.

      The table below sets forth, for the periods and dates indicated, certain information concerning the exchange rate for the Krona against the Euro, based on data provided by the Swedish Central Bank.

                                                                  YEAR ENDED
                                                                 DECEMBER 31,         SIX MONTHS
                                                              -------------------   ENDED JUNE 30,
                                                              1999(1)      2000          2001
                                                              --------   --------   --------------
                                                                SEK        SEK           SEK
SEK TO EURO EXCHANGE RATE:
  Period end................................................    8.56       8.86          9.18
  Average during period(1)..................................    8.81       8.45          9.06
  High during period........................................    9.54       8.87          9.31
  Low during period.........................................    8.55       8.09          8.84

------------

(1)   The Krona to Euro exchange rate was first quoted on January 4, 1999.

(2) Based on monthly averages for the entire year as calculated by the Swedish Central Bank.

      The table below sets forth, for the periods and dates indicated, certain information concerning the exchange rate for the Dollar against the Euro based on the noon buying rate in New York City for cable transfers in foreign currencies, as certified for customs purposes by the Federal Reserve Bank of New York (the "Noon Buying Rate").

                                                                  YEAR ENDED
                                                                 DECEMBER 31,         SIX MONTHS
                                                              -------------------   ENDED JUNE 30,
                                                              1999(1)      2000          2001
                                                              --------   --------   --------------
                                                                SEK        SEK           SEK
DOLLAR TO EURO EXCHANGE RATE:
  Period end................................................   1.007      0.939         0.847
  Average during period(2)..................................   1.065      0.923         0.885
  High during period........................................   1.181      1.034         0.954
  Low during period.........................................   1.002      0.827         0.843

------------

(1)   The Euro Noon Buying Rate was first quoted on January 4, 1999.

(2) The average Noon Buying Rate on the last day of each month during the applicable period.

      We have provided the above-referenced translations and translations throughout this prospectus solely for your convenience. We make no representation that any amount of the currencies specified above, or elsewhere in this prospectus, has been, or could be, converted into the applicable currency at the rates indicated or any other rate.

                                    SUMMARY

      THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. THIS PROSPECTUS CONTAINS A DESCRIPTION OF THE BASIC TERMS OF THE NEW NOTES THAT WE ARE OFFERING AND THE EXCHANGE OFFER, AS WELL AS INFORMATION ABOUT OUR BUSINESS AND DETAILED FINANCIAL DATA. YOU SHOULD READ THIS PROSPECTUS IN ITS ENTIRETY. IN THIS PROSPECTUS, THE "COMPANY," "WE," "US" AND "OUR" REFER TO PREEM HOLDINGS AB AND ITS CONSOLIDATED SUBSIDIARIES, EXCEPT WHERE OTHERWISE EXPRESSLY STATED IN THIS PROSPECTUS. NOTWITHSTANDING THE PRECEDING SENTENCE, IN ALL INSTANCES, SUCH REFERENCES ARE TO PREEM HOLDINGS AB IN THE CASE OF MARCH 31, 2001 BALANCE SHEET DATA. REFERENCES TO THE "NOTES" REFER TO THE EXISTING NOTES AND THE NEW NOTES, EXCEPT WHERE OTHERWISE EXPRESSLY STATED.

                               THE EXCHANGE OFFER


      On April 10, 2001, we completed the private placement of E250 million aggregate principal amount of 10 5/8% Senior Secured Notes due 2011. On
July 20, 2001, we completed the private placement of an additional tranche of E55 million aggregate principal amount of 10 5/8% Senior Secured Notes due 2011, which notes Deutsche Bank AG London agreed to purchase prior to the date this registration statement was publicly filed with the Commission. We relied on exemptions from the registration requirements of the Securities Act and applicable state securities laws when we issued the existing notes. Other than the requirements of the U.S. federal and state securities laws, we are not subject to any other local or foreign regulatory approvals or requirements in connection with this exchange offer. As a condition to the purchase of the existing notes by the initial purchasers, we agreed to commence an exchange offer for the existing notes following the completion of the respective offerings thereby. The exchange offer will expire at 5:00 p.m., London time, on October 1, 2001, unless otherwise extended by us in our sole discretion. Set forth below are some of the questions you, as a holder of the existing notes, may have and answers to those questions.


Q.    WHAT ARE THE NEW NOTES?


A. The new notes are the Preem Holdings AB 10 5/8% Senior Secured Notes due 2011. For a description of the new notes see "Description of Notes" beginning on page 105.


Q.    WHO IS OFFERING TO ACQUIRE THE EXISTING NOTES?

A.   Preem Holdings AB, the issuer of the existing notes.

Q.    WHEN WILL THE EXCHANGE OFFER EXPIRE?


A. The exchange offer will expire at 5:00 p.m., London time, on October 1, 2001, unless otherwise extended by us in our sole discretion.


Q.    WHAT IS PREEM HOLDINGS OFFERING IN EXCHANGE FOR MY EXISTING NOTE?

A. For each tendered existing note, we are offering to exchange a new note in the same principal amount of your existing note that has terms substantially identical to those of your existing notes.

Q. IF I TENDER MY EXISTING NOTE, WHAT ACCRUED BUT UNPAID INTEREST WILL I RECEIVE ON SEPTEMBER 30, 2001?

A. According to the terms of your existing note, you are entitled to receive semi-annual interest payments on September 30 and March 31. If you tender your existing note, you will receive one interest payment on September 30, 2001 that has two components. You will receive:

     - an amount equal to the interest that has accrued on your tendered existing note, at a rate of 10 5/8% per year, from the date on which the first tranche of existing notes were issued (April 10, 2001) through the date of the exchange of your existing note for a new note; and

     - an amount equal to the interest that has accrued on your new note at the rate of 10 5/8% per year, from the date of the exchange of your existing note through September 30, 2001.

      If you do not tender your existing note, you will receive an interest payment on September 30, 2001 equal to the interest that has accrued on your existing note, at the rate of 10 5/8% per year, from the issue date of the first tranche of existing notes (April 10, 2001) through September 30, 2001.

Q.    WILL I HAVE TO PAY ANY FEES OR COMMISSIONS?

A. If you are the record owner of your existing notes and you tender your existing notes in the exchange offer, you will not have to pay brokerage fees or similar expenses. If you own your existing notes through a broker or other nominee and your broker tenders your existing notes on your behalf, your broker or nominee may charge you a fee for doing so. We recommend that you consult your broker or nominee to determine whether any charges will apply.

Q.    HOW WILL I BE NOTIFIED IF THE EXCHANGE OFFER IS EXTENDED?


A. If Preem Holdings extends the exchange offer, it will make a public announcement of the extension not later than 9:00 a.m., London time, on the business day after the previously scheduled expiration date. See "Exchange Offer and Registration Rights--Announcements" on page 33.


Q.    HOW DO I TENDER MY EXISTING NOTES?


A. In order for you to validly tender your existing notes, Euroclear and Clearstream Banking, are appropriate, must receive from you, your broker or other nominee a properly completed and duly executed letter of transmittal in accordance with the procedures established by Euroclear and Clearstream Banking for transfer of book-entry interests through the electronic transfer systems of Euroclear and Clearstream Banking prior to 5:00 p.m., London time, on the expiration date, unless otherwise extended by us in our sole discretion. In addition, prior to 5:00 p.m., London time, on the expiration date, either (1) the exchange agent must receive certificates for tendered existing notes at one of those addresses or (2) tendered existing notes must be transferred pursuant to the procedures for book-entry transfer described under "Exchange Offer and Registration Rights--Procedures for Tendering Existing Notes" on page 29 and the exchange agent must receive a confirmation of such tender.


Q. UNTIL WHAT TIME CAN I WITHDRAW PREVIOUSLY TENDERED EXISTING NOTES AND WHAT IS THE PROCESS?


A. You may withdraw your previously tendered existing notes at any time prior to the exchange of the existing notes for new notes. In order to withdraw your tendered existing notes you must follow the procedures described in "Exchange Offer and Registration Rights--Withdrawal Rights" on page 31. Withdrawn existing notes may be retendered in the exchange offer in accordance with the procedures described under "Exchange Offer and Registration Rights--Procedures for Tendering Existing Notes" on page 29 prior to the exchange of the existing notes for new notes.


Q.    IF I TENDER MY EXISTING NOTES, WHEN WILL I RECEIVE MY NEW NOTES?

A. Upon the terms and subject to the conditions of the exchange offer, we will accept for exchange all existing notes validly tendered and not properly withdrawn promptly after the expiration date.

Q. IF I DECIDE NOT TO TENDER MY EXISTING NOTES, HOW WILL THE EXCHANGE OFFER AFFECT MY EXISTING NOTES?


A. If you do not tender your existing notes, they will remain outstanding. If the exchange offer is consummated, the market for any outstanding existing notes is likely to be significantly more limited. See "Exchange Offer and Registration Rights--Consequences of Exchanging or Failing to Exchange Existing Notes" on page 34.

Q.    WHERE CAN I OBTAIN FURTHER INFORMATION ABOUT THE EXCHANGE OFFER?


A. You may obtain additional copies of this prospectus and the related letter of transmittal by contacting the exchange agent at its address and telephone number set forth under the heading "Exchange Offer and Registration Rights--Exchange Agent" on page 34. Questions about the exchange offer should be directed to the exchange agent at its address and telephone number set forth under the heading "Exchange Offer and Registration Rights--Exchange Agent" on page 34. Copies of the other documents incorporated by reference in this prospectus may be obtained as described under "Where You Can Find More Information" on page 169.


Q.    WHAT ARE THE TAX IMPLICATIONS OF THE EXCHANGE OFFER?


A. You should read "Material Swedish and United States Federal Income Tax Consequences" beginning on page 162 for a discussion of certain Swedish and United States Federal income tax consequences of the exchange offer whether or not you decide to tender your existing notes and certain United States Federal and Swedish income tax consequences of holding and disposing of the new notes. WE ENCOURAGE YOU TO CONSULT YOUR OWN TAX ADVISORS CONCERNING THE SWEDISH AND UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF YOUR PARTICULAR SITUATION AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

                               THE EXCHANGE OFFER


Securities Offered........................  Preem Holdings AB (publ), a corporation organized under the laws of the Kingdom of Sweden, is offering up to
                                            E305 million aggregate principal amount of 10 5/8%
                                            Senior Secured Notes due 2011, the new notes, which will
                                            be registered under the Securities Act. The terms of the
                                            new notes are substantially identical to the existing
                                            notes, except that transfer restrictions and
                                            registration rights relating to the existing notes do
                                            not apply to the new notes.

The Exchange Offer........................  We are offering to issue the new notes in exchange for a like principal amount of the existing notes. The
                                            existing notes were not registered under the Securities
                                            Act. We are offering to issue the new notes to satisfy
                                            our obligations contained in the registration rights
                                            agreements entered into when the existing notes were
                                            sold under Rule 144A and Regulation S of the Securities
                                            Act. You may tender your existing notes by following the
                                            procedures under the heading "Exchange Offer and
                                            Registration Rights" on page 29.

Expiration Date...........................  The exchange offer will expire at 5:00 p.m., London time, on October 1, 2001, unless otherwise extended by
                                            us in our sole discretion.

Tenders; Withdrawal.......................  The tender of the existing notes under the exchange offer may be withdrawn at any time prior to October 1,
                                            2001. If we decide for any reason not to accept any
                                            existing notes for exchange, the existing notes will be
                                            returned without expense to you promptly after the
                                            expiration or termination of the exchange offer.

Conditions to the Exchange Offer..........  The exchange offer is subject to customary conditions, which we may waive. Please read the section "Exchange
                                            Offer and Registration Rights--Conditions to the
                                            Exchange Offer" on page 32 of this prospectus for more
                                            information regarding conditions to the exchange offer.

U.S. Federal Income Tax Consequences......  We believe that your exchange of existing notes for new notes in the exchange offer will not result in any gain
                                            or loss to you for U.S. federal income tax purposes.
                                            Please read "Material Swedish and United States Federal
                                            Income Tax Consequences" beginning on page 162 for a
                                            further discussion of tax issues.

Resale of New Notes.......................  If you decide to exchange your existing notes for new notes, you must acknowledge that you are not engaging
                                            in, and do not intend to engage in, a distribution of
                                            the new notes. If you are a broker-dealer and you are
                                            receiving the new notes for existing notes that you
                                            acquired as a result of market-making or trading
                                            activities, you must deliver a prospectus when you
                                            resell new notes.

Use of Proceeds...........................  We will receive no proceeds from the exchange offer.

Exchange Agent............................  Deutsche Bank AG London is the exchange agent for the exchange offer. The address and telephone number for the
                                            exchange agent are set forth under the heading "Exchange
                                            Offer and Registration Rights--Exchange Agent" on page
                                            34 of this prospectus.


                 CONSEQUENCES OF NOT EXCHANGING EXISTING NOTES

      We will only issue new notes in exchange for existing notes that are timely and properly tendered. Therefore, you should allow sufficient time to ensure timely delivery of the existing notes and you should carefully follow the instructions on how to tender your existing notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the existing notes. We do not currently intend to register the existing notes under the Securities Act. If you do not exchange your existing notes in the exchange offer, the transfer of existing notes will continue to be restricted. In general, you may offer or sell your existing notes only if:

     - they are registered under the Securities Act and applicable state securities laws,

     - they are offered or sold under an exemption from the Securities Act and applicable state securities laws, or

     - they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

      We do not currently intend to register the existing notes under the Securities Act. However, if we are unable to consummate the exchange offer contemplated hereby or if holders of existing notes are not permitted to participate in the exchange offer under certain circumstances we may be required to file a shelf registration statement to cover resales of the existing notes.

      After the exchange offer is consummated, if you continue to hold any existing notes, you may have trouble selling them because there will be few existing notes outstanding. If a market for non-exchanged existing notes exists after consummation of the exchange offer, the existing notes may trade at a discount to the price at which they would trade if the transaction contemplated hereby was not consummated, depending on prevailing interest rates, the market for similar securities and other factors. In addition, if a large number of existing notes are not tendered or are tendered improperly, the limited amount of new notes that would be issued and outstanding after we complete the exchange offer could lower the market price of such new notes.

                                 THE NEW NOTES

      The terms of the new notes and the existing notes are identical in all material respects, except that transfer restrictions and registration rights relating to the existing notes do not apply to the new notes.


Securities Offered........................  Preem Holdings AB is offering up to E305,000,000 10 5/8%
                                            Senior Secured Notes due 2011.

Interest..................................  We will pay interest on the new notes on September 30 and March 31 of each year, beginning on September 30,
                                            2001.

Maturity..................................  March 31, 2011.

Ranking...................................  The new notes will be senior debt of Preem Holdings AB secured by a first priority pledge of all outstanding
                                            shares of capital stock of Preem Petroleum AB, our
                                            wholly-owned operating subsidiary, and a first priority
                                            security assignment of a SEK2,277 million subordinated
                                            intercompany loan from us to Preem Petroleum AB. The new
                                            notes will rank senior in right of payment to all of our
                                            existing and future indebtedness that is, by its terms
                                            or by the terms of the agreement or instrument governing
                                            such indebtedness (including the E27 million loan from
                                            Corral Petroleum Holdings AB made in connection with our
                                            offering of existing notes in April 2001), expressly
                                            subordinated in right of payment to the new notes, and
                                            PARI PASSU in right of payment with all of our existing
                                            and future senior indebtedness, including the existing
                                            notes. The new notes will rank junior to all of the
                                            existing and future debt and other liabilities
                                            (including to trade creditors) of Preem Petroleum AB and
                                            each of our other subsidiaries. Assuming that as of
                                            March 31, 2001, we completed both offerings of the
                                            existing notes, as described under "Structure of the
                                            Offerings of the Existing Notes" on page 28, and used
                                            the proceeds of such offerings, then Preem Holdings AB
                                            would have had no senior debt, other than the existing
                                            notes, and its subsidiaries would have had SEK8,682
                                            million of total liabilities to which the new notes
                                            would effectively rank junior.

Optional Redemption.......................  On or after March 31, 2006, we may redeem some or all of the new notes at the redemption prices listed in the
                                            section entitled "Description of Notes--Optional
                                            Redemption" on page 109. Until March 31, 2004, we may
                                            redeem up to 35% of the original principal amount of the
                                            new notes using the proceeds of certain public equity
                                            offerings at the price listed in the section
                                            "Description of Notes--Optional Redemption" on page 109.
                                            We may also redeem all of the new notes, but not just a
                                            portion of them, at any time, upon giving proper notice,
                                            if changes in tax laws impose certain withholding taxes
                                            on amounts payable on the new notes. If we decide to do
                                            this, we must pay you a price equal to the principal
                                            amount of the new notes plus accrued interest and
                                            certain other amounts

                                            described in the section "Description of
                                            Notes--Redemption for Taxation Reasons" on page 109.

Change of Control.........................  Upon the occurrence of a change of control at any time, you will have the right to require us to repurchase your
                                            new notes at a price equal to 101% of the principal
                                            amount thereof together with accrued and unpaid interest
                                            and certain other amounts, if any, to the date of
                                            repurchase. See "Description of Notes--Change of
                                            Control" on page 110.

Certain Covenants, Additional Notes.......  The Indenture governing the new notes between us and
                                            Bankers Trust Company, as trustee, and Deutsche Bank AG
                                            London, as principal paying agent (the "Indenture"),
                                            will, among other things, restrict, with certain
                                            exceptions, our ability and the ability of our
                                            subsidiaries to:

                                            - borrow money;

                                            - pay dividends on stock, purchase stock or issue
                                            certain types of stock;

                                            - make investments;

                                            - use assets as security in other transactions;

                                            - issue or sell capital stock of subsidiaries;

                                            - engage in sale and leaseback transactions; and

                                            - guarantee other indebtedness.

                                            For more details, see "Description of Notes--Certain
                                            Covenants" on page 113. Additional notes may be issued,
                                            from time to time, under the Indenture and will benefit
                                            from the pledge and security assignment described above
                                            under " -- Ranking."

Trustee...................................  Bankers Trust Company

Principal Paying Agent....................  Deutsche Bank AG London

Luxembourg Paying and Transfer Agent......  Deutsche Bank Luxembourg S.A.

Listing...................................  We have designated all of the existing notes for trading on the Luxembourg Stock Exchange. We expect to designate
                                            the new notes for trading on the Luxembourg Stock
                                            Exchange as well.

Currency of Payment.......................  The new notes are denominated in Euro. Holders will receive principal, interest and all other payments in
                                            respect of such notes in Euro.

Use of Proceeds...........................  We will not receive any proceeds from the exchange offer.

                               PREEM HOLDINGS AB

OVERVIEW

      We are one of Europe's largest independent oil refining companies and the largest Swedish oil company. We refine crude oil and then market and sell refined products primarily in Sweden and other northern European markets. Our refineries represent over two-thirds of the refining capacity in Sweden and approximately one-quarter of the refining capacity in Scandinavia. We sell more petroleum products in Sweden than any of our competitors. For the year ended December 31, 2000, we had a leading market share of approximately 38% of the home-heating gasoil market, 28% of the diesel fuel market and approximately 50% of the heavy fuel oil market. Moreover, including volumes sold through other oil companies, we believe that our market share in Sweden would be approximately 40% in diesel and 28% in gasoline.

      We conduct our business through our operating company, Preem Petroleum AB, which is comprised of three divisions, a Supply and Refining Division, a Swedish Market Division and an International Division.

     REFINING OPERATIONS


      Our Supply and Refining Division operates the majority-owned Scanraff refinery and the wholly-owned Preemraff refinery, as well as an extensive network of storage depots throughout Sweden. These refineries refined approximately 23.5 million barrels of crude oil in the first quarter of 2001 compared to 23.8 million barrels in the first quarter of 2000. These refineries refined approximately 102.9 million barrels of crude oil in 2000, 93.2 million barrels in 1999 and 92.3 million barrels in 1998. This division sells a full range of refined products that meet and, in some cases, surpass the highest EU environmental specifications. Our Supply and Refining Division generated EBITDA of SEK316 million in the first quarter of 2001 and SEK388 million in the first quarter of 2000. This Division generated EBITDA of SEK2,047 million in 2000, SEK1,590 million in 1999 and SEK1,024 million in 1998. For a more detailed discussion of our refining operations, see "Business--Supply and Refining Operations" on page 79.


      SCANRAFF REFINERY. Scanraff is a complex, large-scale refinery with a strong market position, producing a full range of refined products. The refinery operates a single crude distillation unit. The refinery also has visbreaker, catalytic cracker and mild hydrocracker upgrading units, which are units geared towards converting a significant portion of the refinery's residual fuel oil to lighter, higher-margin products under conditions of high temperature and pressure. "Fuel oil" is a refined product from the lower range of the distillation process used primarily by industrial customers, like electric utilities, for steam and power generation. In addition, Scanraff has a storage capacity of 17 million barrels, which provides it with additional operating flexibility. Solomon Associates, a recognized oil refinery industry analyst, has ranked Scanraff in the first quartile of European refineries for operating cost efficiency and return on investment for each year in which the survey has been conducted for the past decade. Scanraff has a total refining capacity of approximately 210,000 barrels per calendar day, representing approximately 50% of Swedish refining capacity. Scanraff began production in 1975, and is located on the west coast of Sweden, north of the city of Gothenburg. We own 78.5% of the refinery with the exception of the catalytic cracker, of which we own 50%. The remainder is owned by our joint venture partner, Hydro R&M Holding AS, an affiliate of Norsk Hydro AS. The refining margins at Scanraff were $2.00/barrel in the first quarter of 2001 and $1.59/barrel in the first quarter of 2000. Scanraff's refining margins were $2.81/barrel in 2000, $1.29/barrel in 1999 and $2.58/barrel in 1998. These amounts exceeded the average of the International Energy Agency's industry indicators for northwest European cracking refineries by $0.76/barrel, $0.98/barrel and $1.28/barrel, respectively, for each of these years. "Refining margin" is the gross refining margin less variable refining costs, which consist of volume-related costs, such as the cost of energy.

      PREEMRAFF REFINERY. Preemraff is one of the most sophisticated hydroskimming refineries in Europe. Hydroskimming is a process that separates crude oil into its component parts and further processes these to make finished products. The refinery produces products that meet and, in some cases, surpass the highest EU environmental specifications. For example, its highly sophisticated desulphurization/dearomatization unit permits it to manufacture virtually sulphur-free (10 parts per million) diesel. "Diesel" is a refined product from the middle range of the distillation process used primarily as a fuel source for vehicles. Preemraff has a refining capacity of approximately 125,000 barrels per calendar day, representing from approximately 25% to 30% of Swedish refining capacity. The refinery is located near the harbor of Torshamnen, Sweden's largest harbor, in Gothenburg. Preemraff's proximity to this harbor helps it to maintain low crude oil transportation costs and its proximity to Gothenburg, the second largest city in Sweden, helps it to minimize distribution costs. Preemraff also sells surplus heat generated as a result of the refining process to the city of Gothenburg and to AB Volvo. Preemraff commenced operations in 1967, and we acquired the refinery from BP in 1991. The refining margins at Preemraff were $0.97/barrel in the first quarter of 2001 and $0.57/barrel in the first quarter of 2000. Preemraff's refining margins were $0.97/barrel in the first quarter of 2001, and $0.57/barrel in the first quarter of 2000. The refining margins at Preemraff were $1.74/barrel in 2000, $0.68/barrel in 1999 and $1.44/barrel in 1998. These amounts exceeded the average of the International Energy Agency's indicators for northwest European hydroskimming refineries by $1.32/barrel, $1.38/barrel and $0.94/barrel, respectively, for each of these years.

     MARKETING OPERATIONS

      Our Swedish Market Division consists of a Home-Heating and Business-to-Business Segment and a Station and Consumer Segment. This division sells home-heating gasoil directly to end-users and gasoil, diesel and fuel oil directly to Swedish companies, using refined products purchased from our Supply and Refining Division. "Gasoil" is a refined product from the lower range of the distillation process used as a heating fuel or a fuel for combustion engines in industrial, residential, agricultural and commercial sectors. We also sell gasoline, diesel, lubricants, shop merchandise and other products through approximately 527 Preem-branded service stations. "Gasoline" is a refined product from the middle range of the distillation process used primarily as a fuel for vehicles. Our Swedish Market Division generated EBITDA of SEK80 million in the first quarter of 2001 and SEK73 million in the first quarter of 2000. This division generated EBITDA of SEK186 million in 2000, SEK246 million in 1999 and SEK211 million in 1998.


      Our International Division sells refined products primarily to wholesale customers in Poland and, to a lesser extent, in Norway. As a result of the expansion of our International Division, there are approximately 90 stations in Poland, most of which were operated under the Preem-brand name, compared to approximately 50 stations at the end of 1998. Our International Division generated a negative EBITDA of SEK10 million in the first quarter of 2001 and a negative EBITDA of SEK5 million in the first quarter of 2000. This division generated a negative EBITDA of SEK46 million in 2000, a negative EBITDA of SEK15 million in 1999 and a positive EBITDA of SEK10 million in 1998. For a more detailed discussion of our marketing operations, see "Business--Marketing Operations" on page 88.


BUSINESS STRATEGY

      Our business strategy is to enhance our operating margins and strengthen our position in the oil refining industry. We intend to implement this strategy through the following measures:

     - MAINTAIN AND ENHANCE OUR REFINERIES' MARGINS. We intend to maintain our refining margin advantage and relative competitive position. Our objective is to maximize the operating margins generated by our refineries by increasing sales to our marketing operations in Sweden and Poland, and by exploiting the synergies between our two refineries. We will continue to focus on improving our refining margins and generating cost efficiencies, and we intend to make disciplined capital investments to accomplish these objectives.

     - LEVERAGE OUR COMPETITIVE ADVANTAGE. We intend to increase sales of, and develop new markets for, high-margin products, such as middle distillates, including high value-added products, such as virtually sulphur-free diesel. We believe that demand will continue to outpace supply for these high-margin products in the coming years. We believe this to be the case particularly outside Sweden, as a result of potential future regulatory changes, tax and other incentives to market and purchase these products and increased environmental awareness.


     - IMPROVE THE MARGINS FROM OUR MARKETING OPERATIONS. In the Home-Heating and Business-to-Business Segment of our Swedish Market Division, our objective is to retain and enhance our strong market position by developing products and service packages to increase customer loyalty. We intend to reduce costs, including by replacing all of our regional sales offices with a centralized national call center. In the Station and Consumer Segment of our Swedish Market Division, we intend to strengthen our network of service stations by disposing of unprofitable stations, increasing the number of low-cost unmanned stations, and installing full-service convenience stores in appropriate locations that have relatively high throughput. We also intend to increase the number of franchised stations in Sweden, which will permit us to reduce the amount of capital employed at these stations. See "Business--Marketing Operations" on page 88.


     - DEVELOP COMPLEMENTARY BUSINESSES AND STRATEGIC RELATIONSHIPS. Our long-term strategy is to develop complementary businesses that leverage our core strengths and our Preem brand, while diversifying both the products we offer and the customers served. We regularly consider possible joint ventures, partnerships, acquisitions and other alliances in Sweden and throughout northern Europe as a way to improve throughput, reduce costs and increase market share, thereby increasing margins and generating additional cash flow. We also consult with Norsk Hydro AS on a regular basis to discuss possible improvements to, and other rearrangements of, our existing relationships.

THE ISSUER

      The issuer of the notes is Preem Holdings AB, a Swedish company. We were originally established in 1980 as Labrador Svenska AB and are registered with the Swedish Patent and Registration Office under the number 556206-9673. Our name was changed from Labrador Svenska AB to Swedoil AB in September 1981. Swedoil AB was a subsidiary of Preem Petroleum AB that had been dormant since 1983. On March 1, 2001, our name was changed from Swedoil AB to Preem Holdings AB, through an amendment to our Articles of Association and our subsequent registration with the Swedish Patent and Registration Office. The purpose of this name change was to accurately reflect our status as a holding company and our position within our overall corporate structure vis-a-vis Corral Petroleum Holdings AB, our parent company, and Preem Petroleum AB, our operating company. Also on March 1, 2001, our status was changed from a private company to a public company giving us the ability under Swedish law to raise capital through the issuance of securities. Corral Petroleum Holdings AB, a Swedish company, contributed all of the issued and outstanding shares of Preem Petroleum AB to Preem Holdings AB on March 19, 2001. We are wholly-owned by Corral Petroleum Holdings AB, which is wholly-owned by Moroncha Holdings Company Limited, which is wholly-owned by Mr. Mohammed Hussein Ali Al-Amoudi. Preem Petroleum AB, a Swedish company, was originally established in 1960 and its present name was registered in May 1996. The principal executive offices of both Preem Holdings AB and Preem Petroleum AB are located at Sandhamnsgatan 51, P.O. Box 27800, S-11590, Stockholm, Sweden and the telephone number there is +46 (0) 8 450 10 00.

STRUCTURE OF THE OFFERINGS OF THE EXISTING NOTES

      The diagram below depicts, in simplified form, our corporate structure and certain debt obligations following the closings of both the April and July 2001 offerings of the existing notes.

                                  [FLOW CHART]

---------

(1) All outstanding shares of capital stock of Preem Petroleum AB were pledged in favor of the holders of the notes.

(2) This intercompany loan is a subordinated intercompany loan, pledged in favor of the holders of the notes and repayable on the same maturity date as the notes. At the time of the April 2001 offering of existing notes, the amount of this Krona-denominated loan was equal to E250 million.

(3) Consists of senior credit facilities, of which an aggregate of SEK4,431 million was outstanding as of March 31, 2001.


      On April 10, 2001, Preem Holdings AB issued senior secured notes in an aggregate principal amount of E250 million. We loaned the proceeds of such offering of the existing notes (net of the initial purchasers' discounts, the expenses of the offering and an amount equal to the first interest payment due on the notes) to our wholly-owned operating subsidiary, Preem Petroleum AB, pursuant to a SEK2,277 million subordinated intercompany loan. Preem Petroleum AB used approximately E219 million of the funds received to repay all but approximately E27 million of an existing SEK2,259 subordinated shareholder loan it owed to Corral Petroleum Holdings AB, our parent company. The right to receive the remaining unpaid amount was assigned to us and is evidenced by an intercompany loan between Preem Petroleum AB and us. See "Structure of the Offerings of the Existing Notes" on page 28. The remaining amount of proceeds received by Preem Petroleum AB, approximately E3 million, has been used for general corporate purposes. The notes are secured by a first priority pledge of all outstanding shares of capital stock of Preem Petroleum AB and by a first priority security assignment of the combined intercompany loan referred to above, the principal amount of which equal the Krona-equivalent, at April 10, 2001, of the gross proceeds of the existing notes offering in April 2001.



      On July 20, 2001 we issued an additional tranche of the existing notes in an aggregate principal amount of approximately E55 million, which notes Deutsche Bank AG London agreed to purchase prior to the date this registration statement was publicly filed with the Commission. These existing notes have terms substantially identical to, and form a single series with, the existing notes issued in April 2001. We distributed approximately E10 million of these proceeds to our parent company, Corral Petroleum Holdings AB, promptly following the closing of the July 2001 offering. This distribution initially took the form of an interest-free intercompany loan from us to Corral Petroleum Holdings AB. We intend to use the remaining net proceeds for general corporate purposes of Preem Holdings AB, and, to the extent permitted by the Indenture, including the restriction set forth under "Description of Notes--Certain Covenants--Limitation on Restricted Payments" on page 115, to distribute additional proceeds to our parent company.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

      The summary consolidated financial data in this section have been derived from the Consolidated Financial Statements of Preem Petroleum AB, the unaudited Interim Consolidated Financial Statements of Preem Petroleum AB and the unaudited Interim Consolidated Financial Statements of Preem Holdings AB included in this registration statement, which have been prepared in accordance with Swedish GAAP and, in the case of the Consolidated Financial Statements of Preem Petroleum AB, audited by KPMG, independent accountants.

      The Preem Holdings AB unaudited pro forma consolidated statement of operations data for the year ended December 31, 2000 are derived from the audited Preem Petroleum AB Consolidated Financial Statements and the audited Preem Holdings AB Financial Statements and give effect to the transfer of Preem Petroleum AB's issued and outstanding shares to Preem Holdings AB, both offerings of the existing notes and the use of proceeds from such offerings, as described in this prospectus, as if such transfer and transactions occurred on January 1, 2000. The Preem Holdings AB unaudited pro forma consolidated statement of operations data for the three months ended March 31, 2001 are derived from the unaudited Interim Consolidated Financial Statements of Preem Petroleum AB and the unaudited Interim Consolidated Financial Statements of Preem Holdings AB and give effect to the transfer and transactions described above as if such transfer and transactions had occurred on January 1, 2001.


      The Preem Holdings AB unaudited pro forma consolidated balance sheet data at March 31, 2001 are derived from the unaudited Interim Consolidated Financial Statements of Preem Holdings AB as of March 31, 2001, and give effect to the transactions described above (other than the share transfer, which occurred on March 19, 2001, and is therefore already reflected in such Interim Consolidated Financial Statements) as if such transactions had occurred on March 31, 2001. See "Unaudited Pro Forma Consolidated Financial Information" on page 46. The pro forma data do not purport to represent what Preem Holdings AB's financial position or results of operations would have been had the transfer and transactions actually occurred as of such dates or to project the results of operations of Preem Holdings AB for any future period or the financial condition of Preem Holdings AB for any future date. The unaudited interim financial statements contained in this registration statement have been prepared using the same accounting principles and on the same basis as the audited year-end financial statements and include all adjustments, consisting of normal recurring adjustments that management considers necessary for a fair representation of the financial position and results of operations for the interim period. The results of operations reported for the three-month period ended March 31, 2001 are not necessarily indicative of those expected for the entire year ended December 31, 2001.


      You should read the data below in conjunction with the audited Preem Petroleum AB Consolidated Financial Statements and the related notes, the audited Preem Holdings AB Financial Statements and the related notes, the unaudited Interim Consolidated Financial Statements of Preem Petroleum AB and the related notes and the unaudited Interim Consolidated Financial Statements of Preem Holdings AB and the related notes, in each case, included elsewhere in this prospectus. Preem Petroleum AB and Preem Holdings AB prepare their consolidated financial statements in accordance with Swedish GAAP, which differs in certain significant respects from U.S. GAAP. Reconciliations of net income
(loss) and shareholders' equity reflecting the significant differences between Swedish GAAP and U.S. GAAP for the year ended December 31, 2000 and the three-month period ended March 31, 2001 are set forth in the audited Preem Petroleum AB Consolidated Financial Statements and the unaudited Preem Petroleum AB Interim Consolidated Financial Statements, respectively. Statement of operations data for the three months ended March 31, 2001 are presented for Preem Petroleum AB because, under Swedish GAAP, we elected to account for the transfer of all the issued and outstanding shares of Preem Petroleum AB to Preem Holdings AB (which occurred on March 19, 2001) as of

March 31, 2001. Accordingly, we do not believe that the statement of operations data for Preem Holdings AB adequately reflects our operations.

                                                                                                  PREEM
                                                                                               HOLDINGS AB
                                                                                           -------------------
                                                          PREEM PETROLEUM AB                    PRO FORMA
                                               -----------------------------------------   -------------------

                                                                                               YEAR ENDED
                                                        YEAR ENDED DECEMBER 31,               DECEMBER 31,
                                               -----------------------------------------   -------------------
                                                 1998       1999       2000       2000       2000       2000
                                               --------   --------   --------   --------   --------   --------
                                                 SEK        SEK        SEK        $(1)       SEK        $(1)

                                                                        (IN MILLIONS)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
AMOUNTS IN ACCORDANCE WITH SWEDISH GAAP:
  Sales revenue(2)...........................   15,758     22,220     39,558     3,646      39,558     3,646
  Gross profit...............................    1,396      2,078      2,435       225       2,435       225
  Operating income...........................      572      1,221      1,656       153       1,324(3)    123
  Income before taxes........................      311        988      1,284       118         639        69
  Net income.................................      124        713        831        77         271        25

AMOUNTS IN ACCORDANCE WITH U.S. GAAP(5):
  Sales revenue(2)...........................   15,758     22,220     39,558     3,646      39,558     3,646
  Operating income(5)........................      442      1,097      1,439       133       1,439       133
  Net income (loss)..........................      (52)       528        637        59         431        40

OTHER FINANCIAL DATA:
SWEDISH GAAP:
  EBITDA(7)..................................    1,214      1,871      2,377       219       2,377       219
  Depreciation and amortization..............      642        650        721        66       1,053(7)     97
  Capital expenditure........................      508        590        405        37         405        37

U.S. GAAP:
  EBITDA(7)..................................    1,216      1,879      2,292       211       2,292       211
  Depreciation and Amortization(9)...........      774        782        853        79         853        79

                                                                                       PREEM
                                                                                     HOLDINGS
                                                                                        AB
                                                      PREEM PETROLEUM           -------------------
                                                             AB                      PRO FORMA
                                               ------------------------------   -------------------
                                                                                       THREE
                                                        THREE MONTHS                  MONTHS
                                                           ENDED                       ENDED
                                                         MARCH 31,                   MARCH 31,
                                               ------------------------------   -------------------
                                                 2000       2001       2001       2001       2001
                                               --------   --------   --------   --------   --------
                                                 SEK        SEK        $(1)       SEK        $(1)
                                                                   (UNAUDITED)
                                                                  (IN MILLIONS)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
AMOUNTS IN ACCORDANCE WITH SWEDISH GAAP:
  Sales revenue(2)...........................   8,692      9,303       857       9,303       857
  Gross profit...............................     499        559        51         559        51
  Operating income...........................     310        350        32         267(3)     24
  Income before taxes........................     240        164        15           3        --
  Net income.................................     239        162        15           1        --
AMOUNTS IN ACCORDANCE WITH U.S. GAAP(5):
  Sales revenue(2)...........................   8,692      9,303       857       9,303       857
  Operating income(5)........................     278        321        30         321        30
  Net income (loss)..........................     140(6)      86(6)      8          35         3
OTHER FINANCIAL DATA:
SWEDISH GAAP:
  EBITDA(7)..................................     474        517        48         517        48
  Depreciation and amortization..............     164        167        15         250(8)     23
  Capital expenditure........................      48         98         9          98         9
U.S. GAAP:
  EBITDA(7)..................................     475        517        48         517        48
  Depreciation and Amortization(9)...........     197        200        18         200        18

                                                                                                                PREEM HOLDINGS
                                                                                         PREEM HOLDINGS               AB
                                                                                               AB            --------------------
                                                      PREEM PETROLEUM AB               -------------------        PRO FORMA
                                           -----------------------------------------          AS OF          --------------------
                                                      AS OF DECEMBER 31,                    MARCH 31,          AS OF MARCH 31,
                                           -----------------------------------------   -------------------   --------------------
                                             1998       1999       2000       2000       2001       2001       2001        2001
                                           --------   --------   --------   --------   --------   --------   ---------   --------
                                             SEK        SEK        SEK        $(1)       SEK        $(1)        SEK        $(1)
                                                                                                 (UNAUDITED)
                                                                        (IN MILLIONS, EXCEPT RATIOS)
CONSOLIDATED BALANCE SHEET DATA:
AMOUNTS IN ACCORDANCE WITH SWEDISH GAAP:
  Cash and cash equivalents..............      263        270        370         34         299        28          866(10)      80
  Total tangible fixed assets, net.......    5,240      5,322      5,160        476       5,139       474        5,139       474
  Total assets...........................   10,936     12,919     14,718      1,356      17,143     1,580       17,928(11)   1,652
  Total current debt(12).................      785        448      1,321        122       1,085       100        1,085       100
  Total long-term debt(13)...............    3,201      3,168      2,949        272       3,346       308        6,146       566
  Minority interests.....................      117        117        122         11         123        11          123        11
    Shareholder loans(14)................    1,113      1,903      2,259        208       2,259       208          244        22
    Shareholders' equity.................    2,709      2,562      2,420        223       5,516(15)     508      5,516(15)     508
  Total shareholders' funds..............    3,822      4,465      4,679        431       7,775       717        5,760       531

AMOUNTS IN ACCORDANCE WITH U.S. GAAP:
  Total current debt(12).................      798        469      1,456        134       1,174       108        1,174       108
  Total long-term debt...................    3,188      3,147      2,814        259       3,257       300        3,257       300
  Shareholder loans(14)..................    1,113      1,903      2,259        208       2,259       208          244        22
  Shareholders' equity(16)...............    4,322      3,825      3,489        322       3,571       329        3,571       329

                                                                                                                PREEM HOLDINGS
                                                                                         PREEM HOLDINGS               AB
                                                                                               AB            --------------------
                                                      PREEM PETROLEUM AB               -------------------        PRO FORMA
                                           -----------------------------------------          AS OF          --------------------
                                                      AS OF DECEMBER 31,                    MARCH 31,          AS OF MARCH 31,
                                           -----------------------------------------   -------------------   --------------------
                                             1998       1999       2000       2000       2001       2001       2001        2001
                                           --------   --------   --------   --------   --------   --------   ---------   --------
                                             SEK        SEK        SEK        $(1)       SEK        $(1)        SEK        $(1)
                                                                                                 (UNAUDITED)
                                                                        (IN MILLIONS, EXCEPT RATIOS)
KEY FINANCIAL INFORMATION:
SWEDISH GAAP:
  Net debt(17)...........................    3,723      3,346      3,900        359       4,132       381        6,365       587
  Total debt(18).........................    3,986      3,616      4,270        394       4,431       408        7,231       666
  Total capitalization(19)...............    7,808      8,081      8,949        825      12,206     1,125       12,991     1,197
  Total debt/total capitalization........    51.0%      44.8%      47.7%      47.7%       36.3%     36.3%        55.7%     55.7%
  Net debt/EBITDA(20)....................     3.1x       1.8x       1.6x       1.6x        1.7x      1.7x         2.6x      2.6x
  Total debt/EBITDA(20)..................     3.3x       1.9x       1.8x       1.8x        1.8x      1.8x         3.0x      3.0x
  EBITDA/interest expense(21)............     4.1x       9.0x       8.9x       8.9x        8.8x      8.8x         4.1x      4.1x

U.S. GAAP:
  Net debt(17)...........................    3,723      3,346      3,900        359       4,132       381        6,365       587
  Total debt(18).........................    3,986      3,616      4,270        394       4,431       408        7,231       666
  Total capitalization(19)...............    9,421      9,344     10,018        923      10,261       946       10,923     1,007
Total debt/total capitalization..........    42.3%      38.7%      42.6%      42.6%       43.2%     43.2%        66.2%     66.2%

-------------

(1) We have translated Kronor into Dollars at the rate of $1.00=SEK10.85 (the exchange rate on June 30, 2001). We have provided this translation solely for your convenience.

(2) Sales revenue is total revenue less excise duties, which are taxes collected at the point of sale by our Swedish Market Division and remitted monthly to the Swedish government.

(3) The pro forma operating income information includes the deduction of amortization of goodwill for the period resulting from the transfer of all of the issued and outstanding shares of Preem Petroleum AB to Preem Holdings AB.

(4) No imputed tax impact has been included in the Interim Consolidated Statements of Operations under Swedish GAAP for the three months ended March 31, 2001. Accordingly, no imputed tax benefit has been included in the interim pro forma data under Swedish GAAP.


(5) Operating income under U.S. GAAP reflects differences in the determination of pension expenses, taxes, goodwill, the amortization of goodwill and purchase accounting between Swedish GAAP and U.S. GAAP. See "Selected Consolidated Financial Data--Principal Differences between Swedish GAAP and U.S. GAAP" on page 44.


(6) Net income in accordance with U.S. GAAP reflects the imputed tax effect, which is not reflected under Swedish GAAP.

(7) EBITDA represents operating profit, before depreciation and amortization. EBITDA for 2000 includes SEK89 million of non-cash income that is non-recurring and that is attributable to a refund from the Swedish National Pension Fund. EBITDA for the three-month periods ended March 31, 2001 and March 31, 2000 does not include any non-cash income that is non-recurring. EBITDA is not a GAAP-based measure of liquidity or financial performance and should not be considered as a substitute for operating earnings, net income, cash flows from operating activities or other statements of operations or cash flow data computed in accordance with Swedish or U.S. GAAP. Funds depicted by this measure may not be available for management's discretionary use or for service of payment of interest or principal on the notes. Because all companies do not calculate EBITDA identically, the presentation of EBITDA may not be comparable for similarly entitled measures of other companies.

(8) The pro forma depreciation and amortization information includes the amortization of goodwill resulting from the transfer of all of the issued and outstanding shares of Preem Petroleum AB to Preem Holdings AB.


(9) Depreciation and amortization information under U.S. GAAP includes the amortization of goodwill resulting from Corral Petroleum Holdings AB's acquisition of Preem Petroleum AB. See "Selected Consolidated Financial Data--Principal Differences between Swedish GAAP and U.S. GAAP" on page 44.


(10) The pro forma cash and cash equivalents information includes an amount equal to the first interest payment due on the existing notes (including amounts received for accrued interest), less the Krona-equivalent of E10 million being distributed to Corral Petroleum Holdings AB. This amount also includes the Krona-equivalent of approximately E3 million remaining at Preem Petroleum AB from the proceeds of the April 2001 offering.

(11) The pro forma total assets information includes goodwill resulting from the transfer of all of the issued and outstanding shares of Preem Petroleum AB to Preem Holdings AB and capitalization of the costs of both offerings of the existing notes. The costs of the offerings will be amortized over a period of ten years, in the case of the existing notes offered in April 2001, and a period of 9.7 years, in the case of the notes offered in July 2001.

(12) Total current debt is represented in the audited Preem Petroleum AB Consolidated Financial Statements and, in respect of the three months ended March 31, 2001, the Preem Holdings AB unaudited Interim Consolidated Financial Statements, under current liabilities as "Liabilities to credit institutions." Under U.S. GAAP, total current debt includes bank overdraft facilities, which are categorized as long-term debt under Swedish GAAP.

(13) Total long-term debt excludes shareholder loans and the current portion of long-term debt, but includes amounts under bank overdraft facilities that are categorized as long-term debt under Swedish GAAP and other long-term liabilities.

(14) Shareholder loans are non-interest bearing instruments without fixed maturity.

(15) The Preem Holdings AB shareholders' equity reflects the shareholders' contribution at the value reflected on the books of Corral Petroleum Holdings AB prior to the transfer of all of the issued and outstanding shares of Preem Petroleum AB to Preem Holdings AB.


(16) Shareholders' equity under U.S. GAAP is increased due to the requirement that goodwill be pushed down to be reflected on the accounts of subsidiaries. See "Selected Consolidated Financial Data--Principal Differences between Swedish GAAP and U.S. GAAP" on page 44.


(17) Net debt is defined as total long-term debt and total current debt less cash and cash equivalents.

(18)  Total debt is defined as total long-term debt and total current debt.

(19) Total capitalization represents total current debt, total long-term debt, subordinated shareholder loans and total shareholders' equity.

(20) For the purpose of the Preem Holdings AB historical and pro forma Net debt/EBITDA and Total debt/EBITDA calculations for the three-month period ended March 31, 2001, the Key Financial Information is calculated on the basis of the EBITDA of Preem Petroleum AB for the twelve-month period ended March 31, 2001 and the net debt and total debt of Preem Holdings AB as of March 31, 2001.

(21) For the purpose of the Preem Holdings AB historical and pro forma EBITDA/interest expense calculations for the three-month period ended
     March 31, 2001, the Key Financial Information is calculated on the basis of the EBITDA and interest expense of Preem Petroleum AB for the twelve-month period ended March 31, 2001.

                                  RISK FACTORS

      BEFORE TENDERING YOUR EXISTING NOTES FOR EXCHANGE, YOU SHOULD CAREFULLY CONSIDER ALL OF THE INFORMATION SET FORTH OR INCORPORATED IN THIS PROSPECTUS, IN OUR FINANCIAL STATEMENTS AND THE RELATED NOTES, AND, IN PARTICULAR, THE RISKS DESCRIBED BELOW. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW REPRESENT THE RISKS THAT OUR MANAGEMENT BELIEVES ARE MATERIAL TO THE EXCHANGE OFFER. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE HARMED. IN THAT CASE, YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS RELATING TO THE NEW NOTES

     RESTRICTIONS ON THE ABILITY OF OUR SUBSIDIARIES TO DISTRIBUTE CASH UP TO US MAY HINDER OUR ABILITY TO MEET OUR DEBT OBLIGATIONS, INCLUDING OUR OBLIGATIONS UNDER THE NOTES.


      Preem Holdings AB is a holding company. As a holding company, to meet our debt service and other obligations, including our obligations under the notes, we are dependent upon group contributions, dividends, permitted repayment of debt and other transfers of funds from Preem Petroleum AB. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" beginning on page 51. Substantially all of our present assets consist of 100% of the share capital of Preem Petroleum AB and loans to Preem Petroleum AB made in connection with our offering of the existing notes. Generally, creditors of a subsidiary will have a claim on the assets and earnings of that subsidiary superior to that of creditors of its parent company, except to the extent that the claims of the parent's creditors are guaranteed by the subsidiary. Preem Petroleum AB did not guarantee the existing notes.



      Additionally, the ability of our subsidiaries to pay group contributions, dividends and make other payments to us may be restricted by, among other things, applicable corporate and other laws and regulations and by the terms of agreements to which such subsidiaries may be or may become subject. Furthermore, the subordinated intercompany loan from Preem Holdings AB to Preem Petroleum AB, which is subject to a security assignment to the trustee for the benefit of the holders of the notes as security for the notes, also serves as security for any additional notes issued under the Indenture. Accordingly, the principal amount of that loan is currently less than the aggregate principal amount of the existing notes. See "Description of Notes--Certain Covenants--Limitation on Restrictions on Distributions from Restricted Subsidiaries" on page 119 and "Description of Notes--Ranking and Intercreditor Arrangements" on page 106.


     THE EXCHANGE OF YOUR EXISTING NOTES FOR NEW NOTES MAY BE A TAXABLE TRANSACTION UNDER SWEDISH TAX LAWS.

      The exchange of existing notes for new notes is treated as a sale and purchase under Swedish tax law. Due to fluctuations in the market rate of interest, the existing notes may have increased or decreased in value during the time since they were issued until the exchange. In addition, the exchange rate between the Euro and the Swedish Krona may have changed since the date on which the existing notes were issued. Accordingly, a Swedish resident holding notes may realize a capital gain or loss when exchanging the notes. Such capital gain is taxable as income from capital at the rate of 30%. If there is a capital loss, only 70% of the loss is deductible from other income from capital.


      Under Swedish tax law, individuals resident in Sweden will receive compensation for accrued interest when exchanging the notes for new notes, because the new notes will carry interest at the same rate and from the same date as the existing notes. Because no interest is remitted to the individual upon the exchange, no Swedish tax on interest will be payable at that point in time. In addition, a legal entity resident in Sweden or having a permanent establishment in Sweden to which the notes are attributable is taxed for interest on an accruals basis, which means that the exchange of notes does not have any impact on the taxation of interest. Non-Swedish Holders will not be taxed under Swedish tax law upon the exchange of notes. See "Material Swedish and United States Federal Income Tax Consequences" beginning on page 162.


     THE PRINCIPAL AMOUNT OF THE INTERCOMPANY LOAN SECURING THE NOTES IS LESS THAN THE PRINCIPAL AMOUNT OF THE NOTES.

      The senior secured notes we issued in April 2001 are secured not only by a pledge of all of the shares of Preem Petroleum AB, but also by a first priority security assignment of SEK2,277 million indebtedness owed to us by Preem Petroleum AB. This indebtedness was, on April 10, 2001, equal to the gross proceeds of the E250 million principal amount of the existing notes offered in April 2001. The security assignment of the loan, among other things:

     - assigns payment of all amounts payable under the intercompany loan to the trustee for all amounts due to the holders of the notes; and

     - permits the trustee to accelerate payment of the full principal amount of the indebtedness upon the occurrence of an event of default under the Indenture.


      The security assignment of the SEK2,277 million of indebtedness owed to us by Preem Petroleum AB will extend to the E55 million aggregate principal amount of the existing notes we offered in July 2001. The result is an increase to E305 million aggregate principal amount of the notes to be secured by the same indebtedness, the principal amount of which indebtedness will not increase. On maturity or if the trustee, upon the occurrence of an event of default under the Indenture, accelerates repayment of the indebtedness securing the notes, such debt repayment under the loan may not fully satisfy our obligation to pay the aggregate principal amount of the notes. See "Description of Notes--Events of Default" beginning on page 126.


     OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL AND, IF WE DO NOT HAVE ENOUGH CASH TO SATISFY OUR OBLIGATIONS, WE MAY BE REQUIRED TO REFINANCE ALL OR PART OF OUR EXISTING DEBT.

      We expect to obtain the money to pay our expenses and to pay the principal and interest on the notes and other debt from the operations of Preem Petroleum AB and its subsidiaries. Our ability to meet our expenses and service our debt depends on our future performance, which will be affected by financial, business, economic and other factors. We will not be able to control many of these factors, such as economic conditions in the markets in which we operate and competitive pressures. The money earned from our operations may not be sufficient to allow us to pay principal and interest on our debt, including the notes, and meet our other obligations. If we do not have enough money, we may be required to refinance all or part of our existing debt, including the notes, sell assets or borrow more money. If such a scenario were to occur, we may not be able to refinance our debt, sell assets or borrow more money on terms acceptable to us or at all. In addition, the terms of existing or future debt agreements, including the Indenture or potential joint venture, partnership or other alliance agreements, may restrict us from adopting any of these alternatives.

     THE NOTES CONTAIN A NUMBER OF RESTRICTIVE COVENANTS; WE MAY BE UNABLE TO REPAY OR REPURCHASE THE NOTES.


      Our ability to comply with the restrictive covenants set forth in the Indenture may be affected by events beyond our control, and we may not be able to meet these obligations. A breach of any of the covenants could result in a default under the Indenture and, potentially, an acceleration of our obligation to repay the notes. At maturity, the entire outstanding principal amount of the notes together with accrued and unpaid interest, will become due and payable. In addition, if we experience a Change of Control, as defined in "Description of Notes--Certain Definitions" on page 136, each holder of the notes may require us to repurchase all or a portion of that holder's notes. At maturity, or if a Change of Control occurs, we may not have the funds to fulfill these obligations and may not be able to arrange for additional financing. If the maturity date or Change of Control occurs at a time when other arrangements prohibit us from repaying or repurchasing the notes, we would try to obtain waivers of such prohibitions from the lenders under those arrangements, or we could attempt to refinance the borrowings that contain the restrictions. If we could not obtain the waivers or refinance these borrowings, we would be unable to repay or repurchase the notes. Our failure to complete an offer to repurchase the notes would be an event of default under the Indenture and would, therefore, have a material adverse effect on us.


     WE ARE CONTROLLED BY ONE SHAREHOLDER WHOSE INTERESTS AS THEY RELATE TO US MAY CONFLICT WITH YOURS.

      All of our share capital is owned by Corral Petroleum Holdings AB, all of the share capital of Corral Petroleum Holdings AB is owned by Moroncha Holdings Company Limited, and all of the share capital of Moroncha Holdings Company Limited is owned by Mr. Al-Amoudi. Preem Holdings AB's board of directors consists of designees of Corral Petroleum Holdings AB, whose board of directors consists of designees of Moroncha Holdings Company Limited, whose board of directors consists exclusively of designees of Mr. Al-Amoudi. As a result, Mr. Al-Amoudi indirectly controls our operations and has the power to approve any action requiring shareholder approval (including adopting amendments to our articles of association and approving mergers or sales of all or substantially all of our assets). It is possible that the interests of Preem Holdings AB, Corral Petroleum Holdings AB, Moroncha Holdings Company Limited and
Mr. Al-Amoudi may conflict with your interests.

     WE WERE A DORMANT SUBSIDIARY OF PREEM PETROLEUM AB AND MAY HAVE PRIOR EXISTING LIABILITIES, WHICH MAY LIMIT OUR ABILITY TO MAKE PAYMENTS ON THE NOTES.

      Preem Holdings AB was originally established in 1980, and was a subsidiary of Preem Petroleum AB that had been dormant since 1983. On March 1, 2001, our name was changed from Swedoil AB to Preem Holdings AB, and our status was changed from a private company to a public company giving us the ability under Swedish law to raise capital through the issuance of securities. Preem Holdings AB then acquired all of the issued and outstanding shares of Preem Petroleum AB on March 19, 2001.

      Since Preem Holdings AB had been a dormant subsidiary of Preem Petroleum AB, there may be certain prior existing liabilities of which we are unaware. Timely claims made properly under Swedish law relating to remedial measures, if material, may limit our ability to make payments on the notes and adversely affect our results of operations and financial condition. The obligations to make payments on the notes would not rank senior to these prior existing liabilities, if any.

     IF WE INCUR SUBSTANTIAL OPERATING LOSSES OR A REDUCTION IN THE VALUE OF OUR ASSETS, WE MAY BE SUBJECT TO LIQUIDATION UNDER SWEDISH LAW, WHICH WOULD SEVERELY RESTRICT OUR ABILITY TO MEET OUR OBLIGATIONS UNDER THE NOTES.


      In light of the several possible risks to our business discussed herein, we may record losses that will reduce our share capital. To the extent these reductions are substantial, we would need to take measures to avoid liquidation. Such measures could include, among other things, raising more equity from Mr. Al-Amoudi, who is under no obligation to contribute more equity. Losses to our share capital may lead to our liquidation under Swedish law, which would constitute an event of default under the Indenture. See "Description of Notes--Events of Default" beginning on page 126.


      Under Swedish law, if losses or a reduction in the value of its assets reduce the equity of Preem Holdings AB or any of its Swedish subsidiaries, on a stand-alone rather than a consolidated basis, to an amount less than 50% of its share capital, the directors of such entity would be obligated by law to convene a general shareholders' meeting to resolve to liquidate such entity, unless the directors were able to balance the amount of such equity and share capital by:

     - increasing the equity in an amount sufficient to achieve such balance; or

     - reducing the share capital to pay off losses in an amount sufficient to achieve such balance.

     SWEDISH INSOLVENCY LAWS DIFFER FROM U.S. INSOLVENCY LAWS AND YOUR RIGHTS AS OUR CREDITOR MAY NOT BE AS STRONG UNDER SWEDISH INSOLVENCY LAWS, WHICH, IN THE EVENT OF OUR INSOLVENCY, MAY RESULT IN YOUR CLAIMS REMAINING UNSATISFIED.

      In any bankruptcy proceedings against Preem Holdings AB, the insolvency laws of Sweden would apply to Preem Holdings AB. Under Swedish law, there is no consolidation of bankruptcies of the assets and liabilities of a group of companies. Each individual company would thus be treated separately by a bankruptcy administrator appointed by the local district court. The assets of the subsidiaries of Preem Holdings AB would first be used to satisfy the debts of each respective subsidiary and only the surplus (if any) remaining of a subsidiary would benefit the creditors of its parent company. As a result, your ability to protect your interests as potential creditors of a parent of such subsidiary may not be as strong under Swedish law as it would be under U.S. law.

     THE DISCLOSURE IN THIS REGISTRATION STATEMENT AND FUTURE RELATED AMENDMENTS MAY DIFFER FROM THE DISCLOSURE IN OUR OFFERING MEMORANDA RELATED TO THE APRIL AND JULY 2001 OFFERINGS OF EXISTING NOTES AND, IF THESE DIFFERENCES ARE MATERIAL, THIS MAY HAVE AN ADVERSE EFFECT ON THE MARKET FOR THE NOTES.

      In connection with the offer of existing notes issued in April 2001, we submitted the initial version of this registration statement on a confidential basis with the Commission in May 2001 to offer holders of those notes the right to exchange the existing notes for notes registered under the U.S. Securities Act. This registration statement has been revised to reflect comments made by the Commission to our confidential submission of the initial version of this registration statement. Accordingly, neither the offering memoranda for the April and July 2001 offerings nor prior versions of this registration statement reflect the revisions made in response to the Commission's comments. The disclosure in this amended registration statement, thus, is likely to differ from disclosure set forth in our offering memoranda related to the April and July 2001 offerings of existing notes. Such disparate disclosure among the various documents may have an adverse effect on the market for the notes.

     IF A PUBLIC MARKET FOR THE NEW NOTES DOES NOT DEVELOP, THE ABILITY OF HOLDERS OF NEW NOTES TO SELL THEIR NOTES MAY BE IMPAIRED.

      There is currently no established market for the new notes, which makes it difficult to predict the liquidity of any markets that may develop for the new notes, the ability of the holders of the new notes to sell their new notes, or the price at which such holders would be able to sell their new notes. If such a market was to exist, the new notes could trade at prices that may be lower than the initial market values of such notes depending on many factors, including prevailing interest rates and our business performance. We intend to list the new notes on the Luxembourg Stock Exchange.

      Historically, the markets for non-investment grade debt such as the new notes have been subject to disruptions that have caused substantial volatility in their prices. The market, if any, for the new notes may be subject to similar disruptions. Any disruptions may have an adverse effect on the holders of the new notes.

RISKS RELATED TO OUR BUSINESS

     OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR OPERATIONS OR FINANCIAL RESULTS AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NEW NOTES.

      As of March 31, 2001, Preem Petroleum AB had total consolidated indebtedness (consisting of total long-term debt and total current debt, but excluding shareholder loans) of SEK4,431 million. Preem Petroleum AB also had unused commitments of SEK2,690 million. Assuming that as of March 31, 2001, Preem Holdings AB completed the April and July 2001 offerings of the existing notes and applied the proceeds of such offerings, we would have had total consolidated indebtedness (consisting of total long-term debt and total current debt, but excluding shareholder loans) of SEK7,231 million. In addition, subject to restrictions in the Indenture, we may borrow more money for working capital, capital expenditures, acquisitions or for other purposes.

      Our substantial indebtedness could adversely affect our operations or financial results and could have important consequences for you. For example, it could, in and of itself and in light of the restrictive covenants included in the Indenture:

     - make it more difficult for us to fulfill our obligations under the new notes;

     - restrict our ability to borrow money in the future for working capital, capital expenditures, acquisitions or other purposes;

     - expose us to the risk of increased interest rates with respect to the debt we carry at variable interest rates;

     - make us more vulnerable to economic downturns and adverse developments in our business;

     - reduce our flexibility in responding to changing business and economic conditions, including increased competition in the oil and gas industry;

     - limit our ability to take advantage of significant business opportunities, to respond to competitive pressures and to implement our business strategies; and

     - require us to use a large portion of the money earned from operations to pay principal and interest on the notes and on other debt, which will reduce the amount of money available to us to finance our operations and other business activities.

      Certain of Preem Petroleum AB's existing credit facilities contain change of control provisions, which would be triggered if the trustee, on behalf of the holders of the notes, exercises its rights under the pledge of the shares of capital stock of Preem Petroleum AB and effects a change of control. In such event, certain of these credit facilities require that indebtedness thereunder be repaid. Additionally, certain of Preem Petroleum AB's credit facilities would cross-default if the trustee under the Indenture declares the new notes to be prematurely due and payable, which, in turn, could result in a cross-default under other credit facilities of Preem Petroleum AB.

     WE MAY NOT ALWAYS BE ABLE TO OBTAIN SUFFICIENT CREDIT TO FINANCE OUR SPOT MARKET CRUDE OIL PURCHASES, WHICH COULD SEVERELY LIMIT OUR ABILITY TO OBTAIN CRUDE OIL.

      We purchase a significant portion of our crude oil on the spot market, primarily by means of internally generated cash flow and short-term working capital facilities. Because the price of crude oil on the spot market can be volatile, access to adequate short-term credit is crucial to our business. If our working capital facilities were cancelled or restricted or we could not renew or replace them, our financial condition would be adversely impacted. Utilizing short-term credit to finance our spot market purchases also makes us vulnerable to interest rate volatility. Increases in short-term interest rates also could cause the results of our operations to suffer or limit our ability to obtain crude oil supplies.

     PRICES FOR CRUDE OIL AND REFINED PRODUCTS ARE SUBJECT TO RAPID AND LARGE FLUCTUATIONS AND OUR MARGINS MAY BE ADVERSELY AFFECTED BY MARKET CONDITIONS.

      Our results of operations from refining are influenced by the relationship between market prices for crude oil and refined products. We will not generate operating profit or positive cash flow from our refining operations unless we are able to buy crude oil and sell refined products at margins sufficient to cover the fixed and variable costs of our refineries. In recent years, both crude oil and refined product prices have fluctuated substantially. We hedge amounts of crude oil and refined products above and below optimal inventory levels, which represent the volumes in stock and in transit within our system, and consequently this volume is fully exposed to fluctuations in price. Prices of crude oil and refined products depend on numerous factors, including global and regional demand for, and supply of, crude oil and refined products, and regulatory, legislative and emergency actions of national, regional and local agencies and governments. Decreases in the supply of crude oil or the demand for refined product may adversely affect our liquidity and capital resources.

      Supply and demand of crude oil and refined products depend on a variety of factors. These factors include:

     - changes in national economies;

     - political stability in major oil-producing countries;

     - actions by OPEC and crude oil production levels;

     - the availability of crude oil and refined product imports;

     - the availability and suitability of competitive fuels;

     - the extent of government regulation, in particular, as it relates to environmental policy;

     - market imperfections caused by regional price differentials;

     - local market conditions and the level of operations of other refineries in Europe;

     - the ability of suppliers, transporters and purchasers to perform on a timely basis or at all under their agreements (including risks associated with physical delivery);

     - expected and actual weather conditions; and

     - changes in technology.

      These external factors and the volatile nature of the energy markets make oil refining margins volatile.

      Generally, an increase or decrease in the price of crude oil results in a corresponding increase or decrease in the price of refined products, although the timing and magnitude of these increases and decreases may not correspond. During periods of excess inventories of refined products, crude oil prices can increase significantly without corresponding increases in refined products prices and, in such a case, refining margins will be adversely affected. Differentials in the timing and magnitude of movements in crude oil and refined product prices could have a significant short-term impact on our refining margins and our business, financial condition and results of operations.

     WE ARE FACED WITH OPERATIONAL HAZARDS AND UNINSURED RISKS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

      Our operations are subject to all of the risks normally associated with oil refining that could result in damage to or loss of property, suspension of operations or injury, or death to personnel or third parties. These risks and hazards could result in damage or harm to, or destruction of, properties, production facilities or the environment. Any or all of these hazards could have a material adverse effect on our financial condition and results of operations. Our property, business interruption and public and product liability insurance may not fully cover the consequences of all property damage, business interruptions and other liabilities. In particular, our business interruption insurance may not cover blockades, interruption due to political circumstances in foreign countries, hostilities, or labor strikes. Our property and liability insurance does not cover gradual environmental and other damage that was not the result of a sudden, unintended and unexpected insurable accident. Our insurance coverage of our chartered vessels does not include coverage of liabilities, costs and expenses related to cargo carried on ship. The occurrence of an event that affects operations and is not fully covered by insurance could have an adverse impact on our business, financial condition and results of operations.

     WE ARE SUBJECT TO GOVERNMENTAL AND ENVIRONMENTAL REGULATIONS, WHICH COULD EXPOSE US TO FINES OR PENALTIES OR FORCE US TO MODIFY OUR OPERATIONS.

      We are subject to various supranational, national, regional and local environmental laws and regulations relating to emissions standards for, and the safe storage and transportation of, our products. We also are subject to EU and Swedish environmental regulations concerning refined products. The European Union has announced stricter environmental regulations restricting the sulphur content of gasoline and diesel and the aromatic content of gasoline (to become effective in 2005) and the sulphur content of gasoil (to become effective in
2008). The final specifications for 2005 are expected to be confirmed later in 2001. We already produce diesel and gasoline in compliance with the EU Year 2005 sulphur specifications, however, we need to make certain investments to meet the aromatics requirements for gasoline. "Aromatics" are hydrocarbon compounds produced in the distillation process at our refineries, and regulated by environmental laws. Additional capital expenditures may be required by us if these regulations are modified or if future, more stringent standards are implemented. We may not have sufficient funds to make the necessary capital expenditures if this occurs. Failure to make these capital expenditures could negatively impact our business, financial condition and results of operations. In addition, to enable the total output of diesel from our refineries to meet the EU Year 2005 sulphur specification, we believe that we would need to export certain quantities of high-sulphur vacuum gasoil to free up capacity in our refineries required to desulphurize diesel and/or to downgrade quantities of diesel into heating oil. "Vacuum gasoil" is a refining feedstock, which is upgraded for end-user consumption through further processing.

      In addition, we are subject to laws and regulations relating to the discharge, storage, treatment, handling, disposal and remediation of crude oil and refined petroleum products and certain materials, substances and wastes used in our operations. Our failure to comply with these requirements would subject us to fines and penalties or force us to modify our operations. In addition, we need a variety of permits to conduct our operations. We must comply with and renew our permits to operate our facilities. Failure to comply with our permits could subject us to civil penalties, criminal sanctions and closure of our facilities. The risk also exists that we will be unable to obtain renewals of our material permits.

     CHANGES IN LEGISLATION AFFECTING OUR OPERATIONS OR CHANGES TO THE WAY SUCH LEGISLATION IS INTERPRETED OR ADMINISTERED MAY RESULT IN ADDITIONAL EXPENSES, CHANGES IN OUR OPERATIONS OR FINES AND PENALTIES.


      The oil refining industry is highly regulated and we are subject to environmental and other laws and regulations in each jurisdiction in which we operate, including the European Union. In particular, Sweden, where both of our refiners are located, has among the strictest environmental specifications in the European Union. Changes in legislation or regulations and actions by Swedish and other regulators, including changes in administration and enforcement policies, may from time to time require operational improvements or modifications at, or possibly the closure of, various locations or the payment of fines and penalties. Generally, environmental laws and regulations affect our operations and have become and are becoming increasingly stringent. We cannot predict the nature, scope or effect of legislation or regulatory requirements that could be adopted in the future or how existing or future laws or regulations will be administered or interpreted in the future. Consequently, we may need to make additional and potentially significant expenditures in the future to comply with new or amended environmental laws and regulations. See "--We are subject to governmental and environmental regulations, which could expose us to fines or penalties or force us to modify our operations" above.

     WE ARE SUBJECT TO OCCUPATIONAL HEALTH AND SAFETY LAWS IN SWEDEN AND ELSEWHERE, WHICH COULD EXPOSE US TO FINES OR PENALTIES OR FORCE US TO MODIFY OUR OPERATIONS.

      Our oil refining activities also are subject to a wide range of supranational, national, regional and local occupational health and safety laws and regulations in each jurisdiction in which we operate. These health and safety laws change frequently, as do the priorities of those who enforce them. Our failure to comply with these health and safety laws could lead to criminal violations, civil fines and changes in the way we operate our facilities, which could increase the costs of operating our business.

     WE MAY BE LIABLE FOR ENVIRONMENTAL DAMAGES, WHICH WOULD REDUCE THE FUNDS AVAILABLE FOR PAYING INTEREST OR PRINCIPAL ON THE NOTES.

      We are subject to risks relating to crude oil or refined product spills, discharge of hazardous materials into the soil, air and water, and other environmental damages. In addition, under current law, we may be liable for environmental damages caused by previous owners of properties that we use or have used. We believe that the risk of significant environmental liability is inherent in our business. As a result, we may have to pay substantial compensation to third parties. Any such payments could reduce or eliminate the funds available for paying interest or principal on the notes and financing our normal operations and planned development or result in loss of our properties. In our industry, there is an ever-present risk of accidental discharges of hazardous materials and of the assertion of claims by third parties against us for damages allegedly arising out of any past or future contamination.

      We may be liable for decontamination and other remedial costs at the end of the lease-terms at our storage depots. Our lease on the Finnberget storage depot expires in September 2001. Our lease agreement has a provision limiting our liability for any decontamination to a maximum of SEK4 million. We are in a dispute, however, with the landlord over whether this limitation extends to third party claims, including claims made by governmental authorities. If we are unsuccessful in our dispute, we may be liable for all or part of the decontamination of this site. The total estimated cost of decontamination ranges from approximately SEK40 million to SEK110 million, depending on the intended future use of the site. Our lease on the Loudden storage depot may expire in December 2001. We are currently in negotiations with the landlord with respect to the lease. Since there are a number of other lessees at the Loudden site and given that the term of the lease may be extended, we do not have an estimate for the decontamination and other remedial costs for Loudden.

     LEGAL ACTION BY THE SWEDISH COMPETITION AUTHORITY, OTHER EUROPEAN REGULATORY AUTHORITIES OR ANY RELATED THIRD-PARTY CLAIMS MAY EXPOSE US TO LIABILITY FOR FINES AND DAMAGES.

      On June 29, 2000, the Swedish Competition Authority filed a summons application to the City Court of Stockholm against Preem Petroleum AB and four other oil companies operating in Sweden, demanding that the City Court impose fines on all five oil companies. The Swedish Competition Authority is also investigating the existence of a possible diesel cartel in the Swedish market and there is a risk that the Swedish Competition Authority may decide to initiate legal action against us in connection with this investigation. For infringements of the Swedish Competition Act, the Swedish courts may impose fines equal to up to ten percent of the infringing company's turnover.

      The Swedish Competition Act also provides the possibility for companies and private parties to recover damages attributable to infringements of the Act, in which case the total amount of our liability would be uncertain. If there are court rulings against us based on either existing or future claims, the fines imposed or damages awarded could be material, in which case our financial condition and results of operation would be adversely affected. Given our leading position in the Swedish oil refining market, and the nature of the European oil refining industry, we may be subject to future investigations of our business conduct by European regulatory agencies.

     OUR BUSINESS IS VERY COMPETITIVE AND INCREASED COMPETITION COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

      Increased competition in the oil refining industry could result in a decrease in our market share, which could adversely affect our financial condition and results of operations. Competition in the oil refining business is based on the ability to obtain and process crude oil and other feedstocks at the lowest cost, refinery efficiency, refinery product mix and product distribution. Our Supply and Refining Division competes principally with AB Svenska Shell and Svenska Statoil AB. Our Swedish Market Division, which includes the Station and Consumer Segment through which we sell gasoline and other refined products to retail customers, competes primarily with Svenska Statoil AB, OK-Q8 AB, AB Svenska Shell, Norsk Hydro AS and Conoco Jet Nordic AB. Our Station and Consumer Segment ranked fifth in market share, based on 2000 sales volumes of retail gasoline as estimated by the Swedish Petroleum Institute. Our small market presence in the retail gasoline business has had an adverse effect on the results and prospects of our Station and Consumer Segment and there is a risk that this segment will not increase its market share in the future.

     WE ARE EXPOSED TO CURRENCY FLUCTUATIONS, WHICH COULD ADVERSELY AFFECT OUR FINANCIAL RESULTS, LIQUIDITY, AND ABILITY TO PAY INTEREST AND PRINCIPAL DUE ON THE NOTES.

      Our crude oil purchases are primarily denominated in Dollars. Our revenues are primarily denominated in Dollars and Kronor. We publish our financial statements in Kronor. As of July 15, 2001, approximately one-third of our debt was denominated in Dollars and the other two-thirds was denominated in Kronor and, the existing notes are denominated in Euros. As a result, fluctuations of these currencies against each other or against other currencies in which we do business or have indebtedness could have a material adverse effect on our financial results.

      In addition, the subordinated intercompany loan from Preem Holdings AB to Preem Petroleum AB, which is subject to a security assignment for the benefit of the holders of the notes, is denominated in Kronor. Accordingly, if the Krona depreciates against the Euro, the value of this loan for repayment of the amounts due under the notes, either at maturity or upon exercise of the rights under the security assignment of this loan, will decline.

      We primarily use forward exchange contracts and, to a lesser extent, currency options and currency swaps to manage our foreign currency risk. We may hedge the foreign currency risk associated with this Krona-denominated intercompany loan, but we are not obligated to do so. Present or future management of foreign exchange risk may not be adequate and exchange rate fluctuations may have a material adverse effect on our business, financial condition and results of operations.

     WE MAY HAVE DIFFICULTY IMPLEMENTING OR INTEGRATING POTENTIAL FUTURE JOINT VENTURES, ACQUISITIONS OR RESTRUCTURINGS, WHICH MAY DISRUPT OUR BUSINESS AND ADVERSELY AFFECT OUR OPERATING RESULTS.

      We may enter into joint venture arrangements, partnerships or other alliances with other companies. These joint ventures, partnerships or other alliances may not succeed or may not result in the operational efficiencies or advantages anticipated by management. These arrangements could restrict the ability of Preem Petroleum AB to make distributions to Preem Holdings AB, which could adversely affect Preem Holdings AB's ability to make interest and principal payments on the notes.

      We may acquire other businesses or restructure our existing operations in the future, which may complicate our management tasks. These acquisitions or restructurings may relate to other businesses that are complementary to our core business but, may be in areas in which we currently do not compete or in which we do not have prior management or operating experience. We may need to integrate entirely new operations and distinct corporate cultures. These integration efforts may not succeed or may distract our management from operating our existing business. Our failure to manage future acquisitions or restructurings successfully could seriously harm our operating results.

     GIVEN THE HIGHLY SPECIALIZED AND TECHNICAL NATURE OF OUR BUSINESS, WE DEPEND ON KEY PERSONNEL THAT WE MAY NOT BE ABLE TO REPLACE IF THEY LEAVE OUR COMPANY.


      Our industry and our specific operations are highly specialized and technical and require a management team with industry specific knowledge and experience. Our continued success is highly dependent on the personal efforts and abilities of our executive officers, who have trained and worked in the oil refining industry, and specifically within our company, for many years. See "Management" on page 96. Our operations and financial condition could be adversely affected if any of our executive officers become unable to continue in or devote adequate time to their present roles, or if we are unable to attract and retain other skilled management personnel.


     WE MAY BE EXPOSED TO ECONOMIC DISRUPTIONS IN THE VARIOUS COUNTRIES IN WHICH WE OPERATE AND IN WHICH OUR SUPPLIERS AND CUSTOMERS ARE LOCATED, WHICH COULD ADVERSELY AFFECT OUR OPERATIONS, TAX TREATMENT UNDER FOREIGN LAWS AND OUR FINANCIAL RESULTS.

      Although we operate primarily in Sweden, our operations extend beyond Sweden. Through our Supply and Refining Division, we export refined products to certain countries in northern Europe. Through our International Division, we sell refined products primarily to wholesale customers in Poland and, to a lesser extent, in Norway. Additionally, we purchase the crude oil that we refine predominantly from the North Sea area, the Middle East and Russia. Accordingly, we are subject to legal, economic and market risks associated with operating internationally, purchasing crude oil and supplies from other countries and selling refined products to them. These risks include:

     - interruption of crude oil supply;

     - devaluations and fluctuations in currency exchange rates;

     - imposition of limitations on conversion of foreign currencies or remittance of dividends and other payments by our foreign subsidiaries;

     - imposition or increase of withholding and other taxes on remittances by foreign subsidiaries;

     - imposition or increase of investment and other restrictions by foreign governments;

     - failure to comply with a wide variety of foreign laws; and

     - unexpected changes in regulatory environments and government policies.

     OUR EXISTING AND FUTURE OPERATIONS IN POLAND MAY BE UNSUCCESSFUL AND COULD RESULT IN SUBSTANTIAL EXIT COSTS.

      We have commenced operations in Poland, which to date have not been profitable given the investments required and our limited presence in the Polish market. Our plans to expand our operations in Poland may not be successful or such operations may not become profitable. If we are unsuccessful in Poland, we may decide to exit that market, in which case we may incur significant exit costs, which could adversely affect our business, financial condition and results of operations.

     IT IS DIFFICULT TO COMPARE OUR RESULTS OF OPERATIONS FROM PERIOD TO PERIOD, WHICH MAY RESULT IN MISLEADING OR INACCURATE FINANCIAL INDICATORS AND DATA RELATING TO OUR BUSINESS.

      It is difficult to make period-to-period comparisons of our results of operations as a result of changes in our business, fluctuations in crude oil prices, which are denominated in Dollars, and fluctuations in our capital expenditures, which are primarily denominated in Kronor. As a result, our results of operations from period to period are subject to currency exchange rate fluctuations, in addition to typical period to period fluctuations. For these reasons, a period-to-period comparison of our results of operations may not be meaningful.

     BECAUSE WE ARE A SWEDISH COMPANY IT MAY BE DIFFICULT FOR YOU TO EFFECT SERVICE OF PROCESS ON OR ENFORCE JUDGMENTS AGAINST US, OUR EXECUTIVE OFFICERS OR OUR DIRECTORS.

      We are a corporation organized under the laws of the Kingdom of Sweden. Most of our directors and executive officers are non-residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, service of process upon such persons and enforcement against such persons of judgments obtained in U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws may be difficult to obtain within the United States. We have been advised by our Swedish counsel that there is doubt as to the enforceability in Sweden, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent predicted upon the U.S. federal securities laws.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS


      All statements other than statements of historical facts included in this prospectus, including, without limitation, statements regarding our future financial position, risks and uncertainties related to our business and the notes, strategy, capital expenditures, projected costs and our plans and objectives of management for future operations, may be deemed to be forward-looking statements. See "Risk Factors" beginning on page 16. Words such as "believe," "expect," "may," "intend," "will," "should," "estimate" or "anticipate" and similar expressions or the negatives of these expressions are intended to identify forward-looking statements. In addition, from time to time, we or our representatives have made or may make forward-looking statements orally or in writing and these forward-looking statements may be included in, but are not limited to, press releases, filings with the Commission, reports to shareholders and other communications. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause our actual results, performance or achievements to differ materially from those in the forward-looking statements include, among others:


     - volatility in refining margins and in market prices for crude oil and refined products;

     - our future capital needs;

     - our ability to hedge against currency, commodity and interest rate risks;

     - our ability to comply with existing or newly implemented environmental regimes in the countries in which we operate;

     - our liability for violations, known and unknown, under environmental laws;

     - our ability to remediate contaminated sites within budgeted amounts;

     - possible adverse effects of our anticipated growth through joint venture, acquisition or restructuring, including diversion of management resources, incurrence of additional debt, the terms and conditions of any joint venture, failure to integrate acquired businesses and our liability for known and unknown liabilities of acquired businesses;

     - agreements or disagreements among members of OPEC; and

     - limitations on our operational flexibility arising under agreements governing our debt.

      All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Because of the uncertainties associated with forward-looking statements, you should not place undue reliance on them.

                                USE OF PROCEEDS

      We will not receive any cash proceeds from the issuance of the new notes. The existing notes surrendered in exchange for the new notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the new notes will not result in any change to our indebtedness.

                STRUCTURE OF THE OFFERINGS OF THE EXISTING NOTES

      As of March 31, 2001, Preem Petroleum AB owed SEK2,259 million to Corral Petroleum Holdings AB in the form of an interest-free subordinated shareholder loan with no maturity date (the "Corral Loan"). We loaned the Krona-equivalent of the proceeds of the offering of existing notes issued on April 10, 2001 (net of the initial purchasers' discount, the expenses of that offering and an amount equal to the first interest payment due on the notes then issued) down to our wholly-owned operating subsidiary, Preem Petroleum AB, pursuant to a SEK2,277 million subordinated intercompany loan. Preem Petroleum AB used approximately E219 million of the funds received to repay all but approximately E27 million of the Corral Loan. The right to receive this remaining unpaid amount was assigned by Corral Petroleum to us and is evidenced by an intercompany loan between Preem Petroleum AB and us. In connection with the assignment of the right to receive the approximately E27 million portion of the Corral Loan, we incurred a corresponding subordinated shareholder debt to Corral Petroleum Holdings AB pursuant to an interest-free shareholder loan with no maturity date, which is subordinated to the notes.


      On July 20, 2001, we closed an additional offering of senior secured notes, which notes Deutsche Bank AG London agreed to purchase prior to the date this registration statement was publicly filed with the Commission. The proceeds of such existing notes (net of the initial purchaser's discount and the expenses of the offering) were approximately E55 million. We distributed approximately E10 million of these proceeds to our parent company, Corral Petroleum Holdings AB, promptly following the closing of the July 2001 offering. This distribution initially took the form of an interest-free intercompany loan from us to Corral Petroleum Holdings AB. We intend to use the remaining net proceeds for general corporate purposes of Preem Holdings AB, and, to the extent permitted by the Indenture, including the restriction set forth under "Description of Notes--Certain Covenants--Limitation on Restricted Payments" on page 115 to distribute additional proceeds to our parent company.

                     EXCHANGE OFFER AND REGISTRATION RIGHTS

TERMS OF THE EXCHANGE OFFER, PERIOD FOR TENDERING EXISTING NOTES


      Subject to the terms and conditions set forth in this prospectus and the letter of transmittal, we will accept for exchange existing notes, which are properly tendered prior to the expiration date and not withdrawn as permitted below. As used in this prospectus, the term "expiration date" means 5:00 p.m., London time, on October 1, 2001 unless otherwise extended by us in our sole discretion.



      As of the date of this prospectus, E305,000,000 aggregate principal amount of the existing notes are outstanding. This prospectus and the letter of transmittal are first being sent on or about August 30, 2001, to all holders of existing notes known to us. Our obligation to accept existing notes for exchange in the exchange offer is subject to some conditions as set forth below under "--Conditions to the Exchange Offer" on page 32.


      We expressly reserve the right, at any time or from time to time, to extend the period of time during which the exchange offer is open, and delay acceptance for exchange of any existing notes, by giving oral or written notice of such extension to the existing note holders as described below. During any such extension, all existing notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us subject to the satisfaction of the same conditions applicable to the initial exchange period. We will return at no expense to the holder, any existing notes not accepted for exchange as promptly as practicable after the expiration or termination of the exchange offer.

      Existing notes tendered in the exchange offer must be in denominations of a principal amount of E1,000 and any integral multiple of that amount.


      If any of the events specified in "--Conditions to the Exchange Offer" on page 32 should occur, we expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any existing notes not accepted for exchange. We will give oral or written notice of any extension, amendment, non-acceptance or termination to existing note holders as promptly as practicable. In the case of any extension we will issue a press release or other public announcement no later than 9:00 a.m., London time, on the next business day after the previously scheduled expiration date.


PROCEDURES FOR TENDERING EXISTING NOTES


      When you tender, and we accept, the existing notes, a binding agreement will exist between us, and you will be subject to the terms set forth in this prospectus and letter of transmittal. To tender in the exchange offer, a holder of existing notes must comply with the procedures established by Euroclear and Clearstream Banking, as appropriate, for transfer of book-entry interests through the electronic transfer systems of Euroclear and Clearstream Banking prior to 5:00 p.m. London time on the expiration date of the exchange offer. For a tender of existing notes to be effective, book-entry interests in the existing notes must be transferred through Euroclear and Clearstream Banking. Confirmation of such book-entry transfer must be received by the exchange agent prior to the exchange expiration date.



      All questions as to the validity, form, eligibility including time or receipt and acceptance of existing notes tendered for exchange will be determined by us in our sole discretion. Our determination will be final and binding. We reserve the absolute right to reject any and all tenders of existing notes improperly tendered or to not accept any existing notes which acceptance might, in our judgment or that of our counsel, be unlawful. We also reserve the absolute right to waive any defects or irregularities of the exchange offer as to any existing notes either before or after the expiration date including the right to waive the ineligibility of any holder who seeks to tender existing notes in the exchange offer. Our interpretation of the terms of the exchange offer as to any particular existing notes either before or after the expiration date including the letter of transmittal and the instructions will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of existing notes for exchange must be cured within such reasonable period of time as we shall determine. Neither we, the exchange agent nor any other person is under any duty to give notification of any defect or irregularity with respect to any tender of existing notes for exchange, nor shall any of us incur any liability for failure to give such notification.


      By tendering, each holder represents to us, among other things, that:

     - the new notes acquired in the exchange offer are being obtained in the ordinary course of business of the person receiving such new notes, whether or not such person is the holder,

     - neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the new notes,

     - it is not a broker-dealer that acquired the existing notes directly from the Company,

     - it is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company, and

     - it is not acting on behalf of any person who could not truthfully make the foregoing representations.


      If any holder or any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of such new notes to be acquired in the exchange offer, such holder or any such other person could not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In the case of a holder that is not a broker-dealer, each such holder, by tendering, also represents to us that such holder is not engaged in, or intends to engage in, a distribution of the new notes. Each broker-dealer that receives new notes for its own account in exchange for existing notes, where such existing notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution" on page 168. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.



      We are obligated for 180 days after the expiration date to make this prospectus, as amended or supplemented, available to any broker-dealer for such use. After that 180-day period, however, we are not under any obligation to provide this prospectus or maintain the effectiveness of the related registration statement for use by such broker-dealers. Any broker-dealer that received new notes for its own account in exchange for existing notes, where such existing notes were acquired as a result of market-making activities or other trading activities, will, nonetheless, still be required to deliver a prospectus in connection with any resale of such new notes. In some circumstances, we may be required to file a shelf registration to cover resales of notes, including resales of new notes by broker-dealers as described in this paragraph. Our obligations to file a shelf registration statement and the conditions to such obligation are described under "--Registration Rights" on page 35.


ACCEPTANCE OF EXISTING NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

      We will accept, promptly prior to the expiration date, all existing notes properly tendered and will issue the new notes promptly after the acceptance of the existing notes. For purposes of the exchange offer, we shall be deemed to have accepted properly tendered existing notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly afterwards.

      For each existing note accepted for exchange, the existing note holder will receive a new note having a principal amount at maturity equal to that of the surrendered existing note. Interest on the new notes will accrue from April 10, 2001. If the exchange offer is not consummated by November 6, 2001 the interest rate on the existing notes from and including such date until but excluding the date of consummation of the exchange offer will increase by 0.50% per annum. Payments of such interest, if any, on existing notes in exchange for which new notes were issued will be made to the persons who are registered holders of such existing notes if such record date occurs prior to such exchange, or are registered holders of the new notes if such record date occurs on or after the date of such exchange, even if notes are cancelled after the record date and on or before the interest payment date. In all cases, issuance of new notes for existing notes that are accepted for exchange in the exchange offer will be made only after the exchange agent timely receives the tender and the blocking of the existing noteholders' account at Euroclear and Clearstream Banking. If for any reason set forth in the terms and conditions of the exchange offer we do not accept any tendered existing notes or if existing notes are submitted for a greater principal amount than the holder desired to exchange, we will confirm this to the exchange agent so that it can advise Euroclear or Clearstream Banking, as promptly as practicable after the expiration or termination of the exchange offer.



BOOK-ENTRY TRANSFER



      Existing notes will be deemed to have been accepted as validly tendered when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders of existing notes for the purposes of receiving new notes and delivering new notes to such holders. To tender in the exchange offer, a holder of existing notes must comply with the procedures established by Euroclear and Clearstream Banking, as appropriate, for the transfer of book-entry interests through the electronic transfer systems of Euroclear and/or Clearstream Banking prior to 5:00 p.m. London time on the expiration date of the exchange offer. For tender of existing notes to be effective, book-entry interests in the existing notes must be transferred through Euroclear and Clearstream Banking. Confirmation of such book-entry transfer must be received by the exchange agent prior to the expiration date.


WITHDRAWAL RIGHTS


      You may withdraw tenders of existing notes at any time prior to 5:00 p.m. London time on the expiration date.



      For a withdrawal to be effective, you must send a written notice of withdrawal to Euroclear and Clearstream Banking, which will be forwarded to the exchange agent "--Exchange Agent" on page 34. Any such notice of withdrawal must specify the name of the person having tendered the existing notes to be withdrawn, identify the existing notes to be withdrawn, including the principal amount of such existing notes, and where certificates for existing notes have been transmitted, specify the name in which such existing notes are registered, if different from that of the withdrawing holder. If certificates for existing notes have been tendered, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal unless such holder is an eligible institution. If existing notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at Euroclear or Clearstream Banking to be credited with the withdrawn existing notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility including time of receipt of such notices will be determined by us. Our determination will be final and binding on all parties. Any existing notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any existing notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder without cost to such holder or, in the case of existing notes tendered by book-entry transfer into the exchange agent's account at Euroclear or Clearstream Banking under the book-entry transfer procedures described above, such existing notes will be credited to an account maintained with Euroclear or Clearstream Banking for the existing notes as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn existing notes may be retendered by following one of the procedures described under "--Procedures for Tendering Existing Notes" above on page 29, at any time on or prior to the expiration date.


CONDITIONS TO THE EXCHANGE OFFER

      Notwithstanding any other provision of the exchange offer, we shall not be required to accept for exchange, or to issue new notes in exchange for, any existing notes. We may terminate or amend the exchange offer if, at any time before the acceptance of such existing notes for exchange or the exchange of the new notes for such existing notes, any of the following events shall occur, which in our reasonable judgment in any case, and regardless of the circumstances including any action by us giving rise to any event described below, makes it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange:

     - if any court, governmental agency or other governmental regulatory or administrative agency or commission, threatens, institutes or issues any action, injunction or order of decree seeking to restrain or prohibit the making or consummation of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result of the exchange offer, which results in a material delay in our ability to accept or exchange some or all of the existing notes in the exchange offer;


     - if any government or governmental authority, agency or court, domestic or foreign, takes, proposes to take or threatens to take any action, or seeks, proposes, introduces, enacts, promulgates or deems applicable to the exchange offer or any of the transactions contemplated by the exchange offer any statute, rule, regulation, order or injunction that in our reasonable judgment might directly or indirectly result in any of the consequences referred to above, or which in our reasonable judgment might result in new note holders having obligations with respect to resales and transfers of new notes greater than those described in the Commission's interpretation referred to in this section under the heading "--Consequences of Exchanging or Failing to Exchange Existing Notes" on page 34, or other consequences that otherwise would make it inadvisable to proceed with the exchange offer;


     - if any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market occurs;

     - if any limitation by any governmental agency or authority which may adversely affect our ability to complete the transactions contemplated by the exchange offer occurs;

     - if a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit occurs;

     - if a commencement of war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening occurs; or

     - if any change or development involving a prospective change occurs or is threatened to occur in our and our subsidiaries' business, properties, assets, liabilities, financial condition, operations, results of operations or prospects taken as a whole that, in our reasonable judgment, is or may be adverse to us, or we become aware of facts that, in our reasonable judgment, have or may have adverse significance with respect to the value of the existing notes or the new notes.

      The foregoing conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any such condition or we may waive them in whole or in part at any time and from time to time in our sole discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which we may assert at any time and from time to time.

      In addition, we will not accept for exchange any existing notes tendered, and no new notes will be issued in exchange for any such existing notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939.

EXTENSION, AMENDMENT AND TERMINATION

      We expressly reserve the right, at any time or from time to time, subject to applicable law to:

     - extend the expiration date for the exchange offer; or

     - amend the exchange offer in any respect, in each case, by giving written notice of such extension or amendment to the exchange agent.

      In addition, to the extent permitted by law, we reserve the right, at any time or from time to time, to terminate the exchange offer prior to the exchange of the existing notes for the new notes. If we terminate the exchange offer prior to such time we will return the existing notes tendered pursuant to the exchange offer by giving written notice of such termination to the exchange agent. We will publicly announce any extension, amendment or termination by issuing a press release. If the exchange offer is terminated without us having exchanged any existing notes, we will promptly return the existing notes tendered.

      If we materially change the terms of the exchange offer or the information concerning the exchange offer, or if we waive a material condition of the exchange offer, we will extend the offer to the extent required by Rule 14e-1 under the Exchange Act. This rule requires that the minimum period during which the exchange offer must remain open following material changes in the terms of the exchange offer or information concerning the exchange (other than a change in price or in percentage of securities sought) will depend on the relevant facts and circumstances, including the relative materiality of such changes. With respect to a change in price or, subject to certain limitations, a change in the percentage of securities sought, a minimum 10 business day period from the day of such change is generally required to allow for adequate dissemination to holders of existing notes. If we withdraw or terminate the exchange offer, we will give immediate notice to the exchange agent. For purposes of the exchange offer, a "business day" means any day other than a Saturday, Sunday, or a U.S. federal or Swedish holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

ANNOUNCEMENTS


      If we are required to make an announcement relating to an extension, of the exchange offer, we will do so no later than 9:00 a.m., London time, on the next business day after the previously scheduled expiration date. Such announcement may state we are extending the exchange offer for a specific time or on a daily basis.


      Without limiting the manner in which we may choose to make a public announcement of any extension, amendment or termination of the exchange offer and consent solicitation, we expect to make any public announcement through a timely release to the Dow Jones News Source.

EXCHANGE AGENT


      Deutsche Bank AG London has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the Euroclear and Clearstream Banking for further transmittal to the exchange agent. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:



               IN LUXEMBOURG:                             IN THE UNITED KINGDOM:
        Deutsche Bank Luxembourg S.A.                     Deutsche Bank AG London
         2 Boulevard Konrad Adenauer                         Winchester House
              L-1115 Luxembourg                          1 Great Winchester Street
            Attn: Peter Dickinson                             London EC2N 2DB
         Telephone: +35 2 421 22641                               England
          Facsimile: +35 2 465 802                         Tel: +44 207 547 7406
                                                           Fax: +44-207-547-0012



      LETTERS OF TRANSMITTAL ARE TO BE DELIVERED TO EUROCLEAR AND CLEARSTREAM BANKING IN ACCORDANCE WITH THEIR NORMAL PROCEDURES. DELIVERY OF THE LETTER OF TRANSMITTAL OTHER THAN TO EUROCLEAR AND CLEARSTREAM BANKING IN ACCORDANCE WITH THEIR NORMAL PROCEDURES IS NOT VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.


FEES AND EXPENSES

      We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer.

      We will pay the estimated cash expenses to be incurred in connection with the exchange offer, including the fees and expenses of the Trustee and legal fees.

TRANSFER TAXES

      Holders who tender their existing notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct us to register new notes in the name of, or request that existing notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF EXCHANGING OR FAILING TO EXCHANGE EXISTING NOTES


      Holders of existing notes who do not exchange their existing notes for new notes in the exchange offer will continue to be subject to the restrictions on transferring existing notes set forth in the legend on the existing notes. This is because the existing notes were issued under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the existing notes may not be offered or sold, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We are not obligated to register existing notes under the Securities Act other than as set forth in "--Registration Rights" below on page 35. Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, we believe that new notes issued in the exchange offer in exchange for existing notes may be offered for resale, resold or otherwise transferred by holders of existing notes, other than any such holder which is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such new notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such new notes. However, we do not intend to request the Commission to consider, and the Commission has not considered, the exchange offer in the context of a no-action letter and we cannot guarantee that the staff of the Commission would make a similar determination with respect to the exchange offer as in such other circumstances. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of new notes and has no arrangement or understanding to participate in a distribution of new notes. If any holder is an affiliate of ours, is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the new notes to be acquired in the exchange offer, such holder:


     - could not rely on the applicable interpretations of the staff of the Commission; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.


      Each broker-dealer that receives new notes for its own account in exchange for existing notes, where such existing notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution" on page 168. In addition, to comply with state securities laws, the new notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. The offer and sale of the new notes to "qualified institutional buyers" as such term is defined under Rule 144A of the Securities Act is generally exempt from registration or qualification under the state securities laws. We currently do not intend to register or qualify the sale of the new notes in any state where an exemption from registration or qualification is required and not available.


      We intend to list the new notes on the Luxembourg Stock Exchange. The Luxembourg Stock Exchange will be informed and a notice will be published in a Luxembourg newspaper in the event of any change in the rate of interest payable on the notes. Notice will be given to the Luxembourg Stock Exchange and published in a Luxembourg newspaper announcing the beginning of the exchange offer and, upon completion of such offer, the results of the exchange offer. We have appointed Deutsche Bank Luxembourg S.A. to be our Luxembourg exchange agent, through which all relevant documents with respect to the exchange offer will be made available and the Luxembourg exchange agent shall perform all agency functions to be performed by any exchange agent, including providing a letter of transmittal and other relevant documents to holders of the existing notes, and accepting such documents on behalf of the Company. The new notes are expected to be accepted for clearance through Euroclear and Clearstream Banking and notice will be given to the Luxembourg Stock Exchange and published in a Luxembourg newspaper announcing the relevant Common Codes and International Securities Identification Numbers (ISIN) for the new notes.

REGISTRATION RIGHTS

      Holders of the new notes are not entitled to any registration rights with respect to the new notes.

      In connection with the April 2001 offering of existing notes, we entered into a registration rights agreement with Deutsche Bank AG London and UBS AG, acting through its business group UBS Warburg, as initial purchasers of the such existing notes, and in connection with the July 2001 offering of existing notes, we entered into a registration rights agreement with Deutsche Bank AG London, as the initial purchaser of such existing notes, each registration rights agreement for the benefit of the holders of such existing notes. Under these registration rights agreements, we agreed that we will, at our cost by October 5, 2001, use our best efforts to cause a registration statement to be declared effective under the Securities Act relating to the exchange of all of the existing notes for registered notes. The registration statement of which this prospectus is a part constitutes the registration statement for the purposes of each registration rights agreement. Upon the registration statement being declared effective, we will offer the new notes in exchange for surrender of the existing notes. We will keep the exchange offer open for not less than 20 business days or longer if required by applicable law after the date notice of the exchange offer is mailed to holders of the existing notes. For each existing note surrendered in the exchange offer, the holder of such existing note will receive a new note having a principal amount equal to that of the surrendered existing note. Under existing Commission interpretations, the new notes would in general be freely transferable after the exchange offer without further registration under the Securities Act; provided, however, that in the case of broker-dealers, a prospectus meeting the requirements of the Securities Act be delivered as required. We have agreed for a period of 180 days after consummation of the exchange offer to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with such resales.

      In the event that:

     - applicable law or Commission policy does not permit us to effect such an exchange offer,

     - any holder of the existing notes that is a qualified institutional buyer under Rule 144A of the Securities Act notifies us within 20 business days prior to the consummation of the exchange offer that:

       - applicable law or Commission policy prohibits it from participating in the exchange offer,

       - it may not deliver the new notes without delivering a prospectus, and this prospectus is not appropriate or available for such resales, or

       - it is a broker-dealer and holds existing notes directly acquired from us or one of our affiliates,

     - if for any other reason the exchange offer is not consummated by November 6, 2001, or

     - the exchange offer is completed and in the opinion of counsel for the initial purchasers a registration statement must be filed and a prospectus must be delivered by the initial purchasers in connection with any offering or sale of the existing notes, we will, at our cost, use our best efforts to:

     - file a shelf registration statement covering resales of the existing notes;

     - cause the shelf registration statement to be declared effective under the Securities Act; and

     - use our best efforts to keep effective the shelf registration statement until two years after April 10, 2001, subject to extension.

      If: (i) this registration statement or the shelf registration statement are not declared effective by the Commission by October 5, 2001; (ii) the exchange offer is not consummated by November 6, 2001; or (iii) either this registration statement or the shelf registration statement is filed with and declared effective by the Commission, but thereafter ceases to be effective or fails to be usable for its intended purpose at any time prior to the consummation of the exchange offer and is not succeeded within five business days by an additional registration statement filed and declared effective, subject to certain limited exceptions, the rate per annum at which the existing notes bear interest will increase by 0.50% per annum for the first 90 days following such dates, and increasing by an additional 0.50% per annum for each subsequent 90-day period, until:

     - this registration statement or the shelf registration statement are declared effective by the Commission in the case of clause (i) above;

     - upon the consummation of the exchange offer in the case of clause (ii) above; or

     - upon the effectiveness or usability of this registration statement or the shelf registration statement in the case of clause (iii) above.

      The total additional interest payable as a result of any such delay, however, is limited to 2% per annum of the principal amount of the existing notes.

      The discussion in this prospectus of material provisions of each registration rights agreement does not purport to be complete. We urge you to refer to the registration rights agreements for a complete description of the obligations of the Company thereunder. We have filed a copy of the registration rights agreements as exhibits to the registration statement of which this prospectus forms a part.

                                 CAPITALIZATION

      The following table sets out the actual consolidated capitalization and cash and cash equivalents of Preem Holdings AB and its subsidiaries as of June 30, 2001, determined in accordance with Swedish GAAP, and, on an adjusted basis, the pro forma consolidated capitalization of Preem Holdings AB, to give effect to both offerings of the existing notes and the use of proceeds from such offerings. The accounts of Preem Holdings AB were prepared and audited on a stand-alone basis for the year ended December 31, 2000, and, for subsequent periods, will be prepared and audited on both a consolidated and stand-alone basis. Except for the offerings of the existing notes, there has been no material change to the capitalization of Preem Holdings AB and its subsidiaries since the date of its last unaudited interim accounts as of March 31, 2001. In connection with its transformation into a public company, Preem Holdings AB increased its share capital on March 1, 2001, at which time its share capital consisted of 5,000 authorized shares of common stock with a par value of SEK100 each, of which 5,000 shares were issued and outstanding and fully paid. You should read this table in conjunction with the unaudited Interim Consolidated Financial Statements of Preem Holdings AB and the related notes included elsewhere in this registration statement.

                                                                         AS OF JUNE 30, 2001
                                                              -----------------------------------------
                                                                                      AS ADJUSTED FOR
                                                                    ACTUAL            BOTH OFFERINGS
                                                              -------------------   -------------------
                                                                SEK        $(1)       SEK        $(1)
                                                                             (UNAUDITED)
                                                                        (AMOUNTS IN MILLIONS)
Total current debt(2).......................................    1,313       121       1,313       121
Total long-term debt (excluding the notes offered in July
  2001)(3)..................................................    5,795       534       5,795       534
Notes offered(4)............................................       --        --         505        46
Total long-term debt after issuance of notes................    5,795       534       6,300       580
Subordinated shareholder loans(5)...........................      242        22         242        22
Total shareholders' equity(6)...............................    5,609       517       5,609       517
Total capitalization(7).....................................   12,959     1,194      13,464     1,241

------------

(1) We have translated Kronor into Dollars at the rate of $1.00=SEK10.85 (the exchange rate on June 30, 2001). We have provided this translation solely for your convenience.

(2) Total current debt is represented in the unaudited Preem Holdings AB Interim Consolidated Financial Statements under current liabilities as "Liabilities to credit institutions." None of the total current debt is secured debt or guaranteed by persons other than Preem Petroleum AB or its consolidated subsidiaries. This amount includes any indirect or contingent indebtedness.

(3) Total long-term debt excludes shareholder loans and the current portion of long-term debt, but includes amounts under bank overdraft facilities that are categorized as long-term debt under Swedish GAAP and other long-term liabilities. Of this amount, SEK48 million is debt secured by real estate mortgages and SEK497 million is guaranteed by persons other than Preem Holdings AB or its consolidated subsidiaries. This amount includes any direct or contingent indebtedness.

(4) The exiting notes (?305 million, 10 5/8% interest) are senior debt secured by a first priority pledge of all outstanding shares of Preem Petroleum AB and a first priority security assignment of a SEK2,277 million subordinated intercompany loan from Preem Holdings AB to Preem Petroleum AB. The principal amount of the existing notes has been translated into Kronor at the exchange rate on June 30, 2001.

(5) As of June 30, 2001, this indebtedness, which was not secured or guaranteed and did not accrue interest, was owed to Corral Petroleum Holdings AB. Approximately ?219 million of this indebtedness was repaid with a portion of the proceeds of the April 2001 offering. Corral Petroleum Holdings AB assigned the remaining portion of this indebtedness to Preem Holdings AB. In return, Preem Holdings AB incurred an equivalent amount of debt pursuant to an interest-free subordinated shareholder loan with no maturity date from Corral Petroleum Holdings AB.

(6) Total shareholders' equity reflects the shareholders' contribution at the value reflected on the books of Corral Petroleum Holdings AB prior to the transfer of all of the issued and outstanding shares of Preem Petroleum AB to Preem Holdings AB. As of June 30, 2001, the share capital of Preem Holdings AB consisted of 5,000 authorized shares of common stock with a par value of SEK100 each, of which 5,000 shares were issued and outstanding and fully paid.

(7) Total capitalization represents total current debt, total long-term debt (after issuance of the existing notes), subordinated shareholder loans and total shareholders' equity.

      As of December 31, 1999 and 2000, the Company had pledged assets of SEK103 million and SEK139 million, respectively, and contingent liabilities of SEK75 million and SEK106 million, respectively.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

      The selected consolidated financial data in this section have been derived from the Consolidated Financial Statements of Preem Petroleum AB, the unaudited Interim Consolidated Financial Statements of Preem Petroleum AB and the unaudited Interim Consolidated Financial Statements of Preem Holdings AB included in this prospectus, which have been prepared in accordance with Swedish GAAP and, in the case of the Consolidated Financial Statements of Preem Petroleum AB, audited by KPMG, independent accountants.

      The Preem Holdings AB unaudited pro forma consolidated statement of operations data for the year ended December 31, 2000 are derived from the audited Preem Petroleum AB Consolidated Financial Statements and the audited Preem Holdings AB Financial Statements and give effect to the transfer of Preem Petroleum AB's issued and outstanding shares to Preem Holdings AB, the April and July 2001 offerings of the existing notes and the use of proceeds from such offerings, as described in this prospectus, as if such transfer and transactions occurred on January 1, 2000. The Preem Holdings AB unaudited pro forma consolidated statement of operations data for the three months ended March 31, 2001 are derived from the unaudited Interim Consolidated Financial Statements of Preem Petroleum AB and the unaudited Interim Consolidated Financial Statements of Preem Holdings AB and give effect to the transfer and transactions described above as if such transfer and transactions had occurred on January 1, 2001. The Preem Holdings AB unaudited pro forma consolidated balance sheet data at March 31, 2001 are derived from the unaudited Interim Consolidated Financial Statements of Preem Holdings AB as of March 31, 2001, and give effect to the transactions described above (other than the share transfer, which occurred on March 19, 2001, and is therefore already reflected in such Interim Consolidated Financial Statements) as if such transactions had occurred on March 31, 2001. See "Unaudited Pro Forma Consolidated Financial Information." The pro forma data do not purport to represent what Preem Holdings AB's financial position or results of operations would have been had the transfer and transactions actually occurred as of such dates or to project the results of operations of Preem Holdings AB for any future period or the financial condition of Preem Holdings AB for any future date.

      The unaudited interim financial statements contained in this prospectus have been prepared using the same accounting principles and on the same basis as the audited year-end financial statements and include all adjustments, consisting of normal recurring adjustments that management considers necessary for a fair representation of the financial position and results of operations for the interim period. The results of operations reported for the three-month period ended March 31, 2001 are not necessarily indicative of those expected for the entire year ended December 31, 2001.

      You should read the data below in conjunction with the audited Preem Petroleum AB Consolidated Financial Statements and the related notes, the audited Preem Holdings AB Financial Statements and the related notes, the unaudited Interim Consolidated Financial Statements of Preem Petroleum AB and the related notes and the unaudited Interim Consolidated Financial Statements of Preem Holdings AB and the related notes, in each case, included elsewhere in this prospectus. Preem Petroleum AB and Preem Holdings AB prepare their consolidated financial statements in accordance with Swedish GAAP, which differs in certain significant respects from U.S. GAAP. Reconciliations of net income
(loss) and shareholders' equity reflecting the significant differences between Swedish GAAP and U.S. GAAP for the year ended December 31, 2000 and the three-month period ended March 31, 2001 are set forth in the audited Preem Petroleum AB Consolidated Financial Statements and the unaudited Preem Petroleum AB Interim Consolidated Financial Statements, respectively. Statement of operations data for the three months ended March 31, 2001 are presented for Preem Petroleum AB because, under Swedish GAAP, we elected to account for the transfer of all the issued and outstanding shares of Preem Petroleum AB to Preem Holdings AB (which occurred on March 19, 2001) as of

March 31, 2001. Accordingly, we do not believe that the statement of operations data for Preem Holdings AB adequately reflects our operations.

                                                                                                              PREEM
                                                                                                           HOLDINGS AB
                                                                                                       -------------------
                                                           PREEM PETROLEUM AB                               PRO FORMA
                                     ---------------------------------------------------------------   -------------------

                                                                                                           YEAR ENDED
                                                         YEAR ENDED DECEMBER 31,                          DECEMBER 31,
                                     ---------------------------------------------------------------   -------------------
                                       1996       1997       1998       1999       2000       2000       2000       2000
                                     --------   --------   --------   --------   --------   --------   --------   --------
                                       SEK        SEK        SEK        SEK        SEK        $(1)       SEK        $(1)

                                                                         (IN MILLIONS)
CONSOLIDATED STATEMENT OF
  OPERATIONS DATA:
AMOUNTS IN ACCORDANCE WITH SWEDISH
  GAAP:
  Revenues.........................   24,984     30,226     22,139     28,793     46,195      4,258     46,195      4,258
  Excise duties....................   (6,042)    (9,167)    (6,381)    (6,573)    (6,637)      (612)    (6,637)      (612)
                                     -------    -------    -------    -------    -------     ------    -------     ------
  SALES REVENUE....................   18,942     21,059     15,758     22,220     39,558      3,646     39,558      3,646
  Cost of goods sold...............  (17,636)   (20,177)   (14,362)   (20,142)   (37,123)    (3,421)   (37,123)    (3,421)
                                     -------    -------    -------    -------    -------     ------    -------     ------
  GROSS PROFIT.....................    1,306        882      1,396      2,078      2,435        225      2,435        225
  Selling expenses.................     (688)      (789)      (863)      (877)      (945)       (87)      (945)       (87)
  Administrative Expenses..........     (194)      (239)      (226)      (216)      (215)       (20)      (547)(2)     (50)(2)
  Other operating income (loss)....     (213)       220        265        236        381         35        381         35
                                     -------    -------    -------    -------    -------     ------    -------     ------
  OPERATING INCOME.................      211         74        572      1,221      1,656        153      1,324(3)     123(3)
  Financial income(4)..............      165         67         71         49         76          7         76          7
  Interest expense.................     (270)      (263)      (298)      (208)      (268)       (25)      (581)(5)     (54)(5)
  Other financial expense(6).......      (98)       (61)       (34)       (74)      (180)       (17)      (180)       (17)
                                     -------    -------    -------    -------    -------     ------    -------     ------

  INCOME (LOSS) BEFORE TAXES.......        8       (183)       311        988      1,284        118        639         59
  Income taxes(7)..................     (160)       (26)      (185)      (274)      (452)       (41)      (364)       (34)
  Minority interests...............       (1)        (1)        (2)        (1)        (1)        --         (1)        --
                                     -------    -------    -------    -------    -------     ------    -------     ------
  NET INCOME (LOSS)................     (153)      (210)       124        713        831         77        274         25
  Earnings (loss) per share(26)....     (251)      (344)       203      1,169      1,362        126     54,200      5,000
  Weighted number of shares, in
    thousands......................      610        610        610        610        610        610          5          5

AMOUNTS IN ACCORDANCE WITH U.S.
  GAAP:
  Sales revenue....................   18,942     21,059     15,758     22,220     39,558      3,646     39,558      3,646
  Operating income (loss)(9).......       74        (66)       442      1,097      1,439        133      1,439        133
  Net income (loss)................     (352)      (213)       (52)       528        637         59        412(1)      38(11)
  Earnings (loss) per share(26)....     (577)      (349)       (85)       866      1,044         97     81,800      7,600
  Weighted number of shares, in
    thousands......................      610        610        610        610        610        610          5          5

OTHER FINANCIAL DATA:
SWEDISH GAAP:
  EBITDA(12).......................      887        720      1,214      1,871      2,377        219      2,377        219
  Depreciation and Amortization....      676        646        642        650        721         66      1,053(3)      97(3)
  Capital expenditure..............    1,263        550        508        590        405         37        405         37
Cash flows from operating
  activities.......................     (322)       175      1,938        825         75          7       (196)       (18)
Cash flows from (used in) investing
  activities.......................     (937)      (406)      (668)      (649)      (384)       (35)      (602)       (55)
Cash flows from (used in) financing
  activities.......................      699         59       (858)      (390)       409         38      1,193        110

U.S. GAAP:
  EBITDA(12).......................      882        712      1,216      1,879      2,292        211      2,292        211
  Depreciation and
    Amortization(13)...............      808        778        774        782        853         79        853         79
Cash flows from operating
  activities.......................     (322)       175      1,938        825         75          7       (196)       (18)
Cash flows from (used in) investing
  activities.......................     (937)      (406)      (668)      (649)      (384)       (35)      (602)       (55)
Cash flows from (used in) financing
  activities.......................      699         59       (858)      (390)       409         38      1,193        110

                                                                             PREEM
                                                                          HOLDINGS AB
                                            PREEM PETROLEUM           -------------------
                                                   AB                      PRO FORMA
                                     ------------------------------   -------------------
                                                                             THREE
                                                                            MONTHS
                                              THREE MONTHS                   ENDED
                                            ENDED MARCH 31,                MARCH 31,
                                     ------------------------------   -------------------
                                       2000       2001       2001       2001       2001
                                     --------   --------   --------   --------   --------
                                       SEK        SEK        SEK        SEK        $(1)
                                                         (UNAUDITED)
                                                        (IN MILLIONS)
CONSOLIDATED STATEMENT OF
  OPERATIONS DATA:
AMOUNTS IN ACCORDANCE WITH SWEDISH
  GAAP:
  Revenues.........................   10,298     11,598     1,069      11,598     1,069
  Excise duties....................   (1,606)    (2,295)     (212)     (2,295)     (212)
                                      ------     ------     -----      ------     -----
  SALES REVENUE....................    8,692      9,303       857       9,303       857
  Cost of goods sold...............   (8,193)    (8,744)     (806)     (8,744)     (806)
                                      ------     ------     -----      ------     -----
  GROSS PROFIT.....................      499        559        51         559        51
  Selling expenses.................     (207)      (219)      (20)       (219)      (20)
  Administrative Expenses..........      (51)       (70)       (6)       (153)(2)    (14)(2)
  Other operating income (loss)....       69         80         7          80         7
                                      ------     ------     -----      ------     -----
  OPERATING INCOME.................      310        350        32         267(3)     24
  Financial income(4)..............       15         14         1          14         1
  Interest expense.................      (61)       (67)       (6)       (145)(5)    (13)(5)
  Other financial expense(6).......      (24)      (133)      (12)       (133)      (12)
                                      ------     ------     -----      ------     -----
  INCOME (LOSS) BEFORE TAXES.......      240        164        15           3        --
  Income taxes(7)..................       --         (1)       --          (1)(8)     --
  Minority interests...............       (1)        (1)       --          (1)       --
                                      ------     ------     -----      ------     -----
  NET INCOME (LOSS)................      239        162        15           1        --
  Earnings (loss) per share(26)....      392        266        25         200        18
  Weighted number of shares, in
    thousands......................      610        610       610           5         5
AMOUNTS IN ACCORDANCE WITH U.S.
  GAAP:
  Sales revenue....................    8,692      9,303       857       9,303       857
  Operating income (loss)(9).......      278        321        30         321        30
  Net income (loss)................      140(12)      86(12)      8        30         3
  Earnings (loss) per share(26)....      230        141        13      (6,000)     (553)
  Weighted number of shares, in
    thousands......................      610        610       610           5         5
OTHER FINANCIAL DATA:
SWEDISH GAAP:
  EBITDA(12).......................      474        517        48         517        48
  Depreciation and Amortization....      164        167        15         250(3)     23
  Capital expenditure..............       48         98         9          98         9
Cash flows from operating
  activities.......................      213        855        79         787        73
Cash flows from (used in) investing
  activities.......................      (50)       (97)       (9)       (315)      (29)
Cash flows from (used in) financing
  activities.......................      231       (829)      (76)        (44)       (4)
U.S. GAAP:
  EBITDA(12).......................      475        517        48         517        48
  Depreciation and
    Amortization(13)...............      197        200        18         200        18
Cash flows from operating
  activities.......................      213        855        79         787        73
Cash flows from (used in) investing
  activities.......................      (50)       (97)       (9)       (315)      (29)
Cash flows from (used in) financing
  activities.......................      231       (829)      (76)        (44)       (4)


                                                             PREEM PETROLEUM AB
                                       ---------------------------------------------------------------

                                                             AS OF DECEMBER 31,
                                       ---------------------------------------------------------------
                                         1996       1997       1998       1999       2000       2000
                                       --------   --------   --------   --------   --------   --------
                                         SEK        SEK        SEK        SEK        SEK        $(1)

                                                        (IN MILLIONS, EXCEPT RATIOS)
CONSOLIDATED BALANCE SHEET DATA:
AMOUNTS IN ACCORDANCE WITH SWEDISH
  GAAP:
  Cash and cash equivalents..........      244         72        263        270        370         34
  Total tangible fixed assets, net...    5,264      5,230      5,240      5,322      5,160        476
  Total assets.......................   12,536     11,695     10,936     12,919     14,718      1,356
  Total current debt(160.............    1,559      3,019        785        448      1,321        122
  Total long-term debt(17)...........    3,084      1,806      3,201      3,168      2,949        272
  Minority interests.................      116        116        117        117        122         11
  Shareholder loans(18)..............      550        638      1,113      1,903      2,259        208
  Shareholders' equity...............    3,310      3,037      2,709      2,562      2,420        223
  Total shareholders' funds..........    3,860      3,675      3,822      4,465      4,679        431

AMOUNTS IN ACCORDANCE WITH U.S. GAAP:
  Total current debt(16).............    1,707      3,194        798        469      1,456        134
  Total long-term debt...............    2,936      1,631      3,188      3,147      2,814        259
  Shareholder loans(18)..............      550        638      1,113      1,903      2,259        208
  Shareholders' equity(20)...........    5,202      4,826      4,322      3,825      3,489(10)     322

KEY FINANCIAL INFORMATION:
SWEDISH GAAP:
  Net debt(21).......................    4,399      4,753      3,723      3,346      3,900        359
  Total debt(22).....................    4,643      4,825      3,986      3,616      4,270        394
  Total capitalization(23)...........    8,503      8,500      7,808      8,081      8,949        825
  Total debt/total capitalization....    54.6%      56.8%      51.0%      44.8%      47.7%      47.7%
  Earnings/fixed charges(24).........     1.0x       0.3x       2.0x       5.7x       5.7x       5.7x

U.S. GAAP:
  Net debt(21).......................    4,399      4,753      3,723      3,346      3,900        359
  Total debt(22).....................    4,643      4,825      3,986      3,616      4,270        394
  Total capitalization(23)...........   10,395     10,289      9,421      9,344     10,018        923
  Total debt/total capitalization....    44.7%      46.9%      42.3%      38.7%      42.6%      42.6%
  Earnings/fixed charges.............     0.5x         --       1.6x       4.9x       5.0x       5.0x

                                                                    PREEM
                                                                 HOLDINGS AB
                                              PREEM          -------------------
                                           HOLDINGS AB            PRO FORMA
                                       -------------------   -------------------
                                              AS OF                 AS OF
                                            MARCH 31,             MARCH 31,
                                       -------------------   -------------------
                                         2001       2001       2001       2001
                                       --------   --------   --------   --------
                                         SEK        $(1)       SEK        $(1)
                                                      (UNAUDITED)
                                             (IN MILLIONS, EXCEPT RATIOS)
CONSOLIDATED BALANCE SHEET DATA:
AMOUNTS IN ACCORDANCE WITH SWEDISH
  GAAP:
  Cash and cash equivalents..........      299         28        866(14)      80
  Total tangible fixed assets, net...    5,139        474      5,139        474
  Total assets.......................   17,143      1,580     17,928(15)   1,652
  Total current debt(160.............    1,085        100      1,085        100
  Total long-term debt(17)...........    3,346        308      6,146        566
  Minority interests.................      123         11        123         11
  Shareholder loans(18)..............    2,259        208        244         22
  Shareholders' equity...............    5,516(19)     508     5,516(19)     508
  Total shareholders' funds..........    7,775        717      5,760        531
AMOUNTS IN ACCORDANCE WITH U.S. GAAP:
  Total current debt(16).............    1,174        108      1,174        108
  Total long-term debt...............    3,257        300      3,257        300
  Shareholder loans(18)..............    2,259        208        244         22
  Shareholders' equity(20)...........    3,571        329      3,571        329
KEY FINANCIAL INFORMATION:
SWEDISH GAAP:
  Net debt(21).......................    4,132        381      6,365        587
  Total debt(22).....................    4,431        408      7,231        666
  Total capitalization(23)...........   12,206      1,125     12,991      1,197
  Total debt/total capitalization....    36.3%      36.3%      55.7%      55.7%
  Earnings/fixed charges(24).........     5.3x(25)    5.3x      2.0x(25)    2.0x
U.S. GAAP:
  Net debt(21).......................    4,132        381      6,365        587
  Total debt(22).....................    4,431        408      7,231        666
  Total capitalization(23)...........   10,261        946     10,923      1,007
  Total debt/total capitalization....    43.2%      43.2%      66.2%      66.2%
  Earnings/fixed charges.............     4.0x       4.0x       0.8x       0.8x

-------------

(1) We have translated Kronor into Dollars at the rate of $1.00=SEK10.85 (the exchange rate on June 30, 2001). We have provided this translation solely for your convenience.

(2) The pro forma data includes the amortization of goodwill resulting from the transfer of all of the issued and outstanding shares of Preem Petroleum AB to Preem Holdings AB.

(3) The pro forma operating income information includes the deduction of amortization of goodwill resulting from the transfer of all of the issued and outstanding shares of Preem Petroleum AB to Preem Holdings AB.

(4) Financial income includes interest income and other financial income. The loan being made by Preem Holdings AB to its parent company, Corral Petroleum Holdings AB, carries no interest and, accordingly, does not affect the pro forma calculations.

(5) The pro forma interest expense includes the amortization of capitalized transaction expenses.

(6) Other financial expense includes exchange rate losses and miscellaneous expenses.

(7) Income taxes do not generally reflect cash payable or paid, because Preem Holdings AB and Preem Petroleum AB have the ability to transfer, to a certain extent, their taxable income to their respective parent company as a group contribution, which is in the form of a book-entry dividend. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(8) No imputed tax impact has been included in the Interim Consolidated Statements of Operations under Swedish GAAP for the three months ended March 31, 2001. Accordingly, no imputed tax benefit has been included in the interim pro forma data under Swedish GAAP.

(9) Operating income (loss) under U.S. GAAP reflects differences in the determination of pension, taxes, goodwill, expenses, the amortization of goodwill and purchase accounting between Swedish GAAP and U.S. GAAP. See "--Principal Differences between Swedish GAAP and U.S. GAAP."

(10)  Effect on Net Income and Shareholders' Equity

      The following table sets forth the principal differences between Swedish GAAP and U.S. GAAP in the calculation of the pro forma net income and shareholders' equity.

                                                                     AS OF DECEMBER 31,
                                                                    ---------------------
                                                                      2000        2000
                                                                    ---------   ---------
                                                                       SEK          $
                                                                        (IN MILLIONS)
      Pro forma net income, Swedish GAAP..........................     274         25
      Pensions....................................................       4         --
      Pension refund..............................................     (89)        (7)
      Goodwill amortization.......................................     200         18
      Income tax effects of U.S. GAAP adjustments.................      23          2
                                                                       ---         --
      Pro forma net income, U.S. GAAP.............................     412         38
                                                                       ===         ==

                                                                       AS OF MARCH 31,
                                                                    ---------------------
                                                                      2001        2001
                                                                    ---------   ---------
                                                                       SEK          $
                                                                        (IN MILLIONS)
      Pro forma net income, Swedish GAAP..........................       1            --
      Pensions....................................................       1            --
      Pension refund..............................................       3            --
      Goodwill amortization.......................................      50             5
      Income taxes................................................     (24)           (2)
      Income tax effects of U.S. GAAP adjustments.................      (1)           --
                                                                       ---      --------
      Pro forma net income, U.S. GAAP.............................      30             3
                                                                       ===      ========

                                                                       AS OF MARCH 31,
                                                                    ---------------------
                                                                      2001        2001
                                                                    ---------   ---------
                                                                       SEK          $
                                                                        (IN MILLIONS)
      Pro forma shareholders' equity, Swedish GAAP................    5,516        508
      Difference between the net book value of the Preem Petroleum
        AB shares on Corral Petroleum Holdings AB's books and the
        net assets of Preem Petroleum AB as of March 31, 2001.....   (2,939)      (271)
      Pensions....................................................       51          5
      Pension refund..............................................      (86)        (8)
      Goodwill amortization.......................................    1,065         98
      Income taxes................................................      (46)        (4)
      Income tax effects of U.S. GAAP adjustments.................       10          1
                                                                     ------       ----
      Pro forma shareholders' equity U.S. GAAP....................    3,571        329
                                                                     ======       ====

      We have translated Kronor into Dollars at the rate of $1.00=SEK10.85 (the exchange rate on June 30, 2001).

(11) Net income in accordance with U.S. GAAP reflects the imputed tax effect, which is not reflected under Swedish GAAP.

(12) EBITDA represents operating profit or loss, before depreciation and amortization. EBITDA for 2000 includes SEK89 million of non-cash income that is non-recurring and that is attributable to a refund from the Swedish National Pension Fund. EBITDA for the three-month periods ended March 31, 2001 and March 31, 2000 does not include any non-cash income that is non-recurring. EBITDA is not a GAAP-based measure of liquidity or financial performance and should not be considered as a substitute for operating earnings, net income, cash flows from operating activities or other statements of operations or cash flow data computed in accordance with Swedish or U.S. GAAP. Funds depicted by this measure may not be available for management's discretionary use or for service of payment of interest or principle on the notes. Because all companies do not calculate EBITDA identically, the presentation of EBITDA may not be comparable to similarly entitled measures of other companies.

(13) Depreciation and amortization information under U.S. GAAP includes the amortization of goodwill resulting from Corral Petroleum Holdings AB's acquisition of Preem Petroleum AB. See "--Principal Differences between Swedish GAAP and U.S. GAAP."

(14) The pro forma cash and cash equivalents information includes an amount equal to the first interest payment due on the existing notes issued in April 2001 and the net proceeds of the July 2001 offering (including amounts received for accrued interest), less the Krona-equivalent of E10 million being distributed to Corral Petroleum Holdings AB. This amount also includes the Krona-equivalent of approximately E3 million remaining at Preem Petroleum AB from the proceeds of the April 2001 offering.

(15) The pro forma total assets information includes goodwill resulting from the transfer of all of the issued and outstanding shares of Preem Petroleum AB to Preem Holdings AB and capitalization of the costs of both offerings of the existing notes. The costs of the offerings will be amortized over a period of ten years, in the case of the existing notes offered in April 2001, and a period of 9.7 years, in the case of the existing notes offered in July 2001.

(16) Total current debt is represented in the audited Preem Petroleum AB Consolidated Financial Statements and, in respect of the three months ended March 31, 2001, the Preem Holdings AB unaudited Interim Consolidated Financial Statements, under current liabilities as "Liabilities to credit institutions." Under U.S. GAAP, total current debt includes bank overdraft facilities, which are categorized as long-term debt under Swedish GAAP.

(17) Total long-term debt excludes shareholder loans and the current portion of long-term debt, but includes amounts under bank overdraft facilities that are categorized as long-term debt under Swedish GAAP and other long-term liabilities.

(18) Shareholder loans are non-interest bearing instruments without fixed maturity.

(19) The Preem Holdings AB shareholders' equity reflects the shareholders' contribution at the value reflected on the books of Corral Petroleum Holdings AB prior to the transfer of all of the issued and outstanding shares of Preem Petroleum AB to Preem Holdings AB.

(20) Shareholders' equity under U.S. GAAP is increased due to the requirement that goodwill be pushed down to be reflected on the accounts of subsidiaries. See "--Principal Differences between Swedish GAAP and U.S. GAAP."

(21) Net debt is defined as total long-term debt and total current debt less cash and cash equivalents.

(22)  Total debt is defined as total long-term debt and total current debt.

(23) Total capitalization represents total current debt, total long-term debt, subordinated shareholder loans and total shareholders' equity.

(24) For purposes of determining the ratio of earnings to fixed charges and the deficiency of earnings to fixed charges, earnings are defined as income before income taxes plus fixed charges. Fixed charges include interest expense and one-third of rental expense on operating leases, representing that portion of rental expense deemed to be attributable to interest. Preem Petroleum AB had a deficiency of earnings to fixed charges in 1997 of SEK(183) million.

(25) For purposes of the Preem Holdings AB historical and pro forma Earnings/fixed charges calculations for the three-month period ended
     March 31, 2001, the Key Financial Information is calculated on the basis of earnings and fixed charges of Preem Petroleum AB for the twelve-month period ended March 31, 2001.

(26) Earnings per share is defined as net income (loss) divided by the weighted average amount of shares outstanding. The amounts are presented in Krona and Dollars, respectively. Basic and diluted income per share pro forma data in accordance with Swedish GAAP and U.S. GAAP is presented assuming the current capitalization of Preem Holdings AB.

PRINCIPAL DIFFERENCES BETWEEN SWEDISH GAAP AND U.S. GAAP

      We prepare our financial statements in accordance with Swedish GAAP. For a reconciliation of certain financial statement information to U.S. GAAP, see note 8 of the Preem Petroleum AB Interim Consolidated Financial Statements for the three-month period ended March 31, 2001, note 6 to the Preem Holdings AB Interim Consolidated Financial Statements for the three-month period ended
March 31, 2001, and note 25 of the Preem Petroleum AB Consolidated Financial Statements for each of the years in the three-year period ended December 31, 2000. The principal differences pertain to the treatment of pension expense, taxes, goodwill and purchase accounting.

     PENSION EXPENSE

      Under U.S. GAAP, the determination of pension expense for defined benefit pension plans is made pursuant to Statement of Financial Accounting Standard, "Employers' Accounting for Pensions SFAS No. 87." SFAS 87 requires consideration of more variables than Swedish GAAP. In particular, U.S. GAAP requires the use of a specific actuarial method (the projected unit credit method) which takes into consideration factors such as future salary increases and interest rate calculations based upon company-specific borrowing capacity.

     TAXES

      Under Swedish GAAP, deferred income taxes are generally recognized only to the extent that it is likely that a tax liability will arise in the foreseeable future. Deferred tax assets resulting from timing differences are recognized only to the extent that they can be offset against deferred tax liabilities. Under U.S. GAAP, deferred tax liabilities must be recognized on all differences between the book and tax basis of assets and liabilities, regardless of the likelihood of reversal or realization. Deferred tax assets, including tax loss carryforwards, are recognized to the extent that it is more probable than not that such asset will be realized.

      Under Swedish GAAP, no imputed tax has been included in the Interim Consolidated Statements of Operations for the three months ended March 31, 2000 and 2001. Under U.S. GAAP, income taxes for the three months ended March 31, 2000 and 2001 were determined in accordance with Accounting Principles Board Opinion No. 28, "Interim Financial Reporting."

     GOODWILL

      U.S. GAAP requires goodwill to be pushed down to be reflected on the accounts of subsidiaries. Swedish GAAP does not permit this treatment of goodwill. Accordingly, under Swedish GAAP, shareholders' equity is lower prior to the transaction and higher following the transaction compared to U.S. GAAP.

     PURCHASE ACCOUNTING

      Under Swedish GAAP, the transfer of all of the issued and outstanding shares of Preem Petroleum AB to Preem Holdings AB, which occurred on March 19, 2001, is accounted for as a purchase. Under U.S. GAAP, acquisition accounting does not apply to transfers of net assets between entities under common control. Accordingly, the assets and liabilities of Preem Petroleum AB are recorded by Preem Holdings AB at their cost basis in Preem Petroleum AB in a manner similar to a pooling of interests, with the financial statements restated to give effect to the transaction as if Preem Holdings AB and Preem Petroleum AB had been combined for the periods presented.

     EFFECT ON NET INCOME

      For the year ended December 31, 2000, our net income under U.S. GAAP was SEK637 million compared to SEK831 million under Swedish GAAP. For the year ended December 31, 1999, our net income under U.S. GAAP was SEK528 million compared to SEK713 million under Swedish GAAP.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

      The unaudited pro forma consolidated statement of operations data of Preem Holdings AB for the year ended December 31, 2000 in this section have been derived from the audited historical consolidated statement of operations of Preem Petroleum AB and the audited historical statements of operations of Preem Holdings AB included elsewhere in this prospectus. The unaudited pro forma consolidated statement of operations data of Preem Holdings AB for the three months ended March 31, 2001 in this section have been derived from the unaudited historical consolidated statements of operations of Preem Petroleum AB and of Preem Holdings AB included elsewhere in this prospectus. The unaudited pro forma consolidated balance sheet data of Preem Holdings AB as of March 31, 2001 in this section have been derived from the unaudited historical consolidated balance sheet of Preem Holdings AB included elsewhere in this prospectus. The audited and unaudited historical consolidated statements of operations of Preem Petroleum AB and of Preem Holdings AB and the unaudited historical consolidated balance sheets of Preem Holdings AB referred to above have been prepared in accordance with Swedish GAAP, which differs in certain significant respects from U.S. GAAP. See "Selected Consolidated Financial Data--Principal Differences between Swedish GAAP and U.S. GAAP," and see note 25 to the audited Preem Petroleum AB Consolidated Financial Statements for the three years ended December 31, 2000, note 6 to the Preem Holdings AB Interim Consolidated Financial Statements for the three-month period ended March 31, 2001, and note 8 to the unaudited Preem Petroleum AB Interim Consolidated Financial Statements for the three-month period ended March 31, 2001, included elsewhere in this prospectus.

      This section provides complete unaudited pro forma consolidated financial data of Preem Holdings AB. Preem Holdings AB unaudited pro forma consolidated statements of operations data for the three months ended March 31, 2001 and for the year ended December 31, 2000 give effect to the transfer of Preem Petroleum AB's issued and outstanding shares to Preem Holdings AB, both offerings of the existing notes and the use of proceeds from such offerings, as described in this prospectus, as if such transfer and transactions had occurred on January 1, 2001, and January 1, 2000, respectively. The Preem Holdings AB unaudited pro forma consolidated balance sheet data give effect to these transactions (other than the share transfer, which occurred on March 19, 2001) as if such transactions had occurred on March 31, 2001. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The unaudited pro forma financial data do not purport to represent what Preem Holdings AB's results of operations or financial condition would actually have been had the transfer and related financing transactions and the offerings in fact occurred on such dates, or to project the results of operations of Preem Holdings AB for any future period or the financial condition of Preem Holdings AB for any future date. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," the audited Preem Petroleum AB Consolidated Financial Statements and the related notes, the audited Preem Holdings AB Financial Statements and the related notes, the unaudited Interim Consolidated Financial Statements of Preem Petroleum AB and the related notes and the unaudited Interim Consolidated Financial Statements of Preem Holdings AB and the related notes, in each case, included elsewhere in this prospectus.

      Under Swedish GAAP, Corral Petroleum Holdings AB's contribution of the issued and outstanding shares of Preem Petroleum AB to Preem Holdings AB is accounted for as a purchase. The difference between the net book value of the Preem Petroleum AB shares on Corral Petroleum Holdings AB's books and the net assets of Preem Petroleum AB as of March 31, 2001 has been allocated to goodwill. Under U.S. GAAP, acquisition accounting does not apply to transfers of net assets between entities under common control. Accordingly, the assets and liabilities of Preem Petroleum AB are recorded by Preem Holdings AB at their cost basis in Preem Petroleum AB in a manner similar to a pooling of interests. The pro forma unaudited financial information is based upon certain assumptions and estimates, which are subject to change.

                                                                        YEAR ENDED DECEMBER 31, 2000
                                                   ----------------------------------------------------------------------
                                                                 PREEM                         PRO FORMA      PRO FORMA
                                                    PREEM      PETROLEUM                         PREEM          PREEM
                                                   HOLDINGS        AB          PRO FORMA      HOLDINGS AB    HOLDINGS AB
                                                      AB      CONSOLIDATED   ADJUSTMENTS(1)   CONSOLIDATED   CONSOLIDATED
                                                   --------   ------------   --------------   ------------   ------------
                                                     SEK          SEK             SEK             SEK            $(2)
                                                                                 UNAUDITED
                                                                               (IN MILLIONS)
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF
  OPERATIONS
AMOUNTS IN ACCORDANCE WITH SWEDISH GAAP:
  SALES REVENUE.................................       --        39,558             --           39,558          3,646
  Cost of goods sold............................       --       (37,123)            --          (37,123)        (3,421)
                                                   --------     -------           ----          -------         ------
  GROSS PROFIT..................................       --         2,435             --            2,435            225

  Selling expenses..............................       --          (945)            --             (945)           (87)
  Administrative expenses.......................       --          (215)          (332)(3)         (547)           (50)
  Other operating income........................       --           381             --              381             35
                                                   --------     -------           ----          -------         ------

  OPERATING INCOME..............................       --         1,656           (332)           1,324            123
  Financial income(4)...........................       --            76             --               76              7
  Interest expense..............................       --          (268)          (313)(5)         (581)           (54)
  Other financial expense.......................       --          (180)            --             (180)           (17)
                                                   --------     -------           ----          -------         ------
  Income (loss) before taxes....................       --         1,284           (645)             639             59
  Income taxes(6)...............................       --          (452)            88(7)          (364)           (34)
  Minority interests............................       --            (1)            --               (1)            --
                                                   --------     -------           ----          -------         ------
  Net income (loss).............................       --           831           (557)             274             25
                                                   ========     =======           ====          =======         ======

AMOUNTS IN ACCORDANCE WITH U.S. GAAP(15):
  Sales revenues................................       --        39,558             --           39,558          3,646
  Net income (loss).............................       --           637           (225)             412             38

                                                               THREE MONTHS ENDED MARCH 31, 2001
                                           --------------------------------------------------------------------------
                                              PREEM          PREEM                         PRO FORMA      PRO FORMA
                                             HOLDINGS      PETROLEUM                         PREEM          PREEM
                                                AB             AB          PRO FORMA      HOLDINGS AB    HOLDINGS AB
                                           CONSOLIDATED   CONSOLIDATED   ADJUSTMENTS(1)   CONSOLIDATED   CONSOLIDATED
                                           ------------   ------------   --------------   ------------   ------------
                                               SEK            SEK             SEK             SEK            $(2)
                                                                           UNAUDITED
                                                                         (IN MILLIONS)
UNAUDITED PRO FORMA CONSOLIDATED
  STATEMENTS OF OPERATIONS
AMOUNTS IN ACCORDANCE WITH SWEDISH GAAP:
  SALES REVENUE..........................          --         9,303             --            9,303           857
  Cost of goods sold.....................          --        (8,744)            --           (8,744)         (806)
                                             --------        ------          -----           ------          ----
  GROSS PROFIT...........................          --           559             --              559            51
  Selling expenses.......................          --          (219)            --             (219)          (20)
  Administrative expenses................          --           (70)           (83)(3)         (153)          (14)
  Other operating income.................          --            80             --               80             7
                                             --------        ------          -----           ------          ----
  OPERATING INCOME.......................          --           350            (83)             267            24
  Financial income(4)....................          --            14             --               14             1
  Interest expense.......................          --           (67)           (78)(5)         (145)          (13)
  Other financial expense................          --          (133)            --             (133)          (12)
                                             --------        ------          -----           ------          ----
  Income (loss) before taxes.............          --           164           (161)               3            --
  Income taxes(7)........................          --            (1)            --(8)            (1)           --
  Minority interests.....................          --            (1)             0               (1)           --
                                             --------        ------          -----           ------          ----
  Net income (loss)......................          --           162           (161)               1            --
                                             ========        ======          =====           ======          ====

AMOUNTS IN ACCORDANCE WITH U.S. GAAP:
  Sales revenues.........................          --         9,303             --            9,303           857
  Net income (loss)......................          --            86            (56)              30             3

                                                                            AS OF MARCH 31, 2001
                                                         -----------------------------------------------------------
                                                            PREEM                         PRO FORMA      PRO FORMA
                                                           HOLDINGS                         PREEM          PREEM
                                                              AB          PRO FORMA      HOLDINGS AB    HOLDINGS AB
                                                         CONSOLIDATED   ADJUSTMENTS(1)   CONSOLIDATED   CONSOLIDATED
                                                         ------------   --------------   ------------   ------------
                                                             SEK             SEK             SEK            $(2)
                                                                                  UNAUDITED
                                                                                (IN MILLIONS)
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AMOUNTS IN ACCORDANCE WITH SWEDISH GAAP:
ASSETS
FIXED ASSETS:
  Total intangible assets..............................      3,463               --           3,463          319
  Total tangible fixed assets..........................      5,139               --           5,139          474
  Total financial assets...............................        245               92(9)          337           31
  Other deferred costs.................................         --              126(10)         126           11
                                                            ------        ---------        --------        -----
  TOTAL FIXED ASSETS...................................      8,847              218           9,065          835

CURRENT ASSETS:
  Inventories..........................................      4,003               --           4,003          369
  Accounts receivable..................................      3,480               --           3,480          321
  Other current assets.................................        514               --             514           47
  Cash and cash equivalents............................        299              567(11)         866           80
                                                            ------        ---------        --------        -----
  TOTAL CURRENT ASSETS.................................      8,296              567           8,863          817
                                                            ------        ---------        --------        -----
  TOTAL ASSETS.........................................     17,143              785          17,928        1,652

TOTAL EQUITY PROVISIONS AND LIABILITIES
SHAREHOLDERS' EQUITY:
  Capital and reserves.................................      5,516               --           5,516          508
  MINORITY INTERESTS...................................        123               --             123           11

PROVISIONS:
  Pension provision....................................        189               --             189           18
  Deferred tax liability...............................        255               --             255           24
  Other provisions.....................................        119               --             119           11

LONG-TERM LIABILITIES:
  Shareholder loans(12)................................      2,259           (2,015)(13)        244           22
  Liabilities to credit institutions...................      3,257               --           3,257          300
  Bank overdraft facility..............................         89               --              89            8
  Notes................................................         --            2,800           2,800(14)      258

CURRENT LIABILITIES:
  Liabilities to credit institutions...................      1,085               --           1,085          100
  Advanced payments from customers.....................        137               --             137           13
  Accounts payable.....................................      1,425               --           1,425          131
  Other liabilities....................................      2,689               --           2,689          248
                                                            ------        ---------        --------        -----
  TOTAL LIABILITIES....................................     11,504              785          12,289        1,133
  TOTAL EQUITY PROVISIONS AND LIABILITIES..............     17,143              785          17,928        1,652

------------

(1) The pro forma adjustments reflect the reconciliation of the consolidated statements of operations for the year ended December 31, 2000, and the reconciliation of the consolidated net shareholders' equity as of the quarter ended March 31, 2001.

(2) We have translated Kronor into Dollars at the rate of $1.00=SEK10.85 (the exchange rate on June 30, 2001). We have provided this translation solely for your convenience.

(3) The pro forma administrative expenses adjustment reflects goodwill amortization associated with the goodwill established as a result of the transfer of all of the issued and outstanding shares of Preem Petroleum AB to Preem Holdings AB. Goodwill is being amortized using the straight-line method over an original period of 15 years with 9 1/3 years remaining as of January 1, 2000.

(4) Financial income includes interest income and other financial income. The loan being made by Preem Holdings AB to its parent company, Corral Petroleum Holdings AB, carries no interest and, accordingly, does not affect the pro forma calculations.

(5) The pro forma interest expense adjustment includes interest expense associated with the issuances of the existing notes (E305 million, 10 5/8% interest) and amortization of related transaction costs, which, in the case of the existing notes offered in April 2001, are being amortized using the straight-line method, over a period of ten years and, in the case of the existing notes offered in July 2001, are being amortized over a period of
     9.7 years. The shareholder loan from Corral Petroleum Holdings AB to Preem Holdings AB carries no interest.

(6) Income taxes do not generally reflect cash paid or payable, because Preem Holdings AB and Preem Petroleum AB have the ability to transfer, to a certain extent, its taxable income to its parent company as a group contribution, which is in the form of a book-entry dividend. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(7) The pro forma income tax adjustment reflects the imputed tax effect of the change in interest expense and financial income at the Swedish corporate tax rate of 28%. Goodwill is not deductible for tax purposes, thus no tax impact is included for the impact of the additional goodwill amortization.

(8) No imputed tax impact has been included in the Interim Consolidated Statements of Operations for the three months ended March 31, 2001 under Swedish GAAP. Accordingly, no imputed tax benefit has been included in the interim pro forma data under Swedish GAAP.

(9) The pro forma adjustment to total financial assets reflects the Krona-equivalent of a E10 million distribution to be made by Preem Holdings AB to its parent, Corral Petroleum Holdings AB, promptly after the closing of the July 2001 offering of existing notes. See "Use of Proceeds." This distribution will initially take the form of an interest-free intercompany loan from Preem Holdings AB to Corral Petroleum Holdings AB.

(10) The pro forma other deferred costs adjustment reflects capitalized transaction costs associated with the issuances of the existing notes which, in the case of the existing notes offered in April 2001, are being amortized over a period of ten years and, in the case of the existing notes offered in July 2001 are being amortized over a period of 9.7 years.

(11) The pro forma cash and cash equivalents adjustment includes an amount equal to the first interest payment due on the existing notes issued in April 2001 and the net proceeds of the July 2001 offering of existing notes (including amounts received for accrued interest), less the Krona-equivalent of E10 million being distributed to Corral Petroleum Holdings AB. This amount also includes the Krona-equivalent of approximately E3 million remaining at Preem Petroleum AB from the proceeds of the April 2001 offering.

(12) Shareholder loans from Corral Petroleum Holdings AB to Preem Holdings AB are non-interest bearing instruments without fixed maturity.

(13) The pro forma shareholder loans adjustment reflects the net proceeds of the April 2001 offering that were repaid to Corral Petroleum Holdings AB. This loan adjustment was converted at the exchange rate on June 30, 2001 ($1.00=SEK10.85).

(14) The existing notes, amounting to an aggregate principal amount of E305 million, are senior debt secured by a first priority pledge of all outstanding shares of Preem Petroleum AB and a first priority security assignment of a SEK2,277 million subordinated intercompany loan from Preem Holdings AB to Preem Petroleum AB.

(15)  Effect on Net Income and Shareholders' Equity.

      The following tables sets forth the principal differences between Swedish GAAP and U.S. GAAP in the calculation of the pro forma net income and shareholders' equity.

                                                                     AS OF
                                                                 DECEMBER 31,
                                                              -------------------
                                                                2000       2000
                                                              --------   --------
                                                                SEK         $
                                                                 (IN MILLIONS)
Pro forma net income, Swedish GAAP..........................      274        25
Pensions....................................................        4        --
Pension refund..............................................      (89)       (7)
Goodwill amortization.......................................      200        18
Income tax effects of U.S. GAAP adjustments.................       23         2
                                                               ------      ----
Pro forma net income, U.S. GAAP.............................      412        38
                                                               ======      ====

                                                                AS OF MARCH 31,
                                                              -------------------
                                                                2001       2001
                                                              --------   --------
                                                                SEK         $
                                                                 (IN MILLIONS)
Pro forma net income, Swedish GAAP..........................        1        --
Pensions....................................................        1        --
Pension refund..............................................        3        --
Goodwill amortization.......................................       50         5
Income taxes................................................      (24)       (2)
Income tax effects of U.S. GAAP adjustments.................       (1)       --
                                                               ------      ----
Pro forma net income, U.S. GAAP.............................       30         3
                                                               ======      ====

                                                                AS OF MARCH 31,
                                                              -------------------
                                                                2001       2001
                                                              --------   --------
                                                                SEK         $
                                                                 (IN MILLIONS)
Pro forma shareholders' equity, Swedish GAAP................    5,516       508
Difference between the net book value of the Preem Petroleum
  AB shares on Corral Petroleum Holdings AB's books and the
  net assets of Preem Petroleum AB as of March 31, 2001.....   (2,939)     (271)
Pensions....................................................       51         5
Pension refund..............................................      (86)       (8)
Goodwill amortization.......................................    1,065        98
Income taxes................................................      (46)       (4)
Income tax effects of U.S. GAAP adjustments.................       10         1
                                                               ------      ----
Pro forma shareholders' equity U.S. GAAP....................    3,571       329
                                                               ======      ====

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      THE FOLLOWING IS A DISCUSSION OF THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION OF PREEM PETROLEUM AB FOR THE YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000, AND THE THREE MONTHS ENDED MARCH 31, 2000 AND 2001. IN THE SECTION BELOW, THE "COMPANY," "WE," "US" AND "OUR" REFER TO PREEM PETROLEUM AB AND ITS CONSOLIDATED SUBSIDIARIES, AND NOT TO PREEM HOLDINGS AB. NOTWITHSTANDING THE PRECEDING SENTENCE, IN ALL INSTANCES, SUCH REFERENCES ARE TO PREEM HOLDINGS AB IN THE CASE OF MARCH 31, 2001 BALANCE SHEET DATA. BECAUSE THE ISSUER HAD BEEN A DORMANT COMPANY PRIOR TO 2001, WE BELIEVE THAT THIS APPROACH PROVIDES MORE RELEVANT DISCLOSURE WITH RESPECT TO OUR ANNUAL RESULTS OF OPERATIONS. BECAUSE OF THE ACCOUNTING TREATMENT FOR THE TRANSFER OF ALL OF THE ISSUED AND OUTSTANDING SHARES OF PREEM PETROLEUM AB TO PREEM HOLDINGS AB, THIS APPROACH ALSO PROVIDES MORE RELEVANT DISCLOSURE WITH RESPECT TO OUR INTERIM RESULTS OF OPERATIONS. YOU SHOULD READ THIS DISCUSSION IN CONJUNCTION WITH THE PREEM PETROLEUM AB AUDITED CONSOLIDATED FINANCIAL STATEMENTS AND THE RELATED NOTES, THE PREEM HOLDINGS AB AUDITED FINANCIAL STATEMENTS AND THE RELATED NOTES, THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS OF PREEM PETROLEUM AB AND THE RELATED NOTES, AND THE UNAUDITED INTERIM FINANCIAL STATEMENTS OF PREEM HOLDINGS AB AND THE RELATED NOTES, IN EACH CASE, INCLUDED ELSEWHERE IN THIS PROSPECTUS. WE HAVE PREPARED THE PREEM PETROLEUM AB AUDITED CONSOLIDATED FINANCIAL STATEMENTS, THE PREEM HOLDINGS AB AUDITED FINANCIAL STATEMENTS, THE UNAUDITED INTERIM FINANCIAL STATEMENTS OF PREEM PETROLEUM AB, THE UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS OF PREEM HOLDINGS AB, AND THE PREEM HOLDINGS AB UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION, IN ACCORDANCE WITH SWEDISH GAAP. THESE ACCOUNTING PRINCIPLES DIFFER IN CERTAIN SIGNIFICANT RESPECTS FROM U.S. GAAP. SEE "SELECTED CONSOLIDATED FINANCIAL DATA--PRINCIPAL DIFFERENCES BETWEEN SWEDISH GAAP AND U.S. GAAP."

      THE FOLLOWING DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT ARE ESTIMATES MADE BY OUR MANAGEMENT BASED UPON AVAILABLE INFORMATION AS WELL AS MANAGEMENT'S INTERPRETATION OF WHAT IT BELIEVES ARE SIGNIFICANT FACTORS AFFECTING OUR BUSINESS AND THE MARKETS FOR OUR PRODUCTS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THOSE SET OUT UNDER "RISK FACTORS" AND THOSE REFERRED TO BELOW. WE CANNOT ASSURE YOU THAT THESE ESTIMATES WILL PROVE TO BE CORRECT OR THAT THE INFORMATION, INTERPRETATIONS AND THE ASSUMPTIONS ON WHICH THEY ARE BASED WILL PROVE TO BE VALID.

OVERVIEW

      Our refineries purchase crude oil from suppliers around the world and produce refined products for sale. Our Supply and Refining Division sells refined products wholesale to our Swedish Market Division and International Division and to third parties, primarily other refined product marketing companies. Our Swedish Market Division and International Division resell products to both wholesale and retail customers.

      Prices for crude oil and refined products are subject to frequent and significant fluctuations. As a result, a refinery's sales revenue and cost of goods sold can vary significantly from period to period, even when the volume of crude oil purchased and refined products sold remain relatively constant. A refinery's sales revenue depends on refined product prices, currency fluctuations and throughput, which is a function of refining capacity and utilization. The cyclicality of refined product prices results in high volatility of sales revenue. Consequently, sales revenue, viewed alone, is not indicative of an oil refining company's results. Earnings and cash flow from refining are largely driven by gross and net refining margins, and a successful refinery strives to maintain its profit margins from year to year, notwithstanding fluctuations in the prices of crude oil and refined products.

REFINING MARGINS

      Oil refineries measure the financial performance of their operations by their margins. "Gross refining margin" is the difference between the sales revenue received from the sale of refined products produced by a refinery and the cost of crude oil and (where relevant) other intermediate feedstocks processed by it. While crude oil costs in general are a function of supply and demand, there are many grades of crude oil and their relative prices vary. Like crude oil, different refined products vary in price. A refinery's gross refining margin is a measure of both the sophistication of the plant's design and its crude oil purchasing strategy (its ability to produce the most valuable refined product mix from the least costly crude oil). Thus, a refinery with a cracking facility, such as Scanraff, that can produce a higher percentage of the lighter, higher-value, fractions, will generally have a higher gross refining margin than a less complex facility, such as Preemraff. Refining margin measures the ability of a refinery to cover the costs of its refining process. "Net cash margin" is the refining margin less the refinery's fixed operating costs, excluding depreciation and other non-cash costs. Net cash margin indicates the cash generating capability of the refinery. "Net refining margin" is the net cash margin less depreciation and reflects the overall profitability of the refinery.

      The following tables show the calculation of margins for Scanraff and Preemraff for the periods covered by the Preem Petroleum AB Consolidated Financial Statements. In accordance with industry practice, the margins are expressed in Dollars per barrel. The information for Scanraff shows our share of the refinery's production for the years indicated.

                                                                                          THREE MONTHS
                                                                                              ENDED
                                                         YEAR ENDED DECEMBER 31,            MARCH 31,
                                                      ------------------------------   -------------------
                                                        1998       1999       2000       2000       2001
                                                      --------   --------   --------   --------   --------
                                                                    (IN $/BARREL)
SCANRAFF
  GROSS REFINING MARGIN.............................   $ 2.79     $ 1.52     $ 3.03     $ 1.85     $ 2.19
  Variable refining costs...........................    (0.21)     (0.23)     (0.22)     (0.26)     (0.19)
                                                       ------     ------     ------     ------     ------
  REFINING MARGIN...................................     2.58       1.29       2.81       1.59       2.00
  Fixed operating costs (excluding depreciation)....    (0.53)     (0.53)     (0.50)     (0.54)     (0.55)
                                                       ------     ------     ------     ------     ------
  NET CASH MARGIN...................................     2.05       0.76       2.31       1.05       1.45
  Depreciation......................................    (0.39)     (0.38)     (0.34)     (0.37)     (0.32)
                                                       ------     ------     ------     ------     ------
  NET REFINING MARGIN...............................   $ 1.66     $ 0.38     $ 1.97     $ 0.68     $ 1.13
                                                       ======     ======     ======     ======     ======
  TOTAL PRODUCTION (IN 1,000 BARRELS)...............   54,822     56,648     57,504     14,392     13,820

PREEMRAFF
  GROSS REFINING MARGIN.............................   $ 1.66     $ 0.94     $ 2.08     $ 1.01     $ 1.15
  Variable refining costs...........................    (0.22)     (0.26)     (0.34)     (0.44)     (0.18)
                                                       ------     ------     ------     ------     ------
  REFINING MARGIN...................................     1.44       0.68       1.74       0.57       0.97
  Fixed operating costs (excluding depreciation)....    (0.57)     (0.63)     (0.35)     (0.41)     (0.35)
                                                       ------     ------     ------     ------     ------
  NET CASH MARGIN...................................     0.87       0.05       1.39       0.16       0.62
  Depreciation......................................    (0.53)     (0.60)     (0.46)     (0.54)     (0.45)
                                                       ------     ------     ------     ------     ------
  NET REFINING MARGIN...............................   $ 0.34     $(0.55)    $ 0.93     $(0.38)    $ 0.17
                                                       ======     ======     ======     ======     ======
  TOTAL PRODUCTION (IN 1,000 BARRELS)...............   37,161     33,729     42,505      9,829     10,541

      For the first quarter of 2001, the gross refining margins at Scanraff were $2.19/barrel, which represents an increase of approximately 18% from the gross refining margins of $1.85/barrel for the first quarter of 2000. Scanraff's variable refining costs decreased by approximately 26% during the first quarter of 2001 compared to the first quarter of 2000. This decrease was attributable to the strong Dollar, which decreased the Dollar-equivalent of our Krona-denominated variable refining costs. Scanraff's fixed operating costs remained relatively constant during the first quarter of 2001 as compared to the first quarter of 2000.

      For the first quarter of 2001, the gross refining margins at Preemraff were $1.15/barrel, which represents an increase of approximately 14% from the gross refining margins of $1.01/barrel for the first quarter of 2000. The variable refining costs decreased by approximately 59% during the first quarter of 2001 compared to the first quarter of 2000. This decrease was attributable to reduced use of natural gas as an energy source at the Preemraff refinery in the three months ended March 31, 2001 compared to the three months ended March 31, 2000. This reduced use of natural gas is due to period-to-period changes in the refinery's use of natural gas as opposed to its own fuel oil as an energy source. Decisions by management to make such reductions are influenced by the need to control the emissions of nitrogen oxides from the refinery. Fixed operating costs for Preemraff decreased by approximately 15% during the first quarter of 2001 compared to the first quarter of 2000 as a result of increased deliveries of excess heat, the revenues from which we net-off against our fixed operating costs.

      Gross refining margins decreased in 1999 at both of our refineries, while these margins increased in 2000. We believe the decrease in gross refining margins in 1999 was industry-wide and was attributable to the following factors:

     - steady increases in crude oil prices throughout the year, which significantly increased feedstock costs, generally at a faster rate than any increases in refined product prices; and

     - high gasoline and heating oil inventories as a result of two mild winters in northwestern Europe, which increased supply and led to a decrease in prices for these products.

      We believe the increase in gross refining margins in 2000 also was industry-wide and was attributable to the following factors:

     - a robust demand for gasoline in the United States, which caused prices of refined products to rise relative to crude oil prices;

     - the introduction of new product specifications on both sides of the Atlantic; and

     - to a lesser extent, a reduction in product supply due to an unusually high level of planned and unplanned capacity outages.

      Our gross refining margins at both refineries in 2000 were the highest in our company history, while those for 1999 were among the lowest during the past decade. Gross refining margins at Scanraff increased from $1.52/barrel in 1999 to $3.03/barrel in 2000, an increase of approximately 99%. This contrasts with a decrease of approximately 46% in the gross refining margins at Scanraff between 1998 and 1999, from $2.79/barrel in 1998 to $1.52/barrel in 1999. Scanraff's variable refining costs and fixed operating costs (excluding depreciation) remained relatively constant during the period from 1998 through 2000.

      At Preemraff, the gross refining margins followed the same trend, increasing approximately 121% in 2000, from $0.94/barrel in 1999 to $2.08/barrel in 2000. This contrasts with a decrease of approximately 43% in our gross refining margins at Preemraff between 1998 and 1999, from $1.66/barrel in 1998 to $0.94/barrel in 1999. Preemraff's variable refining costs increased by approximately 31% from 1999 to 2000 and by approximately 18% from 1998 to 1999. This increase was largely attributable to the decreased use of fuel oil compared to natural gas as an energy source at Preemraff. The fixed operating costs (excluding depreciation) at Preemraff decreased by approximately 44% from 1999 to 2000, while these costs increased by approximately 11% from 1998 to 1999. The size of the decrease in 2000 was attributable to non-recurring pension and property tax refunds, as well as to increased production at Preemraff.

PRICE EFFECT ON INVENTORIES

      We hold large inventories of crude oil and refined products and, as a result, our financial results are impacted by the effects of fluctuations in the market prices for crude oil and refined products. To the extent that crude oil and refined product prices rise in tandem, our gross profit would generally be positively affected, because we compute the gross profit as the excess of sales revenue (determined at the time of sale at the higher refined product prices) over the cost of goods sold (determined at the earlier time the crude oil is purchased at lower prices). Thus, a portion of the gross profit we earn during a period of rising prices may be attributable solely to the increase in prices during the period after we buy the crude oil and prior to the time we finish refining it and sell it. However, during periods of rising crude oil prices, the cost of replenishing our crude oil inventories and, thus, our working capital requirements, are similarly rising. Because changes in refined product prices tend to lag behind changes in crude oil prices, we generally experience the increased working capital requirements from higher crude oil prices sooner, and to a greater degree, than the benefits to our gross profit that may arise from selling products at higher refined product prices. Moreover, depending on the rate and the duration of the increase, and the degree to which crude oil prices move more than refined prices, our gross profit margins may actually decline during periods of rising crude oil prices. During periods of declining crude oil prices, we believe that we experience the opposite effects.

      We believe that, although the price effect on inventories may impact our results for a given period, over the long-term, the effects of rising and falling oil prices tend to offset each other. In addition we believe that from a cash flow perspective, the effects of rising and falling oil prices on gross profit and working capital tend to offset each other. In comparing our results from period to period, we believe that it is thus important to note that these price effects on inventories are unrelated to, and do not reflect, the underlying efficiency of our refineries.

RESULTS OF OPERATIONS

      Our revenues include excise duties, which are Swedish taxes on petroleum products that our Swedish Market Division collects at the point of sale and remits monthly to the Swedish government. The continuous collection of excise duties at the time of sale and the holding of such excise duties until we are obligated to remit them to the government enables us to use this cash to fund a significant portion of our working capital needs. Sales revenue represents our revenues less the excise duties. In this discussion, we have broken out the sales revenue of our Supply and Refining Division, Swedish Market Division and International Division. The sales revenue of our Supply and Refining Division includes intercompany sales to the Swedish Market Division and International Division, and sales revenue of the two marketing divisions includes the sales revenue received on the resale of such refined products. We have included intercompany sales revenue in the total for the Supply and Refining Division. These sales are made at market rates. Since refined products are commodities, these sales could have been made to third parties at similar prices. We believe that the inclusion of these amounts in the sales revenue for our Supply and Refining Division properly reflects the results of these divisions for purposes of comparison. To avoid overstating total sales revenue, these intercompany sales have been eliminated in the Preem Petroleum AB Consolidated Financial Statements.

      Cost of goods sold consists of the cost of our crude oil purchases (including transportation costs) and direct production costs (including depreciation of equipment used in the refining process). We have no supply contracts of more than 13 months in duration and rely primarily on spot market purchases. We regularly monitor market conditions for various types of crude oil as well as demand for refined products.

      Gross profit is our sales revenue less the cost of goods sold. Occasionally, due to market forces, the crude oil and/or refined product price curve is in "contango," meaning that forward prices of crude oil or refined products exceed current spot market prices. These market conditions existed for both crude oil and refined products for an unusually long period and to an unusually great degree in 1998. While we do not speculate with inventory, as a result of our large storage capacity we were able to take advantage of the price curve being in contango in 1998 by simultaneously entering into current spot market purchase and future sale agreements. When we take advantage of the price curve being in contango, our primary expense is that associated with storing the crude oil or refined products until their time of delivery under the future sale agreement. So long as our storage costs are less than the profit margin resulting from the price curve being in contango we are able to lock in a profit margin. Having locked in our margin, we realized significant profits in 1998 by utilizing our substantial storage facilities to store crude oil and refined products at our existing facilities until the delivery date called for by the sale agreements. In 1999 and 2000, there were occasional contango market conditions, but they did not result in additional profits comparable to those realized in 1998.

      Selling expenses consist primarily of the costs of sales personnel, advertising and promotions. Administrative expenses consist primarily of the costs of administrative personnel.

      Other operating income consists of our sales of surplus heat, harbor fees, commission income, sales of storage certificates to other oil companies for their EU-imposed compulsory storage obligations, income from the rental of dealer-operated service stations and several other items none of which is individually material. Our other operating income is largely attributable to our non-refining business and, as such, is insulated to a degree from the volatility of our refining margins and provides us with relatively stable earnings.

      Operating income is gross profit net of the foregoing items and net of non-recurring items, if any. We have itemized the contributions to operating income of our Supply and Refining Division, Swedish Market Division and International Division.

      Financial income and expenses, net, consist of our share of the non-cash income (loss) of associated companies, dividends received, interest income and expense, foreign exchange losses and certain other items.

      We are subject to Swedish income tax on our taxable income. We attempt to minimize the amount of taxes payable by Preem Petroleum AB by transferring, to the extent possible, our taxable income to our parent company, previously Corral Petroleum Holdings AB. As a result, the amount included on our statement of operations as income taxes generally reflects book-entry transfers rather than cash paid or payable. In particular, we effect a transfer to our parent company, which we record as a group contribution, which is in the form of a book-entry dividend, so the amount we can transfer on a year-to-year basis is limited by the Swedish Companies Act to the lesser of the amount of our unrestricted shareholders' equity, which includes net income earned during the year, shown on a consolidated and stand-alone basis. The group contribution is simultaneously offset by a shareholder loan. The excess of the group contribution, if any, over a shareholder loan represents a true dividend payable in cash. In 1998, we paid income taxes of SEK5 million. We received a tax refund of SEK11 million in 1999 and paid income taxes of SEK11 million in 2000.

      Minority interests principally reflect the interest of Hydro R&M Holding AS, an affiliate of Norsk Hydro AS, in Scanraff, the interest of Vattenfall AB in Preem Gas AB and the interest of Greenergy International Limited in Greenergy Fuels Limited.

      The following table shows certain items in the Preem Petroleum AB consolidated statements of operations for the last three years and for the three months ended March 31, 2000 and 2001.

                                                                                                THREE MONTHS ENDED
                                                       YEAR ENDED DECEMBER 31,                      MARCH 31,
                                              -----------------------------------------   ------------------------------
                                                1998       1999            2000             2000            2001
                                              --------   --------   -------------------   --------   -------------------
                                                SEK        SEK        SEK        $(1)       SEK        SEK        $(1)
                                                                                                   (UNAUDITED)
                                                                            (IN MILLIONS)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
  Revenues..................................   22,139     28,793     46,195      4,258     10,298     11,598     1,069
  Excise duties.............................   (6,381)    (6,573)    (6,637)      (612)    (1,606)    (2,295)     (212)
                                              -------    -------    -------     ------     ------     ------     -----
  SALES REVENUE.............................   15,758     22,220     39,558      3,646      8,692      9,303       857
  Cost of goods sold........................  (14,362)   (20,142)   (37,123)    (3,421)    (8,193)    (8,744)     (806)
                                              -------    -------    -------     ------     ------     ------     -----
  GROSS PROFIT..............................    1,396      2,078      2,435        225        499        559        51
  Selling and administrative expenses.......   (1,089)    (1,093)    (1,160)      (107)      (207)      (289)      (26)
  Other operating income....................      265        236        381         35         69         80         7
                                              -------    -------    -------     ------     ------     ------     -----
  OPERATING INCOME..........................      572      1,221      1,656        153        310        350        32
  Financial expense, net(2).................     (261)      (233)      (372)       (35)       (70)      (186)      (17)
                                              -------    -------    -------     ------     ------     ------     -----
  INCOME BEFORE TAXES.......................      311        988      1,284        118        240        164        15
  Income taxes(3)...........................     (185)      (274)      (452)       (41)         0         (1)        0
  Minority interests........................       (2)        (1)        (1)         0         (1)        (1)        0
                                              -------    -------    -------     ------     ------     ------     -----
  NET INCOME................................      124        713        831         77        239        162        15
                                              =======    =======    =======     ======     ======     ======     =====

------------

(1) We have translated Kronor into Dollars at the rate of $1.00=SEK10.85 (the exchange rate on June 30, 2001). We have provided this translation solely for your convenience.

(2) Financial expense, net, consists of Preem Petroleum AB's share of the non-cash income (loss) of associated companies, dividends received, interest income and expense, foreign exchange losses and certain other items.

(3) Income taxes do not generally reflect cash payable or paid, because Preem Petroleum AB transfers, to the extent possible, its taxable income to its parent company as a group contribution, which is in the form of a book-entry dividend.

      The following table shows the sales revenue and operating income of our three divisions for the last three years and the three months ended March 31, 2000 and 2001.

                                                                                                         THREE MONTHS
                                                             YEAR ENDED DECEMBER 31,                   ENDED MARCH 31,
                                                    -----------------------------------------   ------------------------------
                                                      1998       1999            2000             2000            2001
                                                    --------   --------   -------------------   --------   -------------------
                                                      SEK        SEK        SEK        $(1)       SEK        SEK        $(1)
                                                                                                    (UNAUDITED)
                                                                                  (IN MILLIONS)
SALES REVENUE:
  Supply and Refining(2)..........................   12,526     18,728     35,477     3,270      7,787      8,207       756
  Swedish Market..................................    6,071      7,040      9,904       913      2,297      2,668       246
  International...................................      741        791      1,462       135        214        396        36
TOTAL SALES REVENUE(3)............................   15,758     22,220     39,558     3,646      8,692      9,303       857
OPERATING INCOME (LOSS):
  Supply and Refining.............................      578      1,120      1,540       142        268        197        18
  Swedish Market..................................       48         92          6         1         35         42         4
  International...................................       (1)       (30)       (69)       (6)        (8)       (15)       (1)
  Other non-allocated income (expense)(4).........      (53)        39        179        16         15        126        11
TOTAL OPERATING INCOME............................      572      1,221      1,656       153        310        350        32

------------

(1) We have translated Kronor into Dollars at the rate of $1.00=SEK10.85 (the exchange rate on June 30, 2001). We have provided this translation solely for your convenience.

(2) Includes sales by our Supply and Refining Division to our Swedish Market Division and International Division of SEK3,580 million for 1998,
     SEK4,339 million for 1999, SEK7,285 million for 2000, SEK1,606 million for the first quarter of 2000 and SEK1,967 million for the first quarter of 2001. We have included intercompany sales revenue in the total for our Supply and Refining Division. These sales are made at market rates. Since refined products are commodities, these sales could have been made to third parties at similar prices. We believe that including these amounts in Supply and Refining Division sales revenue properly reflects the results of these divisions for purposes of comparison. To avoid overstating total sales revenue, such intercompany sales are eliminated in the Preem Petroleum AB Consolidated Financial Statements.

(3) Total sales revenue is our total revenue less excise duties, which are taxes collected at the point of sale by our Swedish Market Division and remitted monthly to the Swedish government.

(4) Other non-allocated income (expense) includes corporate cost center, non-recurring items and exchange rate differences, the most significant of which is exchange rate differences. We only reported a non-recurring item in 2000 of SEK89 million, which represented a pension refund.

     THREE MONTHS ENDED MARCH 31, 2001 COMPARED TO THREE MONTHS ENDED MARCH 31, 2000

      REVENUES. Our revenues for the three months ended March 31, 2001 were SEK11,598 million, an increase of SEK1,300 million, or approximately 13%, from SEK10,298 million for the three months ended March 31, 2000. This increase is almost entirely attributable to the strong Dollar, which increased by 13% against the Krona during this period. Because our sales are made principally in Dollars, a stronger Dollar, when translated into Kronor, will result in an increase in revenues if all other factors remain constant over time. This increase in revenues was offset, to a very limited extent, by a slight decrease in product prices.

      SALES REVENUE. Sales revenue for the three months ended March 31, 2001 was SEK9,303 million, an increase of SEK611 million, or approximately 7%, from SEK8,692 million for the three months ended March 31, 2000, primarily as a result of, and in the same proportions as, the factors discussed above.

      COST OF GOODS SOLD.  Cost of goods sold for the three months ended
March 31, 2001 was SEK8,744 million, an increase of SEK551 million, or approximately 7%, from SEK8,193 million for the three months ended March 31, 2000. The increase was attributable to, and in the same proportions as, the factors discussed above.

      GROSS PROFIT. Gross profit for the three months ended March 31, 2001 was SEK559 million, an increase of SEK60 million, or approximately 12%, from SEK499 million for the three months ended March 31, 2000, primarily as a result of, and in the same proportions as, the factors discussed above.

      SELLING AND ADMINISTRATIVE EXPENSES. Selling expenses for the three months ended March 31, 2001 were SEK219 million, an increase of SEK12 million, or approximately 6%, from SEK207 million for the three months ended March 31, 2000. Approximately half of the increase in selling expenses is attributable to the repair and maintenance of service stations and approximately half is attributable to our assuming the operations of formerly franchised service stations. Although our strategy is to increase our network of franchised service stations, when franchisees exit our network, our practice is to operate these formerly franchised service stations to maintain our market presence, even though this temporarily increases our selling expenses. Administrative expenses for the three months ended March 31, 2001 were SEK70 million, an increase of SEK19 million, or approximately 37%, from SEK51 million for the three months ended March 31, 2000. This increase in administrative expenses is largely a result of the implementation of an information technology project related to the business operations at our head office.

      OTHER OPERATING INCOME. Other operating income for the three months ended March 31, 2001 was SEK80 million, an increase of SEK11 million, or approximately 16%, from SEK69 million for the three months ended March 31, 2000. The increase in other operating income for the three months ended March 31, 2001 is a result of an increase of SEK7 million in the sale of storage certificates to other oil companies for their compulsory storage obligations and an increase of SEK4 million in deliveries of waste heat sold by our Preemraff refinery to the City of Gothenburg.

      OPERATING INCOME (LOSS). Operating income for the three months ended March 31, 2001 was SEK350 million, an increase of SEK40 million, or approximately 13%, from SEK310 million for the three months ended March 31, 2000. The operating income of our Supply and Refining Division was SEK197 million for the three months ended March 31, 2001, a decrease of SEK71 million, or approximately 26%, from SEK268 million for the three months ended March 31, 2000. This decrease in operating income is attributable to lower price gains on inventory in the three months ended March 31, 2001 compared to the price gains on inventory for the three months ended March 31, 2000. This decrease was partially offset by higher income resulting from higher refining margins at both our refineries. Our Swedish Market Division generated operating income of SEK42 million for the three months ended March 31, 2001, an increase of SEK7 million, or approximately 20%, compared to an operating income of SEK35 million for the three months ended March 31, 2000. The increase in the Swedish Market Division's operating income resulted from higher volumes of diesel sales in our Station and Consumer Segment as a result of higher gasoline prices, which increased demand for diesel, a market sector in which we have a relatively strong presence. The increase in the Swedish Market Division's operating income also is attributable to improved margins in the Home-Heating and Business-to-Business Segment. This increase is also the result of our focus on maintaining product prices in an environment of decreasing crude oil prices. The operating loss of our International Division was SEK15 million for the three months ended March 31, 2001, an increased loss of SEK7 million, or approximately 88%, from an operating loss of SEK8 million for the three months ended
March 31, 2000. The increased operating loss was largely attributable to our International Division's lower sales volumes in the Polish market where higher gasoline prices have adversely affected demand. The overall decrease in operating income for these three divisions for the three months ended March 31, 2001 compared to the three months ended March 31, 2000 was more than offset by an increase of SEK111 million in other non-allocated income. This increase in other non-allocated income resulted primarily from an increase in foreign exchange gains made on our inventory, which is priced in Dollars.

      FINANCIAL EXPENSE, NET. Financial expense, net, for the three months ended March 31, 2001 was SEK186 million, an increase of SEK116 million, or approximately 166%, from SEK70 million for the three months ended March 31, 2000. The principal component of this increase was foreign exchange losses on Dollar-denominated loans that are restated in Kronor, which increased from SEK20 million for the three months ended March 31, 2000 to SEK134 million for the three months ended March 31, 2001 as a result of the strengthening of the Dollar against the Krona.

     YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999

      REVENUES. Our revenues for the year ended December 31, 2000 were SEK46,195 million, an increase of SEK17,402 million, or approximately 60%, from SEK28,793 million for the year ended December 31, 1999. Approximately 70% of this increase was attributable to higher prevailing product prices due to higher average crude oil prices and, approximately 20% to the strong Dollar and approximately 10% to a higher sales volume at both refineries.

      SALES REVENUE. Sales revenue for the year ended December 31, 2000 was SEK39,558 million, an increase of SEK17,338 million, or approximately 78%, from SEK22,220 million for the year ended December 31, 1999, primarily as a result of, and in the same proportions as, the factors discussed above.

      COST OF GOODS SOLD. Cost of goods sold for the year ended December 31, 2000 was SEK37,123 million, an increase of SEK16,981 million, or approximately 84%, from SEK20,142 million for the year ended December 31, 1999. The increase was attributable almost entirely to higher average crude oil prices. To a lesser extent, this increase was attributable to higher production at Preemraff, which increased by approximately 26% from 33.7 million barrels for the year ended December 31, 1999 to 42.5 million barrels for the year ended December 31, 2000, and the strong Dollar. Cost of goods sold also increased for the year ended December 31, 2000 due to a SEK817 million non-cash write-down based on a lower market value of our inventories relative to their acquisition value.

      GROSS PROFIT. Gross profit for the year ended December 31, 2000 was SEK2,435 million, an increase of SEK357 million, or approximately 17%, from SEK2,078 million for the year ended December 31, 1999, primarily as a result of, and in the same proportions as, the factors discussed above.

      SELLING AND ADMINISTRATIVE EXPENSES. Selling expenses for the year ended December 31, 2000 were SEK945 million, an increase of SEK68 million, or approximately 8%, from SEK877 million for the year ended December 31, 1999. Administrative expenses for the year ended December 31, 2000 were SEK215 million, a decrease of SEK1 million, or approximately 0.5%, from SEK216 million for the year ended December 31, 1999. Selling expenses increased primarily as a result of the disposal of unprofitable service stations of SEK10 million, surplus depreciation of service stations of SEK25 million, write-down of storage depots of SEK26 million and reservations for employee bonuses, including social costs, of SEK15 million.

      OTHER OPERATING INCOME. Other operating income for the year ended December 31, 2000 was SEK381 million, an increase of SEK145 million, or approximately 61%, from SEK236 million for the year ended December 31, 1999. Other operating income for the year ended December 31, 2000 included a non-recurring refund of approximately SEK115 million from the Swedish National Pension Fund and increased rental income of approximately SEK30 million from the sale of storage certificates to other oil companies for their EU-imposed compulsory storage obligations.

      OPERATING INCOME (LOSS).  Operating income for the year ended
December 31, 2000 was SEK1,656 million, an increase of SEK435 million, or approximately 36%, from SEK1,221 million for the year ended December 31, 1999. The operating income of our Supply and Refining Division was SEK1,540 million for the year ended December 31, 2000, an increase of SEK420 million, or approximately 38%, from SEK1,120 million for the year ended December 31, 1999 as a result of, and in the same proportions as, the factors discussed above. Our Swedish Market Division generated operating income of SEK6 million for the year ended December 31, 2000, a decrease of SEK86 million, compared to an operating income of SEK92 million for the year ended December 31, 1999. Within this division, our Home-Heating and Business-to-Business Segment maintained a relatively stable operating income for the year ended December 31, 2000, in spite of a decrease in consumption of home-heating gasoil as a result of a mild winter in Sweden and, to a lesser extent, an increased use of alternate energy sources due to increased home-heating gasoil prices. The operating income generated by our Home-Heating and Business-to-Business Segment more than offset an operating loss in our Station and Consumer Segment for the year ended December 31, 2000. The operating loss in our Station and Consumer Segment was attributable to lower volumes sold in 2000 compared to 1999 as a result of decreased consumption due to higher retail gasoline prices. The operating loss of our International Division was SEK69 million for the year ended December 31, 2000, an increased loss of SEK39 million from an operating loss of SEK30 million for the year ended December 31, 1999. The increased operating loss was largely attributable to lower volumes sold in Poland as a result of decreased consumption due to higher retail gasoline prices and, to a lesser extent, reserves for bad debt. We believe that both our Station and Consumer Segment and our International Division have not been profitable partially as a result of low market share in their respective markets.

      FINANCIAL EXPENSE, NET. Financial expense, net, for the year ended December 31, 2000 was SEK372 million, an increase of SEK139 million, or approximately 60%, from SEK233 million for the year ended December 31, 1999. The principal component of this increase was interest expense, which increased by approximately SEK60 million, or approximately 29%, from SEK208 million for the year ended December 31, 1999 to SEK268 million for the year ended December 31, 2000, reflecting in part higher interest rates and in part the higher Krona cost of Dollar-denominated interest payments. Foreign exchange losses on loans increased from SEK71 million for the year ended December 31, 1999 to SEK177 million for the year ended December 31, 2000 as a result of the strengthening of the Dollar against the Krona. We incur significant amounts of our borrowings in Dollars to finance our oil inventories, which are also priced in Dollars. When the Dollar strengthens, we record foreign exchange losses with respect to such Dollar-denominated loans. However, we also benefit from the relatively high Dollar price of the underlying inventories so these foreign exchange losses are effectively offset by an increase in Dollar-denominated revenues recorded in our Supply and Refining Division to reflect the value of our inventories.

      INCOME TAXES. Income taxes for the year ended December 31, 2000 were SEK452 million, an increase of SEK178 million, or approximately 65%, from SEK274 million for the year ended December 31, 1999. The increase is attributable to higher income due to the higher income before taxes in 2000. Income taxes do not generally reflect cash paid or payable, because we transfer, to the extent possible, our taxable income to our parent company as a group contribution, which is in the form of a book-entry dividend. However, we paid income taxes in cash for the year ended December 31, 2000 of SEK11 million, while we received a tax refund of SEK11 million for the year ended December 31, 1999.

      MINORITY INTERESTS. Minority interests for the year ended December 31, 2000 remained unchanged from the year ended December 31, 1999. In both years, minority interests were SEK1 million.

      NET INCOME. Net income for the year ended December 31, 2000 was SEK831 million, an improvement of SEK118 million or approximately 17% from a net income of SEK713 million for the year ended December 31, 1999, primarily as a result of the factors discussed above.

     YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998

      REVENUES. Revenues for the year ended December 31, 1999 were SEK28,793 million, an increase of SEK6,654 million, or approximately 30%, from SEK22,139 million for the year ended December 31, 1998. Approximately 85% of this increase was the result of higher refined product prices due to higher average crude oil prices in 1999 and approximately 15% was the result of the strong Dollar.

      SALES REVENUE. Sales revenue for the year ended December 31, 1999 was SEK22,220 million, an increase of SEK6,462 million, or approximately 41%, from SEK15,758 million for the year ended December 31, 1998, primarily as a result of, and in the same proportions as, the factors discussed above.

      COST OF GOODS SOLD. Cost of goods sold for the year ended December 31, 1999 was SEK20,142 million, an increase of SEK5,780 million, or approximately 40%, from SEK14,362 million for December 31, 1998. This increase was attributable almost entirely to the higher crude oil prices in 1999 compared to 1998.

      GROSS PROFIT. Gross profit for the year ended December 31, 1999 was SEK2,078 million, an increase of SEK682 million, or approximately 49%, from SEK1,396 million for the year ended December 31, 1998, primarily as a result of, and in the same proportions as, the factors discussed above.

      SELLING AND ADMINISTRATIVE EXPENSES. Selling expenses for the year ended December 31, 1999 were SEK877 million, an increase of SEK14 million, or approximately 2%, from SEK863 million for the year ended December 31, 1998 primarily due to the expansion of our Polish operations. Administrative expenses for the year ended December 31, 1999 were SEK216 million, a decrease of SEK10 million, or approximately 4%, from SEK226 million for the year ended December 31, 1998. This decrease was attributable to lower pension expenses.

      OTHER OPERATING INCOME. Other operating income for the year ended December 31, 1999 was SEK236 million, a decrease of SEK29 million, or approximately 11%, from SEK265 million for the year ended December 31, 1998.

      OPERATING INCOME (LOSS).  Operating income for the year ended
December 31, 1999 was SEK1,221 million, an increase of SEK649 million, or approximately 113%, from SEK572 million for the year ended December 31, 1998. The operating income of our Supply and Refining Division for the year ended December 31, 1999 was SEK1,120 million, an increase of SEK542 million, or approximately 94%, from an operating income of SEK578 million for the year ended December 31, 1998, primarily as a result of, and in the same proportions as, the factors discussed above. Our Swedish Market Division generated operating income of SEK92 million for the year ended December 31, 1999, an increase of SEK44 million, or approximately 92%, from an operating income of SEK48 million for the year ended December 31, 1998. Within this division, both our Home-Heating and Business-to-Business Segment and our Station and Consumer Segment generated operating income for the year ended December 31, 1999 as a result of higher refined product prices compared to the same period in 1998. The operating loss of our International Division was SEK30 million for the year ended December 31, 1999, an increase of SEK29 million from an operating loss of SEK1 million for the year ended December 31, 1998. This decrease was primarily attributable to the expansion of our Polish operations.

      FINANCIAL EXPENSE, NET. Financial expense, net, for the year ended December 31, 1999 was SEK233 million, a decrease of SEK28 million or approximately 11% from SEK261 million for the year ended December 31, 1998. The principal component of this item is interest expense, which decreased
SEK90 million, or approximately 30%, from SEK298 million for the year ended December 31, 1998 to SEK208 million for the year ended December 31, 1999 as a result of lower average drawings and lower average interest rates under the credit facilities.

      INCOME TAXES. Income taxes for the year ended December 31, 1999 were SEK274 million, an increase of SEK89 million or approximately 48% from SEK185 million for the year ended December 31, 1998. Income taxes do not generally reflect cash paid or payable, because we transfer, to the extent possible, our taxable income to our parent company as a group contribution, which is in the form of a book-entry dividend. We received a tax refund of SEK11 million for the year ended December 31, 1999, while we paid income taxes in cash of SEK5 million for the year ended December 31, 1998.

      MINORITY INTERESTS. Minority interests for the year ended December 31, 1999 were SEK1 million and SEK2 million for the year ended December 31, 1998.

      NET INCOME. Net income for the year ended December 31, 1999 was SEK713 million, an increase of SEK589 million from SEK124 million for the year ended December 31, 1998, primarily as a result of, and in the same proportions as, the factors discussed above.

LIQUIDITY AND CAPITAL RESOURCES

     OVERVIEW

      Our primary sources of liquidity are internal cash generation, long-term debt, short-term working capital financing and short-term use of excise duties collected. We operate in an environment in which liquidity and capital resources are impacted by changes in the prices for crude oil and refined products, and a variety of additional risks, including currency and regulatory risks. In particular, because we purchase crude oil on the spot market and prices can be volatile, the availability of cash or short-term credit is crucial to our business. Historically, our cash and short-term credit have been sufficient to finance such purchases. For the three months ended March 31, 2001, EBITDA was SEK517 million, compared to SEK474 million for the three months ended March 31, 2000. For the year ended December 31, 2000, EBITDA was SEK2,377 million, compared to SEK1,871 million for the year ended December 31, 1999. We believe the cash flow from operating activities, bank borrowings and other available sources of funds, will be adequate to enable us to make required payments on our debt and to fund anticipated expenditures and working capital requirements for the foreseeable future.

      For the year ended December 31, 2000, we declared a group contribution of SEK1,356 million. Of this amount, we paid SEK900 million (which is reflected on the March 31, 2001 interim consolidated statements of cash flows), and we expect to pay another SEK100 million, in 2001, as cash dividends. The remaining
SEK356 million of this group contribution will appear as an increase in shareholder loans on the December 31, 2001 balance sheet. Generally, group contributions are paid in the year after declaration. Accordingly, the SEK900 million payment is reflected on Preem Holdings AB's interim consolidated statements of cash flows for the three-month period ended March 31, 2001, and the remaining SEK100 million payment will be reflected on Preem Holdings AB's consolidated statements of cash flows for the year ended December 31, 2001. Neither of these payments is restricted by the Indenture.

     CASH FLOW

      Cash flow from operating activities before changes in working capital was SEK473 million for the three-month period ended March 31, 2001, an increase of SEK69 million from SEK404 million for the three-month period ended March 31, 2000. This increase reflects the combination of a decrease in income before taxes, which was more than offset in our statement of cash flow by the addition of unrealized exchange losses. We believe that this line-item represents a more informative description of our underlying cash generation capability since it excludes changes in working capital, which are primarily driven by differences between product prices and volumes at period end. Cash flow from operating activities before changes in working capital is not a GAAP-based measure of liquidity or financial performance and should not be considered as a substitute for operating earnings, net income, or other statements of operations data computed in accordance with Swedish GAAP or U.S. GAAP. Funds depicted by this measure may not be available for management's discretionary use.

      Cash flow from operating activities before changes in working capital was SEK2,021 million for the year ended December 31, 2000, an increase of SEK359 million from SEK1,662 million for the year ended December 31, 1999. This increase occurred as a result of higher refining margins for the year ended December 31, 2000 compared to the same period for 1999. Cash flow from operating activities before changes in working capital was SEK1,662 million for the year ended December 31, 1999, an increase of SEK704 million from SEK958 million for the year ended December 31, 1998. This increase occurred as a result of higher crude oil prices, which resulted in price gains on our inventories.

      Cash flow from operating activities was SEK855 million for the three-month period ended March 31, 2001, an increase of SEK642 million from SEK213 million for the three-month period ended March 31, 2000. This increase occurred as a result of a release in working capital caused by a decrease in inventory volumes through sales of previously stocked crude oil and refined products.

      Cash flow from operating activities was SEK75 million for the year ended December 31, 2000, a decrease of SEK750 million from SEK825 million for the year ended December 31, 1999. This decrease occurred as a result of generally higher accounts receivable due to higher revenues and higher inventory volumes for the year ended December 31, 2000 compared to the year ended December 31, 1999. Cash flow from operating activities was SEK825 million for the year ended
December 31, 1999, a decrease of SEK1,113 million from SEK1,938 million for the year ended December 31, 1998. This decrease occurred as a result of higher crude oil prices, which resulted in relatively higher value of our inventories. In Sweden, we collect government excise duties imposed on petroleum products at the time of retail sale and subsequently remit them on a monthly basis to the Swedish government. Excise duties were SEK2,295 million for the three-month period ended March 31, 2001 compared to SEK1,606 million for the three-month period ended March 31, 2000. Excise duties were SEK6,637 million for the year ended December 31, 2000, SEK6,573 million for the year ended December 31, 1999 and SEK6,381 million for the year ended December 31, 1998. The delay between the time we collect these funds and the time we are required to remit them to the government enables us to use the cash to finance a significant portion of our working capital needs.

      Cash flow used in investing activities was SEK97 million for the three-month period ended March 31, 2001 compared to SEK50 million recorded for the three-month period ended March 31, 2000. This increased use of cash flow in investing activities is the result of ordinary, variable investments related to maintenance of the two refineries and day-to-day investments made during the course of the period.

      Cash flow used in investing activities was SEK384 million for the year ended December 31, 2000. Since we performed the standard turnaround required for maintenance of our refineries in 1999 for Preemraff and in 1998 for Scanraff, our cash flow used in investing activities for the year ended December 31, 2000 was lower compared to the SEK649 million recorded for the year ended
December 31, 1999 and the SEK668 million for the year ended December 31, 1998. We capitalize these turnaround costs and amortize them over the three to four year maintenance turnaround cycle.

      Cash flow from financing activities was SEK409 million for the year ended December 31, 2000, compared to a negative cash flow from financing activities of SEK390 million for the year ended

December 31, 1999 as a result of increased utilization of credit facilities. The negative cash flow from financing activities was SEK390 million for the year ended December 31, 1999 compared to SEK858 million for the year ended
December 31, 1998 as a result of decreased utilization of credit facilities. As a result of group contributions paid in 2001, there was negative cash flow used in financing activities of SEK829 million for the three-month period ended
March 31, 2001 compared to a positive cash flow from financing activities of SEK231 million for the three-month period ended March 31, 2000.

     CREDIT ARRANGEMENTS, SHAREHOLDER INVESTMENT AND INTERCREDITOR ARRANGEMENTS

      As of December 31, 2000, we had total debt of SEK4,270 million and an additional SEK2,299 million of available unused commitments. As of March 31, 2001, we had total debt of SEK4,431 million and an additional SEK2,690 million of available unused commitments. Our long-term debt (excluding long-term bank overdraft facilities and shareholder loans) amounted to SEK3,528 million as of December 31, 2000, and to SEK3,580 million as of March 31, 2001, the current portion of which was SEK714 million as of December 31, 2000 and SEK323 million as of March 31, 2001. As of December 31, 2000 we also had drawings under long-term bank overdraft facilities of SEK135 million and drawings under short-term debt of SEK607 million. As of March 31, 2001, we had drawings of SEK89 million under long-term bank overdraft facilities and drawings under short-term debt of SEK762 million. These loans and facilities are provided by various international banks. See "Description of Certain Indebtedness." Our long-term debt included SEK1,144 million as of December 31, 2000 and SEK1,142 million as of March 31, 2001 that was incurred to finance the desulphurization plant at Preemraff that became operational in 1997. This plant was financed through a sale and leaseback financing that runs through the year 2023. Our indebtedness bore interest at a weighted average rate per year of 6% as of December 31, 2000, and 6.3% as of March 31, 2001. For disclosure on the currency denomination and interest rate variability of our credit arrangements, see "--Quantitative and Qualitative Disclosures about Market Risk--Interest Rate Risk."

      In addition, as of December 31, 2000 and March 31, 2001, we owed
SEK2,259 million to Corral Petroleum Holdings AB in the form of an interest-free subordinated intercompany loan with no maturity date. We used approximately
E219 million from the proceeds of our April 2001 offering of senior secured notes to repay a portion of this loan.

      Although your notes are referred to as "Senior Secured Notes," they will be effectively subordinated to our subsidiaries' debt and may be effectively subordinated to future secured debt. Preem Petroleum AB had total long-term liabilities and total current liabilities of SEK11,616 million as of December 31, 2000, and of SEK10,941 million as of March 31, 2001. Assuming that as of March 31, 2001, Preem Holdings AB acquired the issued and outstanding shares of Preem Petroleum AB, completed the offering of the E250 million principal amount of notes issued in the April 2001 offering and the E55 million principal amount of notes of this offering and used the proceeds of these offerings as described in this offering memorandum, then Preem Holdings AB would have had no senior debt, other than such notes, and its subsidiaries would have had SEK7,231 million of total liabilities to which such notes would effectively rank junior. See "Description of Notes--Ranking and Intercreditor Arrangements."

     CAPITAL EXPENDITURES

      We made capital expenditures of SEK405 million for the year ended December 31, 2000, SEK590 million for the year ended December 31, 1999 and SEK508 million for the year ended December 31, 1998. These expenditures were funded from available cash reserves, internally-generated cash flow from operating activities and long-term debt. We currently anticipate that, over the next four years, we will have additional capital expenditures of approximately SEK925 million. We believe that we will require total investments of approximately SEK225 million at Scanraff, approximately

SEK175 million of which represents our share, and approximately SEK365 million at Preemraff to meet the EU Year 2005 aromatic specification for gasoline. These investments are necessary to upgrade the isomerization units at both refineries so that all gasoline produced has 35% or less aromatic content. These investments also will permit the elimination of expensive blending components, such as MTBE, thereby contributing to higher gross margins at both refineries. "MTBE" is a high-octane chemical blending component for gasoline. We believe that these investments will further improve our competitive position in markets that prohibit the use of MTBE. We intend to finance these investments from available cash reserves, internally generated cash flow from operating activities and long-term debt. We have commenced construction of a propene plant at Scanraff, which we expect to be operative during 2002, to produce propene for sale to the petrochemical industry. We believe that the total investments required for this plant will be approximately SEK400 million.

      We also are considering an additional investment in a mild-hydrocracker unit at Scanraff, our share of which would be approximately SEK2,200 million, to further upgrade the refinery to enhance its margins. However, we have made no formal decision to make this investment with our joint-venture partner and do not expect to do so until 2002.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

      Our primary market risk exposures are commodity price risk, foreign currency risk and interest rate risk.

     COMMODITY PRICE RISK

      Changes in the price of commodities, such as crude oil, can affect our cost of goods sold and the price of our refined products. Commodity price changes can trigger a price effect on inventory, which can affect our revenues, gross profit and operating income. Our inventory management strategies include the purchase and sale of exchange-traded, oil-related futures and options with a duration of twelve months or less. To a lesser extent, we also use oil swap agreements similar to those traded on international exchanges such as the International Petroleum Exchange, including crack spreads and crude oil options that, because they contain certain terms, such as point of delivery, customized to the market in which we sell, are better suited to hedge against the specific price movements in our markets. The number of barrels of crude oil and refined products covered by such contracts varies from time to time. We hedge amounts of crude oil and refined products above and below optimal inventory levels, which represent the volumes in stock and in transit within our system. These strategies are designed to minimize, on a short-term basis, our exposure to the risk of fluctuations in crude oil prices and refined product margins. This hedging activity is closely managed and subject to internally established risk standards. The results of these hedging activities are recognized in our financial statements as adjustments to the refining costs of sales and inventory costs. We do not engage in speculative derivatives transactions.

      Fluctuations in the crude oil price have been significant over the last three years. The three-year low of the monthly average dated Brent crude oil price (free on board, Rotterdam) during this period was $9.88/barrel in December 1998, while the three-year high was $32.77/barrel in September 2000. Monthly average prices decreased by as much as $4.57 from March to April 2000 and increased by as much as $4.97 between April and May 2000.

      The chart below shows the fluctuations of the monthly average of the daily closing price for dated Brent crude oil price (free on board, Rotterdam) in 1998, 1999 and 2000, and the three-month period ended March 31, 2001.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

DATED BRENT CRUDE OIL PRICE (FREE ON BOARD, SULLOM VOE)
MONTHLY AVERAGES 1998-2001

        $/BBL.
Dec-97
Jan-98
Feb-98   14.01
Mar-98   13.13
Apr-98   13.51
May-98    14.4
Jun-98   12.15
Jul-98   12.09
Aug-98   11.96
Sep-98   13.41
Oct-98   12.62
Nov-98   10.99
Dec-98    9.88
Jan-99   11.05
Feb-99   10.24
Mar-99   12.53
Apr-99   15.25
May-99   15.26
Jun-99   15.85
Jul-99   19.02
Aug-99   20.29
Sep-99   22.44
Oct-99   21.94
Nov-99   24.61
Dec-99   25.56
Jan-00   25.47
Feb-00   27.82
Mar-00   27.25
Apr-00   22.68
May-00   27.65
Jun-00   29.79
Jul-00   28.44
Aug-00    30.1
Sep-00   32.77
Oct-00   30.91
Nov-00   32.45
Dec-00   24.97
Jan-01   25.46
Feb-01   27.38
Mar-01   24.44
Apr-01   25.69
May-01    28.4
Jun-01   27.77

      Source: Datastream

      Our revenues and cash flows, as well as estimates of future cash flows are sensitive to changes in energy prices. Major shifts in the cost of crude oil and the price of refined products can result in significant changes in the operating margin from refining operations. Energy prices also determine the carrying value of our inventory.

      We enter into commodity derivative contracts from time to time, to manage our price exposure to our inventory positions and our purchases of foreign crude oil in the refining process, and to fix margins on certain future production. The commodity derivative contracts may take the form of futures contracts, collars or price swaps and are entered into with reputable counter-parties. Gains and losses on futures contracts, realized and unrealized, are recognized in cost of goods sold at the time the contract is bought or sold (marked to market).

     - HEDGING ACTIVITIES/HEDGE OF INVENTORY: At December 31, 2000, we had a short position in derivative contracts of Brent crude oil and oil products of 5.5 million barrels. This position was a hedge of our large inventory. The unrealized loss at the year-end was SEK23.5 million ($2.5 million)

     - TRADING ACTIVITIES: At December 31, 2000, the following commodity derivative contract was not treated as a hedge: a long position on the spread of 22,800 tonnes (170,000 barrels) of gasoil between February and June 2000. The unrealized profit at the year-end was SEK7.1 million ($0.7 million).

     FOREIGN CURRENCY RISK

      We publish our financial statements in Kronor. However, our crude oil purchases are primarily denominated in Dollars, our revenues are denominated in both Dollars and Kronor, a portion of our indebtedness is denominated in Dollars, a portion of our indebtedness is denominated in Kronor and, following the April and July 2001 offerings, a portion of our indebtedness is denominated in Euros. Consequently, fluctuations in the Dollar-Krona and Euro-Krona exchange rates can affect our financial results. We incur substantial amounts of our borrowings in Dollars to hedge our expenses to inventories, which are also priced in Dollars. We primarily use forward exchange contracts and, to a lesser extent, currency options and currency swaps to manage our foreign currency risk.

      In 2000, we estimate that we received 71% of our revenues in Dollars and 29% in Kronor and that we incurred 76% of our costs and expenses in Dollars and 24% in Kronor. In 1999, we estimate that we received 66% of our revenues in Dollars and 34% in Kronor and that we incurred 69% of our costs and expenses in Dollars and 31% in Kronor. As of December 31, 2000, our Krona-denominated fixed-rate indebtedness totaled SEK451 million and our Krona-denominated variable-rate indebtedness totaled SEK1,838 million. As of December 31, 2000, our Dollar-denominated fixed-rate indebtedness totaled $50 million and our Dollar-denominated variable-rate indebtedness totaled $80 million.

      The table below presents, as of December 31, 2000 and 1999, a summary of our financial instruments by functional currency and expected maturity dates, which are derived from the Preem Petroleum AB Consolidated Financial Statements and do not include any unaudited pro forma data.

                                     2000       2001       2002       2003       2004       2005     THEREAFTER
                                   --------   --------   --------   --------   --------   --------   ----------
                                     SEK        SEK        SEK        SEK        SEK        SEK         SEK
                                                        (IN MILLIONS, EXCEPT PERCENTAGES)
KRONA-DENOMINATED INDEBTEDNESS AS
  OF DECEMBER 31, 2000:
  Fixed rate debt--amount due....     --        451         --         --         --         --            --
  Variable rate debt--amount
    due..........................     --        508         15         16        180         33         1,086
DOLLAR-DENOMINATED INDEBTEDNESS
  AS OF DECEMBER 31, 2000:
  Fixed rate debt--amount due....     --         --         --         --         --         --           477
  Variable rate debt--amount
    due..........................     --         --         --         --        524        238            --
KRONA-DENOMINATED INDEBTEDNESS AS
  OF DECEMBER 31, 1999:
  Fixed rate debt--amount due....     --        451         --         --         --         --            --
  Variable rate debt--amount
    due..........................     13        520         15         16        180         33         1,086
DOLLAR-DENOMINATED INDEBTEDNESS
  AS OF DECEMBER 31, 1999:
  Fixed rate debt--amount due....     --         --         --         --         --         --           426
  Variable rate debt--amount
    due..........................    384         --         --         --        469         --            --

                                              PERCENTAGE
                                               OF TOTAL
                                    TOTAL     LONG-TERM    ESTIMATED
                                    VALUE      DEBT(1)     FAIR VALUE
                                   --------   ----------   ----------
                                     SEK                      SEK
                                   (IN MILLIONS, EXCEPT PERCENTAGES)
KRONA-DENOMINATED INDEBTEDNESS AS
  OF DECEMBER 31, 2000:
  Fixed rate debt--amount due....     451         13           451
  Variable rate debt--amount
    due..........................   1,838         52         1,838
DOLLAR-DENOMINATED INDEBTEDNESS
  AS OF DECEMBER 31, 2000:
  Fixed rate debt--amount due....     477         13           477
  Variable rate debt--amount
    due..........................     762         22           762
KRONA-DENOMINATED INDEBTEDNESS AS
  OF DECEMBER 31, 1999:
  Fixed rate debt--amount due....     451         13           451
  Variable rate debt--amount
    due..........................   1,863         52         1,863
DOLLAR-DENOMINATED INDEBTEDNESS
  AS OF DECEMBER 31, 1999:
  Fixed rate debt--amount due....     426         11           426
  Variable rate debt--amount
    due..........................     853         24           853

------------

(1)   Includes current portion.

      Preem Petroleum AB and its subsidiaries had, as of December 31, 2000, cash and cash equivalents in foreign currencies amounting to SEK178 million of which the equivalent of SEK121 million were denominated in Dollars.

     INTEREST RATE RISK

      In the normal course of our business, we hold various financial instruments that expose us to the risk of loss arising from changes in the market interest rates. We use interest rate swaps to manage our interest rate risk, but did not have any open position at either December 31, 2000 or December 31, 1999. As of December 31, 2000, SEK928 million of our indebtedness required payment at fixed rates and SEK2,600 million required payment at variable rates. As of December 31, 1999, SEK877 million of our indebtedness required payment at fixed rates and SEK2,716 million required payment at variable rates.

      The table below presents, as of December 31, 2000 and 1999, principal cash flows and related weighted average interest rates by expected maturity dates, which are derived from the Preem Petroleum AB Consolidated Financial Statements and do not include any unaudited pro forma data.

                                     2000       2001       2002       2003       2004       2005     THEREAFTER
                                   --------   --------   --------   --------   --------   --------   ----------
                                     SEK        SEK        SEK        SEK        SEK        SEK         SEK
                                                        (IN MILLIONS, EXCEPT PERCENTAGES)
AS OF DECEMBER 31, 2000:
  Fixed rate debt--amount due....     --        451         --         --         --         --           477
  Weighted average interest
    rate.........................     --        7.9%        --         --         --         --           6.3%
  Variable rate debt--amount
    due..........................     --        508         15         16        704        271         1,086
  Weighted average interest
    rate.........................     --        4.5%       4.5%       4.6%       6.2%       6.9%          4.5%

AS OF DECEMBER 31, 1999:
  Fixed rate debt--amount due....     --        451         --         --         --         --           426
  Weighted average interest
    rate.........................     --        7.9%        --         --         --         --           6.3%
  Variable rate debt--amount
    due..........................    397        520         15         16        649         33         1,086
  Weighted average interest
    rate.........................    6.4%       4.5%       4.5%       4.6%       6.2%       4.5%          4.6%

                                              PERCENTAGE
                                               OF TOTAL
                                    TOTAL     LONG-TERM    ESTIMATED
                                    VALUE      DEBT(1)     FAIR VALUE
                                   --------   ----------   ----------
                                     SEK                      SEK
                                   (IN MILLIONS, EXCEPT PERCENTAGES)
AS OF DECEMBER 31, 2000:
  Fixed rate debt--amount due....     928         26           928
  Weighted average interest
    rate.........................     7.1%        --            --
  Variable rate debt--amount
    due..........................   2,600         74         2,600
  Weighted average interest
    rate.........................     5.2%        --            --
AS OF DECEMBER 31, 1999:
  Fixed rate debt--amount due....     877         24           877
  Weighted average interest
    rate.........................     7.1%        --            --
  Variable rate debt--amount
    due..........................   2,716         76         2,716
  Weighted average interest
    rate.........................     5.2%        --            --

------------

(1)   Includes current portion.

INTRODUCTION OF THE EURO

      On January 1, 1999, a new single European currency, the "Euro," replaced the local currencies in eleven of the fifteen member states of the European Union. The participating members of the European Union established fixed conversion rates between their sovereign currencies and the Euro. As of January 1, 2001, a twelfth member state has joined the European Monetary Union. During an interim period between January 1, 1999 and January 1, 2002, public and private parties in participating states may use either the Euro or the respective local currency on a "no compulsion, no prohibition" basis. Beginning January 1, 2002, the participating members must issue new Euro-denominated bills and coins for use in cash transactions. No later than July 1, 2002, the participating members will withdraw all bills and coins denominated in the respective local currency, so that the local currencies will no longer be legal tender for any transaction, making the conversion to the Euro complete.

      The Swedish Parliament elected not to participate in the European Monetary Union at its commencement on January 1, 1999, although it has stated that it will let voters decide whether to participate later through either a referendum or a general election. If and when Sweden were to participate in the single currency, the Krona would be replaced by the Euro. We cannot assure you that the introduction of the Euro will not increase the volatility of the Krona exchange rates or result in the future appreciation of the Krona.

      The introduction of the Euro has not had a material effect on our operations. Our Swedish operations have been able to conduct business in Euro since January 1, 1999. This has not involved any material amendments to our systems software, staff training or other steps. We believe that all necessary procedures have been taken and tested, and staff trained in the changes to working practices.

RECENT U.S. ACCOUNTING PRONOUNCEMENT ISSUED BUT NOT YET ADOPTED

      In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133 ("Statement 133"), "Accounting for Derivative Instruments and for Hedging Activities." In June 2000, the FASB issued Statement of Financial Accounting Standards No. 138 ("Statement 138"), "Accounting for Certain Derivative Instruments and Certain Hedging Activity, an Amendment of SFAS 133." Statement 133, as amended, requires companies to recognize all derivatives as either assets or liabilities in the statement of financial condition and to measure those instruments at fair value. Statement 133, as amended, also requires that changes in fair value of a derivative be recognized currently in earnings unless specific hedge accounting criteria are met. We adopted Statement 133, as amended, on January 1, 2001. The adoption of Statement 133, as amended, will have no material impact on our financial statements.

      In July 2001, the FASB issued Statement of Financial Accounting Standards No. 141 ("Statement 141"), "Business Combinations" and Statement of Financial Accounting Standards No. 142 ("Statement 142"), "Goodwill and Other Intangible Assets." Statement 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Statement 141 also specifies criteria intangible assets acquired in a purchase method business combination must meet to be recognized and reported apart from goodwill. Statement 142 will require that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually in accordance with the provisions of Statement 142. Statement 142 will also require that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Statement 142 is required to be adopted by the Company effective January 1, 2002.

      Statement 141 will require upon adoption of Statement 142, that the Company evaluate its existing intangible assets and goodwill that were acquired in a prior purchase business combination, and to make any necessary reclassifications in order to conform with the new criteria in Statement 141 for recognition apart from goodwill. Upon adoption of Statement 142, the Company will be required to reassess the useful lives and residual values of all intangible assets acquired in purchase business combinations, and make any necessary amortization period adjustments by the end of the first interim period after adoption. In addition, to the extent an intangible asset is identified as having an indefinite useful life, the Company will be required to test the intangible asset for impairment in accordance with the provisions of Statement 142 within the first interim period. Any impairment loss will be measured as of the date of adoption and recognized as the cumulative effect of a change in accounting principle in the first interim period.

      The Company has not yet determined the impact of adopting Statement 141 and Statement 142.

      In June 2001, the Financial Accounting Standards Board issued Statement No. 143, ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS, which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The standard applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) normal use of the asset.

      Statement No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The fair value of the liability is added to the carrying amount of the associated asset and this additional carrying amount is depreciated over the life of the asset. The liability is accreted at the end of each period through charges to operating expense. If the obligation is settled for other than the carrying amount of the liability, the Company will recognize a gain or loss on settlement.

      The Company is required and plans to adopt the provisions of Statement
No. 143 for the quarter ending March 31, 2003. To accomplish this, the Company must identify all legal obligations for asset retirement obligations, if any, and determine the fair value of these obligations on the date of adoption. The determination of fair value is complex and will require the Company to gather market information and develop cash flow models. Additionally, the Company will be required to develop processes to track and monitor these obligations. Because of the effort necessary to comply with the adoption of Statement No. 143, it is presently not practicable for management to estimate the impact of adopting this Statement.

                                    INDUSTRY

      THIS BRIEF REVIEW OF THE REFINING INDUSTRY AND THE EUROPEAN REFINING MARKET HAS BEEN PREPARED AND REVIEWED BY WOOD MACKENZIE, A GLOBAL ENERGY CONSULTANT, WHICH IS A DIVISION OF DEUTSCHE BANK AG LONDON, FOR INCLUSION IN THIS PROSPECTUS. WE HAVE INCLUDED THIS REVIEW IN RELIANCE ON WOOD MACKENZIE'S EXPERTISE AS OIL REFINING INDUSTRY ANALYSTS. YOU SHOULD BE AWARE THAT THIS REVIEW INCLUDES FORWARD-LOOKING STATEMENTS. BECAUSE OF THE UNCERTAINTIES ASSOCIATED WITH SUCH FORWARD-LOOKING STATEMENTS, YOU SHOULD NOT PLACE UNDUE RELIANCE ON THEM. SEE "CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS."

OVERVIEW OF THE REFINING PROCESS

      An oil refinery is the "factory" in which crude oil, the raw material, is converted into usable finished products. Refining is the manufacturing phase in the oil industry. The other phases are:

     - exploration and production, in which crude oil is found and extracted prior to refining;

     - shipment, in which crude oil is transported from the production source to a refinery; and

     - distribution and marketing, in which the refined product is delivered to consumers.

      Refineries can be relatively simple, such as Preemraff, which only extracts the light components from crude oil and disposes of the heavy components (a process known as hydroskimming). Other refineries, such as Scanraff, can be very complex and capable not only of separating components through basic refining, but also of further converting a variety of heavy crude oils or residues into a range of lighter refined end products (a process known as cracking).

      The methods employed to refine crude oil vary widely from one refinery to another, depending on the type of refinery (hydroskimming or cracker), the type of crude oil processed, the nature and location of the refinery's market and many other factors. On a very simplified basis, however, all refineries receive deliveries of crude oil, either by oil tanker or pipeline (or a combination of both), pump the crude oil into storage tanks to be held for a period of time to clean and desalt the crude oil, and then pump the crude oil through heat exchangers and a furnace before entering a distillation tower. In general, there are four basic refining processes:

     - FIRST PROCESS. Distillation (or fractionation) is performed on crude oil at a refinery. Distillation is the method of heating the mixture of compounds found in crude oil to separate relatively more volatile parts from relatively less volatile parts. Since it is not generally possible to separate the complex petroleum mixtures into individual compounds, these mixtures are segregated into fractions or "cuts," each of which is produced at a specific boiling range. As a general matter, by heating and distilling the crude oil, certain types of hydrocarbons, generally liquefied petroleum gas and naphtha, will rise to the top of the distillation tower. "Liquefied petroleum gas" is used as a fuel for heating, cooking and lighting. "Naphtha" is used as a solvent and as an additive for the manufacture of ethylene and other petrochemicals. At the same time, diesel and jet fuel will form the cuts in the middle portions of the tower, and heating oil, heavy fuel oil and bitumen will form the cuts at the bottom of the tower. "Bitumen" is a residual product of the distillation process used to make asphalt for roads. Refineries extract these cuts from the tower and then further process or upgrade them in the refinery operations.

     - SECOND PROCESS. Conversion consists of using chemicals and thermal processes to convert or transform certain of the CUTS from the distillation process into products with higher commercial value. Although there are many different conversion methods, they all consist fundamentally of altering the molecular structure of the hydrocarbon components. The net result of the conversion process is the production of mixtures containing new arrays of hydrocarbons that have a higher value than the starting materials.

     - THIRD PROCESS. Purification consists of treating the hydrocarbons to remove unwanted elements, such as sulphur, or convert them to innocuous compounds, because nearly all of the fractions produced by distillation and conversion contain certain impure constituents.

     - FOURTH PROCESS. Blending of the finished cuts into end products is the last basic step in the refining process.

      The following diagram illustrates the various refined petroleum products, ordered from light to heavy, that result from the distillation and conversion processes.

                                   [GRAPHIC]

EUROPEAN REFINING MARKET

      The predominant characteristics of the European refining market are as follows:

     - a structural excess of refinery capacity for gasoline;

     - an historic undersupply of refinery capacity for middle distillates, which are refined products like diesel, gasoil and jet/kerosene;

     - anticipated future growth in demand for fuel oil as bunker fuel (fuel oil used as transportation fuel for ships) and middle distillates, but potential decline in the use of other refined products, including gasoline, heating oil and inland fuel oil;

     - an increasingly tight supply/demand balance driven by refinery closures, a lack of new refinery construction, more stringent environmental specifications and higher utilization rates;

     - a trend by oil majors to reduce exposure to an historically low return on capital business; and

     - high costs associated with refinery closure.

     HISTORICAL EUROPEAN GROSS REFINING MARGINS

      The chart below shows the historical development of European gross refining margins. The hydroskimming and cracking margins quoted in this review refer to the indicator gross refinery margins series for benchmark refineries in Rotterdam developed by industry consultants Wood Mackenzie in order to track refining economics in northwestern Europe.

       NORTHWEST EUROPEAN GROSS REFINING MARGINS--HISTORICAL (1987-2000)

                                   [GRAPHIC]

The Iraqi invasion of Kuwait in 1990 and the subsequent Gulf War in 1991 together had a dramatic impact on European refining economics. European cracking gross margins reached exceptional levels in early 1991 as crude prices plummeted once it became clear that oil fields in eastern Saudi Arabia would not be threatened by the land war. The continued loss of Kuwaiti cracking capacity bolstered cracking margins worldwide for the remainder of 1991 despite a deteriorating supply/demand balance in Europe. Conversely, hydroskimming gross margins declined from pre-war levels to exceptionally low and even negative margins. This was a result of hydroskimming refineries worldwide increasing utilization in order to compensate for the lost cracking capacity in Kuwait.

      Cracking margins dropped sharply in 1992. Over-investment by refiners in cracking and octane capacity during the late 1980s and early 1990s, combined with declines in gasoline demand as economic growth slowed and production increased, produced a sustained period of low gross margins, so that, in 1995, cracking gross margins averaged only $1.53/barrel, an eight-year low.

      In 1995, a typical cracking refinery, with average costs, would have experienced a negative net cash margin for the first time since 1987. In fact, most refiners in Europe would have lost money on an EBIT (earnings before interest and taxes) basis between 1994 and 1996. Returns for even the best market participants were relatively low. As a result, discretionary capital expenditure plans were significantly reduced, some market participants disinvested and others sought joint initiatives, including joint ventures, to mitigate the high closure costs.

      Between 1996 and 1998, European gross refining margins recovered slowly, primarily driven by growth in demand, a reduction in refining capacity and a recovery in the light/heavy crude oil price differential. This partial recovery in gross margins caused a significant improvement in refining profits, although returns for all but the best market participants remained below corporate target levels.

      During this period, margins for a hydroskimming refinery with typical costs and no particular locational or operational advantages remained at or around break-even levels. The exception was in

1998 when strength in the fuel oil market, stimulated by very low oil prices, boosted hydroskimming margins at the expense of cracking margins.

      In 1999, continually rising crude oil prices severely impacted feedstock costs, while abnormally high gasoline and heating oil inventories (as a result of two mild winters and over-production in the second half of 1998) kept product prices low. The result was a severe compression of gross refining margins to the lowest levels in a decade.

      Refiners reduced throughputs in response to these low gross margins and by the end of the first quarter of 2000, inventory levels had decreased significantly. This decrease together with continuing robust demand for gasoline in the United States, an unusually high level of planned and unplanned capacity outages and the introduction of new product specifications on both sides of the Atlantic combined to produce a very strong recovery in cracking gross margins during 2000. Hydroskimming gross margins also recovered somewhat from 1999 levels but remained poor.

     EUROPEAN MARGIN DRIVERS

      Key drivers of gross refining margins in Europe include changes in demand, capacity closures, average capacity utilization rates, crude oil price differentials and environmental fuel specifications.

     - CHANGES IN DEMAND. Europe is a mature refined products market and has experienced very modest growth in demand during the last 10 years. Diesel is a high-growth product in Europe that is in short supply and, thus, prices are relatively high. Most European governments have progressively raised taxes on gasoline as a price inelastic source of revenues and, more recently, have begun to discourage its use for environmental reasons. However, these governments have not raised taxes on diesel to the same degree. Accordingly, consumers have an incentive to purchase diesel rather than gasoline-fueled cars, which further adds to diesel demand. Increasing government support for the use of ultra-low sulphur diesel throughout much of Europe, evidenced through lower duties on these fuels, reinforces demand growth for this kind of diesel. Substantial quantities of fuel oil are still used for power generation in Europe.

     - CAPACITY CLOSURES. A total of 11 refineries with a combined capacity of 763,000 barrels per day have been closed since 1992, including the Shell Haven refinery (UK, closed in 1999) and the Sola refinery (Norway, closed in 2000). However, the impact of these closures has been largely offset by the opening of the new Leuna refinery in eastern Germany and by capacity "creep," which refers to the increase in refining capacity that arises over time from the optimization of refining processes or refinery debottlenecking without major investment. This phenomenon is estimated to have added approximately 1% per year to capacity in recent years.

     - AVERAGE CAPACITY UTILIZATION RATES. Average utilization rates in Europe have risen steadily from 70% in 1987 to 95% in 1998, partly driven by increases in cracking capacity. However, average utilization rates fell to 90% in 1999 and remained around that level in 2000 in response to the adverse hydroskimming margin environment.

     - CRUDE OIL PRICE DIFFERENTIALS. The long-term low-sulphur/light to high-sulphur/heavy price differential is an important driver of cracking margins because of its impact on a refiner's choice of crude oil. A widening differential encourages refiners to run more (less expensive) heavy crude oil, which yields more fuel oil, and less light and middle distillates. A widening differential therefore has a positive impact on cracking gross margins.

     - ENVIRONMENTAL FUEL SPECIFICATIONS. The European Union has mandated key specifications, which must be implemented by 2005. The final specifications are expected to be confirmed later in 2001. These specifications include limiting sulphur to 50 parts per million for both gasoline and diesel and also restrict the aromatic content of gasoline to 35%. This will require most refiners to make capital expenditures in order to produce refined products that comply with these specifications. Wood Mackenzie therefore believes that capacity reduction should occur as some refineries that are not well placed to meet these new specifications are forced to close. A reduction in the supply of transport fuels (particularly diesel) is also likely, as some refineries downgrade middle distillates in order to avoid the cost of compliance. The table below gives an overview of the various environmental EU specifications that have been announced for certain refined products to become effective in 2005 and 2008.

                 EU 2005 AND 2008 ENVIRONMENTAL SPECIFICATIONS

YEAR 2005
  Gasoline...................................  50 parts per million sulphur content
                                               35% aromatic content
  Diesel.....................................  50 parts per million sulphur content
YEAR 2008
  Gasoil.....................................  0.1% sulphur content

EUROPEAN VERSUS U.S. REFINERIES

      As the chart below illustrates, the demand profile for the principal refined products in the United States differs significantly from that in Europe. Over time, refiners in the two regions have adapted their output to meet this demand and, as a result, produce very different product mixes. This section examines the reasons for this difference in demand profiles and the impact on refinery product mix and therefore on gross refining margins.

                      DEMAND PROFILE FOR REFINED PRODUCTS

EUROPE

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC


Middle Distillates  50%
Light Distillates   33%
Fuel Oil            17%

UNITED STATES

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC


Middle Distillates  35%
Light Distillates   58%
Fuel Oil             7%

      Light distillates are primarily naphtha and gasoline. Middle distillates are jet fuel, kerosene, home-heating gasoil and diesel. "Kerosene" is a refined product from the middle range of the distillation process used either as a fuel for jet engines or as a heating fuel in smaller residential, agricultural and commercial sectors.

      The U.S. refined product market focuses heavily on gasoline. Demand for fuel oil, which is used mainly for power generation and as bunker fuel for large ships, is very low. Fuel oil generators produce sulphur by-products, which have been linked to acid rain. Consequently, U.S. regulations have, indirectly, severely limited the use of fuel oil in power generation. The diesel market is substantial, although demand for home-heating oil (gasoil) is largely restricted to New England, since most of the rest of the country is connected to an extensive natural gas grid.

      In light of the relatively high demand for light distillates in the United States, a typical U.S. refinery has a high upgrading capacity geared primarily towards the maximization of gasoline output and the minimization or elimination of fuel oil output. Upgrading units are complex conversion facilities, which are expensive to build and add significantly to a refinery's operating costs. The most common upgrading units employed in the United States are catalytic crackers and cokers. Cokers convert heavy residues into a solid carbon-rich material known as petroleum coke. However, a typical European refiner has a much lower ratio of upgrading capacity and therefore produces a significant amount of fuel oil in line with the continuing demand for that product in Europe. The higher level of sophistication of typical U.S. refineries results in higher gross margins than typical European refineries but also higher associated operating costs. In many instances, therefore, a less sophisticated European refinery can be more profitable on a net cash basis than a more sophisticated refinery in the United States.

CURRENT EUROPEAN COMPETITIVE STRUCTURE

      Wood Mackenzie has estimated the net cash margin, a key indicator of competitive position, for each refinery in Europe by separately modeling each refinery using linear programming techniques for 1998 as representative of mid-cycle refining economics.

                           MID-CYCLE NET CASH MARGINS

                                   [GRAPHIC]

      Although the position of individual refineries on the curve may change in different pricing environments, as would the break-even position, the general shape of the curve remains essentially the same. Refineries fall into four broad categories with regard to their position on the curve.

     - LEADERS--Refineries that have sustainable competitive advantage and consequently make consistent profits, except in the most hostile (and typically transient) environments.

     - NEAR-LEADERS--Refineries that are core to their owner's strategy, but currently fail to make consistent returns. Owners generally want to upgrade these refineries into leaders, but have few economic opportunities.

     - OSCILLATORS--Refineries including a mixture of less competitive cracking refineries and the efficient or better located hydroskimmers. For these refineries, volatility is a problem and slight changes in the operating environment can tip them from profit to loss.

     - LAGGARDS--Refineries at the bottom of the curve that are not likely to operate under conventional refinery economics as there may be an element of cross-subsidy (E.G., marketing, lubricants manufacture or chemicals), the refining operation is primarily an adjunct to a trading/blending activity or there may be other hidden subsidies.

LIMITATION AND UNCERTAINTIES RELATING TO FORECASTS

      You should note that, while Wood Mackenzie's forecasts and expectations are based on sophisticated analyses and detailed databases and reflect Wood Mackenzie's best judgments and reasonable assumptions about the many variables that may ultimately impact margins, forecasts are inherently uncertain. As discussed in "Risk Factors," the refining business and refining margins are subject to numerous uncertainties, including the price of crude oil and refined products, all of which can be volatile. Accordingly, you should consider the foregoing in the context of all the uncertainties and risks discussed in this prospectus and recognize that it is possible that competitive factors could change, demand for products could develop differently, technological, political or economic assumptions could prove wrong, and, as a result, that actual margins could vary significantly from those assumed, forecast or expected by Wood Mackenzie.

                                    BUSINESS

OVERVIEW

      We refine crude oil in Sweden and then market and sell refined products primarily in Sweden and other northern European markets. In the first quarter of 2001, we had sales revenue of SEK9,303 million and EBITDA of SEK517 million compared to sales revenue of SEK8,692 million and EBITDA of SEK477 million in the first quarter of 2000. In 2000, we had sales revenue of approximately SEK39,558 million and EBITDA of SEK2,377 million.

      We conduct our business through our wholly-owned operating company, Preem Petroleum AB, which is comprised of three divisions, a Supply and Refining Division, a Swedish Market Division and an International Division. Our Swedish Market Division consists of a Home-Heating and Business-to-Business Segment and a Station and Consumer Segment. See "--Information Regarding Significant Subsidiaries."

      Our Supply and Refining Division purchases and refines crude oil, and then sells refined products wholesale to our Swedish Market Division and International Division, as well as to third parties. We also have an extensive network of storage depots, which we believe is one of the largest in Sweden in terms of volume. The Swedish Market Division resells refined products wholesale and retail in Sweden, while the International Division resells refined products primarily to wholesale customers in Poland and, to a lesser extent, in Norway. In 2000, the Supply and Refining Division sold approximately 79% (by value) of its products to third parties, 20% to our Swedish Market Division and 1% to our International Division. The following tables show the sales revenue and operating income of our three divisions for the last three years and for the three-month periods ended March 31, 2000 and March 31, 2001.

                                                                                                 PERIOD ENDED
                                                     YEAR ENDED DECEMBER 31,                      MARCH 31,
                                            -----------------------------------------   ------------------------------
                                              1998       1998            2000             1998            2001
                                            --------   --------   -------------------   --------   -------------------
                                              SEK        SEK        SEK        $(1)       SEK        SEK        $(1)
                                                                                            (UNAUDITED)
                                                                          (IN MILLIONS)
SALES REVENUE:
  Supply and Refining(2)..................   12,526     18,728     35,477     3,270      7,787      8,207       756
  Swedish Market..........................    6,071      7,040      9,904       913      2,297      2,668       246
  International...........................      741        791      1,462       135        214        396        36
  TOTAL SALES REVENUE(3)..................   15,758     22,220     39,558     3,646      8,692      9,303       857

OPERATING INCOME (LOSS)
  Supply and Refining.....................      578      1,120      1,540       142        268        197        18
  Swedish Market..........................       48         92          6         1         35         42         4
  International...........................       (1)       (30)       (69)       (6)        (8)       (15)       (1)
  Other Non-allocated Income
    (expense)(4)..........................      (53)        39        179        16         15        126        11
  TOTAL OPERATING INCOME..................      572      1,221      1,656       153        310        350        32

------------

(1) We have translated Kronor into Dollars at the rate of $1.00=SEK10.85 (the exchange rate on June 30, 2001). We have provided this translation solely for your convenience.

(2) Includes sales by our Supply and Refining Division to our Swedish Market Division and International Division of SEK3,580 million for 1998,
     SEK4,339 million for 1999, SEK7,285 million for 2000 and SEK1,606 million for the first quarter of 2000 and SEK1,967 million for the first quarter of 2001. We have included intercompany sales revenue in the total for our Supply and Refining Division. These sales are made at market rates. Since refined products are commodities, these sales could have been made to third parties at similar prices. We believe that including these amounts in the sales revenue of our Supply and Refining Division properly reflects the results of these divisions for purposes of comparison. To avoid overstating total sales revenue, such intercompany sales are eliminated in the Preem Petroleum AB Consolidated Financial Statements and the Interim Consolidated Financial Statements.

(3) Total sales revenue is our total revenue less excise duties, which are taxes collected at the point of sale by our Swedish Market Division and remitted monthly to the Swedish government.

(4) Other non-allocated income (loss) includes corporate cost center, non-recurring items and exchange rate differences.

SUPPLY AND REFINING OPERATIONS

      Our Supply and Refining Division operates our majority-owned Scanraff refinery and our wholly-owned Preemraff refinery, with an aggregate capacity of approximately 335,000 barrels per calendar day. These refineries refined approximately 23.5 million barrels of crude oil in the three-month period ended March 31, 2001 as compared to 23.8 million barrels in the three-month period ended March 31, 2000 and refined approximately 102.9 million barrels of crude oil in 2000, 93.2 million barrels in 1999 and 923 million barrels in 1998. The refining margins at Scanraff were $2.00/barrel in the three-month period ended March 31, 2001 as compared to $1.59/barrel in the three-month period ended
March 31, 2000 and were $2.81/barrel in 2000, $1.29/barrel in 1999 and $2.58/barrel in 1998. The refining margins at Preemraff were $0.97/barrel in the three-month period ended March 31, 2001 as compared to $0.57/barrel in the three-month period ended March 31, 2000 and were $1.74/barrel in 2000, $0.68/barrel in 1999 and $1.44/barrel in 1998. The refining margins were particularly volatile on a month-to-month basis in 2000, in line with those of the industry as a whole, for a variety of reasons, including the extreme volatility in crude oil prices.

      As indicated by the following graphs, we believe that the annual average refining margins at both refineries have been above the International Energy Agency's industry indicator for northwest European refineries in their respective class.

                                   [GRAPHIC]

------------

(1) There are no data for September 1998 since Scanraff was performing its scheduled maintenance turnaround during that month.

(2) International Energy Agency industry indicator, calculated on the basis of an average northwest European cracking refinery that is running a typical crude slate.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        PREEM  IEA HYDROSK
Dec-99   0.41        -1.56
Jan-00   0.01        -0.59
Feb-00  -0.16        -1.71
Mar-00   1.73         0.01
Apr-00   2.96         2.04
May-00   0.63        -1.07
Jun-00    1.3        -0.36
Jul-00   1.84        -0.02
Aug-00   0.86        -0.97
Sep-00   1.46         1.08
Oct-00   3.32         2.37
Nov-00   0.87        -0.69
Dec-00   2.84         1.71

------------

(1) International Energy Agency industry indicator, calculated on the basis of an average northwest European hydroskimming refinery that is running a typical crude slate.

     SCANRAFF REFINERY

      Scanraff is a complex, large-scale refinery with a strong market position producing a full-range of refined products. The refinery has visbreaker, catalytic cracker and mild hydrocracker upgrading units geared towards converting a significant portion of our residual fuel oil to lighter, higher value products. Scanraff is the largest oil refinery in Sweden in terms of capacity, representing approximately 50% of Swedish refining capacity. The refinery is located on a 470-acre site on the west coast of Sweden, north of the city of Gothenburg. The refinery is situated on a peninsula providing direct jetty access to oil tankers for both the import of crude oil and the distribution of refined products. We own 78.5% of the refinery with the exception of the fluid catalytic cracker, of which we own 50%. The remainder is owned by Hydro R&M Holding AS, an affiliate of Norsk Hydro AS. The refinery has a total refining capacity of approximately 210,000 barrels per calendar day. Our share of the aggregate production at Scanraff was approximately 56.6 million barrels in 1999 compared to 57.5 million barrels in 2000, and 14.4 million barrels in the first quarter of 2000 compared to 13.8 million barrels in the first quarter of 2001.

      Scanraff began production in 1975 and its facilities have been upgraded several times through large capital investments. As a result of these improvements, we believe that Scanraff is one of the most sophisticated and flexible refineries in Europe. Solomon Associates has ranked Scanraff in the first quartile of European refineries for operating cost efficiency and return on investment for each year in which the survey has been conducted over the past decade. The following table summarizes upgrades to Scanraff:

UPGRADE AT SCANRAFF                                         FUNCTION                              YEAR
-------------------               ------------------------------------------------------------  --------
Visbreaker......................  Reduces the viscosity of the fuel oil and increases the         1982
                                  yield of gasoil and gasoline
Catalytic Cracker...............  Converts vacuum gasoil, a semi-finished product, into           1984
                                  gasoline, gasoil and fuel oil
Mild Hydrocracker...............  Desulphurizes and converts vacuum gasoil into lighter           1988
                                  products and feedstock for the catalytic cracker
Isomerization Unit..............  Converts light naphtha into high octane, low benzene            1991
                                  gasoline components
Desulphurization/Dearomatization
  Unit..........................  Converts conventional gasoil or diesel into virtually           1994
                                  sulphur free, low aromatic diesel
Tailgas Treatment Sulphur
  Recovery Unit.................  Removes hydrogen sulphide and nitrogen oxides from refinery     1994
                                  gases and recovers liquid sulphur
Prefractionater.................  Reduces benzene formation in the platformer unit                1999

      Imported crude oil arrives at Scanraff by way of a single jetty that can accommodate tankers of up to 500,000 dead weight tons. We estimate that approximately 100 vessels carrying crude oil arrive at Scanraff each year. Crude oil can be unloaded at a rate of approximately 113,000 barrels per hour through steel pipes leading into four underground crude oil storage caverns. These caverns have been blasted out of solid rock and have an aggregate capacity of approximately 17 million barrels. They have sophisticated equipment designed to ensure efficient and environmentally safe storage.

      Crude oil is pumped from the underground caverns into three above-ground crude "day tanks" with a total capacity of approximately 793,000 barrels and from there into Scanraff's crude distillation unit. On a typical full day of operations, crude oil from one "day tank" is pumped into the crude distillation unit, while the depleted tank from the previous day's refining is refilled from the underground caverns.

      Scanraff operates a single crude distillation unit, which is one of the largest in Europe. During distillation, crude oil is heated until it separates into different fractions. A fraction is a mixture of liquid hydrocarbons all of which have approximately the same boiling range. The heaviest fraction, constituting approximately 30%, is further processed in Scanraff's vacuum distillation unit to achieve the maximum volume of distillates. After the distillation, Scanraff further refines, upgrades and processes the distillates as follows:

     - VISBREAKER, CATALYTIC CRACKER AND MILD HYDROCRACKER. Fuel oil can be upgraded into higher-value products in several ways. Scanraff has invested in three upgrading units for this purpose. First, in 1982, Scanraff invested in a visbreaker, which reduces the viscosity of the fuel oil and increases the yield of gasoil and gasoline. Second, in 1984, Scanraff added a catalytic cracker that, by means of a catalyst, converts vacuum gasoil, a semi-finished product, into gasoline, gasoil and fuel oil. Scanraff obtains a portion of its feedstock requirements for this upgrading from Preemraff, which, as a less sophisticated refinery, produces a larger proportion of the heavier fractions. Third, in 1988, Scanraff invested in a mild hydrocracker, which desulphurizes vacuum gasoil and converts it into lighter products and feedstock for the catalytic converter.

     - ISOMERIZATION. The naphtha fraction (after desulphurization) is processed in a reformer unit to increase octane. Since 1991, Scanraff has operated an isomerization unit in which the lightest part of the naphtha is processed into high octane and low benzene gasoline components. "Benzene" is an aromatic compound, the presence of which in refined products is often regulated by environmental laws.

     - DESULPHURIZATION/DEAROMATIZATION. Scanraff has a highly sophisticated gasoil/diesel desulphurization/dearomatization unit that was completed in 1994. This unit enables Scanraff to produce virtually sulphur-free (10 parts per million) diesel fuel with an aromatic content of 5%, both of which far exceed current EU specifications of 350 parts per million for sulphur and 11% for aromatics.

     - TAILGAS TREATMENT SULPHUR RECOVERY UNIT. Scanraff has a sulphur recovery unit combined with a tailgas treating unit that removes hydrogen sulphide and nitrogen oxides from refining gases.

     - PREFRACTIONATER. Scanraff added a prefractionater to its platformer unit in 1999, which reduces benzene formation in the platformer.

      After processing, Scanraff pumps the various refined products to the refinery's 73 intermediate and finished product tanks and four additional refined product storage caverns with an aggregate capacity of approximately
6.3 million barrels. From the intermediate tanks, Scanraff pumps components to one of three blending stations for final product mix, one station for gasoline, one for diesel and gasoil and one for fuel oil. Scanraff stores the final products in product tanks. To the extent practicable, intermediate products are blended "online," as required, and loaded directly onto product tanker vessels, thus reducing the need for blended product storage. Scanraff has a separate product jetty with four berths at which tankers dock as many as 1,400 times per year for loading of refined products. Scanraff distributes approximately 98% of its products by sea for domestic and international use. The refinery also has a truck loading rack for supplying diesel and home-heating oil to the local market. Over the last five years, weather conditions have not caused any significant delay or disruption in either unloading crude oil or loading refined products, given the sheltered position of Scanraff's berths.

      The following table shows our share of Scanraff's feedstocks and production for the years 1998, 1999 and 2000 and each of the three-month periods ending March 31, 2001 and March 31, 2000. At Scanraff, there is a standard turnaround required for maintenance of the refinery every four years, which typically lasts four to six weeks. During this maintenance turnaround, the refinery is completely shut down for inspection of all processing units. The last maintenance turnaround at Scanraff was in 1998 and the next one is scheduled for 2002.

                                             1998                         1999                         2000
                                  --------------------------   --------------------------   --------------------------
                                     THOUSAND                     THOUSAND                     THOUSAND
                                       BBLS.           %            BBLS.           %            BBLS.           %
                                  ---------------   --------   ---------------   --------   ---------------   --------
FEEDSTOCKS
  Sweet Crude Oil...............          18,397       33%             23,679       41%             23,107       39%
  Sour Crude Oil................          36,839       65              31,667       55              32,736       56
  Unfinished and Blend Stocks...             969        2               2,623        4               3,063        5
                                  ===============     ===      ===============     ===      ===============     ===
    TOTAL FEEDSTOCKS............          56,205      100%             57,969      100%             58,906      100%

UTILIZATION RATE(1).............              --       93%(2)              --       96%                 --       98%

PRODUCTION
  Liquefied Petroleum Gas.......             635        1%                698        1%                711        1%
  Gasoline......................          15,869       29              17,585       31              17,157       30
  Diesel........................          10,686       19              11,075       20              11,346       20
  Gasoil........................          11,127       20              10,887       19              10,409       18
  Vacuum Gas Oil................           6,950       13               6,931       12               6,761       12
  Heavy Fuel Oil................           9,152       17               9,057       16              10,994       19
  Other.........................             403        1                 415        1                 126       --
                                  ===============     ===      ===============     ===      ===============     ===
TOTAL PRODUCTION................          54,822      100%             56,648      100%             57,504      100%

                                               THREE MONTHS ENDED MARCH 31,
                                  -------------------------------------------------------
                                             2000                         2001
                                  --------------------------   --------------------------
                                     THOUSAND                     THOUSAND
                                       BBLS.           %            BBLS.           %
                                  ---------------   --------   ---------------   --------
FEEDSTOCKS
  Sweet Crude Oil...............           6,792       46%              5,878       42%
  Sour Crude Oil................           7,612       52               7,620       54
  Unfinished and Blend Stocks...             310        2                 640        4
                                  ===============     ===      ===============     ===
    TOTAL FEEDSTOCKS............          14,714      100%             14,138      100%
UTILIZATION RATE(1).............              --       99%                 --       95%
PRODUCTION
  Liquefied Petroleum Gas.......             114        1%                126        1%
  Gasoline......................           4,295       30               4,292       31
  Diesel........................           2,833       20               2,177       16
  Gasoil........................           2,866       20               3,115       23
  Vacuum Gas Oil................           1,927       13               1,819       13
  Heavy Fuel Oil................           2,327       16               2,259       16
  Other.........................              28        0                  32        0
                                  ===============     ===      ===============     ===
TOTAL PRODUCTION................          14,390      100%             13,820      100%

------------

(1) Total feedstocks expressed as a percentage of our share of the total refining capacity of 210,000 barrels per calendar day.

(2)   1998 was a maintenance turnaround year at Scanraff.

      As the table above shows, Scanraff's reliance on specific feedstocks varies from year to year. However, because Scanraff is a highly sophisticated cracking facility, its production levels for refined products remained relatively constant across this time period. Over the past three years, Scanraff has operated at very high utilization rates, which reflects its profitability even during adverse market conditions. Scanraff uses linear programming technology to determine the most profitable product mix for its market given the available crude oil supply. Scanraff is able to process a high proportion of sour crude oil, which is higher in sulphur and typically lower in price compared to sweet crude oil.

      RELATIONSHIP WITH HYDRO R&M HOLDING AS. Scanraff is operated as a joint venture with Hydro R&M Holding AS, an affiliate of Norsk Hydro AS. Joint ventures are often used in the oil refining industry as a means of facilitating and exploiting capital improvements. We own 78.5% of the Scanraff refinery with the exception of the fluid catalytic cracker, of which we own 50%. The remainder is owned by Hydro R&M Holding. Under the terms of our arrangement with Hydro R&M Holding, each party has the right to purchase and deliver its own crude oil to the facility for refining. Our crude oil purchasing policy is based on recommendations made by Scanraff's management using linear programming to optimize the crude oil mix for the refinery as a whole. Scanraff's linear program calculates the percentage of each refined product produced that each partner may take based upon the feedstock purchased by it. Each party pays Scanraff a processing fee equal to the cost of refining. As a result, the refinery itself operates at cost with all profit (or loss) realized at the Preem Petroleum AB or Hydro R&M Holding level. Our relationship with Hydro R&M Holding has been positive and we work closely to coordinate the purchase of crude oil and the refining operations of Scanraff, and we cooperate with Hydro R&M Holding on the sale of liquefied petroleum gas. We also consult with Norsk Hydro AS on a regular basis to discuss possible improvements to, and other rearrangements of, our existing relationships.

      We have two shareholders' agreements with Hydro R&M Holding, one pertaining to the company that owns the refinery and one pertaining to the company that owns the cracker. Scanraff is managed by a board of directors comprised of six individuals, four of whom are nominated by us, one of whom is nominated by Hydro R&M Holding and one of whom is the managing director of the refinery. The company that owns the cracker unit is managed by a board of directors comprised of five individuals, two of whom are nominated by us, two of whom are nominated by Hydro R&M Holding. The remaining director is the managing director of the cracker. Under both shareholders' agreements, the board can take action only by a majority vote that includes the affirmative vote of at least one director nominated by us and one nominated by Hydro R&M Holding. Thus, effectively, each party has the power to veto any action.

      Our Scanraff shareholders' agreement with Hydro R&M Holding obligates each party to contribute expenses on a PRO RATA basis for the replacement and renewal of equipment that is required to operate the refinery in a safe and efficient manner. In addition, under the terms of this agreement, each party is also responsible for making capital contributions on a PRO RATA basis to any refinery expansion, alteration, addition or improvement. However, either party may opt out of contributing capital for these improvements, in which case the other party may proceed to make the modification to Scanraff, provided the party opting out gives its reasonable consent and provided such party's existing processing rights are unaffected by the modification. The party who opted out does not have the right to process oil using the refinery improvement, nor is that party responsible for the operating costs of the modification, unless that party chooses to opt into the modification at a later date by, among other things, contributing a share of the capital expenditure plus interest.

      Neither we nor Hydro R&M Holding may sell or transfer any interest in Scanraff without first providing the other party with a right of first refusal. Neither party has any put, call, drag-along, tag-along or similar rights.

     PREEMRAFF REFINERY

      Preemraff is one of the most sophisticated hydroskimming refineries in Europe and represents from approximately 25% to 30% of Swedish refining capacity. The refinery has a highly sophisticated desulphurization/dearomatization unit, which permits it to manufacture virtually sulphur-free (10 parts per million) diesel. In addition, the refinery uses its catalytic reformer and isomerization unit to convert naphtha, a portion of which is received from Scanraff, into higher-value gasoline. The refinery is located on a 340-acre site near the harbor of Torshamnen, Sweden's largest harbor, in Gothenburg. Preemraff's proximity to this harbor helps it to maintain low crude oil transportation costs and its proximity to Gothenburg, the second largest city in Sweden, helps it to minimize distribution costs. We own 100% of Preemraff, which has an annual aggregate capacity of approximately 125,000 barrels per calendar day. Aggregate production at Preemraff was approximately
33.7 million barrels in 1999 compared to 42.5 million barrels in 2000, and
9.8 million barrels for the first quarter of 2000 compared to 10.5 million barrels for the first quarter of 2001.

      Preemraff began production in 1967, and we acquired the refinery from BP in 1991. Preemraff has been upgraded several times through large capital investments. As a result of these improvements, we believe that Preemraff is one of the best performing hydroskimming refineries in Europe. The following chart summarizes upgrades to Preemraff.

UPGRADE AT SCANRAFF                                         FUNCTION                              YEAR
-------------------               ------------------------------------------------------------  --------
Isomerization Unit..............  Produces an additional low-benzene gasoline component           1993
Desulphurization/Dearomatization
  Unit..........................  Converts conventional gasoil or diesel into virtually           1997
                                  sulphur-free, low aromatic fuel
Heavy Gasoil Upgrading Unit.....  Upgrades heavy gasoil into heating oil for commercial use       1997
Sulphur Recovery Units..........  Converts hydrogen sulphide into liquid sulphur                  1997

      Imported crude oil arrives by ship at the harbor of Torshamnen, which is capable of receiving crude oil carriers in excess of 200,000 dead weight tons, and is then transported to Preemraff by pipeline. Between 50 and 60 crude oil carriers arrive at Torshamnen each year. At Preemraff, the crude oil is discharged into seven above-ground storage tanks and two underground caverns with a combined storage capacity of approximately 5.6 million barrels.

      Preemraff operates two identical crude distillation units. During distillation, the crude oil is heated until it separates into different fractions. After distillation, Preemraff further refines, upgrades and processes the fractions as follows:

     - LIQUEFIED PETROLEUM GAS UNIT. In the liquefied petroleum gas unit, installed in 1967, Preemraff separates the gas fractions (butane and propane) by distillation from the high-octane component.

     - ISOMERIZATION UNIT. The naphtha fraction (after desulphurization) is processed in a reformer unit to increase octane. In Preemraff's isomerization unit, completed in 1993, an additional, low-benzene component for blending gasoline is produced.

     - DESULPHURIZATION/DEAROMATIZATION UNIT. Preemraff's highly sophisticated gasoil/diesel desulphurization/dearomatization unit was completed in 1997. This unit enables Preemraff to produce virtually sulphur-free (10 parts per million) and low aromatic diesel from crude oil with high sulphur, which is typically lower in price than crude oil with low sulphur content.

     - HEAVY GASOIL UPGRADING UNIT. In 1997, Preemraff installed a heavy gasoil upgrading unit, which upgrades heavy gasoil into heating oil for commercial use.

     - SULPHUR RECOVERY UNITS. The hydrogen sulphide formed during the various desulphurization reactions is fed to Preemraff's sulphur recovery units, which were installed in 1997, and converted to liquid sulphur for resale as a feedstock to chemical companies.

      After processing, we store refined products in the facility's 45 storage tanks and three underground caverns with total capacity of approximately
6.9 million barrels. We then pump our products by pipeline from the refinery to an oil terminal in the harbor of Skarvik, two kilometers south of Preemraff. From there, we distribute products to the market by ship, rail and truck.

      Preemraff has two integrated systems for the utilization of waste or surplus heat with a total capacity in excess of 100 megawatts. The system enables us to sell surplus heat, which would otherwise be wasted, corresponding to approximately 377,000 barrels of fuel oil per year to the district heating system of the city of Gothenburg and approximately 101,000 barrels to AB Volvo. We generated additional operating income from these activities of SEK55 million in 2000 with relatively little cost. In addition, these sales of surplus heat contribute to Solomon Associates' ranking of Preemraff in the first quartile of European refineries for energy efficiency for each year in which Preemraff participated in the survey over the past decade.

      The following table shows Preemraff's feedstocks and production for the years 1998, 1999 and 2000 and the first quarter of 2000 and 2001. At Preemraff, there is a standard turnaround required for maintenance of the refinery every four years, which typically lasts four to six weeks. During this turnaround, the refinery is completely shut down for inspections of all processing units. The last turnaround at Preemraff was in 1999 and the next one is scheduled for 2003. Preemraff is able to process up to 100% of sour crude oil, which is higher in sulphur and typically lower in price compared to sweet crude oil.

                                             1998                         1999                         2000
                                  --------------------------   --------------------------   --------------------------
                                     THOUSAND                     THOUSAND                     THOUSAND
                                       BBLS.           %            BBLS.           %            BBLS.           %
                                  ---------------   --------   ---------------   --------   ---------------   --------
FEEDSTOCKS
  Sweet Crude Oil...............          36,724       95%             32,748       93%             40,232       92%
  Sour Crude Oil................             380        1                 189        1                  35       --
  Unfinished and Blend Stocks...           1,592        4               2,233        6               3,683        8
                                  ===============     ===      ===============     ===      ===============     ===
    TOTAL FEEDSTOCKS............          38,696      100%             35,170      100%             43,950      100%

UTILIZATION RATE(1).............              --       94%                 --       85%(2)              --       96%

PRODUCTION
  Liquefied Petroleum Gas.......           1,151        3%                862        3%                855        2%
  Gasoline......................          10,284       27               9,377       28              12,136       29
  Jet Fuel/Kerosene.............             598        2                 358        1                 188       --
  Diesel........................           8,491       23               9,151       27               9,547       23
  Gasoil........................           6,221       17               4,516       13               7,415       17
  Heavy Fuel Oil................          10,410       28               9,459       28              12,358       29
  Other.........................               6       --                   6       --                   6       --
                                  ===============     ===      ===============     ===      ===============     ===
    TOTAL PRODUCTION............          37,161      100%             33,729      100%             42,505      100%

                                               THREE MONTHS ENDED MARCH 31,
                                  -------------------------------------------------------
                                             2000                         2001
                                  --------------------------   --------------------------
                                     THOUSAND                     THOUSAND
                                       BBLS.           %            BBLS.           %
                                  ---------------   --------   ---------------   --------
FEEDSTOCKS
  Sweet Crude Oil...............           9,443       92%             10,101       92%
  Sour Crude Oil................              --       --                  --       --
  Unfinished and Blend Stocks...             797        8                 862        8
                                  ===============     ===      ===============     ===
    TOTAL FEEDSTOCKS............          10,240      100%             10,963      100%
UTILIZATION RATE(1).............              --       91%                 --       97%
PRODUCTION
  Liquefied Petroleum Gas.......             116        1%                139        1%
  Gasoline......................           2,946       30               2,801       27
  Jet Fuel/Kerosene.............              45        1                  55        1
  Diesel........................           2,600       26               2,728       26
  Gasoil........................           1,241       13               1,723       16
  Heavy Fuel Oil................           2,879       29               3,095       29
  Other.........................               2       --                  --       --
                                  ===============     ===      ===============     ===
    TOTAL PRODUCTION............           9,829      100%             10,541      100%

------------

(1) Total feedstocks expressed as a percentage of the total refining capacity of 113,000 barrels per calendar day for 1998 and 1999 and 125,000 barrels per calendar day for 2000.

(2) 1999 was a maintenance turnaround year at Preemraff. The lower utilization rate in 1999 at Preemraff also reflects periods of unusually low margins during the year, which led us to reduce volumes processed for periods during the year.

      We have increased the volume of diesel produced at Preemraff given the increasing demand for diesel in Europe. See "Industry--European Margin Drivers."

     SUPPLY

      We purchase crude oil for both refineries from suppliers located in several different regions around the world. We purchase the majority of our crude oil from North Sea suppliers (approximately

65% in 2000 and 64% in 1999). Additionally, we purchase crude oil from Russia (approximately 8% in 2000 and 14% in 1999), Iran (approximately 10% in 2000 and 12% in 1999) and Saudi Arabia (approximately 5% in 2000 and 7% in 1999). We have no supply contracts longer than 13 months in duration and have purchased from 45% to 70% of our crude oil on the spot market over the last three years. This is consistent with industry standards and permits us to take advantage of the rapid price fluctuations in the crude oil supply market through our crude oil purchasing strategy. This strategy involves regularly monitoring market conditions for various types of crude oil as well as demand for refined products. Our objective is to minimize production costs (cost of crude oil, transportation and refining) and maximize sales revenue from the sale of the refined products that are most in demand. We supplement this purchasing strategy with various hedging instruments and forward sales contracts on refined products designed to lessen the risk of fluctuations in crude or refined product prices.

     PRODUCTS

      Our two refineries produce liquefied petroleum gas, gasoline, diesel, gasoil and heavy fuel oil. In addition, Preemraff produces jet fuel and kerosene and Scanraff also produces the intermediate product, vacuum gasoil, for its own use, with excess quantities sold to third parties. Preemraff supplies approximately 10% of the heavy fuel oil it produces to Scanraff, which satisfies approximately 80% of Scanraff's heavy fuel oil requirements, as a feedstock for upgrading units. Scanraff supplies approximately 20% of its naphtha production to Preemraff for use as a gasoline component, which satisfies approximately 90% of Preemraff's naphtha requirements.

      Investments in environmental initiatives have permitted us to develop and to market profitably refined products that meet and, in some cases, surpass the highest EU environmental specifications. We believe that there is increased demand for these products in those markets in which either more stringent clean air requirements are imposed by governments and/or tax incentives exist to encourage their use. Our early investment in desulphurization capability enables us now to produce products that meet the EU Year 2005 sulphur specification (50 parts per million) for gasoline and diesel at both refineries. Both of our refineries also produce certain quantities of virtually sulphur-free (10 parts per million) diesel. These product qualities for diesel and gasoline far exceed current EU specifications for sulphur content in diesel of 350 parts per million and EU specifications for sulphur content in gasoline of 150 parts per million. However, we will need to make certain investments to meet the EU Year 2005 aromatics requirements for gasoline. In addition, to enable the total output of diesel from our refineries to meet the EU Year 2005 sulphur specification, we would need to export certain quantities of high-sulphur vacuum gasoil to free up capacity in our refineries required to desulphurize diesel and/or downgrade quantities of diesel into heating oil.

      To meet the EU Year 2005 aromatic specification for gasoline, we believe that total investments of approximately SEK225 million at Scanraff, approximately SEK175 million of which represents our share, and approximately SEK365 million at Preemraff are required. These investments are necessary to upgrade the isomerization units at both refineries so that all gasoline produced has 35% or less aromatic content. These investments will permit the elimination of expensive blending components, such as MTBE. The European Union has announced gasoil specifications to become effective in 2008. None of these specifications is higher than those presently imposed by Sweden, which we currently meet.

     SALES

      Our Supply and Refining Division exports over one-half of its products each year (60% in 2000 and 54% in 1999), making us one of Sweden's leading exporters. Our exports are primarily to northern Europe.

      In 2000, our Supply and Refining Division sold approximately 79% (by value) of its products to third parties, 20% to our Swedish Market Division and 1% to our International Division. Our third-party customers are predominantly other oil companies, although we sometimes sell liquefied petroleum gas and naphtha to petrochemical companies. All third-party sales of gasoline, jet fuel, diesel and gasoil are sales to other oil companies or traders. Approximately 90% of our third-party sales of heavy fuel oil are sales to oil companies and traders, with the remaining 10% sold directly to industrial customers.

     DISTRIBUTION

      Both Scanraff and Preemraff are well situated for the efficient distribution of products to market. Transportation costs are a significant cost component of refined products. Given this, we believe that the location of our refineries on harbors in western Sweden provides us with a competitive advantage in our target markets.

                               REFINERY LOCATIONS

        [MAP OF SWEDEN]

       Source: Preem Petroleum AB.

      Scanraff ships approximately 98% of its production and Preemraff ships approximately 75% of its production by sea to domestic and international markets. Preemraff's location near Gothenburg, Sweden's second largest city, also provides excellent access to rail and truck transport.

      We have an extensive network of storage depots in Sweden in which we store refined products from both Scanraff and Preemraff for distribution throughout the country. In addition, we generate additional revenue from third parties in the form of depot throughput fees and we cooperate with other oil companies to optimize depot use and cost.

     INVENTORY MANAGEMENT

      We employ several strategies to minimize the impact on our profitability of the volatility in feedstock costs and refined product prices. Our inventory management strategies include the purchase and sale of exchange-traded, oil-related futures and options with a duration of twelve months or less. To a lesser extent, we also use oil swap agreements similar to those traded on international exchanges such as the International Petroleum Exchange, including crack spreads and crude oil options that, because they contain certain terms customized to the market in which we sell such as point of delivery, are better suited to hedge against the specific price movements in our markets. The number of barrels of crude oil and refined products covered by such contracts varies from time to time. We hedge amounts of crude oil and refined products above and below optimal inventory levels, which represent the volumes in stock and in transit within our system. These strategies are designed to minimize, on a short-term basis, our exposure to the risk of fluctuations in crude oil prices and refined product margins. This hedging activity is closely managed and subject to internally established risk standards. The results of these hedging activities are recognized in our financial statements as adjustments to the refining costs of sales and inventory costs. We do not engage in speculative derivatives transactions. In addition, our substantial storage capacity enables us to earn rental income by selling storage certificates to other oil companies for their EU-imposed compulsory storage obligations.

MARKETING OPERATIONS

      Our Swedish Market Division, which consists of a Home-Heating and Business-to-Business Segment and a Station and Consumer Segment, obtains all of its refined products from our Supply and Refinery Division. Our Swedish Market Division sells home-heating gasoil directly to end-users and gasoil, diesel and fuel oil directly to Swedish companies using refined products purchased from our Supply and Refining Division. We also sell gasoline, diesel, lubricants, shop merchandise and other products through approximately 527 Preem-branded service stations. On a stand-alone basis, none of our customer sales contracts or customer relationships are material to our business.

      All marketing operations benefit from centralized support functions that provide credit monitoring, invoicing, customer services, information technology and related functions. Our Swedish Market Division had sales revenue in the first quarter of 2001 of SEK2,668 million and for the year ended December 31, 2000 sales revenue of SEK9,904 million. The following table shows the volume of our principal refined products sold by our Swedish Market Division during each of the last three years and our estimate of our approximate share of the Swedish market for each product based on data reported by the Swedish Petroleum Institute.

                                               1998                        1999                        2000
                                     -------------------------   -------------------------   -------------------------
                                                     ESTIMATED                   ESTIMATED                   ESTIMATED
                                                      MARKET                      MARKET                      MARKET
                                     THOUSAND M(3)   SHARE(1)    THOUSAND M(3)   SHARE(1)    THOUSAND M(3)   SHARE(1)
                                     -------------   ---------   -------------   ---------   -------------   ---------
Diesel.............................        917         26.5%           986         28.1%           995         28.3%
Heating gasoil.....................      1,119         35.3          1,154         37.5          1,023         38.6
Heavy fuel oil.....................      1,055         53.1            651         44.9            595         49.4
Gasoline...........................        604         11.1            597         10.9            583         10.9

------------

(1) Swedish Petroleum Institute, based on sales volume, excludes deliveries to international bunkers.

(2)   Includes sales of diesel through our Station and Consumer Segment.

      In August 2000, our Marketing Division began implementing its plans to restructure our regional sales organization. The restructuring consists of the eventual replacement of all 25 of our regional sales offices with a centralized national call center in Stockholm, Sweden. The restructuring involves the reduction of our current regional sales force by 154 employees on all levels and the recruiting and training of 70 qualified individuals to staff the centralized call center. We expect to complete the restructuring by January 2002. We estimate the total expense of the restructuring to be approximately
SEK25 million, which is mainly comprised of costs associated with recruiting and training new personnel and with the elimination of redundant positions in the regional sales offices. Beginning in 2001, we expect this restructuring of our regional sales offices will result in a decrease in our personnel costs.

     HOME-HEATING AND BUSINESS-TO-BUSINESS SEGMENT

      Through our Home-Heating and Business-to-Business Segment, we sell refined products to wholesale and retail customers, including sales of home-heating gasoil to retail consumers.

      We are the largest home-heating gasoil company in Sweden, supplying gasoil to approximately 85,000 residences in 2000, resulting in an estimated market share of approximately 38%, based on 2000 sales volumes as estimated by the Swedish Petroleum Institute. The climate in Sweden requires home-heating for almost nine months during the year, and a substantial number of Swedish homes are heated by gasoil as a result of the absence of a natural gas grid in Sweden. We also are the leading supplier of diesel fuel and heavy fuel oil to the industrial sector of Sweden. Our customers include Saab Automobile AB, AB Volvo, Scania CV AB, Electrolux AB, Orrefors Kosta Boda AB, Viking Line AB,
Pharmacia & Upjohn AB and many companies in the Swedish agricultural sector. Our Home-Heating and Business-to-Business Segment obtains all of its refined products from our Supply and Refining Division.

     STATION AND CONSUMER SEGMENT

      Our Station and Consumer Segment, which obtains all of its gasoline and diesel product needs from our Supply and Refining Division, consists of a network of Preem-branded service stations throughout Sweden. We had approximately 11% of the market share in the Swedish gasoline market, based on 2000 sales volumes as estimated by the Swedish Petroleum Institute. As of July 15, 2001, we operated approximately 527 Preem-branded service stations in Sweden, 214 of which were owned by us and 313 of which were owned by dealers who operate under the Preem-brand name. The service stations are located throughout Sweden, with a concentration in the more heavily populated south and west. As part of our overall strategy of increasing sales by our Supply and Refining Division to our captive market, we intend to strengthen our network of service stations. We also intend to increase the number of franchised stations in Sweden, which will permit us to reduce the amount of capital employed at these stations. Our long-term objective is to have a profitable chain of retail service stations with a higher Swedish market share.

      There is a trend in the Swedish retail gasoline market towards full-service stations, offering a variety of products through integrated convenience stores aimed at consumers who prefer "one-stop shopping." At the same time, there is a contrasting trend towards low-cost unmanned self-service stations that simply sell gasoline at reduced prices for the price-minded customer. Our strategy is to meet both ends of this demand spectrum by operating stations with convenience stores (or upgrading existing convenience stores) in locations that have relatively high throughput as well as unmanned self-service stations. To implement this strategy, we intend to have stations with convenience stores positioned as hubs for multiple unmanned stations. We believe this will help us to both increase sales and encourage brand loyalty. We also are disposing of unprofitable stations. As of July 15, 2001, we operated 288 manned stations and 239 unmanned stations, as well as two unbranded stand-alone gasoline pumps. Ten of our 527 Preem-branded stations are boat stations, eight of which are manned and two of which are unmanned. We expanded certain of our manned stations to include convenience stores in 2001, and virtually all of our manned stations have convenience stores as of July 15, 2001. In Sweden, we also operate a network of unmanned diesel stations under the brand name "Saifa." On July 15, 2001, we owned all existing 132 Saifa-branded stations.

      In addition, we produce lubricants, which are high margin products, through a joint venture called Scanlube, with Hydro Texaco Holdings A/S, a Danish corporation that is an affiliate of Norsk Hydro AS. Scanlube acquires supplies related to the production of lubricants and produces, packages and sells lubricants to us, Hydro Texaco Holdings A/S and related subsidiaries. We and Hydro Texaco Holdings A/S each own 50% of Scanlube.

      The Scanlube joint venture is governed by a shareholders' agreement and is managed by a board of directors comprised of six individuals, three of whom are nominated by us and three of whom are nominated by Hydro Texaco Holdings A/S. The managing director of Scanlube is not a director, but has the right to attend meetings of the board of directors. Under the shareholders' agreement, each party is responsible for its share of the operations of Scanlube, including costs for financing and administrative overhead. Each party also shares equally in equity contributions to Scanlube. Neither party may sell or transfer any interest in Scanlube without first providing the other party with a right of first refusal.

     INTERNATIONAL DIVISION

      Our International Division sells refined products primarily to wholesale customers in Poland and to a lesser extent in Norway. We began operations in Poland in 1995 and have invested since then to increase the number of service stations in that market. As of July 15, 2001, there were approximately 90 service stations in Poland, most of which operated under the Preem-brand name, compared to 50 stations at the end of 1998. We believe that the investment in Poland's retail gasoline market will permit us to take advantage of that country's expanding economy and the growing demand for energy in general and petroleum products in particular. As part of our strategy of continued investment in our Polish operations, we have entered into supply and trademark licensing agreements with independent retailers to expand our network of Preem-branded stations. Our intention is to increase the number of service stations in Poland operating under the Preem-brand name. We believe that our International Division, though relatively small (approximately 4% of sales revenue in 2000) and currently unprofitable, offers strong growth potential. As we sell more refined products in Poland through our International Division, we believe that our results from this division will improve since fixed costs will be spread over an increased sales volume of refined products.

COMPETITION

      SUPPLY AND REFINING DIVISION. Our Supply and Refining Division competes primarily with Svenska Shell AB, which owns and operates the only other competing oil refinery in Sweden and, to a lesser degree, with Fortum Oy and Statoil AS. Outside Sweden, we compete with all of the refineries in northwestern Europe that can serve our target markets. The principal competitive factors affecting our refining operations are the price and availability of crude oil and other feedstock, refinery efficiency, the refined product mix and product distribution and transportation costs.

      MARKETING OPERATIONS. The principal competitor of our Home-Heating and Business-to-Business Segment is Svenska Shell AB. We have an approximate 38% market share of the home-heating gasoil market in Sweden, based on 2000 sales volumes as estimated by the Swedish Petroleum Institute. Shell has a 27% market share for home-heating gasoil based on these data.

      In our Station and Consumer Segment, we compete principally with the two leading suppliers to the market for retail sales of gasoline, OK-Q8 AB SV with a 26% market share and Svenska Statoil AB with a 23% market share, based on 2000 sales volumes as estimated by the Swedish Petroleum Institute. In terms of market share, AB Svenska Shell is third with a 14% market share, Norsk Hydro

AS is fourth with a 12% market share, and we rank fifth with a 11% market share. The principal competitive factors affecting the success of our retail sales operations are market volume, station throughput, product price, locations of service stations and brand identification.

      The principal competitors of our International Division in the Polish retail market are the Polish company PKN Orlen, which operates the largest country-wide network of stations (approximately 2,000), and Gdanska Rafineria SA, the next largest competitor in terms of the numbers of stations (approximately 300), based on data for 2000 from the Polish Organization of Oil Industry & Trade. In addition, we face significant competition from non-Polish companies that are in the process of establishing service station networks. The four largest foreign owned networks in Poland are BP (approximately 130 stations), Statoil (approximately 110 stations), Shell (approximately 110 stations) and Aral (approximately 100 stations), based on data for 2000 from the Polish Organization of Oil Industry & Trade. We rank fifth, with approximately 90 stations in Poland. In Poland, we believe that we also compete with approximately 4,000 independent stations.

REGULATION AND ENVIRONMENTAL MATTERS

      We are subject to both Swedish and EU regulation on the production, storage, transportation and sale of petroleum products. Sweden was one of the first European countries to introduce strict environmental legislation, which required the Swedish petroleum industry to upgrade existing infrastructure earlier than other European refiners. Sweden has among the strictest environmental specifications in the European Union. Current EU regulations allow a maximum sulphur content of 150 parts per million for gasoline, compared to 50 parts per million in Sweden, and 350 parts per million for diesel, compared to 10-50 parts per million in Sweden. The EU Year 2005 specifications will reduce the sulphur content for gasoline and diesel to 50 parts per million. The EU Year 2005 specifications also will reduce the aromatic content of gasoline from 42% to 35%. The final specifications for 2005 are expected to be confirmed later in 2001.

      To meet the higher Swedish regulations we have already invested in desulphurization capabilities at Scanraff and Preemraff. Our early investment in desulphurization capability enables us now to produce products that meet the EU Year 2005 sulphur specification for gasoline and diesel at both refineries. Both of our refineries also produce certain quantities of virtually sulphur-free (10 parts per million) diesel. These product qualities for diesel and gasoline far exceed current EU specifications for sulphur content in diesel of 350 parts per million and EU specifications for sulphur content in gasoline of 150 parts per million. However, we will need to make certain investments to meet the EU Year 2005 aromatics requirements for gasoline. In addition, to enable the total output of diesel from our refineries to meet the EU Year 2005 sulphur specification, we would need to export certain quantities of high-sulphur vacuum gasoil to free up capacity in our refineries required to desulphurize diesel and/or downgrade quantities of diesel into heating oil.

      To meet the EU Year 2005 aromatic specification for gasoline, we believe that total investments of approximately SEK225 million at Scanraff, approximately SEK175 million of which represents our share, and approximately SEK365 million at Preemraff are required. These investments are necessary to upgrade the isomerization units at both refineries so that all gasoline produced has 35% or less aromatic content. These investments will permit the elimination of expensive blending components, such as MTBE.

      The European Union has announced gasoil specifications to become effective in 2008. These specifications are not higher than those presently imposed by Sweden, which we currently meet.

      The table below shows the minimum investments required at each of our refineries to enable them to meet future EU environmental specifications for gasoline, diesel and gasoil. The amount indicated for Scanraff below represents our share of that capital investment.

                                                              REQUIRED INVESTMENT
                                                              --------------------
SPECIFICATION                                                 SCANRAFF   PREEMRAFF
-------------                                                 --------   ---------
                                                              (IN MILLIONS OF SEK)
YEAR 2005 GASOLINE
  50 parts per million sulphur content......................      0           0
  35% aromatic content......................................    175         365
YEAR 2005 DIESEL
  50 parts per million of sulphur content...................      0           0
YEAR 2008 GASOIL
  0.1% sulphur content......................................      0           0
                                                                ---         ---
TOTAL.......................................................    175         365
                                                                ===         ===

      Although we believe that these relatively minor capital investments would permit us to meet the EU specifications, our intention is to make additional investments to further upgrade our refineries. The EU specifications for sulphur content in gasoline and diesel are set at 50 parts per million for 2005, but we believe that there is an increased demand for virtually sulphur-free fuels (10 parts per million). Given this, we believe that an additional investment in a mild-hydrocracker unit at Scanraff, our share of which would be approximately SEK2,200 million, is economically attractive. However, we have made no formal decision to make this investment with our joint-venture partner and do not expect to do so until 2002. If we make this investment, we believe that all of our production of gasoline and diesel at Scanraff and Preemraff would be virtually sulphur-free (10 parts per million). In addition, this investment would permit us to upgrade the excess volumes of vacuum gasoil to diesel, thereby increasing our overall margins. If we proceed with this investment, we would expect to expend the majority of the capital required during 2003 and 2004.

      We also have cooperated in environmental initiatives with several of our long-standing customers. In 1996, Preemraff and Goteborgs Energi, the municipal utility company, developed a system for recycling surplus heat which supplies approximately 550 gigawatt hours of electricity annually to both the city of Gothenburg and AB Volvo. The project was completed in September 1997. Additionally, we cooperate with AB Volvo, Chalmers University of Technology and the Swedish Environmental Protection Agency to bring about environmental improvements in Swedish cars.

EMPLOYEES

      We employed approximately 2,020 persons as of July 15, 2001, the same number as of December 31, 2000, 2,052 as of December 31, 1999 and 2,145 as of December 31, 1998. Almost all of our employees are subject to collective bargaining arrangements. We believe that our relations with our employees are good. We have not been involved in any material labor disputes or experienced any disruptions in production as a result of union activities in the last five years. As part of our continuing cost-cutting program, we have reduced the number of our employees from approximately 2,145 in 1998 to approximately 2,010 in 2000 and to approximately 2,020 as of July 15, 2001, largely as a result of reorganizing our sales staff and in spite of expanding our staff in Poland from approximately 239 in 1998 to 255 as of July 15, 2001.

INTELLECTUAL PROPERTY

      Preem Petroleum AB holds the word and device trademark registrations for Preem and the Preem-bear logo in Sweden, Norway, Estonia and Latvia. Preem Petroleum AB holds the combined word and device mark for Preem and the Preem-bear logo in the European Union, Lithuania and Poland. Preem Petroleum AB also holds other Swedish trademark registrations including "Biomil" and "Minima."

      Preem Petroleum AB, directly or indirectly through its subsidiaries also holds the following domain names: "preem.com," "preem.net," "preem.org," "preem.dk" (Denmark), "preem.no" (Norway), "preem.se" (Sweden), "preem.ie" (Ireland), "preem.co.uk" (UK) and "preem.pl" (Poland).

LEGAL PROCEEDINGS

      We are involved in various legal proceedings incidental to the conduct of our business, including those described below.

     ENVIRONMENTAL

      We have leased the Finnberget storage depot since 1987, and our lease agreement terminates in September 2001. Our lease agreement has a provision limiting our liability for any decontamination to a maximum of SEK4 million. We are in a dispute, however, with the landlord over whether this limitation extends to third party claims, including claims made by governmental authorities. We have filed an application in November 2000 with the Swedish district court, asking the court to establish that the contractual limitation extends to third party claims. If the court does not find in our favor, we may be liable for all or part of the decontamination of this site. The total cost of decontamination depends on the intended future use of the site. The total estimated decontamination cost for future industrial use would be approximately SEK40 million. The total estimated decontamination cost for future housing use would be approximately SEK75-110 million.

     TAX

      According to a decision by the tax authorities of November 1998 relating to the audit of the 1994 tax year, additional VAT and penalties of approximately SEK64.9 million were charged to us. The case concerns the accounting of VAT payments on Preem-credit card sales. Although we appealed the decision to the County Administrative Court of Stockholm, the Court has not yet rendered a final decision. In November 1998, the tax authorities granted us an extension to pay the additional VAT and penalties until the appeal has been heard. We have, in accordance with generally accepted accounting principles, made a reservation for the additional VAT, namely SEK54 million, in our books. However, we have not made a reservation for any potential penalties, which could amount to approximately SEK11.2 million. If we are unsuccessful in our appeal, our VAT liability may be affected for a total of three years, the probability of which we believe is unlikely.

     COMPETITION

      On June 29, 2000, the Swedish Competition Authority filed a summons application to the City Court of Stockholm against Preem Petroleum AB and four other oil companies operating in Sweden, demanding that the City Court impose total fines on all five oil companies of SEK740 million, as a penalty for alleged infringements of the Swedish Competition Act. Of the SEK740 million in total fines, the Swedish Competition Authority has demanded that the City Court impose fines on Preem Petroleum AB of SEK85 million. The Competition Authority claims that Preem Petroleum AB participated in a cartel on the Swedish market concerning prices and discounts on petrol during the summer and fall of 1999.

      The Swedish Competition Authority is also investigating the existence of a possible diesel cartel in the Swedish market. In connection with its investigation, the Competition Authority obtained documents from all five major oil companies in November 2000, including Preem Petroleum AB. We can offer no assurance that the Swedish Competition Authority will not initiate legal action against

Preem Petroleum AB in connection with this investigation. For infringements of the Swedish Competition Act, the Swedish courts may impose fines equal to up to ten percent of the infringing company's turnover.

      In addition to the fines imposed by the Swedish courts, the Swedish Competition Act provides the possibility for companies and private parties to recover damages attributable to infringements of the Act, in which case the total amount of our liability would be uncertain. Legal proceedings must be initiated within five years from the date on which the damage occurred. We cannot rule out the possibility of lawsuits from private parties or companies. At present, there is no mechanism under Swedish law to bring a class action or to impose punitive damages. However, there can be no assurances that this will remain the case for the next four years.

INSURANCE

      Our operations are subject to all of the risks normally associated with oil refining that could result in damage to or loss of property, suspension of operations or injury or death to personnel or third parties. We insure our assets at levels that management believes reflect their current market value. Such assets include all capital items, such as chartered vessels, major equipment and land-based property. We own Preem Insurance Company Limited, a wholly-owned Irish insurance company, through which we insure our property and crude oil products. Preem Insurance Company Limited then reinsures on the international reinsurance market. We also carry public and products liability insurance for legal liability for personal and property damage to third parties. Our refineries and businesses also are covered by business interruption insurance.

      We also carry insurance against loss of cargo, the destruction of, or damage to, our chartered vessels and equipment in amounts, generally equal to replacement value, that we consider adequate. From time to time, however, we may not be able to obtain insurance against all risks or for equipment located in some geographic areas. This insurance is subject to deductibles and does not include liabilities or costs and expenses related to cargo carried on ship. Our property and liability insurance does not cover gradual environmental and other damage that was not the result of a sudden, unintended and unexpected insurable accident.

      Our operations are conducted in hazardous environments where accidents involving catastrophic damage or loss of life could result, and litigation arising from such an event may result in our being named a defendant in lawsuits asserting material claims. We insure ourselves for liability arising from our operations, including loss of or damage to third-party property, death or injury to third parties, statutory workers compensation protection and pollution caused by a sudden and accidental occurrence. Although there can be no assurance that the amount of insurance carried by us is sufficient to protect us fully in all events, all such insurance is carried at levels of coverage and deductibles that we consider financially prudent. A successful liability claim for which we are underinsured or uninsured could have a material adverse effect on us.

PRINCIPAL PROPERTIES

      We own the site near Gothenburg on which Preemraff is located and have easements that ensure Preemraff's access to the harbors of Torshamnen and Skarvik by way of pipelines. The Scanraff joint venture owns the refinery and the site on which it is located, as well as the harbors at Lysekil and Skarvik. Our main storage facilities are also located in Sweden and we own two storage depots in Poland. All other properties used by us are leased in accordance with normal market conditions.

ENFORCEMENT OF CIVIL LIABILITIES

      We are organized under the laws of Sweden. Certain of our directors, executive officers and those of our subsidiaries (and the independent accountants named in this prospectus) are non-residents of the United States and substantially all of our assets and the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or such persons or to enforce against any of them judgments of U.S. courts predicated upon civil liabilities under U.S. federal securities laws. Although we agreed under the terms of the Indenture to accept service of process in the United States by an agent designated for such purpose, it may not be possible for investors to (i) effect service of process within the United States upon our officers and directors and the independent accountants named herein or
(ii) realize in the United States upon judgments against such persons obtained in such courts predicated upon civil liabilities of such persons, including any judgments predicated upon United States federal securities laws, to the extent such judgments exceed such person's United States assets. We have been advised by our Swedish counsel, Mannheimer Swartling, that there is also doubt as to the enforceability in Sweden, in original actions or in actions for enforcement, of judgments of U.S. courts predicated upon the civil liabilities provisions of the federal securities laws of the United States.

INFORMATION REGARDING SIGNIFICANT SUBSIDIARIES

      The following table sets forth certain information pertaining to certain subsidiaries of Preem Holdings AB.

                                                                                                    AFTER TAX
                                                                                                  PROFIT (LOSS)
                                                                                                  FROM ORDINARY
                                                                                                  ACTIVITIES, IN
                                                                                                  LAST FINANCIAL
                                                                                                       YEAR          AMOUNT
                          PLACE OF                      %       ISSUED CAPITAL      RESERVES           (SEK          OWED ON
       COMPANY          REGISTRATION    ACTIVITY    OWNERSHIP   (SEK MILLIONS)   (SEK MILLIONS)     MILLIONS)      SHARES HELD
----------------------  ------------   ----------   ---------   --------------   --------------   --------------   -----------
Preem Petroleum AB....  Stockholm      Petroleum       100%          610             1,345             876              0
                                       Refining &
                                       Marketing
Preem Finans AB.......  Stockholm      Finance         100%           15               254               0              0
Preem Raffinaderi AB..  Gothenburg     Petroleum       100%           35                 0               0              0
                                       Refining
Skandinaviska           Lysekil        Petroleum      78.5%          200                 0               0              0
  Raffinaderi AB                       Refining
  Scanraff............
Preem Polska
  Sp.z.o.o............  Poznan         Petroleum       100%          150              (130)            (94)             0
                                       sales


                         DIVIDENDS
                        RECEIVED IN
                           LAST
                         FINANCIAL
       COMPANY             YEAR
----------------------  -----------
Preem Petroleum AB....       0
Preem Finans AB.......       0
Preem Raffinaderi AB..       0
Skandinaviska                0
  Raffinaderi AB
  Scanraff............
Preem Polska
  Sp.z.o.o............       0

                                   MANAGEMENT

      The following table sets forth certain information with respect to the directors and executive officers of Preem Holdings AB. The second table sets forth information with respect to the directors and executive officers of our operating company, Preem Petroleum AB.

PREEM HOLDINGS AB

NAME                                               AGE      POSITION(S)
----                                               ---      -----------
John P. Oswald.................................     42      Director, Chairman of the Board
Richard Ohman..................................     49      Director
Karim Karaman..................................     35      Director, President
Lars Nelson....................................     60      Director
Per Hojgard....................................     53      Chief Financial Officer

      All of the directors of Preem Holdings AB have been appointed with effect as of February 22, 2001. Our board members can be contacted at our registered offices.

PREEM PETROLEUM AB

NAME                                               AGE      POSITION(S)
----                                               ---      -----------
Lars Nelson....................................     60      Director, President and CEO
Sven-Eric Zachrisson...........................     51      Director, Chairman of the Board
Rolf Dahlgren..................................     59      Director
Per-Olof Eriksson..............................     63      Director
Bengt Gustafsson...............................     67      Director
Ghazi Habib....................................     51      Director
Jan-Olof Larsson...............................     49      Director
Carl-Johan Aberg...............................     70      Director
John P. Oswald.................................     42      Director
Richard Ohman..................................     49      Director
Per Hojgard....................................     53      Chief Financial Officer
Freddie Linder.................................     54      Senior Vice-President, Swedish Market
Gustaf Angervall...............................     50      Senior Vice-President, Supply and
                                                            Refining

      JOHN P. OSWALD has been a director and Chairman of the Board of Preem Holdings AB since February 2001 and a director of Preem Petroleum AB since 1999. Mr. Oswald devotes approximately 25% of his time to Preem Holdings AB and Preem Petroleum AB. Mr. Oswald also has served as a director of Corral Petroleum Holdings AB since April 1999. Since 1994, he has been a principal shareholder of the Capital Trust Group, which, through its subsidiaries, provides international merchant/investment banking services, including services to Corral Petroleum Holdings AB on a regular basis and to Preem Holdings AB in connection with both offerings of the existing notes. See "Related Party Transactions." Since 1997, Mr. Oswald has been a general partner and the chief executive officer of Bridge East Capital, a private equity fund. Mr. Oswald is a member of the board of directors of a number of privately held companies.

      RICHARD OHMAN has been a director of Preem Holdings AB since
February 2001 and a director of Preem Petroleum AB since 1994. Mr. Ohman has served as President and Chief Executive Officer of Corral Petroleum Holdings AB since April 1999 and has been a director of that company since 1994. From 1996 to 1999, he served as President and Chief Executive Officer of Midroc Scandinavia AB, the holding company of a group of companies active in the field of industrial construction, repair and

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maintenance, in which Mr. Al-Amoudi has a majority shareholding. Since 1993,
Mr. Ohman. has been Director of Business Development at International Construction Management Consultants (UK) Limited. From 1991 to 1992, Mr. Ohman was in charge of Management and Business Development at ABV Rock Group KB, based in Riyadh. From 1983 to 1991, he was involved in International Project Financing at ABV AB/NCC AB, Stockholm.

      KARIM KARAMAN has been a director and President of Preem Holdings AB since February 2001. Mr. Karaman also has served as a director of Midroc Scandinavia AB since 1999. From 1993 to 1999, Mr. Karaman served as Vice-President of Private Banking for ABN AMRO in Amsterdam, Paris and Geneva, specializing in the Middle East.

      LARS NELSON has been a director of Preem Holdings AB since February 2001 and President, Chief Executive Officer and a director of Preem Petroleum AB since 1996. From 1981 to 1996, he was the managing director of Scanraff. Preem Petroleum AB has employed Mr. Nelson in various capacities since 1974. He also serves as a member of the board of directors of SAMIR, which is majority-owned by Corral Petroleum Holdings AB, and Midroc Industries AB a subsidiary of Midroc Scandinavia AB.

      PER HOJGARD has been Chief Financial Officer of Preem Holdings AB since February 2001 and Chief Financial Officer of Preem Petroleum AB since 1990. Mr. Hojgard has served in similar positions in several public industrial companies. Before his employment with Preem Petroleum AB, he was partner in a management consultancy company from 1985 to 1990.

      SVEN-ERIK ZACHRISSON has served as Chairman of the Board of Preem Petroleum AB since 1996. Mr. Zachrisson devotes approximately 15-20% of his time to Preem Petroleum AB in his position as Chairman of the Board. From 1992 to 1996, Mr. Zachrisson was President and CEO of Preem Petroleum AB. Since 1996, he also has served as President and CEO of Svenska Petroleum Exploration AB, a petroleum search and extraction company, which is indirectly wholly-owned by Mr. Al-Amoudi. From 1987 to 1992, he was Manager of Group Development at Preem Petroleum AB. Mr. Zachrisson has been active in the petroleum business since 1976.

      ROLF DAHLGREN has served as employee representative on the board of Preem Petroleum AB since 1994. Mr. Dahlgren is an accountant with Preem Petroleum AB. He joined the company in 1980. Prior to joining Preem Petroleum AB, Mr. Dahlgren was an accountant with Svenska BP.

      PER-OLOF ERIKSSON has been a director of Preem Petroleum AB since 1994. He also has served as chairman of the boards of the Swedish National Electricity Grid (Svenska Kraftnat) since 1992, Thermia AB (a manufacturer of household heating systems) since 1997, and Odlander, Fredrikson & Co AB (the holding company of trusts specialized in financing biotech start-up companies) since 1996. From 1984 to 1994, he was President and Chief Executive Officer of Sandvik AB. In addition Mr. Eriksson sits on the board of a number of other companies.

      BENGT GUSTAFSSON has been a director of Preem Petroleum AB since 1994. Mr. Gustafsson was the Supreme Commander of the Swedish Armed Forces from 1986 to 1994 and has since then worked as a consultant. Mr. Gustafsson is also a member of the board of a number of other companies.

      GHAZI HABIB has been a member of the board of directors of Preem Petroleum AB, since its acquisition by Corral Petroleum Holdings AB in 1994 and has served as director and managing director of Corral Petroleum Holdings AB since 1994. From 1992 to 1993, Mr. Habib served as senior vice president of corporate engineering for Saudi Arabian Marketing and Refining Company. He holds directorships at SAMIR, Midroc Scandinavia AB and Svenska Petroleum Exploration AB.

      JAN-OLOF LARSSON has served as employee representative on the board of Preem Petroleum AB since 1994. Mr. Larsson is an industrial worker with Preem Petroleum AB. He joined the company in 1994. Prior to joining the company, Mr. Larsson worked at Scanraff since 1976.

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      CARL-JOHAN ABERG has been director of Preem Petroleum AB since 1994.
Mr. Aberg also serves as the chairman of the board of the Stockholm School of Economics to which he was elected in 1991. He served as chairman of the board of the Stockholm Stock Exchange in 1990. Mr. Aberg was the president and CEO of the Swedish National Pension Fund from 1991 to 1996. In addition to his membership on the board of Preem Petroleum AB, he is the vice chairman and the chairman of the board of a number of other companies.

      FREDDIE LINDER has been Division Manager, Swedish Market of Preem Petroleum AB since 1996. From 1994 to 1996, Mr. Linder served as Manager, Business Development at Preem Petroleum AB. From 1990 to 1994, Mr. Linder was managing director of Svenska Petroleum Exploration AB. Prior to this position, he held various technical positions in the international upstream sector, including as technical manager for Svenska Petroleum Exploration AB from 1987 to 1990. He has been active in the petroleum business since 1971.

      GUSTAF ANGERVALL has been Senior Vice-President, Supply and Refining, of Preem Petroleum AB since 1996. Prior to this position, Mr. Angervall held various technical positions at Scanraff, including Project Engineer, Manager of Operations and, for the 6 years preceding his appointment to Senior Vice-President, as Director of Maintenance.

BOARD OF DIRECTORS

      Preem Holdings AB's board of directors currently has four members. Under the articles of association of Preem Holdings AB, the company is required to have a minimum of three directors and at least two directors must be present for there to be a quorum. Directors are appointed at each annual general shareholders' meeting and serve until the end of the next annual general shareholders' meeting, unless they retire or are replaced during that period. The current directors of Preem Holdings AB were appointed in February 2001 and will serve until the end of the 2002 annual general shareholders' meeting. Directors may be removed without cause by a resolution of the shareholders. Directors of Preem Holdings AB have the power to manage the business of Preem Holdings AB and to use all of the powers of the company not inconsistent with the Swedish Companies Act. Preem Holdings AB's board of directors has not established any board committees as of the date of this prospectus.

      Under the Swedish Companies Act, a director may not take part in decisions relating to agreements between that director and the company, agreements between the company and third parties if that director has a material interest in the matter that may conflict with the interest of the company, and agreements between the company and a legal entity that is represented by that director. Compensation for directors of Preem Holdings AB is determined at the annual general shareholders' meeting. Preem Holdings AB also pays for all travel, hotel and other expenses incurred by its directors in connection with their attendance at board meetings or otherwise in connection with the discharge of their duties.

EXECUTIVE COMPENSATION

      Preem Holdings AB, which had been dormant since 1983, did not pay any compensation to its directors or executive officers in 2000. Preem Petroleum AB paid an aggregate amount in compensation of SEK5.9 million, including bonuses of SEK0.2 million, in 2000 to its executive officers and directors (14 persons). Bonuses were determined by the board of directors of Preem Petroleum AB pursuant to provisions of employment agreements between Preem Petroleum AB and the individual executive officers. See--Employment Agreements below.

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EMPLOYMENT AGREEMENTS

      Messrs. Nelson, Hojgard, Linder and Angervall are each party to an employment agreement with Preem Petroleum AB. Each of these agreements provides compensation for employment services including fixed annual salary as specified in the agreement and an annual bonus to be determined by the board of directors of Preem Petroleum AB, as well as certain pension and insurance benefits. Under the terms of each agreement, Preem Petroleum AB may terminate the respective party's employment on 24 months' notice.

      Under the terms of their employment agreements, Messrs. Hojgard, Linder and Angervall are entitled to a termination payment of one annual salary if Preem Petroleum AB terminates their respective employment. However, if such termination is based on gross negligence or serious breach of contract on the part of the respective employee, no termination payment is due. In addition, the employment agreements of Messrs. Hojgard, Linder and Angervall provide that any other compensation that each of them may be receiving while they are entitled to termination payment reduce their respective entitlement to termination payment by the amount of the compensation received.

      Mr. Nelson's employment agreement contains a non-competition clause according to which Mr. Nelson may not work for a competitor for six months following the end of his employment with Preem Petroleum AB.

MANAGEMENT'S INTERESTS

      None of the directors of Preem Holdings AB or Preem Petroleum AB holds any shares in either company, and neither company has granted any option rights to any of its officers, directors or employees. All four of the directors of Preem Holdings AB are designees of its parent company, Corral Petroleum Holdings AB.

      As of the date of this prospectus, neither Preem Holdings AB nor Preem Petroleum AB had any loans outstanding with its management and, except for management or employment contracts, neither company has entered into transactions with its management.

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                           OWNERSHIP OF COMMON STOCK

      As of the date of this prospectus, Preem Petroleum AB is wholly owned by Preem Holdings AB, which is a wholly-owned subsidiary of Corral Petroleum Holdings AB, which in turn is a wholly-owned subsidiary of Moroncha Holdings Company Limited, which is wholly owned by Mr. Al-Amoudi. Mr. Al-Amoudi acquired all of the outstanding shares of the company, then called OK Petroleum, in 1994, and its name was changed to Preem Petroleum AB in 1996. Through such ownership, Mr. Al-Amoudi indirectly has the right to make binding nominations for the appointment of members of the board of directors for both Preem Holdings AB and Preem Petroleum AB and to determine the outcome of any action requiring shareholder approval, including election and removal of their directors, amendments to their charter, mergers and other extraordinary corporate actions and the items thereof.

      Mr. Al-Amoudi also, directly or indirectly, controls Svenska Petroleum Exploration AB and has a majority interest in SAMIR and Midroc Scandinavia AB. Although these related companies currently do not directly compete with Preem Petroleum AB in its primary markets, we cannot assure you that they will not compete with Preem Petroleum AB in the future. Some of the directors and executive officers of Preem Holdings AB, Preem Petroleum AB and Corral Petroleum Holdings AB also act as directors or executive officers with some of these related companies. Preem Petroleum AB also has engaged in commercial transactions with some of these related companies from time to time. If either Preem Petroleum AB or Preem Holdings AB enters into any such transactions with any of these related companies, it intends to do so on terms no less favorable than those it could have obtained from unrelated third parties. Nonetheless, such transactions could result in conflicting interests.

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                           RELATED PARTY TRANSACTIONS

CAPITAL TRUST GROUP

      Capital Trust SA, through its subsidiaries, provides international merchant/investment banking services. A wholly-owned subsidiary of Capital Trust SA acted as our advisor in connection with both offerings of the existing notes. For these services we paid a fee equal to 1.5% of the gross proceeds from the April 2001 offering of the existing notes and 1.5% of the gross proceeds from the July 2001 offering of the existing notes. In addition, Capital Trust SA, through its subsidiaries, provides certain technical and advisory services to Corral Petroleum Holdings AB. The existing contract governing these services expires in September, 2002, will be automatically renewed thereafter on an annual basis unless terminated by either party, and provides for an annual fee for services. Mr. John P. Oswald, a director and Chairman of the Board of Preem Holdings AB, is a principal shareholder of Capital Trust SA. Mr. Oswald also is a director of Preem Petroleum AB and Corral Petroleum Holdings AB. The foregoing transactions were entered into on terms no less favorable than those that could have been obtained from an unrelated third party.

MIDROC SCANDINAVIA AB

      Midroc Scandinavia AB, a company in which Mr. Al-Amoudi has a majority shareholding, has provided and continues to provide maintenance and construction services, through its subsidiaries, to Preem Petroleum AB. For these services, we paid SEK78 million in 2000, SEK98 million in 1999 and SEK65 million in 1998. We expect to pay SEK75 million for these services in 2001. Many of these services are provided on an as-needed basis. Accordingly, the amounts paid for these services may vary from year to year depending on the amount of services provided. The foregoing transactions were entered into on terms no less favorable than those that could have been obtained from an unrelated third party.

SHAREHOLDER LOAN

      As of March 31, 2001, Preem Petroleum AB owed SEK2,259 million to Corral Petroleum Holdings AB in the form of an interest-free subordinated shareholder loan with no maturity date (the "Corral Loan").

      Preem Holdings AB loaned the proceeds of the April 2001 offering of the existing notes (net of the initial purchasers' discount, the expenses of such offering and an amount equal to the first interest payment due on the notes) to its wholly-owned operating subsidiary, Preem Petroleum AB, pursuant to a subordinated intercompany loan denominated in Kronor. Preem Petroleum AB will used approximately E220 million of the funds received to repay all but approximately E27 million of the Corral Loan.

      In connection with the right to receive the approximately E27 million portion of the Corral Loan being assigned by Corral Petroleum Holdings AB to Preem Holdings AB, Preem Holdings AB incurred a corresponding subordinated shareholder debt to Corral Petroleum Holdings AB pursuant to an interest-free subordinated shareholder loan with no maturity date. This loan is subordinated to the notes. The foregoing transactions were entered into on terms no less favorable than those that could have been obtained from an unrelated third party.

INTERCOMPANY LOANS

      On April 10, 2001, the intercompany loans owed to Preem Holdings AB by Preem Petroleum AB, which consisted of the approximately E223 million loan of a portion of the proceeds of the April 2001 offering of the existing notes and the approximately E27 million remaining balance of the Corral Loan assigned to Preem Holdings AB, were restructured into a single intercompany loan. The

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SEK2,277 million principal amount of this restructured loan equaled the Krona equivalent, on April 10, 2001, of the principal amount of the existing notes issued on such date. The resulting loan is subject to a security assignment to the trustee, on behalf of the holders of the notes, to secure the notes. The loan has the same maturity as the notes, will be non-interest-bearing, subordinated with a 179-day standstill provision, and will default in the event that indebtedness in excess of SEK150 million in the aggregate under any loan agreement or other credit facility of Preem Petroleum AB is declared prematurely due and payable or placed on demand as a result of an event of default. The loan will be subordinated to the existing and future debt of Preem Petroleum AB, and certain of Preem Petroleum AB's creditors will be given the right to enforce this subordination.

      On July 20, 2001, Preem Holdings AB distributed a portion of the
July 2001 offering of existing notes equal to E10 million to its parent company, Corral Petroleum Holdings AB. This distribution initially took the form of an interest-free loan by Preem Holdings AB to Corral Petroleum Holdings AB. This interest-free loan was made in accordance with the restricted payments covenant set forth in the Indenture. See "Description of Notes--Certain Covenants--Limitation on Restricted Payments." The foregoing transactions were entered into on terms no less favorable than those that could have been obtained from an unrelated third party.

     SVENSKA PETROLEUM EXPLORATION AB

      Preem Petroleum AB performs a cash management function for Svenska Petroleum Exploration AB. The liability associated with such cash management services amounted to SEK460 million and SEK168 million as of December 31, 2000 and 1999, respectively and represents the cash balances attributable to Svenska Petroleum Exploration AB. The liability bears an interest corresponding to the interest that Preem Petroleum AB receives from the banks where such funds are deposited. The foregoing transaction was entered into on terms no less favorable than those that could have been obtained from an unrelated third party.

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                      DESCRIPTION OF CERTAIN INDEBTEDNESS

      As of March 31, 2001, we had total consolidated indebtedness (consisting of total long-term debt and total current debt, but excluding shareholder loans) of SEK4,431 million. We also had unused commitments of SEK2,538 million. As of March 31, 2001, our indebtedness bore interest at a weighted average rate per year of 6.3%. In addition, in April and July 2001, Preem Holdings AB issued E305 million aggregate principal amount of 10 5/8% Senior Secured Notes.

LONG-TERM DEBT

      As of March 31, 2001, we had long-term debt (including SEK323 million of current portion of long-term debt, but excluding drawings of SEK89 million under long-term overdraft facilities) of SEK3,580 million, and an additional SEK300 million of available unused commitments. All of this indebtedness is unsecured, except for SEK48 million secured by real estate mortgages. The following credit facilities relate to long-term debt incurred to a variety of banks:

     - $50 million term loan facility to Preem Petroleum AB (of which $50 million was outstanding as at March 31, 2001). The loan matures on January 10, 2006.

     - SEK48.4 million term loan facility, secured by real estate mortgages, to Preem Petroleum AB (of which SEK48.4 million was outstanding as at March 31, 2001). The loan's planned amortization schedule indicates full amortization on December 15, 2014, but we may repay the loan in March 2005.

     - SEK100 million term loan facility to Preem Finans AB (of which SEK100 million was outstanding as at March 31, 2001). The loan matures on August 28, 2001.

     - SEK200 million term loan facility to Preem Finans AB (of which SEK200 million was outstanding as at March 31, 2001). The loan matured on June 15, 2001 but the lender has agreed to continue to extend this credit while we negotiate an extension of this facility.

     - $55 million term loan facility to Preem Petroleum AB (of which $55 million was outstanding as at March 31, 2001). The loan matures on June 28, 2004. (.) SEK320 million term loan facility to Preem Petroleum AB (of which SEK320 million was outstanding as at March 31, 2001). The loan matures on October 15, 2001.

     - SEK150 million term loan facility to Preem Finans AB (of which SEK150 million was outstanding as at March 31, 2001). The loan matures on June 30, 2004.

     - SEK200 million revolving credit facility to Preem Finans AB (of which no amount was drawn as at March 31, 2001). This facility is available until March 1, 2002.

     - $25 million revolving credit facility to Preem Finans AB (of which $25 million was drawn as at March 31, 2001). This facility is available until January 25, 2005.

     - $10 million revolving credit facility to Preem Petroleum AB (of which no amount was drawn as at March 31, 2001).

      The following indebtedness reflects loans made by our joint venture partner, Norsk Hydro, ASA, to our jointly-owned Scanraff refinery, which appear as long-term indebtedness in our consolidated accounts:

     - SEK43 million term loan facility from Norsk Hydro ASA to Skandinaviska Raffinaderi AB Scanraff (of which SEK43 million was outstanding as at March 31, 2001). The loan matures on October 30, 2003.

     - SEK138.7 million term loan facility from Norsk Hydro ASA to Skandinaviska Raffinaderi AB Scanraff (of which SEK138.7 million was outstanding as at March 31, 2001). The loan was due

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       to mature on July 1, 2001. However, it has been replaced with a new
       SEK129.0 million facility, which matures on June 29, 2006.

     - SEK64.5 million term loan facility from Norsk Hydro ASA to Skandinaviska Raffinaderi AB Scanraff (of which SEK64.5 million was outstanding as at March 31, 2001). The loan matures on June 30, 2008.

      In addition, in December 1997, we entered into a sale and leaseback transaction pursuant to which Preemraff holds a 25-year lease on the desulphurization plant at Preemraff. The lease is recorded as a capital lease on the consolidated balance sheet representing at March 31, 2001, SEK1,142 million of indebtedness. The desulphurization plant is owned by a partnership in which Preem Petroleum AB and Preemraff are minority partners and, thus, the indebtedness of the partnership is not included in our consolidated balance sheet. The partnership financed its acquisition of the plant by a loan from Preem Petroleum AB, which was subsequently replaced by a SEK1,200 million term loan facility, all of which was outstanding at March 31, 2001. Until March 31, 2003, the majority beneficial owner in the partnership has the right to put its entire interest in the partnership to Preem. Prior to September 2002, this put right is subject to limited conditions, but is unconditional after that time.

OVERDRAFT

      As of March 31, 2001, we had drawings of SEK89 million under overdraft facilities of SEK360 million. We have SEK271 million of available unused overdraft facilities.

SHORT-TERM DEBT

      As of March 31, 2001, we had short-term debt of SEK762 million, and an additional SEK2,119 million of available unused commitments under such short-term debt facilities.

SHAREHOLDER LOANS

      As of March 31, 2001, we owed SEK2,259 million to Corral Petroleum Holdings AB in the form of an interest-free subordinated intercompany loan with no maturity date. For details regarding the repayment and restructuring of this loan, see "Related Party Transactions" and "Structure of the Offerings of the Existing Notes."

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                              DESCRIPTION OF NOTES

      We issued the existing notes under an Indenture by and between us, Bankers Trust Company, as trustee (the "Trustee"), and Deutsche Bank AG London, as principal paying agent, dated the Issue Date, as supplemented and amended from time to time. We have filed a copy of the Indenture as an exhibit to this registration statement. The terms of the new notes will be identical in all material respects to the terms of the existing notes, except that the new notes:

     - have been registered under the Securities Act;

     - will not be subject to transfer restrictions applicable to the existing notes; and

     - will not have the benefit of any covenant regarding registration.

      The Indenture does not qualify under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), until the effectiveness of this registration statement with respect to the exchange of the existing notes for similar notes, or the effectiveness of a shelf registration statement for the existing notes. See "Exchange Offer and Registration Rights." The terms of the existing notes, however, include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Indenture will be made available for inspection at the principal executive offices of Preem Holdings AB (publ). References to the "Notes" in this "Description of Notes" includes the existing notes, the new notes and the Additional Notes, as defined below, except where otherwise expressly stated.

      This description of notes is intended to be a useful overview of the material provisions of the Notes and the Indenture. You should refer to the Indenture for a complete description of the obligations of Preem Holdings and your rights. Preem Holdings will provide you with a copy of the form of the Indenture upon request.

      Since the date of the Indenture, each of Preem Holdings' subsidiaries was and continues to be a Restricted Subsidiary. However, Preem Holdings will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries under certain conditions.

      The section entitled "Certain Definitions" includes the definitions of the capitalized terms used in this section that are necessary for you to review and understand the material provisions presented in this section of the Notes and the Indenture.

GENERAL

      THE NOTES. The Notes:

     - are general secured, senior obligations of Preem Holdings;

     - mature on March 31, 2011;

     - will be represented by registered Notes in global form, but in certain circumstances may be represented by Notes in definitive form; see "Book-Entry, Delivery and Form--Definitive Registered Notes;"

     - are limited to a principal amount of E305 million, which may be issued in respect of the existing notes tendered in the exchange offer and will be due and payable on maturity;

     - will be secured by all of the Capital Stock of Preem Petroleum AB ("Preem") and a subordinated loan in favor of Preem Holdings resulting from a loan of the net proceeds of the Notes issued on April 10, 2001, less certain deductions, to Preem;

     - will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase;

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     - will be issued in denominations of E1,000 and integral multiples of
       E1,000; and

     - are expected to be listed on the Luxembourg Stock Exchange.

      Preem Holdings may issue additional Notes ("Additional Notes") from time to time subject to the provisions of the Indenture described below under "--Certain Covenants," including, without limitation, the covenant set forth under "--Certain Covenants--Limitation on Indebtedness."

      INTEREST. Interest on the Notes will:

     - accrue at the rate of 10 5/8% per annum;

     - accrue from the Issue Date, April 10, 2001, or the most recent interest payment date (each a "date of accrual");

     - be payable in cash semi-annually in arrears on September 30 and March 31, commencing on September 30, 2001 (each an "interest payment date");

     - be payable to the holders of record on the September 15 and March 15 immediately preceding the related interest payment dates; and

     - be computed on the basis of a 360-day year comprised of twelve 30-day months.

RANKING AND INTERCREDITOR ARRANGEMENTS

      The Notes are general obligations of Preem Holdings, secured by a first priority pledge of the Capital Stock of Preem (the "Stock Pledge") and a first priority security assignment (the "Loan Assignment," and, collectively with the Stock Pledge, the "Pledges") of subordinated shareholder debt owed to Preem Holdings by Preem in a principal amount equal to the Swedish Krona equivalent on the Issue Date of the aggregate gross proceeds of the existing notes offered on the Issue Date (the "Preem Pledged Loan"). See "--Security," below.

      The Notes rank:

     - senior in right of payment to all existing and future Indebtedness of Preem Holdings that is, by its terms or by the terms of the agreement or instrument governing such Indebtedness, expressly subordinated in right of payment to the Notes, including the E27 million loan from Corral Petroleum Holdings AB made in connection with our offering of existing notes in April 2001,

     - PARI PASSU in right of payment with all of Preem Holdings' existing and future senior indebtedness, including the E305 million aggregate principal amount of senior secured existing notes issued by Preem Holdings; and

     - effectively senior to all other unsecured Senior Indebtedness of Preem Holdings to the extent of the value of the Liens on the Collateral.

      In the event of bankruptcy, liquidation, reorganization or other winding-up of Preem Holdings or upon a default in payment with respect to, or the acceleration of, any secured Indebtedness benefiting from a security interest in assets other than those subject to the Pledges, such secured assets of Preem Holdings will be available to pay obligations on the Notes only after such secured Indebtedness has been paid in full from such assets. Accordingly, there may not be sufficient assets remaining to pay amounts due on any or all the Notes then outstanding.

      Preem Holdings invested the proceeds of the existing notes issued on the Issue Date, less certain deductions, in the Preem Pledged Loan. The proceeds of the notes offered in July 2001 were used to distribute approximately
E10 million of these proceeds to our parent company, Corral Petroleum Holdings AB promptly following the closing of July 2001 offering. This distribution initially took the

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form of an interest-free loan from Preem Holdings to Corral Petroleum Holdings
AB. We intend to use the remaining proceeds, net of the initial purchaser's discount and the expenses of the offering, for general corporate purposes, and, to the extent permitted by the Indenture, including the restriction set forth under "--Certain Covenants--Limitation on Restricted Payments," to distribute additional proceeds to our parent company.

      The Preem Pledged Loan ranks junior in right of payment to all current and future Indebtedness of Preem, including trade creditors of Preem. As of March 31, 2001, after giving PRO FORMA effect to the issuances of the existing notes issued on the Issue Date and on July 20, 2001 and the application of the estimated net proceeds therefrom, the total consolidated Indebtedness of Preem that would rank senior in right of payment to the Preem Pledged Loan would have been approximately SEK4,431 million. The Preem Pledged Loan is a subordinated shareholder loan made by Preem Holdings to Preem, which is repayable on its maturity date in an amount equal to the Swedish Krona equivalent on the Issue Date of the aggregate gross proceeds of the existing notes issued on the Issue Date. The maturity date of such loan is the same as the maturity date of the Notes. Such loan does not bear cash interest and is subject to certain standstill agreements in favor of Preem's existing and future lenders. Certain events of default by Preem under loan agreements with its lenders will trigger a cross-default under the Preem Pledged Loan.

      Preem Holdings is a holding company with limited assets and operates its business through Subsidiaries. Any right of Preem Holdings and its creditors, including holders of the Notes, to participate in the assets of any of Preem Holdings' Subsidiaries upon any liquidation or administration of any such Subsidiary will be subject to the prior claims of the creditors of such Subsidiary, including secured claims. The claims of creditors of Preem Holdings, including holders of the Notes, will be effectively subordinated to all existing and future third-party indebtedness and liabilities, including trade payables, of Preem Holdings' Subsidiaries. At March 31, 2001, Preem Holdings' Subsidiaries had total liabilities of SEK10,941 million reflected on a combined consolidated basis. Preem Holdings and its Subsidiaries may incur other debt in the future, including secured debt.

      The Trustee, on behalf of the holders of the Notes, benefits from certain intercreditor arrangements, which are acknowledged by Preem Holdings and Corral Petroleum Holdings AB, and pursuant to which Corral Petroleum Holdings AB has subordinated in right of payment all obligations owing to it from Preem Holdings on the Issue Date and thereafter, to Preem Holdings' obligations with respect to the Notes for so long as any obligations on the Notes or under the Indenture remain outstanding.

SECURITY

      The Notes are secured obligations of Preem Holdings. The Issuer has granted to the Trustee for the benefit of the holders of the Notes a first priority pledge of the Capital Stock of Preem and a first priority security assignment of the Preem Pledged Loan.

PAYMENTS ON THE NOTES

     - Principal of, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, on the Global Notes will be payable, and the Global Notes may be exchanged or transferred, at the office or agency of Preem Holdings in London, which initially will be the office of the principal paying agent in London, except that, at the option of Preem Holdings, payment of interest, Additional Amounts, if any, and Liquidated Damages, if any, may be made by check mailed to the address of the holders of the Notes as such address appears in the Note register.

     - Payment of principal of, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, on Notes in global form registered in the name of or held by the common depositary for Euroclear Bank S.A./N.V., as operator of the Euroclear System and Clearstream Banking societe anonyme, or its nominee will be made in immediately available funds to such common depositary or its nominee, as the case may be, as the registered holder of such Global Note.

     - Upon the issuance of Definitive Notes, and for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, holders of the Notes will be able to receive principal, interest, Additional Amounts, if any, and Liquidated Damages, if any, on the Notes at the Luxembourg office of such paying agent, subject to the right of Preem Holdings to mail payments in accordance with the terms of the Indenture.

     - Preem Holdings will pay interest on the Notes to Persons who are registered holders at the close of business on the record date immediately preceding the interest payment date for such interest. Holders must surrender Notes to a Paying Agent to collect principal payments.

     - In the case of Definitive Notes, payment of principal, interest, premium, if any, Additional Amounts, if any, and Liquidated Damages, if any, in excess of E100,000 to any payee or group of related payees, such payment will be made, at the option of the holder, by wire transfer of same day funds to the Paying Agent, who in turn will wire such funds to such holder or to such other Person as such holder may in writing to the Paying Agent direct; PROVIDED, that the Paying Agent has received written wire transfer instructions at least 15 days prior to the date of any such payment. Payment of principal will be made against surrender of the Notes at the office of the Paying Agent.

      The Notes are not subordinated to any existing debt of Preem Holdings. The Notes will rank junior to all of the existing and future debt and other liabilities of Preem and each of Preem Holdings' other subsidiaries.

LISTING

      We intend to list the new notes on the Luxembourg Stock Exchange. The legal notice relating to the issue of the new notes will be registered prior to listing with the Registrar of the District Court in Luxembourg, where such document is available for inspection and where copies of such documents can be obtained upon request. In addition, as long as the new notes are listed on the Luxembourg Stock Exchange, an agent for making payments on, and transfers of, new notes will be maintained in Luxembourg. Preem Holdings has designated Deutsche Bank Luxembourg S.A. as its agent for such purposes.

PAYING AGENT AND REGISTRAR

      The Trustee will initially act as Registrar for the Notes. Deutsche Bank AG London will act as principal paying agent. Preem Holdings may change the Paying Agent or Registrar for the Notes, and Preem Holdings may act as Paying Agent or Registrar for the Notes; PROVIDED that, if Definitive Notes are issued, and for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, Preem Holdings has appointed Deutsche Bank Luxembourg S.A., or such other Person located in Luxembourg and reasonably acceptable to the Trustee, as an additional paying agent for the Notes. In the event that a Paying Agent is replaced, Preem Holdings will provide notice thereof, so long as the Notes are in global form, published in a leading newspaper having general circulation in New York City, which is expected to be THE WALL STREET JOURNAL, and, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, published in a newspaper having a general circulation in Luxembourg, which is expected to be the LUXEMBURGER WORT, and, in the case of Definitive Notes, in addition to such publication, mailed by first-class mail to each holder's registered address.

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
OPTIONAL REDEMPTION

      Except as described below or under "--Redemption for Taxation Reasons," the Notes are not redeemable until March 31, 2006. On and after March 31, 2006, Preem Holdings may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, so long as the Notes are in global form, published in a leading newspaper having general circulation in New York City, which is expected to be THE WALL STREET JOURNAL, and, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, published in a newspaper having a general circulation in Luxembourg, which is expected to be the LUXEMBURGER WORT, and, in the case of Definitive Notes, in addition to such publication, mailed by first-class mail to each holder's registered address, at the following redemption prices, expressed as a percentage of principal amount, plus accrued and unpaid interest, if any, Additional Amounts, if any, and Liquidated Damages, if any, thereon, to the applicable redemption date, subject to the right of holders of record on the relevant record date to receive interest, Additional Amounts, if any, and Liquidated Damages, if any, due on the relevant interest payment date, if redeemed during the twelve-month period beginning on March 31 of the years indicated below:

YEAR                                                            NOTES
----                                                          ---------
2006........................................................  105.313%
2007........................................................  103.542%
2008........................................................  101.771%
2009 and thereafter.........................................   100.00%

      Prior to March 31, 2004, Preem Holdings may on any one or more occasions redeem up to 35% of the original principal amount of the Notes with the Net Cash Proceeds of one or more Public Equity Offerings at a redemption price of 110.625% of the principal amount thereof, plus accrued and unpaid interest, if any, Additional Amounts, if any, and Liquidated Damages, if any, to the redemption date, subject to the right of holders of record on the relevant record date to receive interest, Additional Amounts, if any, and Liquidated Damages, if any, due on the relevant interest payment date; PROVIDED that:

     - at least 65% of the original principal amount of the Notes remains outstanding after each such redemption; and

     - the redemption occurs within 90 days after the closing of such Public Equity Offering.

      In the case of any partial redemption, the Trustee will select the Notes for redemption on a PRO RATA basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate, although no Note of E1,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount thereof to be redeemed. Preem Holdings will issue a new Note in principal amount equal to the unredeemed portion thereof in the name of the holder thereof upon cancellation of the original Note.

REDEMPTION FOR TAXATION REASONS

      Preem Holdings, at its option, may redeem, in whole, but not in part, the Notes at any time upon giving not less than 30 nor more than 60 days' notice to the holders of Notes, which notice shall be irrevocable, at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the date fixed by Preem Holdings for redemption (a "Tax Redemption Date") and all Additional Amounts (see "--Withholding Taxes"), if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if Preem Holdings determines that, as a result of:

     - any change in, or amendment to, the laws or treaties, or any regulations or rulings promulgated thereunder, of the United States, the Kingdom of Sweden or any jurisdiction in which Preem Holdings or any Successor Company (as defined in "--Events of Default") is organized or is otherwise resident for tax purposes or any political subdivision thereof or any authority having power to tax therein or any jurisdiction from or through which payment is made (each a "Relevant Taxing Jurisdiction") affecting taxation which becomes effective on or after the Issue Date, or

     - any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings, including a holding, judgment or order by a court of competent jurisdiction, which change, amendment, application or interpretation becomes effective on or after the Issue Date,

Preem Holdings is, or on the next interest payment date would be, required to pay Additional Amounts on the Notes, and Preem Holdings determines that such payment obligation cannot be avoided by Preem Holdings' taking reasonable measures. Notwithstanding the foregoing, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which Preem Holdings would be obligated to make such payment or withholding if a payment in respect of such Notes were then due. Prior to the publication or, where relevant, mailing of any notice of redemption of the Notes pursuant to the foregoing, Preem Holdings will deliver to the Trustee an opinion of a tax counsel reasonably satisfactory to the Trustee to the effect that the circumstances referred to above exist. The Trustee shall accept such opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the holders of such Notes.

      Notice of such redemption will be given by publishing in a leading newspaper having general circulation in New York City, which is expected to be THE WALL STREET JOURNAL, and, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, in a newspaper having a general circulation in Luxembourg, which is expected to be the LUXEMBURGER WORT, and, in the case of Definitive Notes, in addition to such publication, by first-class mailing to each holder's registered address.

CHANGE OF CONTROL

      If a Change of Control occurs, each holder of a Note will have the right to require Preem Holdings to repurchase all or any part, equal to E1,000, or an integral multiple thereof, of such holder's Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, Additional Amounts, if any, and Liquidated Damages, if any, to the date of purchase, subject to the right of holders of record on the relevant record date to receive interest, Additional Amounts, if any, and Liquidated Damages, if any, on the relevant interest payment date.

      Within 30 days following any Change of Control, Preem Holdings will mail a notice (the "Change of Control Offer") to each holder of Notes with a copy to the Trustee, and such notice shall:

     - so long as the Notes are in global form, be published in a leading newspaper having general circulation in New York City, which is expected to be THE WALL STREET JOURNAL,

     - if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, be published in a newspaper having a general circulation in Luxembourg, which is expected to be the LUXEMBURGER WORT, and

     - in the case of Definitive Notes, in addition to such publication, be mailed by first-class mail to each holder's registered address,

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
      stating:

       - that a Change of Control has occurred and that such holder has the right to require Preem Holdings to purchase such holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, Additional Amounts, if any, and Liquidated Damages, if any, to the date of purchase, subject to the right of holders of record on a record date to receive interest, Additional Amounts, if any, and Liquidated Damages, if any, on the relevant interest payment date (the "Change of Control Payment");

       - the repurchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed ("Change of Control Payment Date");

       - the circumstances and relevant facts regarding such Change of Control; and

       - the procedures determined by Preem Holdings, consistent with the Indenture, that a holder of Notes must follow in order to have its Notes repurchased.

      On the Change of Control Payment Date, Preem Holdings will, to the extent lawful:

     - accept for payment all Notes or portions thereof, equal to E1,000 or an integral multiple thereof, properly tendered pursuant to the Change of Control Offer;

     - deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

     - deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by Preem Holdings.

      The Paying Agent will promptly mail to each holder of Notes so tendered the Change of Control Payment for such Notes and the Trustee will promptly authenticate and mail, or cause to be transferred by book-entry, to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED that each such new Note will be in a principal amount of E1,000 or an integral multiple thereof.

      If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender pursuant to the Change of Control Offer.

      The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of Notes to require that Preem Holdings repurchase or redeem such Notes in the event of a takeover, recapitalization or similar transaction.

      Preem Holdings will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by Preem Holdings and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

      Preem Holdings will comply, to the extent applicable, with the requirements of Section 13(e) and Section 14(e) of the Securities Exchange Act of 1934, as amended, and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant, including any securities laws of the Kingdom of Sweden and Luxembourg and the requirements of the Luxembourg Stock Exchange or any other securities exchange on which the Notes are listed. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, Preem Holdings will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the Indenture by virtue thereof.

      Preem Holdings' ability to repurchase Notes pursuant to a Change of Control Offer may be limited by a number of factors. Future Senior Indebtedness of Preem Holdings and its Subsidiaries may contain, and existing Senior Indebtedness of such Subsidiaries does contain, prohibitions of certain events that would constitute a Change of Control or require such Senior Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require Preem Holdings to repurchase the Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on Preem Holdings. Finally, Preem Holdings' ability to pay cash to the holders upon a repurchase may be limited by Preem Holdings' then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

      Even if sufficient funds were otherwise available, the terms of other Senior Indebtedness may prohibit Preem Holdings' prepayment of Notes prior to their scheduled maturity. Consequently, if Preem Holdings is not able to prepay other Senior Indebtedness containing such restrictions or obtain requisite consents, as described above, Preem Holdings will be unable to fulfill its repurchase obligations if holders of Notes exercise their repurchase rights following a Change of Control, thereby resulting in a default under the Indenture.

      The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving Preem Holdings by increasing the capital required to effectuate such transactions.

      The definition of "Change of Control" includes a disposition of all or substantially all of the property and assets of Preem Holdings and its Restricted Subsidiaries, taken as a whole, to any Person other than a Permitted Holder. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise, established definition of the phrase under applicable law. Accordingly, in certain circumstances, there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of Notes may require Preem Holdings to make an offer to repurchase the Notes as described above.

      Preem Holdings will not be required to make a Change of Control Offer upon a Change of Control if a third party makes a Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by Preem Holdings and repurchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

PRESCRIPTION

      Claims against Preem Holdings for the payment of principal or interest, Additional Amounts, if any, or Liquidated Damages, if any, on the Notes will become void unless presentment for payment is made, where so required in the Indenture, within, in the case of principal, Additional Amounts, if any, or Liquidated Damages, if any, a period of ten years, or, in the case of interest, a period of five years, in each case from the applicable original payment date therefor.

CERTAIN COVENANTS

      The Indenture contains certain covenants including, among others, the following:

      LIMITATION ON INDEBTEDNESS. (a) Preem Holdings will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; PROVIDED, HOWEVER, that Preem Holdings or a Restricted Subsidiary may Incur Indebtedness if on the date thereof:

     - the Consolidated Coverage Ratio for Preem Holdings for Preem Holdings' most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is Incurred is at least 2.25 to 1.00; and

     - no Default or Event of Default will have occurred and be continuing or would occur as a consequence thereof.

      (b) The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness:

     - The Incurrence under one or more Credit Facilities, including Credit Facilities constituting Acquired Debt, by Preem Holdings and any of its Restricted Subsidiaries of Indebtedness and letters of credit; PROVIDED that the aggregate principal amount outstanding at the time of Incurrence under all such Credit Facilities under this clause (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Preem Holdings and its Restricted Subsidiaries thereunder) does not exceed the Borrowing Base;

     - Indebtedness of Preem Holdings owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by Preem Holdings or another Restricted Subsidiary; PROVIDED, HOWEVER, that:

       - if Preem Holdings is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes and

       - (x) any subsequent issuance or transfer of Capital Stock or any other event that results in any such Indebtedness being beneficially held by a Person other than Preem Holdings or a Restricted Subsidiary of Preem Holdings and (y) any sale or other transfer of any such Indebtedness to a Person that is not either Preem Holdings or a Restricted Subsidiary of Preem Holdings shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by Preem Holdings or such Subsidiary, as the case may be;

     - Indebtedness represented by:

       - the Notes, including notes issued in exchange for the Notes pursuant to the Exchange Offer, as defined in "Exchange Offer and Registration Rights" but excluding Additional Notes,

       - any Indebtedness (other than the Indebtedness described in point (b)(1) or (b)(2)) outstanding on the Issue Date and

       - any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this point (b)(3), point (b)(4), Incurred as Additional Notes or Incurred pursuant to paragraph (a), above;

     - Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by Preem Holdings, other than Indebtedness Incurred:

       - to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by Preem Holdings or

       - otherwise in connection with, or in contemplation of, such acquisition; PROVIDED, HOWEVER, that at the time such Restricted Subsidiary is acquired by Preem Holdings, Preem Holdings would have been able to Incur E1.00 of additional Indebtedness pursuant to paragraph (a), above, after giving effect to the Incurrence of such Indebtedness pursuant to this point (b)(4);

     - Indebtedness under Currency Agreements, Interest Rate Agreements and Oil Commodities Contracts; PROVIDED, HOWEVER, that such Currency Agreements, Interest Rate Agreements and Oil Commodities Contracts:

       - are entered into for BONA FIDE hedging purposes of Preem Holdings or its Restricted Subsidiaries, as determined in good faith by the Board of Directors or senior management of Preem Holdings,

       - correspond at the time of Incurrence in terms of notional amount, duration, currencies and interest rates, as applicable, substantially to Indebtedness of Preem Holdings or its Restricted Subsidiaries Incurred without violation of the Indenture or to business transactions of Preem Holdings or its Restricted Subsidiaries on customary terms entered into in the ordinary course of business, and

       - do not increase Indebtedness of Preem Holdings or any Restricted Subsidiary outstanding at any time other than as a result of fluctuations in foreign currency exchange rates, interest rates or prices of crude oil, other feedstocks and refined petroleum products, as the case may be;

     - Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations with respect to assets other than Capital Stock or other Investments, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvements of property used in the business of Preem Holdings or such Restricted Subsidiary, in an aggregate principal amount not to exceed E20.0 million at any time outstanding;

     - Indebtedness Incurred in respect of workers' compensation claims and self-insurance obligations provided by Preem Holdings or a Restricted Subsidiary in the ordinary course of business;

     - Indebtedness Incurred in respect of performance, surety, appeal and similar bonds, bankers' acceptances, letters of credit or bills of exchange provided by Preem Holdings or a Restricted Subsidiary in the ordinary course of business and that do not secure other Indebtedness and that, when added to all other Indebtedness Incurred pursuant to this point (b)(8) and then outstanding, does not exceed E10.0 million;

     - Indebtedness arising from agreements of Preem Holdings or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, PROVIDED that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by Preem Holdings and its Restricted Subsidiaries in connection with such disposition;

     - Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument, except in the case of daylight overdrafts, drawn against insufficient funds in the ordinary course of business, PROVIDED, HOWEVER, that such Indebtedness is extinguished within five business days of Incurrence;

     - Indebtedness of Preem Holdings owing to Corral Petroleum Holdings AB; PROVIDED, HOWEVER, that such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes pursuant to or on the same terms as the intercreditor arrangements existing on the Issue Date in respect of the existing Shareholder Loans, is without maturity, and carries no interest; and

     - Indebtedness of Preem Holdings in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this point (b)(12) and then outstanding, will not exceed E25.0 million.

      (c) Preem Holdings will not Incur any Indebtedness under paragraph (b), above, if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of Preem Holdings unless such Indebtedness will be subordinated to the Notes to at least the same extent as such Subordinated Obligations. No Restricted Subsidiary will incur any Indebtedness if the proceeds thereof are used to refinance Indebtedness of Preem Holdings. Preem Holdings will not permit any Restricted Subsidiary to issue any Preferred Stock to any Person other than Preem Holdings or a Wholly-Owned Subsidiary of Preem Holdings.

      (d) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

     - in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in paragraph (b), above, Preem Holdings, in its sole discretion, will designate such item of Indebtedness on the date of Incurrence, and may, from time to time, redesignate such item of Indebtedness, and only be required to include the amount and type of such Indebtedness in one of such clauses; and

     - if Indebtedness is issued at a price less than the principal amount thereof, the amount of such Indebtedness for purposes of the above limitations shall equal the amount of the liability as determined in accordance with Swedish GAAP; accrual of interest, accrual of dividends, the accretion of accreted value and the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

      LIMITATION ON RESTRICTED PAYMENTS. (a) Preem Holdings will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

           (1) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment, mandatory repurchase or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition) or make any payment on the Shareholder Loans; or

           (2) make any Investment, other than a Permitted Investment, in any Person;

(any such purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment referred to in clauses (1) or (2) being herein referred to as a "Restricted Payment"), if at the time Preem Holdings or such Restricted Subsidiary makes such Restricted Payment:

     - a Default shall have occurred and be continuing, or would result therefrom; or

     - Preem Holdings is not able to incur an additional E1.00 of Indebtedness pursuant to paragraph (a) under "--Limitation on Indebtedness" after giving effect to such Restricted Payment; or

     - the aggregate amount of such Restricted Payment and all other Restricted Payments and Restricted Dividends and Distributions (as defined in "--Events of Default") declared or made subsequent to the Issue Date would exceed the sum of:

       - 50% of Consolidated Net Income during the period, treated as one accounting period, from the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment as to which internal financial statements are available, or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit;

       - the aggregate Net Cash Proceeds received by Preem Holdings from the issue or sale of its Capital Stock, other than Disqualified Stock, or other capital contributions subsequent to the Issue Date, other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of Preem Holdings or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by Preem Holdings or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination;

       - the amount by which Indebtedness of Preem Holdings (other than amounts under the Shareholder Loans) is reduced on Preem Holdings' balance sheet upon the conversion or exchange (other than by a Subsidiary of Preem Holdings) subsequent to the Issue Date of any Indebtedness of Preem Holdings convertible or exchangeable for Capital Stock (other than Disqualified Stock) of Preem Holdings, less the amount of any cash, or other property, distributed by Preem Holdings upon such conversion or exchange;

       - the amount equal to the net reduction in Restricted Investments made by Preem Holdings or any of its Restricted Subsidiaries in any Person resulting from:

                 (A) repurchases or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment to unaffiliated purchasers, repayments of loans or advances or other transfers of assets, including by way of dividend or distribution, by such Person to Preem Holdings or any Restricted Subsidiary of Preem Holdings, or

                 (B) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by Preem Holdings or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; PROVIDED, HOWEVER, that no amount will be included under this clause (iv) to the extent it is already included in Consolidated Net Income; and

     - the sum of E10.0 million.

(b)   The provisions of paragraph (a) will not prohibit:

           (1) any purchase or redemption of Capital Stock or Subordinated Obligations of Preem Holdings made by exchange for, or out of the proceeds of, the substantially concurrent sale of, Capital Stock of Preem Holdings, other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or guaranteed by Preem Holdings or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination; PROVIDED, HOWEVER, that:

       - such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments and

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       - the Net Cash Proceeds from such sale will be excluded from clause (2)(c)(ii) of the preceding paragraph;

           (2) any purchase or redemption of Subordinated Obligations of Preem Holdings, other than Shareholder Loans, made by exchange for, or out of the proceeds of, the substantially concurrent sale of, Subordinated Obligations of Preem Holdings that qualifies as Refinancing Indebtedness permitted to be incurred pursuant to clause (b)(3) of "--Limitation on Indebtedness;" provided, however, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

           (3) so long as no Default or Event of Default has occurred and is continuing, any purchase or redemption of Subordinated Obligations, other than Shareholder Loans, from Net Available Cash to the extent permitted under "--Limitation on Sales of Assets and Subsidiary Stock," below; PROVIDED, HOWEVER, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

           (4) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision and clause (11) under "--Events of Default;" PROVIDED, HOWEVER, that such dividends will be included in subsequent calculations of the amount of Restricted Payments and Restricted Dividends and Distributions except that, with respect to a cash dividend of SEK1,000 million pursuant to the group contribution declared on February 20, 2001, such dividend will not be subject to the preceding 60-day requirement nor will it be included in subsequent calculations of the amount of Restricted Payments;

           (5) so long as no Default or Event of Default has occurred and is continuing, the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of Preem Holdings or any Restricted Subsidiary of Preem Holdings or any parent of Preem Holdings held by any existing or former employees or management of Preem Holdings or any Subsidiary of Preem Holdings or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; PROVIDED that such redemptions or repurchases pursuant to this clause will not exceed
     E2.5 million in the aggregate during any calendar year, with unused amounts in any calendar year being carried over to succeeding calendar years, and E5.0 million in the aggregate for all such redemptions and repurchases; PROVIDED, HOWEVER, that the amount of any such repurchase or redemption will be included in subsequent calculations of the amount of Restricted Payments;

           (6) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof or withholding taxes paid thereon; PROVIDED, HOWEVER, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments;

           (7) so long as no Default or Event of Default has occurred and is continuing, the Permitted Preem Loan Payment; PROVIDED, however, that the Permitted Preem Loan Payment will be excluded from subsequent calculations of the amount of Restricted Payments; and

           (8) so long as no Event of Default has occurred and is continuing, any non-cash payment recorded in the books of Preem Holdings as paid or payable to Corral Petroleum Holdings AB or deemed for tax or accounting purposes to be paid or payable to Corral Petroleum Holdings AB as a result of the group contribution, which effects a book-entry transfer to Corral Petroleum Holdings AB recorded as a "group contribution," to effect consolidation of accounts for Swedish tax purposes, consistent with past practice between Corral Petroleum

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     Holdings AB and Preem, to the extent, but only to the extent, that Corral
     Petroleum Holdings AB simultaneously makes a shareholder loan in the same amount to Preem Holdings on terms similar to those of the Shareholder Loans, including those in favor of the Trustee on behalf of the holders of Notes on the Issue Date; PROVIDED, HOWEVER, that such payment or deemed payment will be excluded in subsequent calculations of the amount of Restricted Payments.

      The amount of all Restricted Payments, other than cash, and in-kind Restricted Dividends and Distributions shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by Preem Holdings or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment and in-kind Restricted Dividends and Distributions shall be determined conclusively by the Board of Directors of Preem Holdings acting in good faith whose resolution with respect thereto shall be delivered to the Trustee. Not later than the date of making any Restricted Payment or Restricted Dividends and Distributions, Preem Holdings shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment or Restricted Dividends and Distributions are permitted and setting forth the basis upon which the calculations required by the covenant "--Limitation on Restricted Payments" were computed.

      LIMITATION ON SHAREHOLDER LOANS. Except as may be permitted by the covenant "--Limitation on Restricted Payments:"

     - neither Preem Holdings nor any Restricted Subsidiary will at any time repay any principal amount of the Shareholder Loans if, as a result thereof, the aggregate amount of such Shareholder Loans would be less than the sum of such Shareholder Loans on the Issue Date or any date thereafter,

     - nor will Preem Holdings at any time amend any Shareholder Loan to provide for intercreditor arrangements any less favorable to the Trustee, on behalf of the holders of the Notes than those existing on the Issue Date in respect of the existing Shareholder Loans, including with respect to maturity and payment of interest.

      LIMITATION ON LIENS. Preem Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien, other than Permitted Liens, upon any of its property or assets, including Capital Stock, whether owned on the date of the Indenture or thereafter acquired, securing any Indebtedness, unless contemporaneously therewith effective provision is made to secure the Indebtedness due under the Indenture and the Notes equally and ratably with, or prior to in the case of Liens with respect to Subordinated Obligations of Preem Holdings, the Indebtedness secured by such Lien for so long as such Indebtedness is so secured; PROVIDED that in no event may any portion of the obligations owed under any Shareholder Loan be secured.

      LIMITATION ON SALE/LEASEBACK TRANSACTIONS. Preem Holdings will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction UNLESS:

     - Preem Holdings or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Sale/Leaseback Transaction at least equal to the fair market value, as determined in good faith by, and evidenced by a resolution of, the Board of Directors of Preem Holdings delivered to the Trustee, of the property subject to such transaction;

     - Preem Holdings or such Restricted Subsidiary with respect thereto could have Incurred Indebtedness in an amount equal to the Attributable Indebtedness in respect of such Sale/ Leaseback Transaction pursuant to the covenant described under "--Limitation on Indebtedness;"

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     - Preem Holdings or such Restricted Subsidiary would be permitted to create a Lien on the property subject to such Sale/Leaseback Transaction without securing the Notes by the covenant described under "--Limitation on Liens;" and

     - the Sale/Leaseback Transaction is treated as an Asset Disposition and all of the conditions of the Indenture described under "--Limitation on Sale of Assets and Subsidiary Stock," including the provisions concerning the application of Net Available Cash, are satisfied with respect to such Sale/Leaseback Transaction, treating all of the consideration received in such Sale/Leaseback Transaction as Net Available Cash for purposes of such covenant.

      LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED
SUBSIDIARIES. Preem Holdings will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

           (1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to Preem Holdings or any Restricted Subsidiary;

           (2) make any loans or advances to Preem Holdings or any Restricted Subsidiary; or

           (3) transfer any of its property or assets to Preem Holdings or any Restricted Subsidiary.

      The preceding provisions will not prohibit:

     - any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date of the Indenture, (including, without limitation, the Indenture;

     - any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by a Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by Preem Holdings, other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by Preem Holdings or in contemplation thereof, and outstanding on such date;

     - any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refinancing of Indebtedness Incurred pursuant to an agreement referred to in the first or second point of this paragraph or this third point or contained in any amendment to an agreement referred to in the first or second point of this paragraph or this third point; PROVIDED, HOWEVER, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or amendment are no more restrictive than those encumbrances and restrictions contained in such agreements referred to in the first and second points, above;

     - in the case of clause (3), above, any encumbrance or restriction:

       - that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract;

       - contained in mortgages, pledges or other security agreements securing Indebtedness of Preem Holdings or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; PROVIDED that such mortgage, pledge or other security agreement is permitted under the Indenture; or

       - pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of Preem Holdings or any Restricted Subsidiary;

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     - purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3), above, on the property so acquired;

     - any restriction with respect to a Restricted Subsidiary, or any of its property or assets, imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary, or the property or assets that are subject to such restriction, pending the closing of such sale or disposition; and

     - encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order.

      LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK. Preem Holdings will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

           (1) Preem Holdings or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors of Preem Holdings, including as to the value of all non-cash consideration, of the shares and assets subject to such Asset Disposition;

           (2) at least 75% of the consideration thereof received by Preem Holdings or such Restricted Subsidiary is in the form of cash or Cash Equivalents; and

           (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied, at the election of Preem Holdings, by Preem Holdings or such Restricted Subsidiary, as the case may be:

       - FIRST, to the extent Preem Holdings or any Restricted Subsidiary, as the case may be, elects, or is required by the terms of any Senior Indebtedness, to prepay, repay or purchase Senior Indebtedness or Indebtedness, other than any Preferred Stock lacking rights to preferential treatment in the event of a bankruptcy, insolvency or reorganization, of a Restricted Subsidiary, in each case other than Indebtedness owed to Preem Holdings or an Affiliate of Preem Holdings, within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; PROVIDED, HOWEVER, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this first point, Preem Holdings or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment, if any, to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; and

       - SECOND, to the extent of the balance of such Net Available Cash after application in accordance with the first point above, to the extent Preem Holdings or such Restricted Subsidiary elects,

                 (A)  to invest in Additional Assets or

                 (B) to repay Indebtedness Incurred prior to such Asset Disposition and used to acquire Additional Assets in contemplation of such Asset Disposition within 360 days, in the case of either (A) or
           (B), above, from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

PROVIDED, HOWEVER, that, in no event will Preem Holdings make, or permit any of its Restricted Subsidiaries to make, any Asset Disposition of all or substantially all of the property or assets of Preem Raffinaderi AB or Skandinaviska Raffinaderi AB Scanraff, or all or substantially all of the Capital Stock of any of such Person, directly or indirectly (including through the sale of the Capital Stock of any Person which holds such assets), including, without limitation, any series of related Asset Dispositions that are part of a common plan, unless, if Preem Holdings or such Restricted Subsidiary chooses to invest in Additional Assets or repay Indebtedness pursuant to the second point of subclause

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(3) above, such Additional Assets are located primarily in Sweden or, if such
Additional Assets are shares of Capital Stock of a Restricted Subsidiary, such Restricted Subsidiary must be based in, and its business must be conducted primarily in, Sweden.

      Any Net Available Cash from Asset Dispositions that is not applied or invested as provided in the preceding first or second points of subclause will be deemed to constitute "Excess Proceeds." On the 361st day after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds E10.0 million, Preem Holdings will be required to make an offer ("Asset Sale Offer") to all holders of Notes and to the extent required by the terms thereof, to all holders of other Indebtedness, other than Subordinated Obligations, outstanding with similar provisions requiring Preem Holdings to make an offer to purchase such Indebtedness with the proceeds from any Asset Disposition ("Pari Passu Notes"), to purchase the maximum principal amount of Notes and any such Pari Passu Notes to which the Asset Sale Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, Additional Amounts, if any, and Liquidated Damages, if any, to the date of purchase, and subject to the right of holders of record on a record date to receive interest on the relevant interest payment date, Additional Amounts, if any, and Liquidated Damages, if any, in respect thereof, in accordance with the procedures set forth in the Indenture or the agreements governing the Pari Passu Notes, as applicable. To the extent that the aggregate amount of Notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to an Asset Sale Offer is less than the Excess Proceeds, Preem Holdings may use any remaining Excess Proceeds for general corporate purposes, or to repurchase Subordinated Obligations. If the aggregate principal amount of Notes surrendered by holders thereof and other Pari Passu Notes surrendered by holders or lenders thereof, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Pari Passu Notes to be purchased on a PRO RATA basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Notes. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

      The Asset Sale Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), Preem Holdings will purchase the principal amount of Notes and Pari Passu Notes required to be purchased pursuant to this covenant (the "Asset Sale Offer Amount") or, if less than the Asset Sale Offer Amount has been so validly tendered, all Notes and Pari Passu Notes validly tendered in response to the Asset Sale Offer.

      If the Asset Sale Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender Notes pursuant to the Asset Sale Offer.

      On or before the Asset Sale Purchase Date, Preem Holdings will, to the extent lawful, accept for payment, on a PRO RATA basis to the extent necessary, the Asset Sale Offer Amount of Notes and Pari Passu Notes or portions thereof so validly tendered and not properly withdrawn pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Notes so validly tendered and not properly withdrawn. Preem Holdings will deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by Preem Holdings in accordance with the terms of this covenant and, in addition, Preem Holdings will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Notes. Preem Holdings or the applicable Paying Agent, as the case may be, will promptly, but in any case not later than five Business Days after the Asset Sale Purchase Date, mail or deliver to each tendering holder of Notes or holder or lender of Pari Passu Notes, as the case may be, an amount equal to the purchase price of the Notes or Pari Passu Notes so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by Preem

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Holdings for purchase, and Preem Holdings will promptly issue a new Note, and the Trustee, upon delivery of an Officers' Certificate from Preem Holdings, will authenticate and mail or deliver such new Note to such holder, in a principal amount equal to any unpurchased portion of the Note surrendered. In addition, Preem Holdings will take any and all other actions required by the agreements governing the Pari Passu Notes. Any Note not so accepted will be promptly mailed or delivered by Preem Holdings to the holder thereof.

      For the purposes of this covenant, the following will be deemed to be cash:

     - the assumption by the transferee of Indebtedness, other than Subordinated Obligations, of Preem Holdings or any Restricted Subsidiary of Preem Holdings and the release of Preem Holdings or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition, in which case Preem Holdings will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with the first point of subclause, above; and

     - securities, notes or other obligations received by Preem Holdings or any Restricted Subsidiary of Preem Holdings from the transferee that are promptly converted by Preem Holdings or such Restricted Subsidiary into cash.

      Notwithstanding the foregoing, Preem Holdings and its Restricted Subsidiaries will be permitted to consummate an Asset Disposition without complying with clauses (2) and (3) of the first paragraph of this "--Limitation on Sales of Assets and Subsidiary Stock" covenant if at least 75% of the consideration received by Preem Holdings and its Restricted Subsidiaries from such Asset Disposition constitutes Related Business Assets, cash and Cash Equivalents; PROVIDED that:

     - any consideration constituting cash or Cash Equivalents received by Preem Holdings or any of its Restricted Subsidiaries in connection with any Asset Disposition permitted to be consummated pursuant to this sentence shall constitute Net Available Cash subject to the provisions of this covenant, including, without limitation, clause (3) of the first paragraph hereof and

     - if Preem Holdings or one of its Restricted Subsidiaries receives as such Related Business Assets equity interests in a Person, such Person shall constitute a Restricted Subsidiary of Preem Holdings and PROVIDED, FURTHER, HOWEVER, that, in no event will Preem Holdings make, or permit any of its Restricted Subsidiaries to make, any Asset Disposition of all or substantially all of the property or assets of Preem Raffinaderi AB or Skandinaviska Raffinaderi AB Scanraff, or all or substantially all of the Capital Stock of any of such Person, directly or indirectly (including through the sale of the Capital Stock of any Person which holds such assets), including, without limitation, any series of related Asset Dispositions that are part of a common plan, unless Preem Holdings or such Restricted Subsidiary receives as consideration therefor either:

       - cash which is immediately invested in Additional Assets,

       - Additional Assets, or

       - a combination thereof, which Additional Assets are located primarily in Sweden or, if such Additional Assets are shares of Capital Stock of a Restricted Subsidiary, such Restricted Subsidiary must be based in, and its business must be conducted primarily in, Sweden.

      Preem Holdings will comply, to the extent applicable, with the requirements of Section 13(e) and Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, Preem Holdings will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue thereof.

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      For the avoidance of doubt, no obligation under a Shareholder Loan may be repaid with the Net Available Cash from any Asset Disposition under any circumstances.

      LIMITATION ON AFFILIATE TRANSACTIONS. (a) Preem Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction or series of related transactions, including the purchase, sale, lease or exchange of any property or the rendering of any service, with any Affiliate of Preem Holdings or a Restricted Subsidiary (an "Affiliate Transaction") unless:

     - the terms of such Affiliate Transaction are no less favorable to Preem Holdings or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arms'-length dealings with a Person who is not such an Affiliate;

     - in the event such Affiliate Transaction involves an aggregate amount in excess of E5.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of Preem Holdings and by a majority of the members of such Board having no personal stake in such transaction, if any, and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in the first point, above; and

     - in the event such Affiliate Transaction involves an aggregate amount in excess of E10.0 million, or an amount in excess of E5.0 million and a majority of the members of the Board of Directors of Preem Holdings has a personal interest in such transaction, Preem Holdings has received a written opinion from a major independent investment banking firm of internationally recognized standing that such Affiliate Transaction is fair to Preem Holdings or such Restricted Subsidiary, as the case may be, from a financial point of view.

(b)   The foregoing paragraph (a) will not apply to:

     - any Restricted Payment, other than Restricted Investments (excluding Shareholder Loans made pursuant to and in compliance with clause (b)(8) under "--Limitation on Restricted Payments") permitted to be made pursuant to the covenant described under "--Limitation on Restricted Payments;"

     - any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans and other reasonable fees, compensation, benefits and indemnities paid or entered into by Preem Holdings or its Restricted Subsidiaries in the ordinary course of business to or with officers, directors or employees of Preem Holdings and its Restricted Subsidiaries;

     - loans or advances to employees in the ordinary course of business of Preem Holdings or any of its Restricted Subsidiaries and permitted under "--Limitation on Restricted Payments;"

     - any transaction between Preem Holdings and a Restricted Subsidiary or between Restricted Subsidiaries;

     - any issuance of Capital Stock, other than Disqualified Stock, of Preem Holdings;

     - any Existing Affiliate Agreements;

     - the Permitted Preem Loan Payment; and

     - arms'-length transactions by a Restricted Subsidiary entered into in the ordinary course of its business with a minority shareholder of a Restricted Subsidiary that is not a Permitted Holder or an Affiliate thereof.

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      LIMITATION ON SALES OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES.  Preem
Holdings will not, and will not permit any Restricted Subsidiary of Preem Holdings to, transfer, convey, sell, lease or otherwise dispose of any Voting Stock of any Restricted Subsidiary or to issue any of a Restricted Subsidiary's Voting Stock, other than, if necessary, shares of its Voting Stock constituting directors', qualifying shares, to any Person, except:

     - to Preem Holdings or a Restricted Subsidiary;

     - in compliance with the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock" and immediately after giving effect to such issuance or sale, such Restricted Subsidiary either continues to be a Restricted Subsidiary or if such Restricted Subsidiary would no longer be a Restricted Subsidiary, then the Investment of Preem Holdings in such Person, after giving effect to such issuance or sale, would have been permitted to be made under the "--Limitation on Restricted Payments" covenant as if made on the date of such issuance or sale; or

     - Voting Stock issued to existing shareholders of Restricted Subsidiaries that are not Wholly-Owned Subsidiaries; PROVIDED that such Voting Stock is issued PRO RATA on the basis of the number of shares held by such existing shareholders.

      Notwithstanding the foregoing, Preem Holdings may sell all the Voting Stock of a Subsidiary as long as Preem Holdings is in compliance with the terms of the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock."

      SEC REPORTS. Notwithstanding that Preem Holdings may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, for so long as any Notes are outstanding, to the extent permitted by the Exchange Act, Preem Holdings will file with the Commission, and provide the Trustee and the holders of the Notes with:

     - all annual and quarterly financial information that would be required to be filed on a Form 20-F and 10-Q, or any successor forms, as if Preem Holdings were required to file such forms and, with respect to the annual financial information, a report thereon by Preem Holdings' certified independent accountants, and

     - all information that would be required to be contained in current reports that would be required to be filed with the Commission on Form 8-K if Preem Holdings were required to file such reports; PROVIDED, HOWEVER, that:

                 (A) quarterly financial information for the first and third fiscal quarters need not contain any reconciliation to generally accepted accounting principles in the United States but must be prepared in accordance with Swedish GAAP,

                 (B) such quarterly information shall be furnished within 60 days of the end of the fiscal quarter of Preem Holdings and may be provided in a report on a Form 6-K,

                 (C) such annual information shall be furnished within 120 days of the end of the fiscal year of Preem Holdings, and

                 (D) such information that would be required to be contained in a report of Form 8-K may be provided in a report on Form 6-K but must be submitted promptly. In addition, whether or not required by the rules and regulations of the Commission, Preem Holdings will file a copy of all such information and reports with the Commission for public availability, unless the Commission will not accept such a filing.

      Preem Holdings will also furnish to the holders of Notes and to prospective investors, upon the requests of such holders and prospective investors, any information required to be delivered pursuant

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to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act by Persons not "affiliates" under the Securities Act.

      MERGER AND CONSOLIDATION. As is set forth in more detail under "--Events of Default," if Preem Holdings consolidates with or merges with or into, or conveys, transfers or leases all or substantially all its assets to, any Person, at any time and in any circumstance when the conditions set forth at subclauses
(3)(a) through (3)(f) under "--Events of Default" are not satisfied, then such transaction shall constitute an Event of Default.

     - If any such transaction is consummated without causing an Event of Default, then the Successor Company, as defined therein, will succeed to, and be substituted for, and may exercise every right and power of, Preem Holdings under the Indenture, but, in the case of a lease of all or substantially all its assets, Preem Holdings will not be released from the obligation to pay the principal of and interest on the Notes.

     - Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under the applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a Person.

      LIMITATION ON LINES OF BUSINESS. Preem Holdings will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Related Business, except for any business other than a Related Business, that, if aggregated together in one legal entity with all other such businesses that are not Related Businesses, would not cause such entity to constitute or become a Significant Subsidiary.

      IMPAIRMENT OF SECURITY INTEREST. Neither Preem Holdings nor any of its Subsidiaries will:

     - take or omit to take any action which action or omission would have the result of adversely affecting or impairing the security interest in favor of the Trustee, on behalf of the holder of the Notes, with respect to the Collateral, and neither Preem Holdings nor any of its Subsidiaries shall grant to any Person or suffer any Person, other than Preem Holdings, to have (other than the Trustee on behalf of the holders of the Notes) any interest whatsoever in the Collateral other than Liens permitted by the Security Documents, nor

     - enter into any agreement or instrument that by its terms requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than pursuant to the Indenture, the Notes and the Security Documents.

      SECURITY INTEREST. Preem Holdings will, and will cause each of its Restricted Subsidiaries to, undertake to deliver or cause to be delivered to the Trustee from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Trustee as the Trustee shall deem necessary or advisable to perfect or maintain the security interest in the Collateral for the benefit of the Trustee on behalf of the holders of the Notes until any such Collateral is released in accordance with the terms of the Indenture.

      LIMITATIONS ON THE ISSUER AND PREEM. Notwithstanding anything in the Indenture to the contrary, including the provisions set forth above under "--Certain Covenants--Limitation on Indebtedness:"

     - for so long as any Shareholder Loan from Corral Petroleum Holdings AB is outstanding, Preem Holdings shall at all times remain a majority-owned Subsidiary of Corral Petroleum Holdings AB, and

     - Preem Holdings shall not Incur any Indebtedness other than Additional Notes, other public Indebtedness of a maturity not less than five years, unsecured Indebtedness pursuant to a

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       Credit Facility or Shareholder Loans. If Preem Holdings at any time sells, transfers or otherwise disposes of 50% or more of the Voting Stock of Preem, then Preem Holdings will be required to make a Change of Control Offer to each holder of a Note and otherwise to comply with all the provisions set forth under "--Change of Control" above, as if such sale, transfer or disposition was a Change of Control.

      LIMITATION ON INVESTMENT COMPANY ACTIVITIES. Preem Holdings will not, and will not permit any of its Restricted Subsidiaries or controlled Affiliates to, conduct its business in a fashion that would cause Preem Holdings to become subject to regulation under the U.S. Investment Company Act of 1940, as amended (the "Investment Company Act"). For purposes of establishing Preem Holdings' compliance with this provision, any exemption which is or would become available under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act will be disregarded.

EVENTS OF DEFAULT

      Each of the following constitutes an Event of Default under the Indenture:

           (1) a default in any payment of interest or Additional Amounts, if any, or Liquidated Damages, if any, on any Note under the Indenture when due, continued for 30 days;

           (2) a default in the payment of principal of or premium, if any, on any Note under the Indenture when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

           (3) any consolidation of Preem Holdings with, or merger of Preem Holdings with or into, or any conveyance, transfer or lease by Preem Holdings of all or substantially all of its assets to any Person, UNLESS:

       - the resulting, surviving or transferee Person (the "Successor Company") is a corporation, partnership, trust or limited liability company organized and existing under the laws of the Kingdom of Sweden, any member of the European Union as of the date of the Indenture or any state of the United States of America or the District of Columbia and the Successor Company, if not Preem Holdings, expressly assumes, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of Preem Holdings under the Notes and the Indenture;

       - immediately after giving effect to such transaction, and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction, no other Default or Event of Default shall have occurred and be continuing;

       - immediately after giving effect to such transaction, the Successor Company is able to Incur at least an additional E1.00 of Indebtedness pursuant to paragraph (a) of "--Certain Covenants--Limitation on Indebtedness;"

       - Preem Holdings has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with the Indenture;

       - Preem Holdings has delivered to the Trustee opinions of tax counsel reasonably acceptable to it stating that:

                 (A) any payment of principal, redemption price or purchase price of, interest, premium, if any, Additional Amounts, if any, and Liquidated Damages, if any, on the Notes by the Successor Company to a holder of Notes, or beneficial owner, if not a

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           holder, after the consolidation, merger, conveyance, transfer or lease of assets will be exempt from the Taxes described and defined under "--Withholding Taxes," and

                 (B) no other taxes on income, including taxable capital gains, will be payable under the laws of the Relevant Taxing Jurisdiction (as defined in "--Redemption for Taxation Reasons") by a holder of Notes, or beneficial owner, if not a holder, who is not and is not deemed to be a resident of the Relevant Taxing Jurisdiction and does not carry on a trade in the Relevant Taxing Jurisdiction through a branch, agency or permanent establishment to which the Notes of that holder are attributable (or, as the case may be, does not carry on any business activities through a branch, agency or permanent establishment in such Relevant Taxing Jurisdiction) in respect of the acquisition, ownership or disposition of Notes, including the receipt of principal, interest, premium, if any, Additional Amounts, if any, or Liquidated Damages, if any, pursuant to such Notes; and

       - immediately after giving effect to such transaction, the Successor Company has Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of Preem Holdings immediately prior to such transaction.

           For purposes of this clause (3), the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of Preem Holdings to a Person other than a Restricted Subsidiary, which properties and assets, if held by Preem Holdings instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of Preem Holdings on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of Preem Holdings; PROVIDED that, if any such sale, lease, conveyance, assignment, transfer or other disposition is made from a Wholly-Owned Subsidiary or a Restricted Subsidiary to a Restricted Subsidiary that is not a Wholly-Owned
     Subsidiary:

       - such Restricted Subsidiary shall be subject to the covenant under "--Certain Covenants--Limitation on Restrictions on Distributions from Restricted Subsidiaries,"

       - Preem Holdings shall have first received a written opinion from a major independent investment banking firm of internationally recognized standing that such sale, lease, conveyance, assignment, transfer or other disposition is fair to Preem Holdings from a financial point of view, and (iii) such sale, lease, conveyance, assignment, transfer or other disposition to such Restricted Subsidiary shall not be deemed to be a transaction subject to each of the six points under clause (3) above.
        Notwithstanding the foregoing third point under clause (3) above:

       - any Restricted Subsidiary of Preem Holdings may consolidate with, merge into or transfer all or part of its properties and assets to Preem Holdings, and

       - Preem Holdings may merge with an Affiliate incorporated solely for the purpose of reincorporating Preem Holdings in another jurisdiction to realize tax or other benefits.

           (4) failure by Preem Holdings to comply for 30 days after receiving the notice referred to below with any of its obligations under the covenants described under "--Change of Control," above, or under covenants described under "--Certain Covenants," above, as the case may be, in each case, other than a failure to purchase Notes which will constitute an Event of Default under clause (2), above;

           (5) the failure by Preem Holdings to comply for 60 days after receiving the notice referred to below with its other agreements contained in the Indenture;

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           (6)  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Preem Holdings or any of its Restricted Subsidiaries, or the payment of which is guaranteed by Preem Holdings or any of its Restricted Subsidiaries, other than Indebtedness owed to Preem Holdings or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default:

       - is caused by a failure to pay principal of or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness ("payment default"); or

       - results in the acceleration of such Indebtedness prior to its maturity (the "cross acceleration provision");

     and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates E10.0 million or more;

           (7) certain events of bankruptcy, insolvency or reorganization of Preem Holdings or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together, as of the latest audited consolidated financial statements for Preem Holdings and its Restricted Subsidiaries, would constitute a Significant Subsidiary (the "bankruptcy provisions");

           (8) failure by Preem Holdings or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together, as of the latest audited consolidated financial statements for Preem Holdings and its Restricted Subsidiaries, would constitute a Significant Subsidiary to pay final judgments aggregating in excess of E15.0 million, net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing, which judgments are not paid, discharged or stayed for a period of 60 days (the "judgment default provision");

           (9) any of the Security Documents ceases to be in full force and effect, other than in accordance with their respective terms or the terms of the Indenture, or any of the Security Documents ceases to give the Trustee the Liens purported to be created thereby or any Security Document is declared null or void;

           (10)  a default under the Preem Pledged Loan; or

           (11) the declaration or payment by Preem Holdings or any Restricted Subsidiary of any dividend or the making of any distribution on or in respect of its Capital Stock, either in cash or other property, including any payment in connection with any merger or consolidation involving Preem Holdings or any of its Restricted Subsidiaries, except:

       - dividends or distributions payable in its Capital Stock, other than Disqualified Stock, or in options, warrants or other rights to purchase such Capital Stock, provided that such dividends or distributions are not convertible into Indebtedness; and

       - dividends or distributions payable to Preem Holdings or a Restricted Subsidiary of Preem Holdings, and, if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of Capital Stock on a PRO RATA basis;

or the purchase, redemption, retirement or other acquisition for value of any Capital Stock of Preem Holdings or any direct or indirect parent of Preem Holdings held by Persons other than Preem Holdings or a Restricted Subsidiary of Preem Holdings, other than in exchange for its Capital Stock (other than Disqualified Stock);

at any time and in any circumstance when any such dividend, distribution purchase, redemption, retirement or other acquisition for value (together, "Restricted Dividends and Distributions") would

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not be permitted under the covenant described under "--Certain
Covenants--Limitation on Restricted Payments" if each such Restricted Dividend and Distribution constituted a Restricted Payment.

      However, a default under clauses (4) and (5) will not constitute an Event of Default under the Indenture until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify Preem Holdings of the default and Preem Holdings does not cure such default within the time specified in clauses (4) and (5) hereof after receipt of such notice.

      If an Event of Default, other than an Event of Default described in clause (7), above, occurs and is continuing under the Indenture, the Trustee, by notice to Preem Holdings, or the holders of at least 25% in principal amount of the outstanding Notes, by notice to Preem Holdings and the Trustee, may, and the Trustee at the request of such holders shall, declare the principal of, premium, if any, accrued and unpaid interest, if any, Additional Amounts, if any, and Liquidated Damages, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium, accrued and unpaid interest, Additional Amounts and Liquidated Damages will be due and payable immediately.

      In the event of a declaration of acceleration of the Notes under an Indenture because an Event of Default described in clause (6) under "--Events of Default" has occurred and is continuing, the declaration of acceleration of such Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by Preem Holdings or a Restricted Subsidiary of Preem Holdings or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if:

     - the annulment of the acceleration of such Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and

     - all existing Events of Default, except nonpayment of principal, premium, interest, Additional Amounts or Liquidated Damages on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

      If an Event of Default described in clause (7) occurs and is continuing under the Indenture, the principal of, premium, if any, accrued and unpaid interest, Additional Amounts, if any, and Liquidated Damages, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of Notes.

      The holders of a majority in principal amount of the outstanding Notes under the Indenture may waive all past defaults, except with respect to nonpayment of principal, premium, interest, Additional Amounts or Liquidated Damages, and rescind any such acceleration with respect to such Notes and its consequences if:

     - rescission would not conflict with any judgment or decree of a court of competent jurisdiction, and

     - all existing Events of Default, other than the nonpayment of the principal of, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

      Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing under the Indenture, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, interest, Additional Amounts, if any, or Liquidated Damages, if any, when due, no holder of Notes may pursue any remedy with respect to the Indenture or the Notes unless:

     - such holder has previously given the Trustee notice that an Event of Default is continuing;

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     - holders of at least 25% in principal amount of the outstanding Notes under the Indenture have requested the Trustee to pursue the remedy;

     - such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

     - the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

     - the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

      Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder under the Indenture or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

      The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder of Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, interest, Additional Amounts, if any, or Liquidated Damages, if any, on any Note, the Trustee may withhold notice if and so long as the Trustee in good faith determines that withholding notice is in the interests of such holders of Notes. In addition, Preem Holdings is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. Upon becoming aware of, and as of such time as Preem Holdings should reasonably have become aware of, certain Defaults, Preem Holdings also is required to deliver to the Trustee, within 30 days thereafter, written notice of any events which would constitute certain Defaults, their status and what action Preem Holdings is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

      Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes,. However, without the consent of each holder of an outstanding Note affected, no amendment may, among other things:

     - reduce the amount of Notes whose holders must consent to an amendment;

     - reduce the stated rate of or extend the stated time for payment of interest on any such Note;

     - reduce the principal of or extend the Stated Maturity of any such Note;

     - reduce the premium payable upon the redemption or repurchase of any such Note or change the time at which any such Note may be redeemed or repurchased as described under "--Optional Redemption," "--Change of Control," "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" or any similar provision;

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     - make any such Note payable in money other than that stated in such Note;

     - impair the right of any holder of such Note to receive payment of principal of, premium, if any, interest, Additional Amounts, if any, and Liquidated Damages, if any, on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes;

     - make any change in the amendment provisions which require each holder's consent or in the waiver provisions;

     - make any change in the provisions of the Indenture described under "--Withholding Taxes" that adversely affects the rights of any holder of the Notes or amends the terms of such Notes in the Indenture in a way that would result in a loss of an exemption from any of the Taxes described thereunder or an exemption from any obligation to withhold or deduct Taxes so described thereunder unless Preem Holdings agrees to pay Additional Amounts, if any, in respect thereof; or

     - directly or indirectly release the Pledges except as permitted by the Security Documents.

      Preem Holdings and the Trustee may amend the Indenture, without the consent of any holder of Notes, to:

     - cure any ambiguity, omission, defect or inconsistency;

     - provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of Preem Holdings under and pursuant to the Indenture;

     - provide for uncertificated Notes in addition to or in place of certificated Notes, PROVIDED that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the United States Internal Revenue Code of 1986, as amended, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the United States Internal Revenue Code of 1986, as amended;

     - add Guarantees with respect to the Notes;

     - grant additional security for the Notes;

     - add to the covenants of Preem Holdings for the benefit of the holders or to surrender any right or power conferred upon Preem Holdings;

     - make any change that does not adversely affect the rights of any holder of Notes under the Indenture;

     - evidence and provide for the acceptance and appointment under the Indenture by the successor trustee; or

     - comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act.

      The consent of the holders of Notes is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment to the Indenture becomes effective, Preem Holdings is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders of Notes, or any defect therein, will not impair or affect the validity of the amendment.

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DEFEASANCE

      Preem Holdings at any time may terminate all its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes.

      Preem Holdings at any time may terminate its obligations under covenants described under "--Certain Covenants," the operation of the cross-default upon a payment default and cross acceleration provisions, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision described under "--Events of Default," above, and the default provision contained in clauses (3) under "--Events of Default" but only in respect of the third and sixth points thereof ("covenant defeasance").

      Preem Holdings may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If Preem Holdings exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If Preem Holdings exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (5), (6),
(7) (with respect only to Significant Subsidiaries) or (8) under "--Events of Default," above, or because of the failure of Preem Holdings to comply with the third point and the sixth point under clause (3) of "--Events of Default" above.

      In order to exercise either legal defeasance or covenant defeasance under the Indenture:

     - Preem Holdings must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of Notes cash in Euro in such amounts as will be sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay the principal of, premium, if any, interest, Liquidated Damages, if any, and Additional Amounts, if any, on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

     - in the case of legal defeasance, Preem Holdings shall have delivered to the Trustee:

       - an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

                 (A) Preem Holdings has received from, or there has been published by, the Internal Revenue Service a ruling; or

                 (B) since the date of the Indenture, there has been a change in the applicable United States federal income tax law, in either case, to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of the Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such legal defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred, and

       - an Opinion of Counsel in the Kingdom of Sweden reasonably acceptable to the Trustee to the effect that:

                 (A) holders of the Notes will not recognize income, gain or loss for Swedish income tax purposes as a result of such legal defeasance and will be subject to Swedish income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred, and

                 (B) payments from the defeasance trust will be free and exempt from any and all withholding and other income taxes of whatever nature imposed or levied by or on behalf

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           of the Kingdom of Sweden or any political subdivision thereof or therein having the power to tax;

     - in the case of covenant defeasance, Preem Holdings shall have delivered to the Trustee:

       - an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred, and

       - an Opinion of Counsel in the Kingdom of Sweden reasonably acceptable to the Trustee to the effect that:

                 (A) holders of such Notes will not recognize income, gain or loss for Swedish income tax purposes as a result of such covenant defeasance and will be subject to Swedish income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred, and

                 (B) payments from the defeasance trust will be free and exempt from any and all withholding and other income taxes of whatever nature imposed or levied by or on behalf of the Kingdom of Sweden or any political subdivision thereof or therein having the power to tax;

     - no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

     - such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which Preem Holdings or any of its Restricted Subsidiaries is a party or by which Preem Holdings or any of its Restricted Subsidiaries is bound;

     - Preem Holdings shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by Preem Holdings with the intent of preferring the holders of the Notes over any other creditors of Preem Holdings or with the intent of defeating, hindering, delaying or defrauding any other creditors of Preem Holdings or others;

     - Preem Holdings shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the legal defeasance or the covenant defeasance have been complied with;

     - Preem Holdings shall have delivered to the Trustee an Opinion of Counsel in the United States, subject to customary exceptions, to the effect that:

       - the trust funds will not be subject to any rights of holders of Indebtedness, including, without limitation, those arising under the Indenture, and

       - after the 181st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable Swedish or United States federal or state law and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the holders of the Notes; and

     - certain other customary conditions precedent are satisfied.

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      Notwithstanding the foregoing, the Opinion of Counsel required by the second point, above, with respect to a legal defeasance need not be delivered if all the Notes not therefore delivered to the Trustee for cancellation:

     - have become due and payable, or

     - will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of Preem Holdings.

WITHHOLDING TAXES

      All payments made by Preem Holdings on the Notes, whether or not in the form of Definitive Notes, will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, "Taxes") imposed or levied by or on behalf of any Relevant Taxing Jurisdiction, unless the withholding or deduction of Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction shall at any time be required on any payments made by Preem Holdings with respect to the Notes, including payments of principal, redemption price, Liquidated Damages, interest or premium, Preem Holdings will pay such additional amounts (the "Additional Amounts") as may be necessary in order that the net amounts received in respect of such payments by the holders of the Notes or the Trustee, as the case may be, after such withholding or deduction, equal the respective amounts which would have been received in respect of such payments in the absence of such withholding or deduction; except that no Additional Amounts will be payable with respect to:

     - any Taxes that would not have been imposed but for the holder or beneficial owner having some connection with the Relevant Taxing Jurisdiction, including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction, other than by the mere holding of such Note or enforcement of rights thereunder or the receipt of payments in respect thereof;

     - any Taxes that are imposed or withheld by reason of the failure of the holder or beneficial owner of the Note to comply with a request of Preem Holdings addressed to the holder to provide information concerning the nationality, residence or identity of such holder or beneficial owner or to make any declaration or similar claim or satisfy any information or reporting requirement, which is required or imposed by a statute, treaty, regulation, protocol, or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes;

     - except in the case of the winding up of Preem Holdings, any Note presented for payment, where presentation is required, in the Relevant Taxing Jurisdiction, unless by reason of Preem Holdings' actions presentment could not have been made elsewhere and except to the extent that the holder would have been entitled to Additional Amounts had the Notes not been so presented;

     - any Note presented for payment, where presentation is required, more than 30 days after the relevant payment is first made available for payment to the holder, except to the extent that the holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30 day period;

     - any Note where withholding taxes or any other deductions are imposed on a payment to an individual and are required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such directive; or

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     - any Note presented for payment by or on behalf of a holder of the Notes who would have been able to avoid such withholding taxes or any other deductions by presenting the relevant Note to another Paying Agent in a member state of the European Union.

      Such Additional Amounts will also not be payable where, had the beneficial owner of the Note been the holder of the Note, it would not have been entitled to payment of Additional Amounts by reason of the six points, above.

      Upon request, Preem Holdings will provide the Trustee with documentation satisfactory to the Trustee evidencing the payment of Additional Amounts. Copies of such documentation will be made available to the holders upon request.

      Preem Holdings will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of the Notes or any other document or instrument referred to therein, or the receipt of any payments with respect to the Notes, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside the Kingdom of Sweden, the United States of America or any jurisdiction in which a Paying Agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of the Notes or any other such document or instrument following the occurrence of any Event of Default with respect to the Notes.

      The foregoing obligations shall survive any termination, defeasance or discharge of the Indenture.

CONCERNING THE TRUSTEE

      Bankers Trust Company of New York is the Trustee under the Indenture and has been appointed by Preem Holdings as Registrar and, in the case of Definitive Notes, Paying Agent with regard to each of such Notes. The Indenture provides that, except during the continuance of an Event of Default thereunder, the Trustee thereunder will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default under the Indenture, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

      The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of Preem Holdings, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with Preem Holdings or any Affiliate of Preem Holdings; PROVIDED, that if the Trustee acquires any conflicting interest, as defined in the Indenture or in the Trust Indenture Act, it must eliminate such conflict or resign.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATORS AND
  STOCKHOLDERS

      No director, officer, employee, incorporator or stockholder of Preem Holdings, as such, shall have any liability for any obligations of Preem Holdings under the Notes, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

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CURRENCY INDEMNITY

      The Euro is the sole currency of account and payment for all sums payable under the notes. Any amount received or recovered in currency other than in Euros, whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of Preem Holdings or otherwise, by the holder in respect of any sum expressed to be due to it from Preem Holdings shall only constitute a discharge of Preem Holdings only to the extent of the Euro amount, which the recipient is able to purchase with the amount so received or recovered in the other currency on the date of that receipt or recovery, or, if it is not possible to make that purchase on that date, on the first date on which it is possible to do so. If that Euro amount is less than the Euro amount expressed to be due to the recipient under any note, Preem Holdings shall indemnify the recipient against the cost of making any such purchase. For the purposes of this paragraph, it will be sufficient for the holder to certify that it would have suffered a loss had an actual purchase of Euros been made with the amount so received in that other currency on the date of receipt or recovery, or, if a purchase of Euros on such date had not been possible, on the first date on which it would have been possible. These indemnities, to the extent permitted by law:

     - constitute a separate and independent obligation from the other obligations of Preem Holdings;

     - shall give rise to a separate and independent case of action;

     - shall apply irrespective of any waiver granted by any holder; and

     - shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any note or any other judgment or order.

GOVERNING LAW

      The Indenture and the Notes and the rights and duties of the parties thereunder shall be governed by, and construed in accordance with, the law of the State of New York.

CERTAIN DEFINITIONS

      "Acquired Debt" means, with respect to any specified Person:

           (1) Indebtedness of any other Person existing at the time such other Person is merged, consolidated, amalgamated or otherwise combined with or into, or becomes a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging, consolidating, amalgamating or combining with or into, or becoming a Subsidiary of, such specified Person; and

           (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

      "Additional Assets" means:

           (1) any property or assets, other than Indebtedness and Capital Stock, to be used by Preem Holdings or a Restricted Subsidiary in a Related Business;

           (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Preem Holdings or a Restricted Subsidiary of Preem Holdings; or

           (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of Preem Holdings;

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PROVIDED, HOWEVER, that, in the case of clauses (2) and (3), such Restricted
Subsidiary is primarily engaged in a Related Business.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; PROVIDED that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

      "Asset Disposition" means any direct or indirect sale, lease, other than an operating lease entered into in the ordinary course of business, transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary, other than directors' qualifying shares, property or other assets (each referred to for the purposes of this definition as a "disposition") by Preem Holdings or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

      Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

           (1) a disposition by a Restricted Subsidiary to Preem Holdings or by Preem Holdings or a Restricted Subsidiary to a Wholly-Owned Subsidiary of either thereof;

           (2)  the sale of Cash Equivalents in the ordinary course of business;

      (3)  a disposition of inventory in the ordinary course of business;

           (4) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of Preem Holdings and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

           (5) consolidations, mergers, conveyances, transfers or leases that do not constitute a Default under clause (3) of "--Events of Default," above;

           (6) for purposes of "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, the making of a Permitted Investment or a disposition subject to "--Certain Covenants--Limitation on Restricted Payments;"

           (7) an issuance of Capital Stock by a Restricted Subsidiary of Preem Holdings to Preem Holdings or a Wholly-Owned Subsidiary;

           (8) dispositions of assets with an aggregate fair market value since the Issue Date of less than E10.0 million; and

           (9)  dispositions in connection with Permitted Liens.

      "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value, discounted at the interest rate borne by the Notes, compounded semi-annually, of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction, including any period for which such lease has been extended.

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      "Average Life" means, as of the date of determination, with respect to any
Indebtedness or Preferred Stock, the quotient obtained by dividing:

           (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock or Indebtedness multiplied by the amount of such payment, by

           (2)  the sum of all such payments.

      "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof or any equivalent governing body charged under the laws of the jurisdiction of such Person with equivalent powers and responsibilities to supervise and direct the affairs of such person.

      "Borrowing Base" means, as of the date of determination, an amount equal to:

           (1) 90% of the book value of all accounts receivable owned by Preem Holdings and its Restricted Subsidiaries that are not more than 90 days past due; plus

           (2) 90% of the book value of all inventory owned by Preem Holdings and its Restricted Subsidiaries, or scheduled for delivery against letters of credit issued under Credit Facilities,

in each case determined in accordance with Swedish GAAP, consistent with past practice, except to the extent of changes in Swedish GAAP. To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, Preem Holdings may rely on the most recent available management accounts, unless Preem Holdings has reason to believe that such management accounts overstate the amount of accounts receivable or inventory as of the date of determination, in which case the amounts shall be such lesser amounts as Preem Holdings determines do not overstate such items.

      "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in, however designated, equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

      "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with Swedish GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made determined in accordance with Swedish GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

      "Cash Equivalents" means:

           (1) securities issued or directly and fully guaranteed or insured by the United States Government or the Kingdom of Sweden or any agency or instrumentality thereof, having maturities of not more than one year from the date of acquisition;

           (2) marketable general obligations issued by any state of the United States of America or province of the Kingdom of Sweden or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of "A" or better from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.;

           (3) certificates of deposit, time deposits, Eurocurrency time deposits, overnight bank deposits, or bankers' acceptances having maturities of not more than one year from the date of

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     acquisition thereof issued by any commercial bank having combined capital and surplus in excess of $560.0 million;

           (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and
     (3) entered into with any bank meeting the qualifications specified in clause (3), above;

           (5) commercial paper rated at the time of acquisition thereof at least "A-1" or the equivalent thereof by Standard & Poor's Rating Group or "P-1" or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency in the United States, if both of the two named rating agencies cease publishing ratings of investments, and in either case maturing within one year after the date of acquisition thereof; and

           (6) interests in any money market fund that invests solely in instruments of the type specified in clauses (1) through (5), above.

      "Change of Control" means:

           (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner, as defined in Rules 13d-3 and 13d-5 under the Exchange Act, directly or indirectly, of more than 35% of the total voting power of the Voting Stock of Preem Holdings, or its successor by merger, consolidation or purchase of all or substantially all of its assets; and the Permitted Holders "beneficially own" (for purposes of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of Preem Holdings, or its successor by merger, consolidation or purchase of all or substantially all of its assets, than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of Preem Holdings or such successor, as the case may be (for the purposes of this clause, a person shall be deemed to beneficially own any voting Capital Stock of a specified entity held by an entity, if such other person beneficially owns (for purposes of Rules 13d-3 and 13d-5 under the Exchange
     Act), directly or indirectly, more than 35% of the voting power of the voting Capital Stock of such entity and no other person beneficially owns (for purposes of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a greater percentage of the voting power of the voting Capital Stock of such entity or has the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent entity); PROVIDED that, a Change of Control shall not be deemed to have occurred under the Indenture if, upon and after the death of Mohammed Hussein Al-Amoudi,

                 (A) beneficial ownership of his Voting Stock of Preem Holdings is transferred to his spouse or any of his descendants, including any trust controlled by and maintained for the sole benefit of such spouse or descendant, or the estate of any of the foregoing, and

                 (B) individuals who at the time of his death constituted the Board of Directors of Preem Holdings continue to constitute a majority thereof, and individuals who at the time of his death constituted the Board of Directors of Corral Petroleum Holdings AB continue to constitute a majority thereof, subject to clause (a) and not clause (b) of the parenthetical set forth in paragraph (2) below; or

           (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Preem Holdings (together with any new directors (a) whose election by such Board of Directors or whose nomination for election by the shareholders of Preem Holdings, as the case may be, was approved by a vote of at least a majority of the directors of Preem Holdings then still in office who were either directors at the

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     beginning of such period or whose election or nomination for election was previously so approved and (b) who are designees of the Permitted Holders or were nominated or elected by such Permitted Holders or any of their designees) cease for any reason to constitute a majority of the Board of Directors of Preem Holdings then in office; or

           (3) the sale, lease, transfer, conveyance or other disposition, other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of Preem Holdings and its Restricted Subsidiaries taken as a whole to any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than a Permitted Holder; or

           (4) the adoption by the stockholders or Board of Directors of Preem Holdings, as the case may be, of a plan or proposal for the liquidation or dissolution of Preem Holdings.

      "Collateral" means the collateral that secures the obligations under the Notes pursuant to the Security Documents.

      "Consolidated Coverage Ratio" means as of any date of determination with respect to any Person, the ratio of (i) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal financial statements are in existence to (ii) Consolidated Interest Expense for such four fiscal quarters (it being agreed and understood that until the fiscal quarter ending on March 31, 2002, such ratio shall be calculated on a PRO FORMA basis, to the extent necessary, as if Preem Holdings had acquired the Capital Stock of Preem on the first day of the first quarter necessary for making such calculation); PROVIDED, HOWEVER, that:

           (1)  if Preem Holdings or any Restricted Subsidiary:

                 (a) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a PRO FORMA basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be computed based on:

                       (x) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding, or

                       (y) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

                 (b) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness, in each case other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a PRO FORMA basis to such discharge of such Indebtedness, including with

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           the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

           (2) if since the beginning of such period Preem Holdings or any Restricted Subsidiary has made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition, the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA, if positive, directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA, if negative, directly attributable thereto for such period and Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of Preem Holdings or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Preem Holdings and its continuing Restricted Subsidiaries, including the assumption of such Indebtedness by the transferee, in connection with such Asset Disposition for such period, or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Preem Holdings and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale;

           (3) if since the beginning of such period Preem Holdings or any Restricted Subsidiary, by merger or otherwise, will have made an Investment in any Restricted Subsidiary, or any Person which becomes a Restricted Subsidiary or is merged with or into Preem Holdings, or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit, division or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving PRO FORMA effect thereto, including the Incurrence of any Indebtedness and including PRO FORMA expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act, as if such Investment or acquisition occurred on the first day of such period; and

           (4) if since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into Preem Holdings or any Restricted Subsidiary since the beginning of such period will have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above, if made by Preem Holdings or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving PRO FORMA effect thereto as if such Asset Disposition or Investment occurred on the first day of such period.

      For purposes of this definition, whenever PRO FORMA effect is to be given to an Investment or acquisition of assets and the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the PRO FORMA calculations will be determined in good faith by a responsible financial or accounting officer of Preem Holdings, including giving PRO FORMA effect to cost reductions that would be permitted by the Commission to be reflected in PRO FORMA financial statements included in a registration statement filed with the Commission. If any Indebtedness bears a floating rate of interest and is being given PRO FORMA effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period, taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months.

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      "Consolidated EBITDA" for any period means, without duplication, the
Consolidated Net Income for such period, plus the following, to the extent deducted in calculating such Consolidated Net Income:

           (1)  Consolidated Income Taxes;

           (2)  Consolidated Interest Expense;

           (3)  consolidated depreciation expense;

           (4)  consolidated amortization of intangibles; and

           (5) other non-cash charges reducing Consolidated Net Income, including, without limitation, non-cash charges arising from:

                 (A) period end remeasurement of the Indebtedness evidenced by the Notes, and

                 (B) minority interests, but excluding any non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation.

      Notwithstanding the foregoing, clause (1) and clauses (3) through
(5) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent, and in the same proportion, that the net income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to Preem Holdings by such Restricted Subsidiary without prior approval that has not been obtained, pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

      "Consolidated Income Taxes" means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries, to the extent such income or profits were included in computing Consolidated Net Income for such period, regardless of whether such taxes or payments are required to be remitted to any governmental authority.

      "Consolidated Interest Expense" means, for any period, without duplication, the total interest expense of Preem Holdings and its consolidated Restricted Subsidiaries, whether paid or accrued plus, to the extent not included in such interest expense:

           (1) interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with Swedish GAAP and the interest component of any deferred payment obligations;

           (2)  amortization of debt discount;

           (3)  accrued interest;

           (4)  non-cash interest expense;

           (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

           (6) interest paid on any Indebtedness of any other Person as a result of such Indebtedness being Guaranteed by Preem Holdings or any Restricted Subsidiary;

           (7) net costs associated with Hedging Obligations, including amortization of fees;

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           (8)  the consolidated interest expense of such Person and its
     Restricted Subsidiaries that was capitalized during such period;

           (9) all dividend payments, whether or not in cash (other than any such non-cash dividend in the form of Capital Stock which does not provide for the payment of cash dividends prior to any stated maturity of the principal of the Notes), on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries payable to a party other than Preem Holdings or a Wholly-Owned Subsidiary; and

           (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person, other than Preem Holdings, in connection with Indebtedness Incurred by such plan or trust; PROVIDED, HOWEVER, that there will be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by Preem Holdings or any Restricted Subsidiary.

      For purposes of the foregoing, total interest expense will be determined after giving effect to any net payments made or received by Preem Holdings and its Subsidiaries with respect to Interest Rate Agreements.

      Notwithstanding the foregoing, for as long as interest on the Shareholder Loans is subordinated to the prior payment in full of all amounts payable with respect to the Notes, the amount of such interest shall not be included in Consolidated Interest Expense.

      "Consolidated Net Income" means, for any period, the net income (loss) of Preem Holdings and its consolidated Restricted Subsidiaries, determined in accordance with Swedish GAAP; PROVIDED, HOWEVER, that there will not be included in such Consolidated Net Income:

           (1) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that:

                 (a)  subject to the limitations contained in (4), (5) and
           (6) below, Preem Holdings' equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Preem Holdings or a Restricted Subsidiary as a dividend or other distribution, subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (3), below; and

                 (b) Preem Holdings' equity in a net loss of any such Person, other than an Unrestricted Subsidiary, for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from Preem Holdings or a Restricted Subsidiary;

           (2) any net income (loss) of any Person acquired by Preem Holdings or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

           (3) any net income of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to Preem Holdings, except that:

                 (a) subject to the limitations contained in (4), (5) and (6), below, Preem Holdings' equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to Preem Holdings or another Restricted Subsidiary as a dividend, subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause; and

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                 (b)  Preem Holdings' equity in a net loss of any such
           Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

           (4) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of Preem Holdings or its consolidated Restricted Subsidiaries, including pursuant to any Sale/Leaseback Transaction, which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

           (5)  any extraordinary gain or loss;

           (6)  the cumulative effect of a change in accounting principles;

           (7)  the tax effect of any of the items described in clauses
     (1) through (6), above; and

           (8) any non-cash amount attributable to income tax which is deducted from such net income on Preem Holdings' consolidated statement of operations in accordance with Swedish GAAP, other than amounts attributable to deferred taxes, and which does not reflect taxes imposed on and legally payable by Preem Holdings; PROVIDED that such deduction shall not exceed the product of:

                 (A)  Preem Holdings' taxable income, and

                 (B)  the applicable Swedish tax rate.

      "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of Preem Holdings and the Restricted Subsidiaries, determined on a consolidated basis and in accordance with Swedish GAAP, as of the end of the most recent fiscal quarter of Preem Holdings ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of Preem Holdings plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus, less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

      "Credit Facility" means one or more credit facilities, including Existing Credit Facilities, with one or more banks, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders.

      "Currency Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

      "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

      "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable, or upon the happening of any event:

           (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

           (2) is convertible or exchangeable for Indebtedness or Disqualified Stock, excluding Capital Stock which is convertible or exchangeable solely at the option of Preem Holdings or a Restricted Subsidiary; or

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           (3)  is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the Notes;

      in each case on or prior to the date that is 91 days after the date:

                 (a)  on which the Notes mature, or

                 (b)  on which there are no Notes outstanding;

     - PROVIDED, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such Stated Maturity will be deemed to be Disqualified Stock; and

     - PROVIDED, FURTHER, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Preem Holdings to repurchase such Capital Stock upon the occurrence of a change of control or asset sale, each defined in a substantially identical manner to the corresponding definitions in the Indenture, shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that Preem Holdings may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by Preem Holdings with the provisions of the Indenture described under the captions "--Change of Control" and "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" and such repurchase or redemption complies with "--Certain Covenants--Limitation on Restricted Payments."

      "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

      "Existing Affiliate Agreements" means the following agreements:

           (1) the payment of a fee to Capital Trust SA or one of its wholly-owned subsidiaries equal to 1.5% of the gross proceeds of the April 2001 offering of the existing notes;

           (2) the Framework Co-Operation Agreement between Preem Raffinaderi AB Preemraff and Midroc Engineering AB, dated October 5, 2000 and
     October 16, 2000, and the existing agreements thereunder in effect on the Issue Date;

           (3) the Framework Co-Operation Agreement between Preem Raffinaderi AB Preemraff and Metalock Engineering AB, dated November 30, 2000, and the existing agreements thereunder in effect on the Issue Date;

           (4) the Framework Co-Operation Agreement between Preem Raffinaderi AB Preemraff and Midroc Electro AB, dated January 23, 2001 and January 26, 2001, and the existing agreements thereunder in effect on the Issue Date;

           (5) the Prolongation Agreement between Skandinaviska Raffinaderi AB Scanraff and Rodoverken AB, related to Agreement No. I-260, dated
     February 18, 2000, and the existing agreements thereunder in effect on the Issue Date;

           (6) the Framework Agreement, No. 276 between Skandinaviska Raffinaderi AB Scanraff and GP Stallningar AB, dated June 13, 2000 and June 19, 2000, and the existing agreements thereunder in effect on the Issue Date;

           (7) the Framework Agreement, No. 253 between Skandinaviska Raffinaderi AB Scanraff and Midroc Engineering AB, dated September 3, 2000 and September 14, 2000, and the existing agreements thereunder in effect on the Issue Date;

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           (8)  the Short-Term Credit Facility Agreement between Preem Petroleum
     AB and Svenska Petroleum Exploration AB, dated August 29, 1997; and

           (9) the Short-Term Credit Facility Agreement between Preem Petroleum AB and Svenska Petroleum Exploration AB, dated December 1, 2000.

      "Existing Credit Facility" means one or more Credit Facilities of Preem in existence on the date of the Indenture, as the same may be amended from time to time on terms that are not, taken as a whole, adverse to the Holders of the Notes.

      "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

           (1) to purchase or pay, or advance or supply funds for the purchase or payment of, such Indebtedness of such other Person, whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise; or

           (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part;

PROVIDED, HOWEVER, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

      "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Oil Commodities Contract.

      "Incur" means issue, create, assume, Guarantee, incur or otherwise become, contingently or otherwise, liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary, whether by merger, consolidation, acquisition or otherwise, will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing. Indebtedness Incurred by Preem Holdings or a Restricted Subsidiary and a Guarantee in respect thereof, in each case otherwise permitted by the Indenture to be Incurred by Preem Holdings or a Restricted Subsidiary, shall not constitute separate Incurrences of Indebtedness.

      "Indebtedness" means, with respect to any Person on any date of determination, without duplication:

           (1) the principal of and premium, if any, in respect of indebtedness of such Person for borrowed money;

           (2) the principal of and premium, if any, in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, excluding trade payables;

           (3) the principal component of all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto), excluding letters of credit or similar instruments supporting trade payables in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

           (4) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

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           (5)  all Capitalized Lease Obligations and all Attributable
     Indebtedness of such Person;

           (6) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary, any Preferred Stock, but excluding, in each case, any accrued dividends;

           (7) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

           (8) the principal component of all Indebtedness of other Persons to the extent Guaranteed by such Person; and

           (9) to the extent not otherwise included in this definition, net obligations of such Person under Currency Agreements, Interest Rate Agreements and Oil Commodities Contracts, the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time.

      The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. For purposes of the preceding sentence, the maximum fixed repurchase price of any redeemable stock or Preferred Stock of a Subsidiary that does not have a fixed repurchase price shall be calculated in accordance with the terms of such redeemable stock or Preferred Stock as if such redeemable stock or Preferred Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture.

      In addition, "Indebtedness" of any Person shall include Indebtedness described in the foregoing paragraph that would not appear as a liability on the balance sheet of such Person if:

           (1) such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a "Joint Venture");

           (2) such Person or a Restricted Subsidiary is a general partner of the Joint Venture (a "General Partner"); and

           (3) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and such Indebtedness shall be included in an amount not to exceed:

                 (a)  the greater of

                       (x)  the net assets of the General Partner and

                       (y) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person, other than the General Partner, or

                 (b) if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Consolidated Interest Expense to the extent paid by Preem Holdings or its Restricted Subsidiaries.

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      "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

      "Investment" means, with respect to any Person, all investments by such Person in other Persons, including Affiliates, in the form of any direct or indirect advance, loan (other than advances to customers in the ordinary course of business) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit), or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with Swedish GAAP; PROVIDED that the following shall not be deemed to be an Investment:

           (1) Hedging Obligations entered into in the ordinary course of business and in compliance with the Indenture;

           (2) endorsements of negotiable instruments and documents in the ordinary course of business; and

           (3) an acquisition of assets, Capital Stock or other securities by Preem Holdings for consideration consisting exclusively of common equity securities of Preem Holdings.

      For purposes of the "--Limitation on Restricted Payments" covenant:

           (1) "Investment" will include the portion, proportionate to Preem Holdings' equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary, of the fair market value of the net assets of such Restricted Subsidiary of Preem Holdings at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Preem Holdings will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount, if positive, equal to
     (a) Preem Holdings' "Investment" in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to Preem Holdings' equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

           (2) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of Preem Holdings. If Preem Holdings or any Restricted Subsidiary of Preem Holdings sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary of Preem Holdings such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of Preem Holdings, Preem Holdings shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Subsidiary not sold or disposed of.

      "Issue Date" means April 10, 2001, the date on which the existing notes were originally issued under the Indenture.

      "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including any conditional sale or other title retention agreement or lease in the nature thereof.

      "Liquidated Damages" has the meaning set forth in that certain Registration Rights Agreement, dated the date of the Indenture, between Preem Holdings and the Trustee.

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      "Net Available Cash" from an Asset Disposition means cash payments received, including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form, therefrom, in each case net of:

           (1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under Swedish GAAP, after taking into account any available tax credits or deductions and any tax sharing arrangements, as a consequence of such Asset Disposition;

           (2) all payments made with respect to any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

           (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

           (4) appropriate amounts to be provided by the seller as a reserve, in accordance with Swedish GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by Preem Holdings or any Restricted Subsidiary after such Asset Disposition.

      "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale, after taking into account any available tax credits or deductions and any tax sharing arrangements.

      "Non-Recourse Debt" means Indebtedness:

           (1)  as to which neither Preem Holdings nor any Restricted
     Subsidiary:

                 (a) provides any guarantee or credit support of any kind, including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness, or

                 (b) is directly or indirectly liable, as a guarantor or otherwise;

           (2) no default with respect to which, including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary, would permit, upon notice, lapse of time or both, any holder of any other Indebtedness of Preem Holdings or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

           (3) the explicit terms of which provide there is no recourse against any of the assets of Preem Holdings or its Restricted Subsidiaries.

      "Officer" means the Chairman of the Board, the President, any Vice President, any Vice Chairman, the Chief Financial Officer or the Finance Director of Preem Holdings.

      "Officers' Certificate" means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of Preem Holdings.

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      "Oil Commodities Contract" means, in respect of a Person, any option, futures or forward hedging contract, derivative instrument or other similar agreement designed to protect such Person against fluctuations in the price of crude oil, other feedstocks and refined petroleum products, as the case may be.

      "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be outside counsel to Preem Holdings.

      "Permitted Holders" means Mohammed Hussein Al-Amoudi or any Related Party thereof.

      "Permitted Investment" means an Investment by Preem Holdings or any Restricted Subsidiary in:

           (1) Preem Holdings, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

           (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Preem Holdings or a Restricted Subsidiary; PROVIDED, HOWEVER, that such Person's primary business is a Related Business;

           (3)  cash and Cash Equivalents;

           (4) receivables owing to Preem Holdings or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

           (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

           (6) loans or advances to employees made in the ordinary course of business, consistent with past practices of Preem Holdings or such Restricted Subsidiary and in an aggregate amount not to exceed
     E5.0 million at any time outstanding;

           (7) loans or advances to employees the proceeds of which are used to purchase Capital Stock of Preem Holdings, in an aggregate amount not in excess of E2.0 million at any one time outstanding;

           (8) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Preem Holdings or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor or upon foreclosure actions in favor of Preem Holdings or a Restricted Subsidiary;

           (9) Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock;"

           (10)  Investments in existence on the Issue Date;

           (11) Investments by Preem Holdings or any of its Restricted Subsidiaries in an aggregate amount not to exceed E20.0 million outstanding at any one time, plus, to the extent not previously reinvested, any return of capital not previously realized made pursuant to this clause (11);

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           (12)  Currency Agreements, Interest Rate Agreements, Oil Commodities
     Contracts and related Hedging Obligations, which transactions or obligations are Incurred in compliance with "Certain Covenants--Limitation on Indebtedness;" and

           (13) prepaid expenses, negotiable instruments held for collection, and lease, utility, workers' compensation, performance and similar deposits, in each case, in the ordinary course of business.

      "Permitted Liens" means, with respect to any Person:

           (1) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or in connection with bids, tenders, contracts, other than for the payment of Indebtedness, or leases to which such Person is a party, or to secure public or statutory obligations of such Person or deposits or cash or United States or Swedish government bonds to secure bid, surety or appeal bonds to which such Person is a party, or for contested taxes or import or custom duties or for the payment of rent, in each case Incurred in the ordinary course of business;

           (2) Liens imposed by law, including carriers', warehousemen's, mechanics' suppliers', materialmen and repairmen Liens and Liens in favor of customs authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, in each case for sums not yet due or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required by Swedish GAAP shall have been made in respect thereof;

           (3) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided reserves required pursuant to Swedish GAAP have been taken on the books of Preem Holdings or its Restricted Subsidiaries;

           (4) Liens in favor of issuers of bid, surety or performance bonds or bankers' acceptances or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; PROVIDED, HOWEVER, that such letters of credit do not constitute Indebtedness;

           (5) encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties that were not Incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

           (6) Liens securing a Hedging Obligation, so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing the Interest Rate Protection Agreement, Currency Agreement or Oil Commodities Contract, as the case may be;

           (7) leases and subleases of real property and equipment appurtenant thereto which do not materially interfere with the ordinary conduct of the business of Preem Holdings or any of its Restricted Subsidiaries;

           (8) judgement Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

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           (9)  Liens for the purpose of securing the payment, or the refinancing of the payment, of all or a part of the purchase price of, or Capitalized Lease Obligations with respect to, assets or property acquired or constructed in the ordinary course of business provided that:

                 (x) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under the Indenture and does not exceed the cost of the assets or property so acquired or constructed, and

                 (y) such Liens are created within 90 days of construction or acquisition of such assets or property and do not encumber any other assets or property of Preem Holdings or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

           (10) Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository institution; PROVIDEDthat:

                 (x) such deposit account is not a pledged cash collateral account, and

                 (y) such deposit account is not intended by Preem Holdings or any Restricted Subsidiary to provide collateral to the depository institution;

           (11) Liens arising from filings or other methods of protection of interests regarding operating leases entered into by Preem Holdings and its Restricted Subsidiaries in the ordinary course of business;

           (12)  Liens existing on the Issue Date;

           (13) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; PROVIDED, HOWEVER, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Subsidiary; PROVIDED FURTHER, HOWEVER, that any such Lien may not extend to any other property owned by Preem Holdings or any Restricted Subsidiary;

           (14) Liens on property at the time Preem Holdings or a Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into Preem Holdings or any Restricted Subsidiary; PROVIDED, HOWEVER, that, such Liens may not extend to any other property owned by Preem Holdings or any Restricted Subsidiary;

           (15) Liens securing Indebtedness or other obligations of a Subsidiary owing to Preem Holdings or a Restricted Subsidiary;

           (16)  Liens securing the Notes;

           (17) Liens securing Refinancing Indebtedness permitted under the Indenture incurred to Refinance Indebtedness that was previously so secured, PROVIDED that:

                 (a) such Liens are not more restrictive than the Liens in respect of the Indebtedness being Refinanced, and

                 (b) any such Lien is limited to all or part of the same property or assets, plus improvements, accessions, proceeds or dividends or distributions in respect thereof, that secured (or, under the written arrangements under which the original Lien arose, could secure) the obligations to which such Liens relate;

           (18) To the extent that the principal amount of any Sale/Leaseback Indebtedness is permanently repaid and the Liens securing such Indebtedness are released, then new Liens may be incurred on assets of a Restricted Subsidiary to secure Indebtedness of Preem Holdings or a

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     Restricted Subsidiary under Credit Facilities, PROVIDED that the principal amount of such Indebtedness does not exceed the amount of Sale/Leaseback Indebtedness so permanently repaid, and PROVIDED FURTHER that such Indebtedness is permitted to be Incurred under "--Limitation on Indebtedness;"

           (19) Liens arising out of consignment or similar arrangements for the sale of goods entered into by Preem Holdings or any Restricted Subsidiary in the ordinary course of business;

           (20) Liens on accounts receivable, inventory and related working capital assets of Preem Holdings or any Restricted Subsidiary, in each case securing Indebtedness Incurred under Credit Facilities pursuant to clause (1) in paragraph (b) of the covenant under "--Certain Covenants-- Limitation on Indebtedness;" or

           (21) Liens securing Indebtedness, when taken together with all other Liens made pursuant to this clause (21) that are at the time outstanding, not in excess of E2.0 million.

      "Permitted Preem Loan Payment" means the payment or payments made to Corral Petroleum Holdings AB not to exceed E236 million, PROVIDED, HOWEVER, that unless Preem Holdings furnishes the Trustee with an Officers' Certificate confirming that Preem Holdings has, and on the first interest payment date will have, funds available to satisfy the payments due on the Notes on such date, together with an Opinion of Counsel confirming Preem Holdings' ability to pay such amount to Holders out of legally available funds on such date, then prior to making such payment, Preem Holdings may only make a Permitted Preem Loan Payment up to E223 million.

      "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

      "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes, however designated, that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

      "Public Equity Offering" means an underwritten primary public offering of ordinary shares of either of Preem Holdings or Corral Petroleum Holdings AB pursuant to:

                       (i) an effective registration statement under the Securities Act, other than public offerings on Forms S-4, F-4 or S-8, or

                       (ii) a placement outside the United States and/or pursuant to Rule 144A under the Securities Act involving the distribution of an offering circular to at least 100 bona fide prospective purchasers and listing of such ordinary shares on a Recognized Stock Exchange.

      "Recognized Stock Exchange" means the Stockholm Stock Exchange, EASDAQ, the Luxembourg Stock Exchange or a national securities exchange in the United States.

      "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew or repay, including pursuant to any defeasance or discharge mechanism (collectively, "refinance," "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness Incurred in compliance with the Indenture, including Indebtedness of Preem Holdings that refinances Indebtedness of any Restricted Subsidiary, including Indebtedness that refinances Refinancing Indebtedness, PROVIDED, HOWEVER, that:

           (1) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced;

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           (2)  the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

           (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount, or if issued with original issue discount, an aggregate issue price, that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding, plus accrued interest, fees and expenses, including the costs of refinancing and any premium and defeasance costs, of the Indebtedness being refinanced;

           (4) if the Indebtedness being refinanced, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes to at least the same extent, and in the same manner, as the Indebtedness being refinanced, renewed, replaced, defeased or refunded; and

           (5) in no case shall Refinancing Indebtedness include any Indebtedness that is Incurred to refinance a Shareholder Loan.

      "Related Business" means, with respect to Preem Holdings and its Restricted Subsidiaries:

                       (i) the business of the acquisition, processing, marketing, refining, storage and/or transportation of hydrocarbons and royalty or other interests in crude oil or associated products,

                       (ii) the acquisition, operation, improvement, leasing and other use of retail service stations and attached or appurtenant convenience stores and other similar retail sales operations in connection therewith, and

                       (iii) any business that is the same as or reasonably related to any of the businesses of Preem Holdings and its Restricted Subsidiaries on the date of the Indenture or reasonable extensions, developments or expansions thereof except such extensions, developments or expansions of businesses other than those described in clauses (i) and (ii), above;

       - PROVIDED that, it is expressly agreed and understood that the term "Related Business" shall include an expansion into other areas of the energy sector such as the transmission, marketing and sale of electricity; and,

       - PROVIDED, FURTHER, that the term "Related Business" shall not include "upstream" exploration and production of crude oil or associated products except to the extent, and only to the extent, that Preem Holdings or one of its Restricted Subsidiaries engages in such exploration and production on the Issue Date without any extension, development or expansion thereof.

      "Related Business Assets" means assets used or useful in a Related
Business.

      "Related Party" with respect to any Permitted Holder means:

                 (A)  any Subsidiary of such Permitted Holder, or

                 (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority controlling interest of which consist of such Permitted Holder and/or such other Persons referred to in the immediately preceding clause (A).

      "Restricted Investment" means any Investment that is not a Permitted Investment.

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      "Restricted Subsidiary" means any Subsidiary of Preem Holdings other than an Unrestricted Subsidiary.

      "Sale/Leaseback Indebtedness" means Indebtedness in an amount not to exceed SEK1,200,000,000 under the Term Loan Facility for Syrhola Handelsbolag arranged by Enskilda Debt Capital Markets, dated February 3, 1998, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, and whether or not with the original agent, arranger and lenders or other agents, arrangers or lenders.

      "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby Preem Holdings or a Restricted Subsidiary transfers such property to a Person and Preem Holdings or a Subsidiary leases it from such Person.

      "Securities Act" means the United States Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

      "Security Documents" means, collectively, the Indenture, the Shareholder Loans, including the intercreditor arrangements in respect thereof, and all security agreements, mortgages, deeds of trust, collateral assignments and other instruments evidencing or creating any security interest in favor of the Trustee in all or any portion of the Collateral, in each case, as amended, supplemented or modified from time to time in accordance with their terms and the terms of the Indenture.

      "Senior Indebtedness" means all Indebtedness other than Subordinated Obligations.

      "Shareholder Loan" means the Loan Agreement, dated as of December 31, 2000, between Preem and Corral Petroleum Holdings AB, as restructured in connection with issuance of the Notes as Shareholder Loan No. 2, dated as of the date of the Indenture, and providing for obligations from Preem Holdings to Corral Petroleum Holdings AB, and any future similar agreement (including any shareholder loan made pursuant to and in accordance with clause (b)(8) of the covenant described under "--Certain Covenants--Limitation on Restricted Payments") or any amendment to any of the foregoing.

      "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of Preem Holdings within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

      "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, not taking into account any contingent obligations to repay, redeem, or repurchase any such principal prior to the date originally scheduled for the payment thereof.

      "Subordinated Obligation" means any Indebtedness of Preem Holdings, whether outstanding on the Issue Date or thereafter Incurred, which is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

      "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests, including partnership interests, entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

           (1)  such Person,

           (2)  such Person and one or more Subsidiaries of such Person, or

           (3) one or more Subsidiaries of such Person; provided that, Skandinaviska Kracker AB Scancracker and Goteborgs Smorjmedelsfabrik (Scanlube) AB shall each be deemed a

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     "Subsidiary" of Preem Holdings for purposes of the Notes. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of Preem Holdings.

      "Swedish GAAP" means generally accepted accounting principles in the Kingdom of Sweden as in effect as of the date of the Indenture; provided, however, that all reports and other financial information provided by Preem Holdings to the holders, the Trustee and/or the Commission shall be prepared in accordance with Swedish GAAP, as in effect on the date of such report or other financial information. All ratios and computations based on Swedish GAAP contained in the Indenture will be computed in conformity with Swedish GAAP.

      "Unrestricted Subsidiary" means:

           (1) any Subsidiary of Preem Holdings that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of Preem Holdings in the manner provided below; and

           (2)  any Subsidiary of an Unrestricted Subsidiary.

      The Board of Directors of Preem Holdings may designate any Subsidiary of Preem Holdings, including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein, to be an Unrestricted Subsidiary only if:

           (1) such Subsidiary does not own any Capital Stock of, or own or hold any Lien on any property of, any other Subsidiary of Preem Holdings which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

           (2) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

           (3) Preem Holdings certifies that such designation complies with the limitations of the "--Certain Covenants--Limitation on Restricted Payments" covenant;

           (4) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of Preem Holdings and its Subsidiaries;

           (5) such Subsidiary does not, directly or indirectly, own any Indebtedness of or Capital Stock of, and has no investments in, Preem Holdings or any Restricted Subsidiary; and

           (6) such Subsidiary is a Person with respect to which neither Preem Holdings nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Capital Stock of such Person or
     (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results.

      Any such designation by the Board of Directors of Preem Holdings shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of Preem Holdings giving effect to such designation and an Officers' certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date. The Board of Directors of Preem Holdings may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and Preem Holdings could incur at least E1.00 of additional Indebtedness under paragraph (a) of the "--Limitation on Indebtedness" covenant on a pro forma basis taking into account such designation.

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      "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

      "Wholly-Owned Subsidiary" means a Restricted Subsidiary of Preem Holdings, all of the Capital Stock of which, other than directors' qualifying shares, is owned by Preem Holdings or another Wholly-Owned Subsidiary.

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                         BOOK-ENTRY, DELIVERY AND FORM

GLOBAL NOTES


      The new notes will be represented by one or more global certificates in definitive, permanent and fully registered form (each a "Definitive Registered Note"). The new global note will be deposited with the common depositary for Euroclear and Clearstream Banking and registered in the name of BT Globenet Nominees Limited, as nominee for the common depositary.


      Except as set forth below, the new global notes may be transferred, in whole and not in part, solely to another nominee of Euroclear or Clearstream Banking or to a successor of Euroclear or Clearstream Banking or its nominee. Except as set forth below, beneficial interests in the new global notes may not be exchanged for new notes in physical, certificated form.

      All interests in the new global notes may be subject to the procedures and requirements of Euroclear and Clearstream Banking.

      The laws of some states require that persons take physical delivery in definitive form of securities that they own and that security interest in negotiable instruments can only be perfected by delivery of certificates representing the instruments. Consequently, the ability to transfer new notes or to pledge the new notes as collateral will be limited to such extent.

      So long as Euroclear or Clearstream Banking or their nominees are the registered owner of any of the global notes, Euroclear or Clearstream Banking or such nominee, as the case may be, will be considered the sole owner or holder of the new notes represented by such new global notes for all purposes under the Indenture. Except as provided below, owners of beneficial interests in the new global notes will not be entitled to have new notes represented by such new global notes registered in their names, will not receive or be entitled to receive physical delivery of certificated securities, and will not be considered the owners or holders under the Indenture for any purpose, including with respect to giving of any directions, instruction or approval to the Trustee. As a result, the ability of a person having a beneficial interest in new notes represented by the new global notes to pledge or transfer such interest to persons or entities that do not participate in Euroclear's or Clearstream Banking's system or to otherwise take action with respect to such interest, may be affected by the lack of physical certificate evidencing such interest.

      Accordingly, each holder owning a beneficial interest in the new global notes must rely on the procedures of Euroclear or Clearstream Banking and, if such holder is not a participant or an indirect participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights of a holder of new notes under the Indenture or such new global notes. We understand that under existing industry practice, in the event we request any action of holders of new notes or a holder that is an owner of a beneficial interest in a new global note desires to take any action that Euroclear or Clearstream Banking as the holder of such new global notes, is entitled to take, Euroclear or Clearstream Banking would authorize the participants to take such action and the participant would authorize holders owning through such participants to take such action or would otherwise act upon the instruction of such holders. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of new notes by Euroclear or Clearstream Banking, or for maintaining, supervising or reviewing any records of Euroclear or Clearstream Banking relating to such new notes.

REDEMPTION OF THE GLOBAL NOTES

      In the event any note in global form (or any portion of such note) is redeemed, the common depositary will redeem an equal amount of the Book-Entry Interests in such note from the amount received by it in respect of the redemption of such note. The redemption price payable in connection with the redemption of these Book-Entry Interests will be equal to the amount received by the

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common depositary in connection with the redemption of such note in global form
(or any portion of such note). We understand that under existing practices of Euroclear and Clearstream Banking, if fewer than all of the notes are to be redeemed at any time, Euroclear and Clearstream Banking will credit their respective participants' accounts on a proportionate basis (with adjustments to prevent fractions) or by lot or on any other basis as they deem fair and appropriate; provided, however, that no Book-Entry Interest in notes of less than E1,000 principal amount may be redeemed in part.

PAYMENTS ON GLOBAL NOTES

      Payments of any amounts owing in respect of the Global Notes (including principal, premium, if any, interest, Additional Amounts (as defined in "Description of Notes--Certain Definitions"), if any, and Liquidated Damages, if
any) will be made by us in Euros, to the principal paying agent. The principal paying agent will, in turn, make such payments to the common depositary for Euroclear and Clearstream Banking, or its nominee, which will distribute such payments to participants in accordance with their procedures.

      Under the terms of the Indenture, we, the Trustee and the principal paying agent will treat the registered holder of the Global Notes (e.g., the common depositary for Euroclear and Clearstream Banking (or its nominee)) as the owner of such Global Notes for the purposes of receiving payments and for all other purposes. Consequently, none of Preem Holdings, the Trustee or any agent of Preem Holdings or the Trustee has or will have any responsibility or liability for:

(1) any aspect of the records of Euroclear or Clearstream Banking or any participant or indirect participant relating to, or payments made on account of, a Book-Entry Interest or for maintaining, supervising or reviewing any of the records of Euroclear or Clearstream Banking or any participant or indirect participant relating to, or payments made on account of, a Book-Entry Interest; or

(2) Euroclear or Clearstream Banking or any participant or indirect participant.

      Payments by participants to owners of Book-Entry Interests in the Global Notes held through these participants are the responsibility of such participants, as is now the case with securities held for the accounts of customers registered in "street name."

ACTION BY OWNERS OF BOOK-ENTRY INTERESTS

      Euroclear and Clearstream Banking have advised us that they will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described above) only at the direction of one or more participants to whose account the Book-Entry Interests in any of the notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which the participant or participants has or have given such direction. The common depositary for Euroclear and Clearstream Banking will not exercise any discretion in the granting of consents, waivers or the taking of any other action in respect of the notes. However, if there is an Event of Default under the Indenture each of Euroclear and Clearstream Banking reserves the right to exchange the Global Notes for notes in definitive registered form and to distribute these notes in definitive registered form to its participants.

TRANSFERS

      Transfers between participants in Euroclear or Clearstream Banking will be effected in accordance with Euroclear or Clearstream Banking rules and will be settled in immediately available funds. If a holder requires physical delivery of Definitive Registered Notes for any reason, including to sell notes to persons in states which require physical delivery of such securities or to pledge such securities, such holder must transfer its interest in the Global Notes in accordance with the normal

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procedures of Euroclear or Clearstream Banking and in accordance with the procedures set forth in the Indenture.

DEFINITIVE REGISTERED NOTES

      Owners of Book-Entry Interests will be able to obtain Definitive Registered Notes only in the following circumstances:

(1) if either Euroclear or Clearstream Banking notifies Preem Holdings that it has ceased to act as a clearing agency and a successor is not appointed by Preem Holdings within 120 days;

(2) if Euroclear or Clearstream Banking so request, following an Event of Default under the Indenture;

(3) in whole (but not in part) at any time if Preem Holdings in its sole discretion determines that the Global Notes should be exchanged for Definitive Registered Notes; or

(4) if the owner of a Book-Entry Interest requests such exchange in writing delivered through either Euroclear or Clearstream Banking following an Event of Default under the Indenture.

      Euroclear has advised Preem Holdings that, upon receipt of any request by an owner of a Book-Entry Interest described in clause (4) above, its current practice is to request that Preem Holdings issue or cause to be issued Definitive Registered Notes to all owners of Book-Entry Interests. In such an event, the applicable registrar or agent will issue Definitive Registered Notes registered in the name or names and issued in any approved denominations, requested by or on behalf of Euroclear and/or Clearstream Banking (in accordance with their respective customary procedures and based upon directions received from participants reflecting the beneficial ownership of Book-Entry Interests), and bearing a restrictive legend, unless such legend is not required by the Indenture or applicable law.

      Preem Holdings shall not be required to register the transfer or exchange of Definitive Registered Notes for a period of 15 calendar days preceding
(a) the record date for any payment of interest on the notes, (b) any date fixed for redemption of the notes or (c) the date fixed for selection of the notes to be redeemed in part. Also, Preem Holdings is not required to register the transfer or exchange of any notes selected for redemption. In the event of the transfer of any Definitive Registered Notes, the relevant Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents as described in the Indenture. Preem Holdings may require a holder to pay any taxes and fees required by law and permitted by the Indenture and the notes. Payments of principal (which will be made against presentation and surrender of the Definitive Registered Notes), any repurchase price, any premium, and interest (which will be made against presentation of the Definitive Registered Notes) on the Definitive Registered Notes will be payable by check at the Company's office or agency in New York or at the offices of the Paying Agent in Luxembourg. If Definitive Registered Notes are issued and a holder thereof claims that such notes have been lost, destroyed or wrongfully taken or if such notes are mutilated and surrendered to the Registrar or at the office of a Transfer Agent, the Company shall issue and the relevant Trustee shall authenticate a replacement note in definitive registered form if the relevant Trustee's and the Company's requirements are met. The relevant Trustee or the Company may require a holder requesting replacement of a note in definitive registered form to furnish an indemnity bond sufficient in the judgment of both to protect the Company, the relevant Trustee or any Paying Agent appointed pursuant to the Indenture from any loss which any of them may suffer if a Definitive Registered Notes is replaced. Preem Holdings will maintain a transfer agent in Luxembourg for as long as the notes are listed on the Luxembourg Stock Exchange. Preem Holdings may charge for its expenses in replacing a Definitive Registered Note.

      In case any such mutilated, destroyed, lost or stolen Definitive Registered Notes has become or is about to become due and payable, or is about to be redeemed or purchased by the Company

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pursuant to the provisions of the Indenture, the Company in its discretion may, instead of issuing a new Definitive Registered Note, pay, redeem or purchase such Definitive Registered Note, as the case may be.

      Definitive Registered Notes may be transferred and exchanged for Book-Entry Interests in a Global Note only in accordance with the Indenture.

      Upon any such issuance, the Trustee is required to register such Definitive Registered Notes in the name of such person or persons or the nominee of any person and cause the same to be delivered thereto. In the event that Definitive Registered Notes are issued, such Definitive Registered Notes shall be available to holders at the offices of each of the paying agents, including the office for the paying agent in Luxembourg.

INFORMATION CONCERNING EUROCLEAR AND CLEARSTREAM BANKING

      Preem Holdings understands as follows with respect to Euroclear and Clearstream Banking:

      Euroclear and Clearstream Banking hold securities for participating organizations and facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in accounts of these participants. Euroclear and Clearstream Banking provide to their participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream Banking interface with domestic securities markets. Euroclear and Clearstream Banking participants are financial institutions including underwriters, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear or Clearstream Banking is also available to others including banks, brokers, dealers and trust companies that clear through or maintain a custodian relationship with a Euroclear or Clearstream Banking participant, either directly or indirectly.

GLOBAL CLEARANCE AND SETTLEMENT UNDER THE BOOK-ENTRY SYSTEM

      Book-Entry Interests owned through Euroclear or Clearstream Banking accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Book-Entry Interests will be credited to the securities custody accounts of Euroclear and Clearstream Banking holders on the business day following the settlement date against payment for value on the settlement date.

      The Book-Entry Interests will trade through participants of Euroclear or Clearstream Banking and will settle in same-day funds.

      Since the purchase determines the place of delivery, it is important to establish at the time of trading of any Book-Entry Interests where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

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       MATERIAL SWEDISH AND UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

      The following discussion summarizes material Swedish income, wealth, inheritance and gift tax consequences and United States federal income tax consequences of the exchange of the existing notes for the new notes pursuant to the exchange offer and the ownership and disposition of the new notes as of the date hereof. Although the following discussion does not purport to describe all of the tax considerations that may be relevant to a holder of the new notes, such discussion (i) summarizes the material Swedish tax consequences that apply to Non-Swedish Holders (as defined below), and (ii) summarizes the material United States federal income tax consequences that apply to United States Holders (as defined below) that exchange existing notes for new notes.

      As used herein, a "Non- Swedish Holder" means a holder that is:

     - an individual who is not a resident of Sweden and that has no connection to Sweden under Swedish law other than his/her investment in the notes; or

     - an entity not organized under the laws of Sweden.

      As used herein, a "United States Holder" means a beneficial owner of a note that is:

     - an individual citizen or resident of the United States;

     - a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

     - an estate the income of which is subject to United States federal income taxation regardless of its source; or

     - a trust that is subject to the supervision of a court within the United States and the control of one or more United States persons.

      The statements regarding United States and Swedish tax laws and practices set forth below are based on the laws in force and as applied in practice on the date of this prospectus, and are subject to changes to those laws and practices, and any relevant judicial decision, subsequent to the date of this prospectus, which changes may be retroactive.

      This summary does not address all aspects of United States and Swedish taxation that may be applicable to you in light of your particular circumstances. We recommend that you consult with your own tax advisors as to the United States, Swedish or other tax consequences of the exchange of your existing notes for the new notes pursuant to the exchange offer and the ownership and disposition of new notes, including the effect of any state or local tax laws or the laws of any other country.

SWEDEN

      The following is a summary of certain principal Swedish income, inheritance and gift tax considerations for Non-Swedish Holders of the new notes. The purpose of the summary is to generally outline material Swedish tax consequences to Non- Swedish Holders of new notes. This summary does not discuss all aspects of Swedish income, wealth, inheritance and gift taxation which may be applicable to particular investors because of their individual investment circumstances. In addition, this summary does not discuss any foreign tax considerations.

      Under Swedish law, payments of any principal, interest, Liquidated Damages, premium, redemption price or Additional Amounts to a Non-Swedish Holder of any new note will not be subject to Swedish income tax unless such Non-Swedish Holder carries on a trade or business in Sweden to which the payments of principal or interest are attributable. In addition, none of the new notes nor any

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Non-Swedish Holder of such new notes will be subject to Swedish inheritance or gift tax unless such Non-Swedish Holder:

     - at the time of his death or at the time of the gift, as the case may be, was a resident of Sweden; or

     - was a Swedish citizen or married to a Swedish citizen and had been a resident of Sweden at any time within the ten years preceding his death or the gift, as the case may be; or

     - was holding the notes in a trade or business that was carried on in Sweden by the deceased or the donor, as the case may be.

      Sweden does not levy any inheritance tax on the estate as such. None of the new notes nor any Non-Swedish Holder of such new notes will be subject to Swedish wealth tax.

      Swedish law does not impose withholding tax on payments of principal, interest, Liquidated Damages, premium, redemption price or Additional Amounts to a Non-Swedish Holder of any new note.

      Under Swedish law, capital gains on selling new notes will not be subject to Swedish income tax unless a Non-Swedish Holder carries on a trade or business in Sweden to which the capital gains are attributable.

      The European Union is currently considering proposals for a new directive regarding the taxation of savings income. Subject to a number of important conditions being met, it is proposed that member states will be required to provide to the tax authorities of another member state details of payments of interest or other similar income paid by a person within its jurisdiction to an individual resident in that other member state, subject to the right of certain member states to opt instead for a withholding system of a transitional period in relation to such payments. It is expected that Sweden will agree to supply the relevant information to other member states. Consequently, we may be required, upon the adoption of the proposals, to submit information regarding savings income payable with respect to the new notes to individuals, which are resident, for tax purposes, within the European Community, to tax authorities in other member states.

     NEW NOTES

      The new notes will accrue interest at the same rate as the existing notes. Individuals are normally taxed on a remittance basis. Because no interest is remitted to the individual upon the exchange, no Swedish tax on interest will be payable at that point in time.

      The exchange of existing notes for new notes is treated as a sale and purchase under Swedish tax law. Due to fluctuations in the market rate of interest, the existing notes may have increased or decreased in value from the date of issuance to the date of the exchange. In addition, the exchange rate between the Euro and the Krona may have changed since the date on which the existing notes were issued. Accordingly, a Swedish resident holding notes may realize a capital gain or loss when exchanging the notes. Such capital gain is taxable as income from capital at the rate of 30%. If there is a capital loss, only 70% of the loss is deductible from other income from capital. If there is a deficit in the capital income category, this deficit would qualify within certain limits for a reduction of tax from employment income.

      A legal entity resident in Sweden, or having a permanent establishment in Sweden to which the notes are attributable, is taxed for interest on an accruals basis, which means that the exchange of notes does not have any impact on the taxation of interest. A capital gain on the exchange of notes is included in the tax base of the entity and taxed at a rate of 28%. A capital loss is fully deductible from other income.

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      Non-Swedish Holders will not be taxed under Swedish tax law upon the exchange of the notes.

UNITED STATES

      The following summary deals only with new notes that will be held as capital assets within the meaning of Section 1221 of the United States Internal Revenue Code of 1986, as amended (the "Code"), by United States Holders, and does not deal with persons that are subject to special tax rules, such as dealers in securities or currencies, financial institutions, insurance companies, tax-exempt entities, persons holding existing notes or new notes as a part of a constructive sale, straddle, hedging, or conversion transaction or other integrated transaction, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons that own (or are deemed for United States tax purposes to own) 10% or more of the total combined voting power of all classes of voting stock of Preem Holdings, persons that have a principal place of business or "tax home" outside the United States or persons whose "functional currency" is not the Dollar. The discussion below is based upon the provisions of the Code, and regulations, rulings and judicial decisions thereunder as of the date hereof; any such authority may be repealed, revoked or modified, perhaps with retroactive effect, so as to result in United States federal income tax consequences different from those discussed below.

      If a partnership holds the new notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If the United States Holder is a partner of a partnership holding the new notes, we urge such holder to consult their tax advisors.

     EXCHANGE OFFER

      A United States Holder will not recognize gain or loss upon an exchange of the existing notes for new notes pursuant to the exchange offer. A United States Holder's tax basis in the new notes received pursuant to the exchange offer will be the same as such United States Holder's basis in the existing notes exchanged therefor, and a United States Holder's holding period for new notes received pursuant to the exchange offer will include such United States Holder's holding period for the existing notes.

      A U.S. Holder of an existing note may have acquired it at a "market discount." For this purpose, "market discount" is the excess (if any) of the Euro principal amount over the holder's Euro acquisition price, subject to a statutory DE MINIMIS exception. While accrued market discount generally must be recognized to the extent of gain realized on the disposition of a market discount debt instrument, an exchange pursuant the exchange offer will not cause any exchanging holder of an existing note that acquired it at a market discount to recognize any accrued market discount as income. Instead, any accrued market discount on an existing note that is exchanged for a new note will attach to the new note. In addition, unaccrued market discount on such existing note will carry over to the new note and will accrue over the term of the new note. See "--Market Discount" below.

      If a U.S. Holder's Euro acquisition price of an existing note exceeded the Euro principal amount of such existing note, such excess constituted amortizable bond premium which the U.S. Holder may have elected to amortize under a constant yield method under Section 171 of the Code. If such an electing holder exchanges an existing note for a new note, the remaining bond premium on the existing note will carry over to and become bond premium on the new note and would be amortizable over the term of the new note. See "--Amortizable Bond Premium" below.

     PAYMENT OF INTEREST

      Interest on a new note will be taxable to a United States Holder as ordinary income at the time that such interest accrues or is received, in accordance with the United States Holder's regular method of accounting for federal income tax purposes.

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      A United States Holder that uses the cash method of accounting for United
States Federal income tax purposes will be required to include in income the Dollar value of the amount of the interest payment (determined on the date such payment is received) regardless of whether the payment is in fact converted to Dollars at that time.

      A United States Holder that uses the accrual method of accounting for United States Federal income tax purposes, or who otherwise is required to accrue interest prior to receipt, will be required to include in income the Dollar value of the amount of interest income that has accrued and is otherwise required to be taken into account with respect to the new notes during an accrual period. The Dollar value of such accrued income will be determined by translating such income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A United States Holder may elect, however, to translate such accrued interest income using the rate of exchange on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the rate of exchange on the last day of the taxable year. If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a United States Holder may translate such interest using the rate of exchange on the date of receipt. The above election will apply to other debt obligations held by the United States Holder and may not be changed without the consent of the Internal Revenue Service. We encourage a United States Holder to consult a tax advisor before making the above election.

      A United States Holder will recognize exchange gain or loss (which will be treated as ordinary income or loss) with respect to accrued interest income on the date such income is received. The amount of ordinary income or loss recognized will equal the difference, if any, between the Dollar value of the interest payment received (determined on the date such payment is received) in respect of such accrual period and the Dollar value of interest income that has accrued during such accrual period (as determined above).

     AMORTIZABLE BOND PREMIUM

      If a new note has carry-over bond premium (as described in "--Exchange Offer"), a United States Holder may elect to treat the excess (exclusive of any amount attributable to pre-issuance accrued interest) as amortizable bond premium. If a United States Holder makes this election, the United States Holder will reduce the amount of interest required to be included in income each year on the note by the amount of amortizable bond premium allocable to that year, based on the note's yield to maturity. However, if the note was purchased at a time when the note may be optionally redeemed for an amount in excess of its principal amount, special rules would apply that could result in a deferral of a portion of the amortization of bond premium until later in the term of the note. The amortizable bond premium will be computed in the units of foreign currency in which the note is denominated, and the amortizable bond premium will reduce interest income in units of foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time the amortized bond premium offsets interest income and the time the United States Holder acquired the note is generally taxable as ordinary income or loss. If the United States Holder makes an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludable from gross income, that the United States Holder holds at the beginning of the first taxable year to which the election applies or that the United States Holder thereafter acquires, and this election may not be revoked without the consent of the Internal Revenue Service.

     MARKET DISCOUNT

      If a new note has carry-over market discount (as described in "--Exchange Offer"), a U.S. Holder will be required to treat any gain on the sale, exchange, retirement or other disposition of such note as ordinary income to the extent of the lessor of (i) the amount of such payment, and (ii) market

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discount which has not previously been included in income and is treated as having accrued on such note at the time of such payment or disposition. If a U.S. Holder makes a gift of a new note, accrued market discount, if any, will be recognized as if such U.S. Holder has sold such new note for a price equal to its fair market value. In addition, a U.S. Holder may be required to defer, until the maturity of the note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such note.

      Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless the U.S. Holder elects to accrue market discount on a constant interest method. Market discount must be accrued in units of foreign currency, and translated into Dollars at the spot rate on the date the note is disposed of. No part of such accrued market interest will result in exchange gain or loss. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rules described above regarding the treatment of gain as ordinary income upon the disposition of a note and the deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service. If this election is made, market discount included in income will generally be treated as interest, and the rules for translating interest denominated in a foreign currency into Dollars will apply. See "--Payment of Interest" above.

     SALE, EXCHANGE OR RETIREMENT OF THE NEW NOTES

      A United States Holder generally will recognize gain or loss on the sale, exchange or retirement of a new note in an amount equal to the difference between the amount realized on the sale, exchange or retirement (excluding amounts received in respect of accrued interest, which will be taxable as such) and the adjusted tax basis of the new note. If a United States Holder receives foreign currency on such a sale, exchange or retirement, the amount realized will be based on the Dollar value of the foreign currency on the date the payment is received or the new note is disposed of (or deemed disposed of as a result of a material change in the terms of the new note). Assuming the new note is traded on an established securities market, a cash basis United States Holder (or, upon election, an accrual basis United States Holder) will determine the Dollar value of the amount realized by translating the foreign currency payment at the spot rate of exchange on the settlement date of the sale. A United States Holder's tax basis in a new note generally will be the adjusted tax basis of the existing note surrendered in exchange therefor. The amount of any subsequent adjustments to such United States Holder's tax basis will be the Dollar value of the foreign currency amount of the adjustment, determined on the date of such purchase or adjustment.

      Except as discussed below for foreign currency gain or loss, gain or loss recognized by a United States Holder on the sale, exchange or retirement of a new note generally will be long-term capital gain or loss if the United States Holder has held the new note (including the holding period of the existing note) for more than one year at the time of disposition. The deductibility of capital losses is subject to limitations.

      Gain or loss realized upon the sale, exchange or retirement of a new note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss, which will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between the Dollar value of the foreign currency principal amount of the new note, determined on the date such payment is received or the new note is disposed of, and the Dollar value of the foreign currency principal amount of the new note, determined on the date the United States Holder acquired the note. For these purposes, the foreign currency principal amount of a new note will be the United States Holder's foreign currency purchase price for the existing note exchanged therefor.

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Such foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by the United States Holder on the sale, exchange or retirement of the new note.

     EXCHANGE OF FOREIGN CURRENCIES

      A United States Holder will have a tax basis in any foreign currency received as interest or on the sale, exchange or retirement of a new note equal to the Dollar value of such foreign currency, determined at the time the interest is received or at the time of the sale, exchange or retirement. Any gain or loss realized by a United States Holder on a sale or other disposition of foreign currency (including its exchange for Dollars or its use to purchase new notes) will be ordinary income or loss.

     FOREIGN TAX CREDIT

      For United States foreign tax credit purposes, interest on a new note generally will be treated as foreign-source income and as passive income, subject to the separate foreign tax credit limitation (basket) for passive income.

      Gain or loss realized by a United States Holder on the sale or other disposition of a new note generally will be treated as a United States-source gain or loss. United States Holders are encouraged to consult their own tax advisors regarding the application of the sourcing rules for foreign tax credit purposes as it relates to their own circumstances.

     INFORMATION REPORTING AND BACKUP WITHHOLDING

      In general, information reporting requirements will apply to certain payments of principal and interest on a new note and to the proceeds of the sale of a new note made to United States Holders other than certain exempt recipients (such as corporations). Backup withholding at a 31% rate will apply to such payments if the United States Holder fails to provide its taxpayer identification number or, in the case of interest payments, fails either to report in full dividend and interest income or to make certain certifications.

      Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the United States Holder's United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

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                              PLAN OF DISTRIBUTION

      Based on positions taken by the staff of the Commission set forth in no-action letters issued to Exxon Capital Holdings Corp. and Morgan Stanley & Co. Inc., among others, we believe that the new notes issued in the exchange offer in exchange for the existing notes may be offered for resale, resold and otherwise transferred by holders of such notes, other than any holder which is:

     - an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act;

     - a broker-dealer who acquired notes directly from the Company; or

     - broker-dealers who acquired notes as a result of market-making or other trading activities,

without compliance with the registration and prospectus delivery provisions for the Securities Act, as long as:

     - the new notes are acquired in the ordinary course of such holders' business; and

     - such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such new notes, provided that broker-dealers receiving new notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of such new notes.

      To date, the staff of the Commission has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements for transactions involving an exchange of securities such as the exchange in the exchange offer, other than a resale of an unsold allotment from the sale of the existing notes to the initial purchasers, with this prospectus. Under the registration rights agreements, we agreed to permit participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use this prospectus in connection with the resale of such new notes. We have agreed that, for a period of 180 days after the exchange offer has been consummated, we will make this prospectus, and any amendment or supplement, available to any broker-dealer that requests such documents in the letter of transmittal.

      Each holder of existing notes who wishes to exchange its existing notes for new notes in the exchange offer will be required to make certain representations to us as set forth in "Exchange Offer and Registration Rights." In addition, each holder who is a broker-dealer and who receives new notes for its own account in exchange for existing notes that were acquired by it as a result of market-making activities or other trading activities, will be required to acknowledge that it will deliver a prospectus in connection with any resale by it of such new notes.

      Holders who tender existing notes in the exchange offer with the intention to participate in a distribution of the new notes may not rely upon the Exxon Capital Holdings Corp., the Morgan Stanley & Co. Inc. or similar no-action letters.

      We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers, or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

      We have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any brokers or dealers and will indemnify holders of the existing notes, including any

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broker-dealers, against certain liabilities, including liabilities under the
Securities Act, as set forth in the registration rights agreements.

                      WHERE YOU CAN FIND MORE INFORMATION

      You will find additional information about us and the new notes in the registration statement of which this prospectus forms a part. For more information about statements in this prospectus about legal documents, we refer you to copies of the documents that are filed as exhibits to the registration statement.

      You may read and copy the registration statement, the exhibits to the registration statement and the reports and other information filed by us or to be filed by us in accordance with the Exchange Act, at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such materials may also be obtained by mail from the Public Reference Room of the Commission at prescribed rates. To obtain further information on the operation of the Public Reference Room of the Commission, please call +1-800-SEC-0330. Our filings will also be available to the public from commercial document retrieval services and at the web site maintained by the Commission at http://www.sec.gov.

      We are currently not subject to the periodic reporting and other informational requirements under the Exchange Act. Upon the effectiveness of the registration statement, we will become subject to the informational requirements of the Exchange Act and we will be required to file reports and other information with the Commission. Following the consummation of the exchange offer and the issuance of the new notes, we will file with the trustee under the Indenture, within 15 days after we are required to file with the Commission, copies of our annual reports specified in Sections 13 and 15(d) of the Exchange Act. In addition, while any new notes remain outstanding, we will make available upon request of any beneficial owner or any prospective purchaser of new notes the information required by Rule 144A(d)(4) under the Securities Act during any period in which Preem Holdings is not subject to Section 13 or 15(d) of the Exchange Act. For so long as the new notes are listed on the Luxembourg Stock Exchange, we will make available at the offices of the paying agent in Luxembourg, the reports and other information required to be filed under the Exchange Act or under Rule 144(d)(4) of the Securities Act.

      As a foreign issuer, we will be exempt from certain periodic reporting requirements under the Exchange Act and certain rules under the Exchange Act relating to short swing profits reporting and liability and prescribing the furnishing and content of proxy statements.

      You should rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information contained in this prospectus or incorporated by reference in this prospectus.

                                 LEGAL MATTERS

      The validity of the new notes offered hereby will be passed upon for us by Akin, Gump, Strauss, Hauer & Feld (Solicitors & Registered Foreign Lawyers), London, England, as to matters of U.S. law, and by Mannheimer Swartling, Stockholm, Sweden, as to matters of Swedish law.

                            INDEPENDENT ACCOUNTANTS

      The Consolidated Financial Statements of Preem Petroleum AB and the Financial Statements of Preem Holdings AB as of December 31, 2000, 1999 and 1998 and for each of the years in the three-year period ended December 31, 2000 included in this prospectus have been so included in reliance on the reports of KPMG, Stockholm, independent accountants, given on the authority of said firm as experts in auditing and accounting.

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                        LISTING AND GENERAL INFORMATION

      1. Our address is Sandhamnsgatan 51, P.O. Box 27800, S-11590, Stockholm, Sweden.

      2. We expect to list the new notes on the Luxembourg Stock Exchange. So long as any of the new notes are listed on the Luxembourg Stock Exchange and the rules and regulations governing the listing of the new notes on such exchange shall so require, we will maintain a paying agent and a transfer agent in Luxembourg. We have appointed Deutsche Bank Luxembourg S.A. to act as our paying agent and transfer agent in Luxembourg. We reserve the right to vary such appointment and shall publish notice of such change of appointment in a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT). The paying agent in Luxembourg will act as intermediary between the holders of the notes and us.

      3. So long as the notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, copies of the following documents will be available at the office of Deutsche Bank Luxembourg S.A., 2, boulevard Konrad Adenauer, L-1115 Luxembourg during normal business hours on any weekday: (i) the Articles of Association of Preem Holdings AB and the Indenture;
(ii) copies of the financial statements of Preem Holdings AB and Preem Petroleum AB and any and all future annual and quarterly reports of Preem Holdings AB and Preem Petroleum AB; and (iii) all other material documents referenced herein that are entered into in connection with both offerings of the notes. The accounts of Preem Holdings AB were prepared and audited on a stand-alone basis for the year ended December 31, 2000, and, for subsequent years, will be prepared and audited on a consolidated and stand-alone basis. The accounts of Preem Petroleum AB have been, and will continue to be, prepared and audited on a consolidated and stand-alone basis. Copies of Preem Petroleum AB's consolidated and stand-alone accounts will be included in the financial information that will be available at the office of Deutsche Bank Luxembourg S.A.

      4. We were originally incorporated under the laws of Sweden in 1980 and were a subsidiary of Preem Petroleum AB that had been dormant since 1983. We are registered with the Swedish Patent and Registration Office under number 556206-9673. On March 1, 2001, our name was changed from Swedoil AB to Preem Holdings AB, and our status was changed from a private company into a public company with the power to raise capital through the issuance of securities. The creation and issuances of the existing notes in April and July 2001 were authorized on behalf of Preem Holdings AB by resolutions adopted by our Board of Directors on March 1, 2001 and July 2, 2001, respectively.

      5. We accept responsibility for the information contained in this prospectus. To our best knowledge, except as otherwise noted, the information contained in this prospectus is in accordance with the facts and does not omit anything likely to affect the import of this prospectus.

      6. There has been no material adverse change in the financial position of either Preem Holdings AB or of Preem Petroleum AB since March 31, 2001.

      7. Neither Preem Holdings AB nor Preem Petroleum AB is a party to any litigation that, in Preem Holdings AB's judgment, could be material in the context of the issue or exchange of the notes, except as disclosed herein.

      8. Preem Holdings AB's auditors are KPMG, Stockholm, which have audited the Consolidated Financial Statements of Preem Petroleum AB for the years ended December 31, 2000, 1999 and 1998.

      9. Holders of Global Notes will be able to hold their notes through Euroclear and Clearstream. The Global Note has a Common Code number of 012962967 and an ISIN of XS0129629670.
                            ------------------------

      You should rely only on the information provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making any offer of these securities in any state where the offer is not permitted.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:


                            DEUTSCHE BANK AG LONDON



               IN LUXEMBOURG:                             IN THE UNITED KINGDOM:
        Deutsche Bank Luxembourg S.A.                     Deutsche Bank AG London
         2 Boulevard Konrad Adenauer                         Winchester House
              L-1115 Luxembourg                          1 Great Winchester Street
            Attn: Peter Dickinson                             London EC2N 2DB
         Telephone: +35 2 421 22641                               England
          Facsimile: +35 2 465 802                         Tel: +44 207 547 7406
                                                           Fax: +44-207-547-0012


      Any questions or requests for assistance or additional copies of this prospectus and the letter of transmittal may be directed to the exchange agent at its telephone number and address set forth above. You may also contact your broker, dealer, commercial banker or trust company or other nominee for assistance concerning the exchange offer.

                         INDEX TO FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
INTERIM FINANCIAL STATEMENTS (UNAUDITED)--PREEM HOLDINGS AB

Interim Consolidated Statements of Operations for the
  three-month periods ended March 31, 2000 and March 31,
  2001......................................................     F-2

Interim Consolidated Balance Sheet as of March 31, 2001.....     F-3

Interim Consolidated Statements of Cash Flows for the
  three-month periods ended March 31, 2000 and March 31,
  2001......................................................     F-5

Notes to the Interim Consolidated Condensed Financial
  Statements................................................     F-6

INTERIM CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)--PREEM
  PETROLEUM AB

Interim Consolidated Statements of Operations for the
  three-month periods ended March 31, 2000 and March 31,
  2001......................................................    F-10

Interim Consolidated Balance Sheet as of March 31, 2001.....    F-11

Interim Consolidated Statements of Cash Flows for the
  three-month periods ended March 31, 2000 and March 31,
  2001......................................................    F-13

Notes to the Interim Consolidated Financial Statements......    F-14

FINANCIAL STATEMENTS--PREEM HOLDINGS AB

Report of independent accountants...........................    F-18

Statements of Operations for each of the years in the
  three-year period ended December 31, 2000.................    F-19

Balance Sheets as of December, 31 1999 and 2000.............    F-20

Statements of Cash Flows for each of the years in the
  three-year period ended December 31, 2000.................    F-21

Notes to the Financial Statements...........................    F-22

CONSOLIDATED FINANCIAL STATEMENTS--PREEM PETROLEUM AB

Report of independent accountants...........................    F-25

Consolidated Statements of Operations for each of the years
  in the three-year period ended December 31, 2000..........    F-26

Consolidated Balance Sheets as of December 31, 1999 and
  2000......................................................    F-27

Consolidated Statements of Cash Flows for each of the years
  in the three-year period ended December 31, 2000..........    F-29

Notes to the Consolidated Financial Statements..............    F-31

                       PREEM HOLDINGS AB AND SUBSIDIARIES

      INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

               THREE-MONTH PERIODS ENDED MARCH 31, 2000 AND 2001

                                                                 THREE-MONTH PERIOD ENDED
                                                                        MARCH 31,
                                                              ------------------------------
                                                                2000            2001
                                                              --------   -------------------
                                                                SEK        SEK         $
                                                                      (IN MILLIONS)
Revenues....................................................       --         --         --
Excise duties...............................................       --         --         --
                                                              -------    -------    -------
SALES REVENUE...............................................       --         --         --
                                                              -------    -------    -------
Cost of goods sold..........................................       --         --         --

GROSS PROFIT................................................       --         --         --
Selling expenses............................................       --         --         --
Administrative expenses.....................................       --         --         --
Other operating income......................................       --         --         --
                                                              -------    -------    -------
OPERATING INCOME............................................       --         --         --
Interest income.............................................       --         --         --
Other financial income......................................       --         --         --
Interest expense............................................       --         --         --
Other financial expenses....................................       --         --         --
                                                              -------    -------    -------
INCOME BEFORE TAXES.........................................       --         --         --
Income taxes................................................       --         --         --
Minority interests..........................................       --         --         --
                                                              -------    -------    -------
NET INCOME..................................................       --         --         --
                                                              =======    =======    =======

   The accompanying notes form an integral part of these Interim Consolidated
                             Financial Statements.

                       PREEM HOLDINGS AB AND SUBSIDIARIES

                 INTERIM CONSOLIDATED BALANCE SHEET (UNAUDITED)

                              AS OF MARCH 31, 2001

                                                                 AS OF
                                                              DECEMBER 31,     AS OF MARCH 31,
                                                              ------------   -------------------
                                                                  2000              2001
                                                              ------------   -------------------
                                                                  SEK          SEK         $
                                                                        (IN MILLIONS)
ASSETS
FIXED ASSETS
INTANGIBLE FIXED ASSETS
Capitalized turnaround cost, net............................         --          128         12
Goodwill, net...............................................         --        3,335        307
                                                                 ------       ------     ------
TOTAL INTANGIBLE ASSETS.....................................         --        3,463        319

TANGIBLE ASSETS
Land and building, net......................................         --          859         79
Plant and machinery, net....................................         --        3,407        314
Equipment, tools fixtures and fittings, net.................         --          651         60
Construction in progress....................................         --          222         20
                                                                 ------       ------     ------
TOTAL TANGIBLE FIXED ASSETS.................................         --        5,139        473

FINANCIAL ASSETS
Participations in associated companies......................         --          190         18
Other securities held as fixed assets.......................         --            2         --
Other long-term receivables.................................         --           53          5
                                                                 ------       ------     ------
TOTAL FINANCIAL ASSETS......................................          0          245         23

TOTAL FIXED ASSETS..........................................          0        8,847        815

CURRENT ASSETS
Inventories (Note 2)........................................         --        4,003        369
Accounts receivable.........................................         --        3,480        321
Receivables from associated companies.......................         --           29          3
Other receivables...........................................         --          343         31
Prepaid expenses and accrued income.........................         --          142         13
                                                                 ------       ------     ------
                                                                     --        7,997        737
Cash and cash equivalents...................................         --          299         28
                                                                 ------       ------     ------
TOTAL CURRENT ASSETS........................................         --        8,296        765
                                                                 ------       ------     ------
TOTAL ASSETS................................................          0       17,143      1,580
                                                                 ======       ======     ======

   The accompanying notes form an integral part of these Interim Consolidated
                             Financial Statements.

                       PREEM HOLDINGS AB AND SUBSIDIARIES

                 INTERIM CONSOLIDATED BALANCE SHEET (UNAUDITED)

                              AS OF MARCH 31, 2001

                                                                 AS OF
                                                              DECEMBER 31,     AS OF MARCH 31,
                                                              ------------   -------------------
                                                                  2000              2001
                                                              ------------   -------------------
                                                                  SEK          SEK         $
                                                                        (IN MILLIONS)
SHAREHOLDERS' EQUITY, PROVISIONS AND LIABILITIES
SHAREHOLDERS' EQUITY (NOTE 3)
RESTRICTED EQUITY
Share capital...............................................          0            0          0
Restricted reserves.........................................         --           --         --
                                                                 ------       ------     ------
NON-RESTRICTED EQUITY
Profit brought forward......................................         --        5,516        508

Profit for the period.......................................         --           --         --
                                                                 ------       ------     ------
                                                                     --        5,516        508

TOTAL SHAREHOLDERS' EQUITY..................................          0        5,516        508
                                                                 ======       ======     ======
Minority interests..........................................         --          123         11
PROVISIONS
Pension provision...........................................         --          189         17
Deferred tax liability......................................         --          255         24
Other provisions............................................         --          119         11
                                                                 ------       ------     ------
TOTAL PROVISIONS............................................         --          563         52

LIABILITIES
LONG-TERM LIABILITIES
Shareholder loans...........................................         --        2,259        209
Liabilities to credit institutions (Note 4).................         --        3,257        300
Bank overdraft facility.....................................         --           89          8
                                                                 ------       ------     ------
TOTAL LONG-TERM LIABILITIES.................................         --        5,605        517
                                                                 ------       ------     ------
CURRENT LIABILITIES
Liabilities to credit institutions (Note 5).................         --        1,085        100
Advanced payment from customers.............................         --          137         13
Accounts payable............................................         --        1,425        131
Liabilities to parent company...............................         --           99          9
Liabilities to associated companies.........................         --           24          2
Income tax payable..........................................         --          244         23
Other liabilities...........................................         --        1,714        158
Accrued expenses and prepaid income.........................         --          608         56
                                                                 ------       ------     ------
TOTAL CURRENT LIABILITIES...................................         --        5,336        492
                                                                 ------       ------     ------
TOTAL SHAREHOLDERS' EQUITY, PROVISION AND LIABILITIES.......          0       17,143      1,580
                                                                 ======       ======     ======

   The accompanying notes form an integral part of these Interim Consolidated
                             Financial Statements.

                       PREEM HOLDINGS AB AND SUBSIDIARIES

           INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

               THREE-MONTH PERIODS ENDED MARCH 31, 2000 AND 2001

                                                                    THREE-MONTH PERIOD
                                                                     ENDED MARCH 31,
                                                              ------------------------------
                                                                2000       2001       2001
                                                              --------   --------   --------
                                                                SEK        SEK         $
                                                                      (IN THOUSANDS)
CASH FLOW FROM OPERATIONS
Net income (loss)...........................................      --         --         --
                                                                ----       ----       ----
TOTAL CASH FLOW FROM OPERATIONS.............................      --         --         --
                                                                ----       ----       ----
INVESTING ACTIVITIES........................................      --         --         --
                                                                ----       ----       ----
TOTAL CASH FLOW USED IN INVESTING ACTIVITIES................      --         --         --
                                                                ----       ----       ----
FINANCING ACTIVITIES
TOTAL CASH FLOW PROVIDED BY (USED IN) FINANCING
  ACTIVITIES)...............................................      --         --         --
NET CHANGE IN CASH AND CASH EQUIVALENTS.....................      --         --         --
                                                                ----       ----       ----
Beginning balances of cash and cash equivalents.............      --         --         --
                                                                ====       ====       ====
ENDING BALANCE OF CASH AND CASH EQUIVALENTS.................      --         --         --
Interest paid...............................................      --         --         --
                                                                ----       ----       ----
Taxes paid..................................................      --         --         --
                                                                ----       ----       ----

   The accompanying notes form an integral part of these Interim Consolidated
                             Financial Statements.

                       PREEM HOLDINGS AB AND SUBSIDIARIES

             NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

               THREE-MONTH PERIODS ENDED MARCH 31, 2000 AND 2001

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

      Amounts in millions of SEK unless otherwise specified.

GENERAL ACCOUNTING PRINCIPLES

      The accompanying Interim Consolidated Financial Statements present the financial position and results of operations of the Company and have been prepared in accordance with Swedish GAAP. These accounting principles differ in certain significant respects from U.S. GAAP. See note 6 for a discussion of the principal differences between Swedish GAAP and U.S. GAAP affecting the consolidated net income and shareholders' equity of the Company.

      Preem Holdings AB was originally established in 1980 as Labrador Svenska AB and is registered with the Swedish Patent and Registration Office under the number 556206-9673. Swedoil AB was a subsidiary of Preem Petroleum AB that had been dormant since 1983. The name was changed from Labrador Svenska AB to Swedoil AB in September 1981. On March 1, 2001, its name was changed from Swedoil AB to Preem Holdings AB, and its status was changed from a private company to a public company with the power to raise capital through the issuance of securities. Following its transformation into a public company, the share capital of Preem Holdings AB consisted of 5,000 authorized shares of common stock with a par value of SEK100 each, of which 5,000 shares were issued and outstanding and fully paid. Corral Petroleum Holdings AB, a Swedish company, contributed all of the issued and outstanding shares of Preem Petroleum AB to Preem Holdings AB on March 19, 2001. Preem Holdings AB is wholly-owned by Corral Petroleum Holdings AB, which is wholly-owned by Moroncha Holdings Company Limited, which is wholly-owned by Mr. Mohammed Hussein Ali Al-Amoudi.

      Under Swedish GAAP, Corral Petroleum Holdings AB's contribution of the issued and outstanding shares of Preem Petroleum AB to Preem Holdings AB is accounted for as a purchase. The difference between the net book value on Corral Petroleum Holdings AB's books of the Preem Petroleum AB shares and the net assets of Preem Petroleum AB as of March 31, 2001 has been allocated to goodwill. Under U.S. GAAP, acquisition accounting does not apply to transfers of net assets between entities under common control. Accordingly, the assets and liabilities of Preem Petroleum AB are recorded at their historical cost basis in Preem Petroleum AB in a manner similar to a pooling of interest.

      The Company has not performed any operations during the financial years in the three-month periods ended March 31, 2000 and 2001.

      The interim financial information included in the Interim Consolidated Financial Statements is unaudited but reflects all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. Interim results for the three months ended March 31, 2001 are not necessarily indicative of the results to be expected for the full year.

      Solely for the convenience of the reader, the financial statements have been translated from Swedish Kronor (SEK) into U.S. Dollar ($) using the June 30, 2001, exchange rate of $1.00 = SEK10.85.

                       PREEM HOLDINGS AB AND SUBSIDIARIES

             NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

               THREE-MONTH PERIODS ENDED MARCH 31, 2000 AND 2001

NOTE 2. INVENTORIES

                                                                       AS OF
                                                              ------------------------
                                                              DECEMBER 31,   MARCH 31,
                                                                  2000         2001
                                                              ------------   ---------
Raw material and supplies...................................         --        1,797
Finished products...........................................         --        2,206
                                                                  -----        -----
                                                                     --        4,003
                                                                  =====        =====

NOTE 3. SHAREHOLDERS' EQUITY

      The Company's share capital include 5,000 shares with a par value of SEK100 each.

                                                                                                 TOTAL
                                                       SHARE     RESTRICTED   UNRESTRICTED   SHAREHOLDERS'
                                                      CAPITAL     RESERVES      RESERVES        EQUITY
                                                      --------   ----------   ------------   -------------
                                                        SEK         SEK           SEK             SEK
                                                                         (IN THOUSANDS)
BALANCE AT JANUARY 1, 1998..........................     50           50              --             100
Net income for the year.............................     --           --              --              --
Transfer between reserves...........................     50          (50)             --              --
                                                        ---          ---       ---------       ---------
BALANCE AT DECEMBER 31, 1998........................    100           --              --             100
                                                        ---          ---       ---------       ---------
Net loss for the year...............................     --           --              --              --
Transfer between reserves...........................     --           --              --              --
                                                        ---          ---       ---------       ---------
BALANCE AT DECEMBER 31, 1999........................    100           --              --             100
                                                        ---          ---       ---------       ---------
Net income for the year.............................     --           --              --              --
BALANCE AT DECEMBER 31, 2000........................    100           --              --             100
                                                        ===          ===       =========       =========
Shareholder contribution............................     --           --       5,516,000       5,516,000
                                                        ---          ---       ---------       ---------
New issuance of shares..............................    400           --              --             400
                                                        ---          ---       ---------       ---------
BALANCE AT MARCH 31, 2001...........................    500           --       5,516,000       5,516,500
                                                        ===          ===       =========       =========

      The company issued 4,000 new shares with a par value SEK100 each during the first quarter 2001. The company's share capital amounts to SEK500 thousands thereafter.

NOTE 4. LONG-TERM LIABILITIES TO CREDIT INSTITUTIONS

      The Company has, as of March 31, 2001, debt of SEK48 million secured by real estate mortgages and SEK497 million of debt that is quarantined by a financial institution.

                       PREEM HOLDINGS AB AND SUBSIDIARIES

             NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

               THREE-MONTH PERIODS ENDED MARCH 31, 2000 AND 2001

NOTE 5. CURRENT LIABILITIES TO CREDIT INSTITUTIONS

                                                                       AS OF
                                                              ------------------------
                                                              DECEMBER 31,   MARCH 31,
                                                                  2000         2001
                                                              ------------   ---------
Short-term portion of long-term debt........................         --          323
Other loans.................................................         --          762
                                                                  -----        -----
                                                                     --        1,085
                                                                  =====        =====

NOTE 6. U.S. GAAP INFORMATION

     The following is a summary of the most significant differences between Preem Holdings AB's accounts in accordance with Swedish and U.S. GAAP.

                                                                 THREE MONTHS
                                                                ENDED MARCH 31,
                                                              -------------------
                                                                2000       2001
                                                              --------   --------
Net income for the period according to Swedish GAAP.........       --         --
Adjustments in accordance with U.S. GAAP:
  Net income in Preem Petroleum AB and Subsidiaries
  according to Swedish GAAP.................................      239        162
  Pensions..................................................        1          1
  Pension refund............................................       --          3
  Goodwill amortization.....................................      (33)       (33)
  Income taxes..............................................      (67)       (46)
  Income tax effects of U.S. GAAP adjustment................       --         (1)
                                                               ------     ------
Net income according to U.S. GAAP...........................      140         86
                                                               ======     ======
Basic and diluted income per share in accordance with U.S.
  GAAP(A)...................................................   28,000     17,200
                                                               ======     ======
Weighted-average number of shares outstanding (in
  thousands)(A).............................................        5          5
                                                               ======     ======

------------

(A) Basic and diluted income per share data in accordance with U.S. GAAP is presented assuming the current capitalization of Preem Holdings AB for all periods.

                                                               YEAR ENDED    PERIOD ENDED
                                                              DECEMBER 31,    MARCH 31,
                                                                  2000           2001
                                                              ------------   ------------
Shareholder's equity according to Swedish GAAP..............         --          5,516
Adjustments in accordance with U.S. GAAP:
  Shareholder's equity of Preem Petroleum AB according to
  Swedish GAAP..............................................      2,420             --
  Difference between the net book value of the Preem
  Petroleum AB shares on Corral Petroleum Holdings AB's
  books and the net assets of Preem Petroleum AB as of March
  31, 2001 (allocated to goodwill)..........................         --         (2,939)
  Pensions..................................................         50             51
  Pension refund............................................        (89)           (86)
  Goodwill..................................................      1,098          1,065
  Income taxes..............................................         --            (46)

                       PREEM HOLDINGS AB AND SUBSIDIARIES

             NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS

               THREE-MONTH PERIODS ENDED MARCH 31, 2000 AND 2001

NOTE 6. U.S. GAAP INFORMATION (CONTINUED)

                                                               YEAR ENDED    PERIOD ENDED
                                                              DECEMBER 31,    MARCH 31,
                                                                  2000           2001
                                                              ------------   ------------
  Accumulated income tax effects............................         10             10
                                                                  -----         ------
According to U.S. GAAP......................................      3,489          3,571
                                                                  =====         ======

      Under Swedish GAAP, Corral Petroleum Holdings AB's contribution of all of the issued and outstanding shares of Preem Petroleum AB to Preem Holdings AB is accounted for as a purchase. The difference between the net book value of the Preem Petroleum AB shares on Corral Petroleum Holdings AB's books and the net assets of Preem Petroleum AB as of March 31, 2001 has been allocated to goodwill. Under U.S. GAAP, acquisition accounting does not apply to transfers of net assets between entities under common control. Accordingly, the assets and liabilities of Preem Petroleum AB are recorded by Preem Holdings AB at their cost basis in Preem Petroleum AB in a manner similar to a pooling of interests, with the financial statements restated to give effect to the transaction as if Preem Holdings AB and Preem Petroleum AB had been combined for the periods presented.

      A description of differences between Swedish GAAP and U.S. GAAP, which significantly affect the determination of net income and shareholders' equity of Preem Petroleum AB is set forth in note 8 to the Interim Consolidated Financial Statements of Preem Petroleum AB and note 25 to the Consolidated Financial Statements of Preem Petroleum AB, included elsewhere in this prospectus.

      The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," which establishes standards for the reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income generally encompasses all changes in shareholders' equity (except those arising from transactions with the owners) and includes net income (loss), net unrealized capital gains or losses on marketable securities and foreign currency translation adjustments. Comprehensive income in accordance with U.S. GAAP for the three-month periods ended March 31, 2000 and 2001 was SEK127 million and SEK81 million, respectively.

NOTE 7. SUBSEQUENT EVENTS

      On April 10, 2001, Preem Holdings AB issued senior secured notes in an aggregate amount of E250 million. These notes are senior debt secured by a first priority pledge of all outstanding shares of capital stock of Preem Petroleum AB and a first priority security assignment of a subordinated intercompany loan from Preem Holdings AB to Preem Petroleum AB.

                      PREEM PETROLEUM AB AND SUBSIDIARIES

           INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

               THREE-MONTH PERIODS ENDED MARCH 31, 2000 AND 2001

                                                                    THREE-MONTH PERIOD
                                                                     ENDED MARCH 31,
                                                              ------------------------------
                                                                2000            2001
                                                              --------   -------------------
                                                                SEK        SEK         $
                                                                      (IN MILLIONS)
Revenues....................................................   10,298     11,598     1,069
Excise duties...............................................   (1,606)    (2,295)     (212)
                                                               ------     ------     -----
SALES REVENUE (NOTE 2)......................................    8,692      9,303       857
Cost of goods sold..........................................   (8,193)    (8,744)     (806)
                                                               ------     ------     -----
GROSS PROFIT................................................      499        559        51
Selling expenses............................................     (207)      (219)      (20)
Administrative expenses.....................................      (51)       (70)       (6)
Other operating income......................................       69         80         7
                                                               ------     ------     -----
OPERATING INCOME (NOTE 3)...................................      310        350        32
Interest income.............................................       11         15         1
Other financial income......................................        4         (1)       --
Interest expense............................................      (61)       (67)       (6)
Other financial expenses....................................      (24)      (133)      (12)
                                                               ------     ------     -----
INCOME BEFORE TAXES.........................................      240        164        15
Income taxes(1).............................................       --         (1)       --
Minority interests..........................................       (1)        (1)       --
                                                               ------     ------     -----
NET INCOME..................................................      239        162        15
                                                               ======     ======     =====

------------

(1) Income taxes do not generally reflect cash payable or paid, because Preem Petroleum AB transfers, to the extent possible, its taxable income to its parent company as a group contribution, which is in the form of a book-entry dividend as per the year-end.

   The accompanying notes form an integral part of these Interim Consolidated
                             Financial Statements.

                      PREEM PETROLEUM AB AND SUBSIDIARIES

                 INTERIM CONSOLIDATED BALANCE SHEET (UNAUDITED)

                              AS OF MARCH 31, 2001

                                                                 AS OF
                                                              DECEMBER 31,     AS OF MARCH 31,
                                                              ------------   -------------------
                                                                  2000              2001
                                                              ------------   -------------------
                                                                  SEK          SEK         $
                                                                        (IN MILLIONS)
ASSETS
FIXED ASSETS
INTANGIBLE FIXED ASSETS
Capitalized turnaround cost, net............................        145          128         12
Goodwill, net...............................................        420          396         36
                                                                 ------       ------     ------
TOTAL INTANGIBLE ASSETS.....................................        565          524         48

TANGIBLE ASSETS
Land and building, net......................................        837          859         79
Plant and machinery, net....................................      3,480        3,407        314
Equipment, tools fixtures and fittings, net.................        657          651         60
Construction in progress....................................        186          222         20
                                                                 ------       ------     ------
TOTAL TANGIBLE FIXED ASSETS.................................      5,160        5,139        473

FINANCIAL ASSETS
Participations in associated companies......................        190          190         18
Other securities held as fixed assets.......................          2            2         --
Other long-term receivables.................................         56           53          5
                                                                 ------       ------     ------
TOTAL FINANCIAL ASSETS......................................        248          245         23
                                                                 ------       ------     ------
TOTAL FIXED ASSETS..........................................      5,973        5,908        544

CURRENT ASSETS
Inventories (Note 4)........................................      4,495        4,003         40
Accounts receivable.........................................      3,398        3,480        321
Receivables from associated companies.......................         60           29          3
Other receivables...........................................        302          343         32
Prepaid expenses and accrued income.........................        120          142         13
                                                                 ------       ------     ------
                                                                  8,375        7,997        737
Cash and cash equivalents...................................        370          299         28
                                                                 ------       ------     ------
TOTAL CURRENT ASSETS........................................      8,745        8,296        765
                                                                 ------       ------     ------
TOTAL ASSETS................................................     14,718       14,204      1,309
                                                                 ======       ======     ======

   The accompanying notes form an integral part of these Interim Consolidated
                             Financial Statements.

                      PREEM PETROLEUM AB AND SUBSIDIARIES

                 INTERIM CONSOLIDATED BALANCE SHEET (UNAUDITED)

                              AS OF MARCH 31, 2001

                                                                 AS OF
                                                              DECEMBER 31,     AS OF MARCH 31,
                                                              ------------   -------------------
                                                                  2000              2001
                                                              ------------   -------------------
                                                                  SEK          SEK         $
                                                                        (IN MILLIONS)
SHAREHOLDERS' EQUITY, PROVISIONS AND LIABILITIES
SHAREHOLDERS' EQUITY (NOTE 5)
RESTRICTED EQUITY
Share capital...............................................        610          610         56
Restricted reserves.........................................      1,797        1,797        165
                                                                 ------       ------     ------
NON-RESTRICTED EQUITY
Loss/profit brought forward.................................       (818)           8          1
Profit for the period.......................................        831          162         15
                                                                 ------       ------     ------
                                                                     13          170         16

TOTAL SHAREHOLDERS' EQUITY..................................      2,420        2,577        237
                                                                 ======       ======     ======
Minority interests..........................................        122          123         11
PROVISIONS
Pension provision...........................................        188          189         17
Deferred tax liability......................................        254          255         24
Other provisions............................................        118          119         11
                                                                 ------       ------     ------
TOTAL PROVISIONS............................................        560          563         52

LIABILITIES
LONG-TERM LIABILITIES
Shareholder loans...........................................      2,259        2,259        209
Liabilities to credit institutions (Note 6).................      2,814        3,257        300
Bank overdraft facility.....................................        135           89          8
                                                                 ------       ------     ------
TOTAL LONG-TERM LIABILITIES.................................      5,208        5,605        517
                                                                 ------       ------     ------
CURRENT LIABILITIES
Liabilities to credit institutions (Note 7).................      1,321        1,085        100
Advanced payment from customers.............................        134          137         13
Accounts payable............................................      1,082        1,425        131
Liabilities to parent company...............................      1,001           99          9
Liabilities to associated companies.........................         53           24          2
Income tax payable..........................................         58          244         23
Other liabilities...........................................      1,748        1,714        158
Accrued expenses and prepaid income.........................      1,011          608         56
                                                                 ------       ------     ------
TOTAL CURRENT LIABILITIES...................................      6,408        5,336        492
                                                                 ------       ------     ------
TOTAL SHAREHOLDERS' EQUITY, PROVISION AND LIABILITIES.......     14,718       14,204      1,309
                                                                 ======       ======     ======

   The accompanying notes form an integral part of these Interim Consolidated
                             Financial Statements.

                      PREEM PETROLEUM AB AND SUBSIDIARIES

           INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

               THREE-MONTH PERIODS ENDED MARCH 31, 2000 AND 2001

                                                                    THREE-MONTH PERIOD
                                                                     ENDED MARCH 31,
                                                              ------------------------------
                                                                2000            2001
                                                              --------   -------------------
                                                                SEK        SEK         $
                                                                      (IN MILLIONS)
INCOME FROM OPERATION
INCOME AFTER FINANCIAL ITEMS................................      240        164        15
ADJUSTMENTS FOR NON-CASH ITEMS
  DEPRECIATION AND AMORTIZATION.............................      164        167        15
  UNREALIZED EXCHANGE LOSSES................................       --        142        13
                                                               ------     ------     -----
                                                                  808        473        43
TAXES PAID..................................................       --         --        --

CASH FLOW FROM OPERATING ACTIVITIES BEFORE CHANGES IN
  WORKING CAPITAL...........................................      404        473        43
CASH FLOWS WORKING CAPITAL
Decrease (Increase) in inventories..........................     (505)       492        46
Decrease (Increase) in current receivables..................      (58)      (114)      (10)
Increase in liabilities.....................................      372          4        --
                                                               ------     ------     -----
CASH FLOW FROM OPERATING ACTIVITIES.........................      213        855        79

INVESTMENT ACTIVITIES
Investment in intangible fixed assets.......................       --         (2)       --
Investment in tangible fixed assets.........................      (48)       (98)       (9)
Sale of tangible fixed assets...............................       --          3        --
Increase on long-term receivables...........................       (2)        --        --
                                                               ------     ------     -----
CASH FLOW USED IN INVESTMENT ACTIVITIES.....................      (50)       (97)       (9)

FINANCING OPERATION
New loans from credit institutions..........................      231        199        19
Payment of loans from credit institutions...................       --       (128)      (12)
Group contributions paid....................................       --       (900)      (83)
                                                               ------     ------     -----
CASH FLOW FROM/USED IN FINANCING ACTIVITIES.................      231       (829)      (76)
                                                               ------     ------     -----
CASH FLOW OF THE PERIOD.....................................      394        (71)       (6)

Cash and cash equivalents at the beginning of the period....      270        370        34
                                                               ------     ------     -----
Cash and cash equivalents at the end of the period..........      664        299        28
                                                               ======     ======     =====

   The accompanying notes form an integral part of these Interim Consolidated
                             Financial Statements.

                PREEM PETROLEUM AB AND CONSOLIDATED SUBSIDIARIES

       NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

               THREE-MONTH PERIODS ENDED MARCH 31, 2000 AND 2001

NOTE 1. BASIS OF PREPARATION

      The accompanying Interim Consolidated Financial Statements present the financial position and results of operations of the Company and have been prepared in accordance with Swedish GAAP. These accounting principles differ in certain significant respects from U.S. GAAP. See Note 8 for a discussion of the principal differences between Swedish GAAP and U.S. GAAP affecting the consolidated net income and shareholder's equity of the Company.

      The interim financial information included in the Interim Consolidated Financial Statements is unaudited but reflects all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. Interim results for the three months ended March 31, 2001 are not necessarily indicative of the results to be expected for the full year.

      Solely for the convenience of the reader, the financial statement for all periods have been translated into U.S. Dollar ($) using the June 30, 2001 rate of $1.00 = SEK10.85.

NOTE 2. SALES REVENUE

                                                                 THREE MONTHS
                                                                    ENDING
                                                                   MARCH 31,
                                                              -------------------
                                                                2000       2001
                                                              --------   --------
Supply and Refining.........................................   7,787      8,207
Swedish Market..............................................   2,297      2,668
International...............................................     214        396
                                                               -----      -----
                                                               8,692      9,303
                                                               =====      =====

NOTE 3. OPERATING INCOME

                                                                   THREE MONTHS
                                                                      ENDING
                                                                    MARCH 31,
                                                              ----------------------
                                                                2000          2001
                                                              --------      --------
Supply and Refining.........................................    268           197
Swedish Market..............................................     35            42
International...............................................     (8)          (15)
Other Non-allocated Income (expense), net...................     15           126
                                                                ---           ---
                                                                310           350
                                                                ===           ===

                PREEM PETROLEUM AB AND CONSOLIDATED SUBSIDIARIES

            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

               THREE-MONTH PERIODS ENDED MARCH 31, 2000 AND 2001

NOTE 4. INVENTORIES

                                                                       AS OF
                                                              ------------------------
                                                              DECEMBER 31,   MARCH 31,
                                                                  2000         2001
                                                              ------------   ---------
Raw materials and supplies..................................      2,008        1,797
Finished products...........................................      2,487        2,206
                                                                  -----        -----
TOTAL.......................................................      4,495        4,003
                                                                  =====        =====

NOTE 5. SHAREHOLDERS' EQUITY

     Restricted reserves include both untaxed reserves (net of deferred taxes) and legal reserves. The legal reserves of SEK1,266 million are not available for distribution as they are required to be held to meet statutory requirements in Sweden and other countries where group companies operate.

      The changes in shareholder's equity for the period December 31, 2000 to March 31, 2001 are as follows:

                                                                                                 TOTAL
                                                       SHARE     RESTRICTED   UNRESTRICTED   SHAREHOLDERS'
                                                      CAPITAL     RESERVES      RESERVES        EQUITY
                                                      --------   ----------   ------------   -------------
                                                                       (SEK IN MILLIONS)
Balance at December 31, 2000........................    610         1,797          13            2,420
Foreign currency translation adjustments............     --            --          (5)              (5)
Net income..........................................     --            --         162              162
                                                        ---         -----         ---            -----
Balance at March 31, 2001...........................    610         1,797         170            2,577
                                                        ===         =====         ===            =====

NOTE 6. LONG-TERM LIABILITIES TO CREDIT INSTITUTIONS

     The Company has as of March 31, 2001 debt of SEK49 million secured by real estate mortgages and SEK497 million of debt that is guaranteed by a financial institution.

NOTE 7. CURRENT LIABILITIES TO CREDIT INSTITUTIONS

                                                                       AS OF
                                                              ------------------------
                                                              DECEMBER 31,   MARCH 31,
                                                                  2000         2001
                                                              ------------   ---------
Short-term portion of long-term debt........................        714          323
Other loans.................................................        607          762
                                                                  -----        -----
                                                                  1,321        1,085
                                                                  =====        =====

                PREEM PETROLEUM AB AND CONSOLIDATED SUBSIDIARIES

            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

               THREE-MONTH PERIODS ENDED MARCH 31, 2000 AND 2001

NOTE 8. U.S. GAAP INFORMATION

     The following is a summary of the most significant differences between the Preem Group's accounts in accordance with Swedish and U.S. GAAP, respectively.

                                                                   THREE MONTHS
                                                                      ENDED
                                                                    MARCH 31,
                                                              ----------------------
                                                                2000          2001
                                                              --------      --------
Net income for the period according to Swedish GAAP.........    239           162
Adjustments in accordance with U.S. GAAP:
  Pensions..................................................      1             1
  Pension refund............................................     --             3
  Goodwill amortization.....................................    (33)          (33)
  Income taxes(A)...........................................    (67)          (46)
  Income tax effects of U.S. GAAP adjustment................     --            (1)
                                                                ---           ---
Net income according to U.S. GAAP...........................    140            86
                                                                ===           ===
Basic and diluted income per share in accordance with U.S.
  GAAP......................................................    231           141
                                                                ===           ===
Weighted-average number of shares outstanding (thousands)...    610           610
                                                                ===           ===

                                                               YEAR ENDED    PERIOD ENDED
                                                              DECEMBER 31,    MARCH 31,
                                                              ------------   ------------
                                                                  2000           2001
                                                              ------------   ------------
Shareholder's equity
According to Swedish GAAP...................................      2,420          2,577
Adjustments in accordance with U.S. GAAP:
  Pensions..................................................         50             51
  Pension refund............................................        (89)           (86)
  Goodwill..................................................      1,098          1,065
  Income taxes(A)...........................................         --            (46)
  Accumulated income tax effects............................         10             10
                                                                  -----          -----
According to U.S. GAAP......................................      3,489          3,571
                                                                  =====          =====

------------

(A) Under Swedish GAAP, no imputed tax has been included in the Interim Consolidated Statements of Operations for the three months ended March 31, 2000 and 2001. Under U.S. GAAP, income taxes for the three months ended March 31, 2000 and 2001, were determined in accordance with Accounting Principles Board Opinion No. 28, "Interim Financial Reporting."

(B) Basic and diluted income per share data in accordance with U.S. GAAP is presented assuming the current capitalization of Preem Holdings AB for all periods.

      A description of differences between Swedish GAAP and U.S. GAAP, which significantly affect the determination of net income and shareholders' equity of the Company is set forth in note 25 to the Consolidated Financial Statements included elsewhere in this offering memorandum.

                PREEM PETROLEUM AB AND CONSOLIDATED SUBSIDIARIES

            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

               THREE-MONTH PERIODS ENDED MARCH 31, 2000 AND 2001

NOTE 8. U.S. GAAP INFORMATION (CONTINUED)
      The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," which establishes standards for the reporting and presentation of comprehensive income and its components in a full set of financial statements.

      Comprehensive income generally encompasses all changes in shareholders' equity (except those arising from transactions with the owners) and includes net income (loss), net unrealized capital gains or losses on marketable securities and foreign currency translation adjustments.

      Comprehensive income in accordance with U.S. GAAP for the three-month periods ended March 31, 2000 and 2001 was SEK127 million and SEK81 million, respectively.

NOTE 9. INTERIM SEGMENT INFORMATION

      Financial information by segment is as follows:

                                                                 PERIOD ENDED
                                                                   MARCH 31,
                                                              -------------------
                                                                2000       2001
                                                              --------   --------
                                                               (SEK IN MILLIONS)
SALES REVENUE:
Supply and refining.........................................    7,787      8,207
Swedish market..............................................    2,297      2,668
International...............................................      214        396
                                                               ------     ------
Segment sales revenue.......................................   10,298     11,271
Intersegment sales revenue..................................   (1,606)    (1,968)
                                                               ------     ------
Sales revenues..............................................    8,692      9,303
                                                               ------     ------
SEGMENT OPERATING PROFIT:
Supply and refining.........................................      268        197
Swedish market..............................................       35         42
International...............................................       (8)       (15)
                                                               ------     ------
Segment operating profit....................................      295        224
Other non-allocated income (expense)(1).....................       15        126
Income from operations......................................      310        350
Non-allocated items(2)......................................      (71)      (187)
                                                               ------     ------
Income before income taxes..................................      239        163
                                                               ------     ------

------------

(1) Other non-allocated income (expense) includes the corporate cost center, non-recurring items and exchange rate differences.

(2) Non-allocated items consist of interest income and expenses, other financial income and expense and minority interest.

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Shareholders

Preem Holdings AB

We have audited the balance sheets of Preem Holdings AB (formerly Swedoil AB) as of December 31, 1999 and 2000, and the related statements of operations and cash flows for each of the years in the three-year period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in Sweden and in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Preem Holdings AB (formerly Swedoil AB) as of December 31, 1999 and 2000, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2000, in conformity with generally accepted accounting principles in Sweden and in the United States of America.

Stockholm, Sweden

February 20, 2001


/s/  Roland Nilsson                                 /s/  Cronie Wallquist

Authorized Public Accountant                        Authorized Public Accountant
KPMG                                                KPMG

                               PREEM HOLDINGS AB

                            STATEMENTS OF OPERATIONS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

                                                                YEAR ENDED DECEMBER 31,
                                                     ----------------------------------------------
                                                                                           2000
                                                                                       (UNAUDITED--
                                                       1998       1999       2000        NOTE 1)
                                                     --------   --------   ---------   ------------
                                                       SEK        SEK         SEK           E
                                                                     (IN THOUSANDS)
Net sales..........................................       --         --          --           --
Cost of goods sold.................................       --         --          --           --
                                                     -------    -------     -------       ------
GROSS PROFIT.......................................       --         --          --           --
Interest income....................................       --         --          --           --

PROFIT AFTER FINANCIAL ITEMS.......................       --         --          --
Taxes..............................................       --         --          --           --
                                                     -------    -------     -------       ------
NET PROFIT FOR THE YEAR............................       --         --          --           --
                                                     =======    =======     =======       ======

   The accompanying notes form an integral part of these Financial Statements

                               PREEM HOLDINGS AB

                                 BALANCE SHEETS

                        AS OF DECEMBER 31, 1999 AND 2000

                                                                     AS OF DECEMBER 31,
                                                             -----------------------------------
                                                                                        2000
                                                                                    (UNAUDITED--
                                                               1999       2000        NOTE 1)
                                                             --------   ---------   ------------
                                                               SEK         SEK           $
                                                                       (IN THOUSANDS)
ASSETS
FINANCIAL ASSETS
Long-term receivable on Preem Petroleum AB.................      100        100            9
                                                              ------     ------        -----
                                                                 100        100            9
                                                              ------     ------        -----
TOTAL ASSETS...............................................      100        100            9
                                                              ======     ======        =====
SHAREHOLDERS' EQUITY AND LIABILITIES
SHAREHOLDERS' EQUITY (NOTE 2)
RESTRICTED EQUITY
Share capital..............................................      100        100            9
Restricted reserves........................................       --         --           --
                                                              ------     ------        -----
                                                                 100        100            9
NON-RESTRICTED EQUITY
Loss/profit brought forward................................       --         --           --
Profit for the year........................................       --         --           --
TOTAL SHAREHOLDERS' EQUITY.................................      100        100            9
                                                              ======     ======        =====
TOTAL SHAREHOLDERS' EQUITY AND LIABILITIES.................      100        100            9
                                                              ======     ======        =====

   The accompanying notes form an integral part of these Financial Statements

                               PREEM HOLDINGS AB

                            STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

                                                                        YEAR ENDED DECEMBER 31,
                                                              -------------------------------------------
                                                                                                  2000
                                                                                               (UNAUDITED
                                                                1998       1999       2000      NOTE 1)
                                                              --------   --------   --------   ----------
                                                                SEK        SEK        SEK          $
                                                                            (IN THOUSANDS)
CASH FLOW FROM OPERATIONS
Net income (loss)...........................................     --         --         --           --
                                                                ---        ---        ---          ---
TOTAL CASH FLOW FROM OPERATIONS.............................     --         --         --           --
                                                                ---        ---        ---          ---
INVESTING ACTIVITIES
Increase in long-term receivables, Preem Petroleum AB.......    (50)        --         --
                                                                ---        ---        ---          ---
TOTAL CASH FLOW USED IN INVESTING ACTIVITIES................    (50)        --         --           --
                                                                ---        ---        ---          ---
FINANCING ACTIVITIES
TOTAL CASH FLOW PROVIDED BY (USED IN) FINANCING
  ACTIVITIES................................................     --         --         --           --
NET CHANGE IN CASH AND CASH EQUIVALENTS.....................    (50)        --         --           --
Beginning balances of cash and cash equivalents.............    (50)        --         --           --
                                                                ---        ---        ---          ---
ENDING BALANCE OF CASH AND CASH EQUIVALENTS.................     --         --         --           --
                                                                ===        ===        ===          ===
Interest paid...............................................     --         --         --           --
Taxes paid..................................................     --         --         --           --

   The accompanying notes form an integral part of these Financial Statements

                               PREEM HOLDINGS AB

                         NOTES TO FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

      Amounts in thousands of SEK unless otherwise specified.

GENERAL ACCOUNTING PRINCIPLES

      The Company applies the Annual Accounts Act and complies with the recommendations of the Swedish Accounting Standards Board and the Swedish Financial Accounting Standards Council. No changes of accounting principles have been made.

      Preem Holdings AB (publ) (formerly Swedoil AB) is a 100% owned subsidiary of Preem Petroleum AB, Sweden, which is a 100% owned subsidiary of Corral Petroleum Holdings AB, Sweden, which is a 100% owned subsidiary of Moroncha Holdings Co. Ltd, a company incorporated in Cyprus.

      The Company has not performed any operations during the financial years in the three-year period ended December 31, 2000.

      Solely for the convenience of the reader, the 2000 financial statements have been translated from Swedish Kronor (SEK) into U.S. Dollars ($) using the June 30, 2001, exchange rate of $1.00=SEK10.85.

ESTIMATES AND CONCENTRATIONS

      The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

      The Company considers all highly liquid instruments with an original maturity of three months or less to be cash or cash equivalents.

RECEIVABLES

      Receivables are reported at the amount they are expected to be paid. Provisions for doubtful accounts are made as considered necessary.

                               PREEM HOLDINGS AB

                         NOTES TO FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

NOTE 2.  SHAREHOLDERS' EQUITY

      The Company's share capital include 1,000 shares with a par value of SEK100 each.

                                                                                                 TOTAL
                                                       SHARE     RESTRICTED   UNRESTRICTED   SHAREHOLDERS'
                                                      CAPITAL     RESERVES      RESERVES        EQUITY
                                                      --------   ----------   ------------   -------------
                                                                       (SEK IN THOUSANDS)
BALANCE AT JANUARY 1, 1998..........................      50          50            --            100
Net income for the year.............................      --          --            --             --
Transfer between reserves...........................      50         (50)           --             --
                                                        ----        ----          ----           ----
BALANCE AT DECEMBER 31, 1998........................     100          --            --            100
                                                        ----        ----          ----           ----
Net loss for the year...............................      --          --            --             --
Transfer between reserves...........................      --          --            --             --
                                                        ----        ----          ----           ----
BALANCE AT DECEMBER 31, 1999........................     100          --            --            100
                                                        ----        ----          ----           ----
Net income for the year.............................      --          --            --             --
                                                        ----        ----          ----           ----
BALANCE AT DECEMBER 31, 2000........................     100          --            --            100
                                                        ====        ====          ====           ====

NOTE 3.  U.S. GAAP INFORMATION

     The following is a summary of the most significant differences between Preem Petroleum Holdings AB's accounts in accordance with Swedish and U.S. GAAP, respectively.

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       2000
                                                              --------   --------
Shareholders equity
According to Swedish GAAP...................................     100        100
Reclassification of receivable on Preem Petroleum AB (A)....    (100)      (100)
                                                                ----       ----
According to U.S. GAAP......................................      --         --
                                                                ====       ====

------------

(A) Under Swedish GAAP, Parent Company receivables are classified as long-term receivables in dormant companies because they will not get paid unless there are plans to commence business of the subsidiary and there is a decision made to repay such receivables. Under U.S. GAAP, such receivables are classified as part of shareholders' equity.

NOTE 4.  SUBSEQUENT EVENTS (UNAUDITED)

     Preem Holdings AB was originally established in 1980 as Labrador Svenska AB and is registered with the Swedish Patent and Registration Office under the number 556206-9673. Swedoil AB was a subsidiary of Preem Petroleum AB that had been dormant since 1983. The name was changed from Labrador Svenska AB to Swedoil AB in September 1981. On March 1, 2001, its name was changed from Swedoil AB to Preem Holdings AB, and its status was changed from a private company to a public company, through amendments to its Articles of Association and its subsequent registration with the Swedish Patent and Registration Office. Following its transformation into a public company, the share capital of Preem Holdings AB consisted of 5,000 authorized shares of common stock with a par value of SEK100 each, of which 5,000 shares were issued and outstanding and fully paid. Corral

                               PREEM HOLDINGS AB

                         NOTES TO FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

NOTE 4.  SUBSEQUENT EVENTS (UNAUDITED) (CONTINUED)
Petroleum Holdings AB, a Swedish company, contributed all of the issued and outstanding shares of Preem Petroleum AB to Preem Holdings AB on March 19, 2001. Preem Holdings AB is wholly-owned by Corral Petroleum Holdings AB, which is wholly-owned by Moroncha Holdings Company Limited, which is wholly-owned by Mr. Mohammed Hussein Ali Al-Amoudi.

      On April 10, 2001, Preem Holdings AB issued senior secured notes in an aggregate amount of E250 million. These notes are senior debt secured by a first priority pledge of all outstanding shares of capital stock of Preem Petroleum AB and a first priority security assignment of a subordinated intercompany loan from Preem Holdings AB to Preem Petroleum AB.

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Shareholders

Preem Petroleum AB

We have audited the consolidated balance sheets of Preem Petroleum AB and subsidiaries as of December 31, 1999 and 2000, and the related consolidated statements of operations and cash flows for each of the years in the three-year period ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in Sweden and in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Preem Petroleum AB and subsidiaries as of December 31, 1999 and 2000, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2000, in conformity with generally accepted accounting principles in Sweden.

Generally accepted accounting principles in Sweden vary in certain significant respects from generally accepted accounting principles in the United States of America. Application of generally accepted accounting principles in the United States would have affected net income for each of the years in the two-year period ended December 31, 2000 and shareholders' equity as of December 31, 1999 and 2000 to the extent summarized in Note 25 to the consolidated financial statements.

Stockholm, Sweden

February 20, 2001

/s/  Roland Nilsson

Authorized Public Accountant

KPMG

                      PREEM PETROLEUM AB AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

                                                                YEAR ENDED DECEMBER 31,
                                                     ----------------------------------------------
                                                                                           2000
                                                                                       (UNAUDITED--
                                                       1998       1999       2000        NOTE 1)
                                                     --------   --------   ---------   ------------
                                                       SEK        SEK         SEK           $
                                                                     (IN THOUSANDS)
Revenues (Note 2)..................................   22,139     28,793      46,195        4,258
Excise duties......................................   (6,381)    (6,573)     (6,637)        (612)
                                                     -------    -------     -------       ------
SALES REVENUE (Note 2).............................   15,758     22,220      39,558        3,646
Cost of goods sold (Note 3)........................  (14,362)   (20,142)    (37,123)      (3,421)
                                                     -------    -------     -------       ------
GROSS PROFIT.......................................    1,396      2,078       2,435          225
Selling expenses...................................     (863)      (877)       (945)         (87)
Administrative expenses............................     (226)      (216)       (215)         (20)
Other operating income (Note 5)....................      265        236         381           35
                                                     -------    -------     -------       ------
OPERATING INCOME (Notes 4 and 20)..................      572      1,221       1,656          153
Interest income....................................       65         44          63            6
Other financial income (Note 6)....................        6          5          13            1
Interest expense...................................     (298)      (208)       (268)         (25)
Other financial expenses (Note 6)..................      (34)       (74)       (180)         (17)
                                                     -------    -------     -------       ------
INCOME BEFORE TAXES................................      311        988       1,284          118
Income taxes (Note 7)..............................     (185)      (274)       (452)         (41)
Minority interests.................................       (2)        (1)         (1)          --
                                                     -------    -------     -------       ------
NET INCOME.........................................      124        713         831           77
                                                     =======    =======     =======       ======

  The accompanying notes form an integral part of these Consolidated Financial
                                  Statements.

                      PREEM PETROLEUM AB AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                        AS OF DECEMBER 31, 1999 AND 2000

                                                                     AS OF DECEMBER 31,
                                                             -----------------------------------
                                                                                        2000
                                                                                    (UNAUDITED--
                                                               1999       2000        NOTE 1)
                                                             --------   ---------   ------------
                                                               SEK         SEK           $
                                                                       (IN THOUSANDS)
ASSETS
FIXED ASSETS
INTANGIBLE FIXED ASSETS (Note 9)
Capitalized turnaround cost, net...........................      216        145           13
Goodwill, net..............................................      523        420           39
                                                              ------     ------        -----
TOTAL INTANGIBLE ASSETS....................................      739        565           52

TANGIBLE ASSETS (Note 10)
Land and building, net.....................................      787        837           77
Plant and machinery, net...................................    3,620      3,480          321
Equipment, tools fixtures and fittings, net................      678        657           61
Construction in progress...................................      237        186           17
                                                              ------     ------        -----
TOTAL TANGIBLE FIXED ASSETS................................    5,322      5,160          476

FINANCIAL ASSETS
Participations in associated companies (Note 12)...........      190        190           18
Receivables from associated companies......................       18         --           --
Other securities held as fixed assets (Note 13)............        2          2           --
Other long-term receivables................................       19         56            5
                                                              ------     ------        -----
TOTAL FINANCIAL ASSETS.....................................      229        248           23

TOTAL FIXED ASSETS.........................................    6,290      5,973          551

CURRENT ASSETS
Inventories (Note 14)......................................    3,101      4,495          414
Accounts receivable........................................    2,872      3,398          313
Receivables from associated companies......................       16         60            6
Other receivables..........................................      209        302           28
Prepaid expenses and accrued income........................      161        120           11
                                                              ------     ------        -----
                                                               6,359      8,375          772

Cash and cash equivalents..................................      270        370           34

TOTAL CURRENT ASSETS.......................................    6,629      8,745          806
                                                              ------     ------        -----
TOTAL ASSETS...............................................   12,919     14,718        1,357
                                                              ======     ======        =====

  The accompanying notes form an integral part of these Consolidated Financial
                                  Statements.

                      PREEM PETROLEUM AB AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                        AS OF DECEMBER 31, 1999 AND 2000

                                                                      AS OF DECEMBER 31,
                                                              ----------------------------------
                                                                                        2000
                                                                                    (UNAUDITED--
                                                                1999       2000       NOTE 1)
                                                              --------   --------   ------------
                                                                SEK        SEK           $
                                                                        (IN THOUSANDS)
SHAREHOLDERS' EQUITY, PROVISIONS AND LIABILITIES
SHAREHOLDERS' EQUITY (NOTE 15)
RESTRICTED EQUITY
Share capital...............................................      610        610           56
Restricted reserves.........................................    1,730      1,797          165
                                                               ------     ------       ------
                                                                2,340      2,407          221

NON-RESTRICTED EQUITY
Loss brought forward........................................     (491)      (818)         (75)
Profit for the year.........................................      713        831           77
                                                               ------     ------       ------
                                                                  222         13            2

TOTAL SHAREHOLDERS' EQUITY..................................    2,562      2,420          223
                                                               ======     ======       ======
Minority interests..........................................      117        122           11
PROVISIONS
Pension provision...........................................      192        188           17
Deferred tax liability (Note 16)............................      243        254           29
Other provisions............................................      119        118           11
                                                               ------     ------       ------
TOTAL PROVISIONS............................................      554        560           52

LIABILITIES
LONG-TERM LIABILITIES
Shareholder loans (Note 17).................................    1,903      2,259          208
Liabilities to credit institutions (Note 17)................    3,145      2,814          259
Bank overdraft facility (Note 17)...........................       21        135           13
Other long-term liabilities.................................        2         --           --
                                                               ------     ------       ------
TOTAL LONG-TERM LIABILITIES.................................    5,071      5,208          480
                                                               ------     ------       ------

CURRENT LIABILITIES
Liabilities to credit institutions (Note 18)................      448      1,321          122
Advanced payment from customers.............................      146        134           13
Accounts payable............................................      907      1,082          100
Liabilities to parent company...............................      399      1,001           92
Liabilities to associated companies.........................       16         53            5
Income tax payable..........................................        9         58            5
Other liabilities (Note 19).................................    1,341      1,748          161
Accrued expenses and prepaid income (Note 19)...............    1,349      1,011           93
                                                               ------     ------       ------
TOTAL CURRENT LIABILITIES...................................    4,615      6,408          591
                                                               ------     ------       ------
TOTAL SHAREHOLDERS' EQUITY, PROVISIONS AND LIABILITIES......   12,919     14,718        1,357
                                                               ======     ======       ======

  The accompanying notes form an integral part of these Consolidated Financial
                                  Statements.

                      PREEM PETROLEUM AB AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

                                                                      YEAR ENDED DECEMBER 31,
                                                           ---------------------------------------------
                                                                                                2000
                                                                                            (UNAUDITED--
                                                             1998       1999       2000       NOTE 1)
                                                           --------   --------   --------   ------------
                                                             SEK        SEK        SEK           $
                                                                          (IN THOUSANDS)
INCOME FROM OPERATION
Income after financial items.............................      311        988      1,284         118
Adjustments for non-cash items
Depreciation and amortization............................      642        650        721          66
Non-cash pension refund..................................       --         --        (89)         (8)
Unrealized exchange losses...............................       11         25        128          12
Provisions...............................................       --         --         (5)         --
Gain on sale of fixed assets.............................       (1)       (12)        (7)         (1)
                                                            ------     ------     ------        ----
                                                               963      1,651      2,032         187
Taxes paid...............................................       (5)        11        (11)         (1)
                                                            ------     ------     ------        ----
CASH FLOW FROM OPERATING ACTIVITIES BEFORE CHANGES IN
  WORKING CAPITAL........................................      958      1,662      2,021         186
CASH FLOW IN WORKING CAPITAL
Decrease (Increase) in inventories.......................      448     (1,270)    (1,394)       (128)
Decrease (Increase) in current receivables...............      749       (919)      (533)        (49)
(Decrease) Increase in liabilities.......................     (217)     1,352        (19)         (2)
                                                            ------     ------     ------        ----
CASH FLOW FROM OPERATING ACTIVITIES......................    1,938        825         75           7
INVESTMENT ACTIVITIES
Investment in intangible fixed assets....................     (163)       (98)        (3)         --
Investment in tangible fixed assets......................     (508)      (590)      (405)        (37)
Sale of tangible fixed assets............................        8         41         43           4
Increase in long-term receivables........................       (5)        (2)       (19)         (2)
                                                            ------     ------     ------        ----
CASH FLOW USED IN INVESTMENT ACTIVITIES..................     (668)      (649)      (384)        (35)
FINANCING OPERATION
New loans from credit institutions.......................    1,277        593      1,219         112
Payment of loans from credit institutions................   (2,135)      (828)      (410)        (38)
Group contributions paid.................................       --       (155)      (400)        (37)
                                                            ------     ------     ------        ----
CASH FLOW USED IN FINANCING ACTIVITIES...................     (858)      (390)       409          37

CASH FLOW OF THE YEAR....................................      412       (214)       100           9
Cash and cash equivalents at the beginning of the year...       72        484        270          25
                                                            ------     ------     ------        ----
Cash and cash equivalents at the end of the year.........      484        270        370          34
                                                            ======     ======     ======        ====

  The accompanying notes form an integral part of these Consolidated Financial
                                  Statements.

                      PREEM PETROLEUM AB AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

                                                                        YEAR ENDED DECEMBER 31,
                                                             ---------------------------------------------
                                                                                                  2000
                                                                                              (UNAUDITED--
                                                               1998       1999       2000       NOTE 1)
                                                             --------   --------   --------   ------------
                                                               SEK        SEK        SEK           $
                                                                            (IN THOUSANDS)
SUPPLEMENTARY DISCLOSURES
Cash flow interest and dividend received
Interest received..........................................      76         43         63            6
Interest paid..............................................    (321)      (187)      (262)         (24)

Cash and cash equivalents
Items included in cash and cash equivalents
Cash and bank balances.....................................     263        270        370           34
Short-term investment......................................     221         --         --           --
                                                              -----      -----      -----         ----
TOTAL CASH AND CASH EQUIVALENTS............................     484        270        370           34
                                                              =====      =====      =====         ====

  The accompanying notes form an integral part of these Consolidated Financial
                                  Statements.

                      PREEM PETROLEUM AB AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

      Amounts are expressed in millions of Swedish Kronor ("MSEK") unless otherwise specified.

GENERAL ACCOUNTING PRINCIPLES

      Preem Petroleum AB applies the Swedish Annual Accounts Act and complies with the recommendations of the Swedish Accounting Standards Board and the Swedish Financial Accounting Standards Council. Certain reclassifications of cost items in the income statement for 1998 have been made. No changes of accounting principles have been made.

      For the periods reported Preem Petroleum AB was a wholly-owned subsidiary of Corral Petroleum Holdings AB, Sweden, which is a wholly-owned subsidiary of Moroncha Holdings Company Limited, a company incorporated in Cyprus.

      The accompanying Consolidated Financial Statements present the financial position and results of operations of Preem Petroleum AB and its consolidated subsidiaries (jointly the "Company" or "Preem Group") and have been prepared in accordance with generally accepted accounting principles in Sweden (Swedish
GAAP). These accounting principles differ in certain significant respects from accounting principles generally accepted in the United States of America (U.S.
GAAP). See Note 25 for a discussion of the principal differences between Swedish GAAP and U.S. GAAP that affect the Company's consolidated net income and shareholders' equity.

      Solely for the convenience of the reader, the 2000 financial statements have been translated from Swedish Kronor (SEK) into U.S. Dollars ($) at the exchange rate of $1.00 = SEK10.85 (the exchange rate on June 30, 2001).

BASIS OF CONSOLIDATION AND TRANSLATION

      The consolidated accounts include Preem Petroleum AB and all companies in which the Preem Petroleum AB directly or indirectly holds more than 50% of the voting capital. Intercompany transactions are eliminated in consolidation.

      Assets and liabilities of foreign subsidiaries are translated at year end exchange rates. The income statements of foreign subsidiaries are translated at an average exchange rate for the year. Exchange differences arising out of the translation of the financial statements of foreign subsidiaries are recorded directly to the cumulative translation adjustment component of shareholders' equity.

      When foreign subsidiaries and associated companies are divested or liquidated, the accumulated translation difference relating to the divested entity is reported as a realized gain (loss) in the consolidated income statement.

ASSOCIATED COMPANY ACCOUNTS

      The equity accounting method is used for those companies in which the Company has significant influence and/or owns between 20% and 50% of the voting capital (the "Associated Companies"). In the Consolidated Balance Sheet, Associated Companies are reported at the original purchase price together with the Company's share of income (loss) earned after the acquisition. Dividends received are recorded as a reduction of the recorded investment. The Company's share in net income (loss) of Associated Companies included in financial income and expenses.

                      PREEM PETROLEUM AB AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)
      The companies in which the Company owns less than 20% are recorded at cost. Dividends received from these companies are recorded in the Consolidated Statement of Operations as financial income.

THE ACQUISITION METHOD

      The Consolidated Financial Statements have been prepared in accordance with the acquisition accounting method. This method means that assets and liabilities acquired are recorded at fair value at the date when control has passed to the company. The difference between the purchase price and the estimated fair value of the net assets acquired is recorded as goodwill. The net income (loss) of companies acquired during the year are included in the Company's Consolidated Statement of Operations from the date of acquisition and the net income (loss) of companies sold during the year is included through the date of disposal.

FIXED ASSETS

      Fixed assets are valued at the acquisition cost with a deduction for accumulated additional depreciation. The acquisition cost includes the cost of value-enhancing improvements. Depreciation according to plan is based on the original acquisition values and estimated average economic life. A write-down is made in the event of a permanent reduction in value. Repair and maintenance costs are expensed as incurred.

      Interest is capitalized for assets constructed for the Company's use based on the average amount of accumulated expenditures during the construction period using the Company's current available rate of borrowing for the applicable project. Capitalized interest on such assets is then depreciated over the estimated useful life of the respective asset.

INVENTORIES

      Inventories are valued at the lower of cost and net realizable value, whereby cost is calculated according to the FIFO (First-In-First-Out) principle. Inventory purchases of petroleum products in Dollars are accounted for at the exchange rate applicable on the date of the bill of lading.

      Changes in oil prices throughout the financial year are reflected in cost of goods sold.

CASH AND CASH EQUIVALENTS

      The Company considers all highly liquid instruments with an original maturity of three months or less to be cash or cash equivalents.

RECEIVABLES

      Receivables are reported at the amount at which they are expected to be paid. Provisions for doubtful accounts are made as considered necessary.

                      PREEM PETROLEUM AB AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)
RECEIVABLES AND LIABILITIES IN FOREIGN CURRENCIES

      All receivables and liabilities denominated in foreign currencies are translated into Swedish Kronor at year end exchange rates unless the Company has entered into matching forward foreign exchange contracts, in which case the rate specified in the contract is used. The premium or discount arising on these forward exchange contracts is recorded as interest expense or income over the duration of these contracts. All exchange rate gains and losses are reported as part of income from operations except for gains and losses relating to debt which are reported as a component of financial income (expense), net.

TAXES

      Deferred income taxes reflect the impact of temporary differences between the amount of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes. Provision for deferred taxes is made to the extent that it is more likely than not that a liability or asset will crystallize in the foreseeable future. Tax legislation in Sweden allows companies to defer their current tax liability by making tax-deductible allocations to untaxed reserves. The deferred tax on these reserves is classified as a long-term liability, while the remaining portion is included within restricted reserves in shareholders' equity.

DEPRECIATION

      Depreciation is calculated on the basis of the historic acquisition cost and the straight-line method of depreciation is used for all assets. The rates of depreciation are based on the economic useful life of the assets as follows:


Intangible assets...........................................    3-5 years
Goodwill....................................................   5-15 years
Machinery and equipment.....................................   3-20 years
Buildings...................................................  20-50 years
Land improvements...........................................     20 years

GOODWILL

      Goodwill is amortized over the periods estimated to be benefited using the straight-line method. Preem Petroleum AB's acquisition of the Swedish business of Texaco (in 1989) and BP (in 1991) are judged to have long-term earnings potential and strategic value and are amortized over 15 years. Goodwill is tested for recoverability along with the underlying assets acquired based on expected future cash flows.

SALE/LEASE-BACK

      Profits and losses on the sale of assets that are leased-back under a finance lease are recorded over the duration of the lease.

                      PREEM PETROLEUM AB AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)
INTEREST BEARING RECEIVABLES AND LIABILITIES

      Interest income and interest expenses are recorded in accordance with the interest rate that the receivable or liability bears on the closing date. The effect on profit of interest instruments designed to hedge a future interest flow, is recorded over the same duration as the underlying receivable or liability.

FINANCIAL INSTRUMENTS

      The Company uses various financial instruments to manage financial exposure. The Company classifies these instruments as hedges for accounting purposes when the following criteria are met:

     CURRENCY DERIVATIVE INSTRUMENTS

     - The instrument must relate to foreign currency assets, liabilities, firm commitments or anticipated probable future transactions for which the terms have been identified. Forward exchange contracts cannot be used to hedge anticipated probable future transactions.

     - The instrument must be in the same currency as the hedged balance sheet item or transaction, and

     - must reduce the risk to which the Company is exposed with regard to changes in foreign exchange rates.

     OIL INSTRUMENTS

     - The instrument must relate to firm commitments or anticipated probable future transactions for which the terms have been identified, and

     - must correlate with the future transactions so that the Company's exposure to change in crude oil prices is effectively reduced.

HEDGING FUTURE CASH FLOWS

      The Company hedges certain expected future cash flows arising from firm commitments or anticipated transactions, primarily using forward foreign exchange contracts. Unrealized gains and losses on financial instruments that are designated as a hedge of such firmly committed future cash flows or anticipated transactions are realized when the underlying transaction occurs.

FINANCIAL INSTRUMENT

      Unrealized gains and losses are included in the income statement when the underlying transaction actually occurs if the financial instrument is designated and effective as a hedge for such underlying transaction. The Company reviews the correlation and effectiveness of its financial instruments on a periodic basis. Financial instruments that do not meet the criteria for hedge accounting treatment are marked-to-market with the resulting unrealized gain or loss recorded as foreign exchange gain or loss in the Consolidated Statement of Operations.

                      PREEM PETROLEUM AB AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)
      Realized gains and losses that result from the early termination of financial instruments used for hedging purposes are deferred and are included in
(i) the determination of the carrying value of the underlying asset or liability in the consolidated balance sheet, or (ii) the Consolidated Statement of Operations when the anticipated transaction actually occurs. If any underlying asset or liability is sold or settled, any related financial instrument is marked-to-market and the resulting unrealized gain or loss is recorded as part of the gain or loss on the sale or settlement of the underlying item.

      Premiums paid for the purchase of foreign currency and interest rate options are recorded as a prepaid expense in the Consolidated Balance Sheet and are amortized as an adjustment of the underlying revenue or expense item over the duration of the option contract.

FOREIGN EXCHANGE RISK MANAGEMENT

      Forward foreign exchange contracts that are designated as a hedge of foreign currency balances are marked-to-market with the resulting unrealized gain or loss recorded in the statement of operations to offset the corresponding gain or loss on the related underlying exposure. Unrealized gains and losses on forward foreign exchange contracts that are designated as a hedge of a firm commitment or anticipated transaction are deferred and are recognized as an adjustment of the measurement of the transaction when it actually occurs.

FORWARD OIL CONTRACTS RISK MANAGEMENT

      Forward oil contracts are designated as a hedge of oil transaction balances and marked-to-market with the resulting unrealized gain or loss recorded in the Consolidated Statement of Operations to offset the corresponding gain or loss on the related underlying exposure.

      Unrealized gains or losses on options that are used to hedge anticipated oil transactions are marked-to-market.

CAPITALIZED TURNAROUND COSTS

      A turnaround is a standard procedure periodically required for maintenance of a refinery that involves the shutdown and inspection of major processing units and generally occurs approximately every three to four years. Turnaround costs, which are included in intangible assets, are capitalized when incurred and are amortized over the period to the next scheduled turnaround, beginning the month following completion of each turnaround.

ADVERTISING COSTS

      Advertising costs are expensed as incurred.

ENVIRONMENTAL COSTS

      Environmental expenditures are expended or capitalized based upon their future economic benefit. Costs, which improve a property's pre-existing condition, and costs that prevent future contamination are capitalized. Costs related to environmental damage resulting from operating

                      PREEM PETROLEUM AB AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED) activities subsequent to acquisition are expensed. Liabilities for these expenditures are recorded when it is probable that obligations have been incurred and the amount can be reasonably estimated.

IMPAIRMENT OF LONG-LIVED ASSETS

      The Company reviews long-lived assets used in the business on an annual basis for impairment, or whenever events or changes in circumstances indicate that the carrying amount of an asset or a group of assets may not be recoverable. An impaired asset is written down to its estimated fair market value based on the best information available. Long-lived assets for which management, have the authority to approve the action, has committed to dispose of the asset, whether by sale or abandonment are reported at the lower of carrying amount or fair value less cost to sell.

CURRENCY POLICY

      The Company's operations are in principle Dollar-based. Purchases of petroleum products and a large percentage of the Company's sales are made in this currency. This implies that the Company has a long-position in Dollars. This exposure is balanced by loans raised in Dollars. The reporting currency of the Company is Swedish Kronor.

ESTIMATES AND CONCENTRATIONS

      The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from management's estimates.

REVENUE RECOGNITION

      A large majority of the Company's revenues is derived from supply and refining of oil products together with the retail market. Revenue is recognized in the period products are delivered.

FORWARD CONTRACTS, OPTIONS AND SWAP AGREEMENTS FOR OIL PRODUCTS

      Outstanding forward contracts, options and swap agreements for petroleum oil products have been valued at the market price at year end. The difference between the acquisition price and the market price at year end affects income and balance sheet.

RECEIVABLES AND LIABILITIES IN FOREIGN CURRENCIES

      Valuation of receivables and liabilities in foreign currencies is carried out at year end exchange rates in accordance with recommendation No. 8 of the Swedish Financial Accounting Council. Forward contracts that are identified to hedge an identified economic commitment are deferred and included in the measurement of the related foreign currency transaction. Foreign exchange differences concerning financial receivables and liabilities are accounted for as Financial income/Financial expenses. Other exchange differences are included in the operating profit.

                      PREEM PETROLEUM AB AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)
SHORT-TERM INVESTMENTS

      Financial instruments included under short-term investments are valued collectively for each type of instrument at the lower of the acquisition value and the market value. Investments in bonds and other interest bearing instruments with a maturity date less than one year are reported as short-term investments. Certificates of Deposits are reported under the heading of cash and cash equivalents. Investments that are anticipated to be retained until their maturity date are recorded at the acquisition cost plus accrued interest.

ADVANCE PAYMENTS FROM CUSTOMERS

      Advance payments from customers are accounted for as a current liability until the goods are delivered or the services rendered.

NOTE 2. REVENUES

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1998       1999       2000
                                                              --------   --------   --------
Revenues in Sweden..........................................   14,948     16,411     22,061
Revenues abroad.............................................    7,191     12,382     24,134
                                                               ------     ------     ------
TOTAL.......................................................   22,139     28,793     46,195
                                                               ======     ======     ======

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1998       1999       2000
SALES REVENUE                                                 --------   --------   --------
Supply and refining.........................................   12,526     18,728     35,477
Swedish market..............................................    6,071      7,040      9,904
International...............................................      741        791      1,462
Group eliminations..........................................   (3,580)    (4,339)    (7,285)
                                                               ------     ------     ------
TOTAL.......................................................   15,758     22,220     39,558
                                                               ======     ======     ======

NOTE 3. COST OF GOODS SOLD--FOREIGN EXCHANGE DIFFERENCES

      Includes net foreign exchange differences of SEK22 million SEK(45) million and SEK(100) million for the years 1998, 1999 and 2000, respectively.

                      PREEM PETROLEUM AB AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

NOTE 4. DEPRECIATION AND AMORTIZATION

     DISTRIBUTION OF DEPRECIATION AND AMORTIZATION

                                                                        YEAR ENDED
                                                                       DECEMBER 31,
                                                              ------------------------------
                                                                1998       1999       2000
                                                              --------   --------   --------
Capitalized turnaround costs................................     60         71         73
Goodwill....................................................    114        103        106
Land and buildings..........................................     42         49         74
Plant and machinery.........................................    352        307        315
Equipment tools, fittings and fixtures......................     74        120        153
                                                                ---        ---        ---
TOTAL.......................................................    642        650        721
                                                                ===        ===        ===

     DISTRIBUTION OF FUNCTION

                                                                        YEAR ENDED
                                                                       DECEMBER 31,
                                                              ------------------------------
                                                                1998       1999       2000
                                                              --------   --------   --------
Cost of goods sold..........................................    469        488        526
Selling expenses............................................    170        157        190
Administrative expenses.....................................      3          5          5
                                                                ---        ---        ---
TOTAL.......................................................    642        650        721
                                                                ===        ===        ===
Write-downs of impaired assets included in the above
  amounts:
Selling expenses............................................     --         --         51

      The Company recorded a charge of SEK51 million during the year ended December 31, 2000, for the write-down of certain fixed-assets. The write-down includes surplus depreciation of service stations of SEK25 million (included in Swedish market) and write-down of storage depots of SEK26 million (included in Supply and refining). After careful assessment of various factors relevant to these assets, including significant declines in revenues generated from these assets, management determined it was appropriate to write down the value of these assets and, accordingly, such assets were written-down to estimated fair value based on estimated discounted future cash flows.

                      PREEM PETROLEUM AB AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

NOTE 5. OTHER OPERATING INCOME

                                                                        YEAR ENDED
                                                                       DECEMBER 31,
                                                              ------------------------------
                                                                1998       1999       2000
                                                              --------   --------   --------
Surplus heat supplies.......................................     41         40         55
Rental income...............................................     60         53         59
Harbor fees.................................................     57         57         57
Storage certificates........................................     21         20         54
Commission income...........................................     13          6          5
Pension refund..............................................     --         --        115
Miscellaneous...............................................     73         60         36
                                                                ---        ---        ---
TOTAL.......................................................    265        236        381
                                                                ===        ===        ===

NOTE 6. FINANCIAL INCOME AND EXPENSES

                                                                        YEAR ENDED
                                                                       DECEMBER 31,
                                                              ------------------------------
                                                                1998       1999       2000
                                                              --------   --------   --------
FINANCIAL INCOME
Interest income, group companies............................      8         --         --
Exchange rate gain..........................................     (2)         5         13
                                                                ---         --        ---
TOTAL.......................................................      6          5         13
                                                                ===         ==        ===
FINANCIAL EXPENSES
Exchange rate loss..........................................     30         71        177
Miscellaneous financial expenses............................      4          3          3
                                                                ---         --        ---
TOTAL.......................................................     34         74        180
                                                                ===         ==        ===

NOTE 7. INCOME TAXES

      Income (loss) before income taxes on a geographic basis is as follows:

                                                                        YEAR ENDED
                                                                       DECEMBER 31,
                                                              ------------------------------
                                                                1998       1999       2000
                                                              --------   --------   --------
Sweden......................................................    294       1,028      1,380
Other.......................................................     17         (40)       (96)
                                                                ---       -----      -----
TOTAL.......................................................    311         988      1,284
                                                                ===       =====      =====

                      PREEM PETROLEUM AB AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

NOTE 7. INCOME TAXES (CONTINUED)
      Income tax expenses include the following:

                                                                        YEAR ENDED
                                                                       DECEMBER 31,
                                                              ------------------------------
                                                                1998       1999       2000
                                                              --------   --------   --------
CURRENT
Sweden......................................................    (178)      (320)      (441)
Other.......................................................      (3)        (2)        --
                                                                ----       ----       ----
                                                                (181)      (322)      (441)
DEFERRED
Sweden......................................................      (4)        48        (11)
                                                                ----       ----       ----
                                                                  (4)        48        (11)
                                                                ----       ----       ----
TOTAL.......................................................    (185)      (274)      (452)
                                                                ====       ====       ====

      The current tax expenses include the following:

                                                                        YEAR ENDED
                                                                       DECEMBER 31,
                                                              ------------------------------
                                                                1998       1999       2000
                                                              --------   --------   --------
Tax on group contributions..................................    177        333        380
Taxes paid..................................................      5        (11)        11
Increase (decrease) in income tax liability.................     (1)        --         49
Other.......................................................     --         --          1
                                                                ---        ---        ---
TOTAL.......................................................    181        322        441
                                                                ===        ===        ===

                      PREEM PETROLEUM AB AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

NOTE 7. INCOME TAXES (CONTINUED)
      The principal reasons for the difference between income tax expense (benefit) computed by applying the Swedish statutory tax rate of 28% to income
(loss) before income taxes and the actual tax expense (benefit) are set forth below:

                                                                        YEAR ENDED
                                                                       DECEMBER 31,
                                                              ------------------------------
                                                                1998       1999       2000
                                                              --------   --------   --------
Income before taxes.........................................     311        988      1,284
Statutory tax rate..........................................      28%        28%        28%
                                                                ----       ----      -----
Income tax expense at statutory rates.......................     (87)      (277)      (360)
Differences in foreign tax rates............................       2          2         --
Amortization of goodwill....................................      (7)        (7)        (7)
Losses not currently recognized.............................     (37)       (34)       (46)
Expenses not deductible.....................................     (58)       (18)       (40)
Utilization of tax loss carryforwards.......................      --         59         --
Nontaxable income...........................................       2          1          1
                                                                ----       ----      -----
EFFECTIVE INCOME TAX........................................    (185)      (274)      (452)
                                                                ====       ====      =====
EFFECTIVE INCOME TAX RATE...................................      59%        28%        35%
                                                                ====       ====      =====

      The Company is subject to Swedish income tax on its taxable income in Sweden. The Company attempts to minimize the amount of taxes payable by transferring, to the extent possible, its taxable income to its parent company, Corral Petroleum Holdings AB. As a result, the amount included in the Consolidated Statement of Operations as income taxes generally reflects book entry transfers rather than cash paid or payable. In particular, the Company effects a transfer to its parent company, which is recorded as a "group contribution," which is in the form of a book-entry dividend, so the amount that is transferable on a year-to-year basis is limited by the Swedish Companies Act to the lesser of the amount of the unrestricted shareholders' equity, which includes net income earned during the year, shown on a consolidated and stand-alone basis. The group contribution is simultaneously offset by a shareholder loan. The excess of the group contribution, if any, over a shareholder loan represents a true dividend payable in cash. In 1998, the Company paid income taxes of SEK5 million, received a tax credit of SEK11 million in 1999 and paid income taxes of SEK11 million in 2000.

NOTE 8. EARNINGS PER SHARE

                                                                        YEAR ENDED
                                                                       DECEMBER 31,
                                                              ------------------------------
                                                                1998       1999       2000
                                                              --------   --------   --------
Net income..................................................    124         713        831
                                                                ===       =====      =====
Average number of shares (thousands)........................    610         610        610
                                                                ===       =====      =====
Income per share (SEK)......................................    203       1,169      1,362
                                                                ===       =====      =====

                      PREEM PETROLEUM AB AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

NOTE 9. INTANGIBLE ASSETS

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       2000
                                                              --------   --------
CAPITALIZED TURNAROUND COST--AT COST
As of beginning of year.....................................     281        378
Acquisitions................................................      97          2
                                                               -----      -----
As of year end..............................................     378        380

CAPITALIZED TURNAROUND COST--ACCUMULATED AMORTIZATION
As of beginning of year.....................................      91        162
Amortization for the year...................................      71         73
                                                               -----      -----
As of year end..............................................     162        235

Net book value..............................................     216        145
                                                               =====      =====
GOODWILL
As of beginning of year.....................................   1,244      1,244
Acquisitions................................................      --          3
                                                               -----      -----
As of year end..............................................   1,244      1,247

GOODWILL -- ACCUMULATED AMORTIZATION
As of beginning of year.....................................     618        721
Amortization for the year...................................     103        106
                                                               -----      -----
As of year end..............................................     721        827

Net book value..............................................     523        420
                                                               =====      =====

                      PREEM PETROLEUM AB AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

NOTE 10. TANGIBLE ASSETS

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       2000
                                                              --------   --------
LAND AND BUILDINGS--AT COST
As of beginning of year.....................................   1,346      1,391
Acquisitions/Company acquisitions...........................      40         40
Divestment/Disposals........................................     (10)       (15)
Reclassifications...........................................      21         90
Exchange rate differences...................................      (6)         7
                                                               -----      -----
As of year end..............................................   1,391      1,513

LAND AND BUILDINGS--ACCUMULATED DEPRECIATION
As of beginning of year.....................................     560        604
Divestment/Disposals........................................      (4)        (4)
Depreciation for the year...................................      49         56
Write-down of the year......................................      --         18
Exchange rate differences...................................      (1)         2
                                                               -----      -----
As of year end..............................................     604        676
                                                               =====      =====

Net book value..............................................     787        837
                                                               -----      -----
PLANT AND MACHINERY--AT COST
As of beginning of year.....................................   6,720      7,000
Acquisitions/Company acquisitions...........................     163         70
Divestment/Disposals........................................     (32)       (43)
Reclassifications...........................................     149        109
                                                               -----      -----
As of year end..............................................   7,000      7,136

PLANT AND MACHINERY--ACCUMULATED DEPRECIATION
As of beginning of year.....................................   3,099      3,380
Divestment/Disposals........................................     (26)       (39)
Depreciation for the year...................................     307        315
                                                               -----      -----
As of year end..............................................   3,380      3,656
                                                               =====      =====

Net book value..............................................   3,620      3,480
                                                               -----      -----

EQUIPMENT, TOOLS, FIXTURES AND FITTINGS--AT COST
As of beginning of year.....................................   1,387      1,424
Acquisitions/Company acquisitions...........................     122         78
Divestment/Disposals........................................    (110)       (82)
Reclassifications...........................................      28         76
Exchange rate differences...................................      (3)         4
                                                               -----      -----
As of year end..............................................   1,424      1,500
                                                               =====      =====

                      PREEM PETROLEUM AB AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

NOTE 10. TANGIBLE ASSETS (CONTINUED)

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       2000
                                                              --------   --------
As of beginning of year.....................................     725        746
Divestment/Disposals........................................     (98)       (58)
Depreciation for the year...................................     120        120
Write-down of the year......................................      --         33
Exchange rate differences...................................      (1)         2
                                                               -----      -----
As of year end..............................................     746        843
                                                               =====      =====

Net book value..............................................     678        657
                                                               -----      -----

CONSTRUCTION IN PROGRESS
As of beginning of year.....................................     173        237
Acquisitions................................................     265        218
Reclassifications...........................................    (198)      (273)
Exchange rate differences...................................      (3)         4
                                                               -----      -----
As of year end..............................................     237        186
                                                               =====      =====

TAX ASSESSMENT VALUES
Buildings...................................................     846      1,313
Land........................................................     243        246
Plant and machinery.........................................   1,797      1,192
                                                               -----      -----
As of year end..............................................   2,886      2,751
                                                               =====      =====

      Capital Leases are included above as follows:

                                                                       AS OF DECEMBER 31,
                                           ---------------------------------------------------------------------------
                                                           1999                                   2000
                                           ------------------------------------   ------------------------------------
                                                      ACCUMULATED                            ACCUMULATED
                                           AT COST    DEPRECIATION   BOOK VALUE   AT COST    DEPRECIATION   BOOK VALUE
                                           --------   ------------   ----------   --------   ------------   ----------
Land buildings...........................       2            --             2          2            --            2
Plant and machinery......................   1,225          (195)        1,030      1,225          (262)         963
                                            -----          ----         -----      -----          ----          ---
TOTAL....................................   1,227          (195)        1,032      1,227          (262)         965
                                            =====          ====         =====      =====          ====          ===

                      PREEM PETROLEUM AB AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

NOTE 11. LEASES

      Rental income and expense from operating leases were as follows:

                                                                        YEAR ENDED
                                                                       DECEMBER 31,
                                                              ------------------------------
                                                                1998       1999       2000
                                                              --------   --------   --------
Income before taxes.........................................    311        988       1,284
Rental income...............................................     60         53          59
Rental expense..............................................     10          9          12

      Rental income is recorded as other operating income and rental expense is recorded as selling or administrative expenses.

      The Company leases buildings and machinery and equipment under operating leases. The gross amount of assets under capital leases amounted to SEK1,227 million as of December 31, 1999 and 2000. The accumulated depreciation related to these capital leases amounted to SEK195 million and SEK262 million as of December 31, 1999 and 2000, respectively. The capital lease amortization expense was SEK67 million for each of the years 1998, 1999 and 2000.

      As of December 31, 2000 the future minimum lease commitments under noncancellable operating leases and capital leases were as follows:

                                                              OPERATING   CAPITAL
                                                               LEASES      LEASES     TOTAL
                                                              ---------   --------   --------
2001........................................................     11           62         73
2002........................................................      7           62         69
2003........................................................      6           62         68
2004........................................................      3           62         65
2005........................................................     --           62         62
2006 and thereafter.........................................     --        1,054      1,054
                                                                 --        -----      -----
TOTAL MINIMUM LEASE COMMITMENTS.............................     27        1,364      1,391
                                                                 ==        =====      =====
Less imputed interest.......................................                (220)
Present value of net minimum lease payments.................               1,144
Less current portion of capitalized lease obligation........                 (12)
                                                                           =====
Noncurrent portion of capitalized lease obligation..........               1,132
                                                                           =====

                      PREEM PETROLEUM AB AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

NOTE 12. PARTICIPATIONS IN ASSOCIATED COMPANIES

                                                                  NUMBER                PAR VALUE    BOOK VALUE
                                    ORGANIZATION   REGISTERED       OF      OWNERSHIP      (SEK         (SEK
COMPANY                                NUMBER        OFFICE       SHARES        %       THOUSANDS)   THOUSANDS)
-------                             ------------   -----------   --------   ---------   ----------   ----------
HELD BY PREEM PETROLEUM AB
AB Djurgardsberg..................  556077-3714    Stockholm         366       37             37            18
Goteborgs Smorjmedelsfabrik
  (Scanlube) AB...................  556287-6481    Gothenburg     25,000       50          2,500         2,500
Skandinaviska Kracker AB..........  556019-9878    Lysekil       875,000       50         87,500       187,500
                                                                                                       =======
TOTAL.............................                                                                     190,081
                                                                                                       =======

NOTE 13. OTHER SECURITIES HELD AS FIXED ASSETS

                                                                                                      BOOK VALUE
                                 ORGANIZATION   REGISTERED   NUMBER OF   OWNERSHIP   PAR VALUE (SEK      (SEK
COMPANY                             NUMBER        OFFICE      SHARES         %         THOUSANDS)     THOUSANDS)
-------                          ------------   ----------   ---------   ---------   --------------   ----------
HELD BY PREEM PETROLEUM AB

NGI Naturgasinvest AB..........  556387-9260    Stockholm      1,667        17            167              198
SPIMFAB--SPI Miljosaneringsfond
  AB...........................  556539-4888    Stockholm          1         1              2                2
Slackmedelscentralen--SMC AB...  556488-8583    Stockholm        259        26             52               52
SSH Svensk Servicehandel.......                                    3        --              1                1
Gotene E.D.F.
  Elforeningen,ek.for..........                                  100        --             10               10
Syrhola Handelsbolag...........                                                                              0
Tenant-owner association
  Berget.......................                                                                              0
Tenant-owner association
  Ekerum.......................                                                                            945
Tenant-owner association
  Solhylla.....................                                                                            425
Other..........................                                                                             30
                                                                                                         =====
TOTAL..........................                                                                          1,663
                                                                                                         =====

      In the normal course of business the Company enters into transactions with some of its Associated Companies. Amounts due from Associated Companies amounted to SEK16 million and SEK60 million at December 31, 1999 and 2000, respectively. Amounts due to Associated Companies were SEK16 million and SEK53 million at December 31, 1999 and 2000, respectively. Purchases from these affiliates were SEK198 million, SEK199 million and SEK197 million for the years 1998, 1999 and 2000, respectively.

                      PREEM PETROLEUM AB AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

NOTE 13. OTHER SECURITIES HELD AS FIXED ASSETS (CONTINUED)

      The following represents combined information for the Associated Companies owned during the respective years:

                                                                       YEARS ENDED
                                                                       DECEMBER 31,
                                                              ------------------------------
INCOME STATEMENT DATA                                           1998       1999       2000
---------------------                                         --------   --------   --------
Sales.......................................................    459        452        473
Income before taxes.........................................      2         --         --
Taxes.......................................................     --         --         --
                                                                ---        ---        ---
NET INCOME..................................................      2         --         --
                                                                ===        ===        ===

                                                                     AS OF
                                                                 DECEMBER 31,
                                                              -------------------
BALANCE SHEET DATA                                              1999       2000
------------------                                            --------   --------
Current assets..............................................     102        173
Property, plant and equipment--net..........................     415        415
Other assets................................................      31         20
                                                                ----       ----
TOTAL ASSETS................................................     548        608
                                                                ====       ====
Liabilities.................................................     310        370
Shareholders' equity........................................     238        238
                                                                ----       ----
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY..................     548        608
                                                                ====       ====

NOTE 14. INVENTORIES

      The valuation of inventories has been carried out at the lower of the acquisition value and the actual value. The actual value for finished products is the net sales value, and for crude oil it is the replacement costs of year end. At December 31, 2000 the actual value of inventories was SEK817 million lower than the acquisition value. There is a general practice within the Swedish oil industry to lend and borrow products to/from other oil companies. The lending portion of inventories volume is included in the inventories value in an amount of SEK156 million. Borrowed inventories volume correspond to an inventory value of SEK138 million, which is not included in the inventory value.

                                                                     AS OF
                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       2000
                                                              --------   --------
Raw materials and supplies..................................   1,443      2,008
Finished products...........................................   1,658      2,487
                                                               -----      -----
TOTAL.......................................................   3,101      4,495
                                                               =====      =====

                      PREEM PETROLEUM AB AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

NOTE 15. SHAREHOLDERS' EQUITY

      The Company's share capital include 610,258 shares with a par value of SEK1,000 each.

                                                                                              TOTAL
                                                   SHARE      RESTRICTED   UNRESTRICTED   SHAREHOLDERS'
                                                  CAPITAL      RESERVES      RESERVES        EQUITY
                                                 ----------   ----------   ------------   -------------
BALANCE AT JANUARY 1, 1998.....................     610          2,012           416          3,038
Net income for the year........................      --             --           124            124
Group contribution.............................      --             --          (631)          (631)
Tax effect of group contribution...............      --             --           177            177
Transfer between reserves......................      --            (84)           84             --
Translation differences........................      --             --             1              1
                                                    ---          -----        ------         ------
BALANCE AT DECEMBER 31, 1998...................     610          1,928           171          2,709
                                                    ===          =====        ======         ======
Net income for the year........................      --             --           713            713
Group contribution.............................      --             --        (1,190)        (1,190)
Tax effect of group contribution...............      --             --           333            333
Transfer between reserves......................      --           (195)          195             --
Translation differences........................      --             (3)           --             (3)
                                                    ---          -----        ------         ------
BALANCE AT DECEMBER 31, 1999...................     610          1,730           222          2,562
                                                    ===          =====        ======         ======
Net income for the year........................      --             --           831            831
Group contribution.............................      --             --        (1,356)        (1,356)
Tax effect of group contribution...............      --             --           380            380
Transfer between reserves......................      --             67           (67)            --
Translation differences........................      --             --             3              3
                                                    ---          -----        ------         ------
BALANCE AT DECEMBER 31, 2000...................     610          1,797            13          2,420
                                                    ===          =====        ======         ======

      In accordance with the Swedish Companies Act, distribution of dividends is limited to the lesser of the unrestricted shareholders' equity including net income for the year shown in the Consolidated Balance Sheet of the Parent Company and its subsidiaries and that of the Parent Company on a stand-alone basis, in each case, after proposed appropriations to restricted equity. Unrestricted equity in the Parent Company was SEK79 million as of December 31, 2000. As shown in the Consolidated Balance Sheet at December 31, 2000, unrestricted equity amounted to SEK13 million. Of this amount none is estimated to be appropriated to restricted equity. Restricted reserves include both untaxed reserves (net of applicable deferred taxes) and legal reserves. The legal reserves of SEK1,797 million are not available for distribution as they are required to be held to meet statutory requirements in Sweden. The untaxed reserves may be distributed as dividends upon payment of the related taxes. Transfers between restricted and unrestricted reserves mainly include establishment of new untaxed reserves or dissolution of untaxed reserves.

      Group contributions are paid in the year after the allocation is made.

                      PREEM PETROLEUM AB AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

NOTE 16. DEFERRED INCOME TAXES

                                                                      AS OF
                                                                   DECEMBER 31,
                                                              ----------------------
                                                                1999          2000
                                                              --------      --------
DEFERRED TAX LIABILITY
Untaxed reserves............................................    243           254
                                                                ---           ---
TOTAL.......................................................    243           254
                                                                ===           ===

                                                                      AS OF
                                                                   DECEMBER 31,
                                                              ----------------------
                                                                1999          2000
                                                              --------      --------
DEFERRED TAX RECEIVABLE
Tax loss carry-forwards.....................................     16            42
Provisions..................................................      3             2
                                                                ---           ---
Less: valuation allowance...................................    (16)          (42)
                                                                ---           ---
TOTAL.......................................................      3             2
                                                                ===           ===

      Deferred tax assets are included in other receivables.

      The Company is providing a valuation allowance on its tax loss carry-forwards because it has not been deemed more likely than not that the tax loss carry-forwards will be utilized in the near future.

      The Company has tax loss carry-forwards of approximately SEK56 million and SEK150 million as of December 31, 1999 and 2000, respectively. The tax loss carry-forwards are all from the Polish operations. Under current law, tax losses in Poland can be used against profits during a five year period, but only up to 50% of current year's tax expense. The tax losses expire between 2004-2006.

NOTE 17. LONG-TERM LIABILITIES

LIABILITIES TO CREDIT INSTITUTIONS

                                                                         AS OF DECEMBER 31,
                                                              -----------------------------------------
                                                                     1999                  2000
                                                              -------------------   -------------------
Loans in SEK................................................   1,158                 1,145
Loans in $..................................................   1,279                 1,239
Less repayments due within 1 year...........................    (437)     2,000       (702)     1,682
                                                               -----                 -----
Lease obligation............................................   1,156                 1,144
Less current portion........................................     (11)     1,145        (12)     1,132
                                                               =====      =====      =====      =====
TOTAL.......................................................              3,145                 2,814
                                                                          =====                 =====

                      PREEM PETROLEUM AB AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

NOTE 17. LONG-TERM LIABILITIES (CONTINUED)
AMORTIZATION PLAN

                                                             2001       2002       2003       2004       2005       2006
                                                           --------   --------   --------   --------   --------   --------
Loans....................................................    702          3         46        678        241         714
Capital lease obligation.................................     12         13         14         24         30       1,051
                                                             ---         --         --        ---        ---       -----
TOTAL....................................................    714         16         60        702        271       1,765
                                                             ===         ==         ==        ===        ===       =====

INTEREST BEARING LIABILITIES

                                                                                        AS OF DECEMBER 31,
                                                                             -----------------------------------------
                                                 MATURITY    INTEREST RATE     1999      1999%       2000      2000%
                                                 ---------   -------------   --------   --------   --------   --------
Fixed rate SEK.................................  2001/2008      5.8-8.45%       451       12.5        451       12.8
Variable rate SEK..............................  2001/2005      variable        707       19.7        694       19.7
Variable rate SEK*.............................       2022      variable      1,156       32.2      1,144       32.4
Fixed rate $...................................       2006          5.55%       426       11.9        477       13.5
Variable rate $................................  2004/2005..    variable        853       23.7        762       21.6
                                                                              -----      -----      -----      -----
TOTAL..........................................                               3,593      100.0      3,528      100.0
                                                                              =====      =====      =====      =====
Less: Current portion..........................                                (448)                 (714)
                                                                              -----                 -----
TOTAL..........................................                               3,145                 2,814
                                                                              =====                 =====

------------

*     Represents capital lease obligation

      The average interest rate on short-term debt was 5.1% during 1999 and 6.0% during 2000.

                                                                     AS OF
                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       2000
                                                              --------   --------
Shareholder loans...........................................   1,903      2,259
                                                               =====      =====

      Shareholder loans, which are subordinate to other liabilities, are not subject to interest or amortization.

      The Company has overdraft facilities of SEK584 million of which SEK135 million was utilized as of December 31, 2000. At December 31, 2000, the Company also has other unutilized facilities amounting to SEK 1,850 million.

      The Company has as of December 31, 2000, debt of SEK49 million secured by real estate mortgages and SEK477 million of debt that is guaranteed by a financial institution.

                      PREEM PETROLEUM AB AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

NOTE 18. LIABILITIES TO CREDIT INSTITUTIONS

                                                                     AS OF
                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       2000
                                                              --------   --------
Short-term portion of Long-term debt........................    448         714
Other loans.................................................     --         607
                                                                ---       -----
                                                                448       1,321
                                                                ===       =====

NOTE 19. OTHER LIABILITIES AND ACCRUED EXPENSES AND PREPAID INCOME

OTHER LIABILITIES

                                                                     AS OF
                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       2000
                                                              --------   --------
VAT.........................................................     380        439
Excise duties...............................................     677        677
Liability to Svenska Petroleum Exploration AB, related
  party.....................................................     168        460
Other.......................................................     116        172
                                                               -----      -----
TOTAL.......................................................   1,341      1,748
                                                               =====      =====

ACCRUED EXPENSES AND PREPAID INCOME

                                                                     AS OF
                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       2000
                                                              --------   --------
Crude oil...................................................     992        628
Accrued salaries and social costs...........................      54         67
Accrued interest expenses...................................      27         29
Other.......................................................     276        287
                                                               -----      -----
TOTAL.......................................................   1,349      1,011
                                                               =====      =====

                      PREEM PETROLEUM AB AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

NOTE 20. AVERAGE NUMBER OF EMPLOYEES

                                                    1998                   1999                   2000
                                            --------------------   --------------------   --------------------
                                             NO. OF                 NO. OF                 NO. OF
                                            EMPLOYEES    % MEN     EMPLOYEES    % MEN     EMPLOYEES    % MEN
                                            ---------   --------   ---------   --------   ---------   --------
                                                                (ACTUAL, NOT IN MILLIONS)
PREEM PETROLEUM AB
Sweden....................................      924        62          911        59          751        53
GROUP COMPANIES
Sweden....................................      961        87          950        86        1,003        86
Norway....................................        3        33            4        50            4        50
Poland....................................      238        76          272        74          272        71
                                              -----        --        -----        --        -----        --
Total group companies.....................    1,202        85        1,226        83        1,279        83
                                              -----        --        -----        --        -----        --
Total group...............................    2,126        75        2,137        73        2,030        72
                                              =====        ==        =====        ==        =====        ==

SALARIES, OTHER REMUNERATION AND PAYROLL OVERHEADS

                                         1998                          1999                          2000
                              ---------------------------   ---------------------------   ---------------------------
                                                 PAYROLL                       PAYROLL                       PAYROLL
                                                OVERHEADS                     OVERHEADS                     OVERHEADS
                                                (OF WHICH                     (OF WHICH                     (OF WHICH
                              SALARIES, OTHER    PENSION    SALARIES, OTHER    PENSION    SALARIES, OTHER    PENSION
                               REMUNERATION     EXPENSES)    REMUNERATION     EXPENSES)    REMUNERATION     EXPENSES)
                              ---------------   ---------   ---------------   ---------   ---------------   ---------
Preem Petroleum AB.........        267.5          115.0          262.2          112.8          249.5          100.6
                                                  (22.6)*                       (22.9)*                       (15.1)*
Group companies............        277.0          119.4          280.3          108.0          318.2          130.2
                                                  (19.7)**                       (9.8)**                      (16.4)**
                                   -----          -----          -----          -----          -----          -----
Group total................        544.5          234.4          542.5          220.8          567.7          230.8
                                   =====          =====          =====          =====          =====          =====
                                                  (42.3)                        (32.7)                        (31.5)
                                                  =====                         =====                         =====

------------

* Of the Preem Petroleum AB's pension expenses, SEK0.8 million, SEK1.3 million and SEK1.7 million for the year 1998, 1999 and 2000, respectively, relates to the Board and President of the group.

**    Of the group's pension expenses, SEK1.7 million, SEK2.2 million and
     SEK2.2 million for the year 1998, 1999 and 2000, respectively, relates to the Board and President of the group.

                      PREEM PETROLEUM AB AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

NOTE 20. AVERAGE NUMBER OF EMPLOYEES (CONTINUED)
BREAK-DOWN OF SALARIES AND OTHER REMUNERATION ACCORDING TO COUNTRY AND BETWEEN BOARD MEMBERS AND EMPLOYEES.

                                            1998                    1999                    2000
                                    ---------------------   ---------------------   ---------------------
                                    BOARD AND     OTHER     BOARD AND     OTHER     BOARD AND     OTHER
                                    PRESIDENT   EMPLOYEES   PRESIDENT   EMPLOYEES   PRESIDENT   EMPLOYEES
                                    ---------   ---------   ---------   ---------   ---------   ---------
Preem Petroleum AB................      2.1       265.4         2.3       259.9         2.3       247.2
(of which bonus)..................      (--)                    (--)                    (--)
Group companies in Sweden.........      4.2       253.7         4.1       254.7         4.3       291.3
(of which bonus)..................      (--)                    (--)                    (--)
Group companies abroad
Norway............................      0.9         0.6         0.9         1.0         0.9         1.2
Poland............................      2.5        15.1         0.9        18.7         0.6        19.9
                                    ---------     -----     ---------     -----     ---------     -----
Total for group companies.........      7.6       269.4         5.9       274.4         5.8       312.4
                                    ---------     -----     ---------     -----     ---------     -----
Group total.......................      9.7       534.8         8.2       534.3         8.1       559.6
(of which bonus)..................      (--)                    (--)                    (--)

      Agreement has been reached with the president regarding a two-year period of notice. The president is entitled to pension from the age of 60 to 65 years, equivalent to 70% of the fixed salary at the time of retirement.

NOTE 21. AUDITORS' FEE

                                                                  YEAR ENDED
                                                                   DECEMBER
                                                                      31,
                                                              -------------------
                                                                1999       2000
                                                              --------   --------
KPMG
Auditing....................................................    2.3        1.7
Other assignments...........................................    1.4        1.0
SET
Auditing....................................................    0.2        0.1
Other assignments...........................................     --         --
Other auditors
Auditing....................................................    0.1         --
Other assignments...........................................     --         --

                      PREEM PETROLEUM AB AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

NOTE 22. PLEDGED ASSETS AND CONTINGENT LIABILITIES

                                                                  YEAR ENDED
                                                                   DECEMBER
                                                                      31,
                                                              -------------------
                                                                1999       2000
                                                              --------   --------
ASSETS PLEDGED
Property mortgages..........................................     53         51
Floating charges............................................     43          5
Deposits....................................................      7         83
                                                                ---        ---
TOTAL PLEDGED ASSETS........................................    103        139
                                                                ===        ===
CONTINGENT LIABILITIES
Guarantee...................................................     19         39
Liability for partnership...................................     56         67
                                                                ---        ---
TOTAL CONTINGENT LIABILITIES................................     75        106
                                                                ===        ===

      Guarantees are when the Company has guaranteed a third party's transaction with another party, mainly loans. The liability for partnership represents the Company's proportionate share of the partnership's total liabilities, which is less than 1%. According to a decision by the tax authorities of November 1998 relating to the audit of the 1994 tax year, additional VAT and penalties of approximately SEK64.9 million were charged to the Company. The case concerns the accounting of VAT payments on Preem-credit card sales. Although we appealed the decision to the County Administrative Court of Stockholm, the Court has not yet rendered a final decision. In November 1998, the tax authorities granted the Company an extension to pay the additional VAT and penalties until the appeal has been heard. The Company has, in accordance with generally accepted accounting principles, made a reservation for the additional VAT, namely
SEK54 million, in its books. However, the Company has not made a reservation for any potential penalties, which could amount to approximately SEK11.2 million. If the Company is unsuccessful in its appeal, its VAT liability may be affected for a total of three years, the probability of which the Company believes is unlikely.

      The Swedish Competition Authority has filed a summons application to the City Court of Stockholm against the Company and four other oil companies operating in Sweden, demanding that the City Court impose fines on the Company of SEK85 million, as a penalty for alleged infringements of the Swedish Competition Act. The Swedish Competition Authority has demanded total fines of SEK740 million for all five oil companies. The Competition Authority claims that the Company participated in a cartel on the Swedish market concerning prices and discounts on petrol during the summer and fall of 1999.

      The Swedish Competition Authority is also investigating the existence of a possible diesel cartel in the Swedish market. In connection with its investigation, the Competition Authority obtained documents from all five major oil companies in November 2000, including Preem Petroleum AB. The Company can offer no assurance that the Swedish Competition Authority will not initiate legal action against its in connection with this investigation. For infringements of the Swedish Competition Act, the Swedish courts may impose fines equal to up to ten percent of the infringing company's turnover.

                      PREEM PETROLEUM AB AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

NOTE 22. PLEDGED ASSETS AND CONTINGENT LIABILITIES (CONTINUED)
      In addition to the fines imposed by the Swedish courts, the Swedish Competition Act provides the possibility for companies and private parties to recover damages attributable to infringements of such Act, in which case the total amount of the Company's liability would be uncertain. Legal proceedings must be initiated within five years from the date on which the damage occurred. The Company can not rule out the possibility of lawsuits from private parties or companies. At present, there is no mechanism under Swedish law to bring a class action or to impose punitive damages. However, there can be no assurances that this will remain the case for the next four years.

NOTE 23. SELECTED INDUSTRY SEGMENT INFORMATION

      The Company operates mainly in the oil and gas industry and has three reportable segments: the Supply and Refining Division, the Swedish Market Division and the International Division. The three segments were determined based upon the types of services and products that are provided to the customers. The Supply and Refining Division operates the majority-owned Scanraff refinery located on the west coast of Sweden, north of Gothenburg and the wholly-owned Preemraff refinery located near the harbour of Torshamnen in Gothenburg as well as storage depots throughout Sweden. The Supply and Refining Division sells a full range of refined products in Sweden and abroad. The Swedish Market Division sells home-heating gasoil directly to end-users, and gasoil, diesel and fuel oil directly to Swedish companies using refined products purchased from the Supply and Refining Division. The Swedish Market Division also sells gasoline, diesel, lubricants, shop merchandise and other products through its Preem-branded service stations. The International Division sells refined products primarily to wholesale customers operated under the Preem-branded name in Poland. Performance of the segments is evaluated based upon operating profit (loss) before income taxes and excluding interest income and expenses, and minority interest. Segment information has been prepared in accordance with SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." Accounting policies of the segments are the same as those described in the summary of significant accounting policies. Intersegment sales were made at market rates. It is impracticable to provide the information required by paragraph 37 of SFAS 131. The Company does not have information available regarding revenues from external customers for individual products or similar products and services.

                      PREEM PETROLEUM AB AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

NOTE 23. SELECTED INDUSTRY SEGMENT INFORMATION (CONTINUED)
      Financial information by segment is as follows:

                                                                  YEAR ENDED DECEMBER 31,
                                                               ------------------------------
                                                                 1998       1999       2000
                                                               --------   --------   --------
                                                                 SEK        SEK        SEK
Sales revenue:
Supply and refining(1)......................................    12,526     18,728     35,477
Swedish market..............................................     6,071      7,040      9,904
International...............................................       741        791      1,462
                                                                ------     ------     ------
Segment sales revenue.......................................    19,338     26,559     46,843
Intersegment sales revenue..................................    (3,580)    (4,339)    (7,285)
                                                                ======     ======     ======
Sales revenues..............................................    15,758     22,220     39,558
                                                                ------     ------     ------
Segment operating profit:
Supply and refining.........................................       578      1,120      1,540
Swedish market..............................................        48         92          6
International...............................................        (1)       (30)       (69)
                                                                ------     ------     ------
Segment operating profit....................................       625      1,182      1,477
Other non-allocated income (expense)(2).....................       (53)        39        179
Income from operations......................................       572      1,221      1,656
Non-allocated items(3)......................................      (263)      (234)      (373)
                                                                ------     ------     ------
INCOME BEFORE INCOME TAXES..................................       309        987      1,283
                                                                ======     ======     ======

------------

(1) Includes sales by the Supply and Refining Division to the Swedish Market Division and International Division of SEK3,580 million for 1998, SEK4,339 million for 1999, SEK7,285 million for 2000.

(2) Other non-allocated income (expense) includes the corporate cost center, non-recurring items and exchange rate differences.

(3) Non-allocated items consist of interest income and expenses, other financial income and expense and minority interest.

DEPRECIATION AND AMORTIZATION:

                                                                         YEAR ENDED
                                                                        DECEMBER 31,
                                                               ------------------------------
                                                                 1998       1999       2000
                                                               --------   --------   --------
Supply and refining.........................................     446        470        507
International...............................................      11         15         23
Swedish market..............................................     163        154        180
                                                                 ---        ---        ---
Segment depreciation and amortization.......................     620        639        710
Other.......................................................      22         11         11
                                                                 ---        ---        ---
TOTAL.......................................................     642        650        721
                                                                 ===        ===        ===

                      PREEM PETROLEUM AB AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

NOTE 23. SELECTED INDUSTRY SEGMENT INFORMATION (CONTINUED)
CAPITAL EXPENDITURES:

                                                                         YEAR ENDED
                                                                        DECEMBER 31,
                                                               ------------------------------
                                                                 1998       1999       2000
                                                               --------   --------   --------
Supply and refining.........................................     341        424        203
International...............................................      43         40         64
Swedish market..............................................     119        119        130
                                                                 ---        ---        ---
Segment capital expenditures................................     503        583        397
Other.......................................................       5          7          8
                                                                 ---        ---        ---
TOTAL.......................................................     508        590        405
                                                                 ===        ===        ===

      Geographic information

SALES REVENUES:

                                                                  YEAR ENDED DECEMBER 31,
                                                               ------------------------------
                                                                 1998       1999       2000
                                                               --------   --------   --------
Swedish market..............................................     8,567      9,838     15,764
Norway......................................................       790      2,857      7,695
United Kingdom..............................................       750      1,779      3,556
Denmark.....................................................     1,429      1,680      3,502
Other.......................................................     4,222      6,072      9,041
                                                                ------     ------     ------
TOTAL.......................................................    15,758     22,220     39,558
                                                                ======     ======     ======

      The largest portion of the Company's sales in other markets is comprised of sales to the Northern European market.

LONG-LIVED ASSETS:

                                                                      AS OF
                                                                  DECEMBER 31,
                                                               -------------------
                                                                 1999       2000
                                                               --------   --------
Sweden......................................................    6,182      5,804
Other.......................................................      108        169
                                                                -----      -----
TOTAL.......................................................    6,290      5,973
                                                                =====      =====

                      PREEM PETROLEUM AB AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

NOTE 24. FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

      The Company has operations and assets in Sweden and Poland. Consequently, the Company's profits and revenues are affected, when measured in Swedish Kronor, by fluctuations of currency exchange rates. In addition the Company is exposed to fluctuations of the Dollar due to the fact that most of its goods are priced in Dollars. When the Swedish Kronor appreciates against other currencies, the Company's profits from foreign operations, reported in Swedish Kronor, may decrease. Likewise, when the Swedish Kronor declines against other currencies, the Company's profits from foreign operations reported in Swedish Kronor may increase. The Company also has exposure to market risks from changes in interest rates and price fluctuations in oil. Certain financial instruments are used by the Company to manage these foreign currency, interest rate and oil risks as summarized below.

NOTIONAL AMOUNTS AND CREDIT EXPOSURE

      The notional amounts of off-balance-sheet financial instruments presented in this Note represent face or contractual amounts and thus are not a measure of the exposure of the Company through its use of such financial instruments. The actual amounts exchanged are calculated on the basis of the notional amounts and the other terms of the financial instruments, which relate to interest rates, exchange rates, and bunker oil prices.

      The Company is exposed to credit related losses in the event that counterparties to the off-balance-sheet financial instruments do not perform according to the terms of the contract. In the opinion of management, the counterparties to the financial instruments are creditworthy financial institutions and other parties and the Company does not expect any significant loss to result from non-performance. The Company, in the normal course of business, does not demand collateral. The credit exposure of interest rate and foreign exchange contracts is represented by the fair value of contracts with a positive fair value at the end of each period, reduced by the effects of master netting arrangements. Initial margin requirements and daily calls are met in cash.

INTEREST RATE RISK MANAGEMENT

      The Company uses interest swaps to manage its interest rate risk, but did not have any open position either at December 31, 1999 or 2000.

FOREIGN CURRENCY RISK MANAGEMENT

      The Company is exposed to foreign currency exchange rate risk, due to the international nature and scope of its operations. A substantial portion of the Company's revenues and expenses are denominated in foreign currency. The Company's foreign currency risk exposure arises from (i) fluctuations in exchange rates in relation to the value of the Company's sales and purchases in foreign currencies and certain financial assets and liabilities (transaction exposure). The Company's policy is to hedge its transaction risk primarily on its net exposures. Management regularly reviews the Company's assets and liabilities that are denominated in foreign currency and determines the net amount that is subject to risk of foreign currency fluctuations. The Company primarily uses forward exchange contracts and, to a lesser extent, purchases currency options and currency swaps to manage its foreign currency risk.

                      PREEM PETROLEUM AB AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

NOTE 24. FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (CONTINUED)
      The following table presents the notional amounts and credit exposure of financial instruments used for foreign currency risk management as of December 31 for each year:

                                                                      AS OF DECEMBER 31,
                                                           -----------------------------------------
                                                                  1999                  2000
                                                           -------------------   -------------------
                                                           NOTIONAL    CREDIT    NOTIONAL    CREDIT
                                                            AMOUNT    EXPOSURE    AMOUNT    EXPOSURE
                                                           --------   --------   --------   --------
Forward exchange contracts...............................       --        --        46            --
                                                           --------   --------      --      --------
                                                                --        --        46            --
                                                           ========   ========      ==      ========

      The following table summarizes the contractual amounts of the Company's forward exchange and option contracts by major currency in Swedish Kronor. Foreign currency amounts are translated at rates current at the reporting date. The "buy" amounts represent Swedish Kronor equivalent of commitments or options to purchase foreign currencies, and the "sell" amounts represent the Swedish Kronor equivalent of commitments or options to sell foreign currencies. The Company uses forward exchange contracts, which typically expire within one year, to hedge anticipated and firmly committed payments and receipts of foreign currencies related to sales, product costs, interest and sale and purchase of fixed assets.

                                                                     1999                  2000
                                                              -------------------   -------------------
                                                                BUY        SELL       BUY        SELL
                                                              --------   --------   --------   --------
Polish Zloty................................................       --         --         --       46
                                                              --------   --------   --------      --
Total.......................................................       --         --         --       46
                                                              ========   ========   ========      ==

OIL RISK MANAGEMENT

      As with currency risks, Preem makes assumptions regarding future changes in the price of bunker and prices are hedged on the basis of this assessment. The risk permitted within the frame for the financial policy totals a norm position 1,580,000 cubic meters (+200,000/-250,000 cubic meters) any given instance, which, assuming current price levels, means that approximately none of the Group's consumption must be hedged, if at norm position.

      Preem uses swaps and futures to fix its price levels. The marked to marked value of these instruments amounts to SEK52 million and SEK81 million as of December 31, 1999 and 2000, respectively. The difference between the acquisition price and the market price at year end affects

                      PREEM PETROLEUM AB AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

NOTE 24. FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (CONTINUED) income and balance sheet. The total notional amount of the outstanding contracts was SEK2,576 million and SEK4,395 million as of December 31, 1999 and 2000.

                                                            1999                     2000
                                                   ----------------------   -----------------------
                                                   NOTIONAL    LENGTH OF    NOTIONAL    LENGTH OF
                                                    AMOUNT     CONTRACT      AMOUNT      CONTRACT
                                                   --------   -----------   --------   ------------
Oil Swaps........................................   2,122     Jan-Dec -00    2,736     Jan-Dec -01
Oil Futures......................................     454     Jan-Dec -00    1,559     Jan-June -01
                                                    -----                    -----
                                                    2,576                    4,395
                                                    =====                    =====

ENVIRONMENTAL COST

      The Company accrues for environmental costs as indicated in Note 1. Numerous local, state and federal laws, rules and regulations relating to the environment are applicable to the Company's operations. As a result, the Company falls under the jurisdiction of numerous state and federal agencies and is exposed to the possibility of judicial or administrative actions for remediation and/or penalties brought by those agencies.

      The Company has been and will be responsible for costs related to compliance with, or remediation resulting from, environmental regulations.

      The Company has leased the Finnberget depot since 1987, and its lease agreement terminates in September 2001. The lease agreement has a provision limiting the Company's liability for any decontamination to a maximum of SEK4 million. The Company is in a dispute, however, with the landlord over whether this limitation extends to third party claims, including claims made by governmental authorities. The Company has filed an application in November 2000 with the Swedish district court, asking the court to establish that the contractual limitation extends to third party claims. If the court does not find in the Company's favor, the Company may be liable for all or part of the decontamination of this site. The total cost of decontamination depends on the intended future use of the site. Management estimate the total decontamination cost for future industrial use would be approximately SEK40 million. Management estimate the total decontamination cost for future housing use would be approximately SEK75-110 million; the Company has accrued an amount of SEK4 million, which is represented by a contractual obligation.

      There are currently no other identified environmental remediation projects of which the costs can be reasonably estimated. However, the continuation of the present investigative process, other more extensive investigation over time or changes in regulatory requirements could result in future liabilities. The Company's operations are conducted in hazardous environments where accidents involving catastrophic damage or loss of life could result, and litigation arising from such an event may result in the Company being named a defendant in lawsuits asserting material claims. The Company insures itself for liability arising from its operations, including loss of or damage to third-party property, death or injury to third parties, statutory workers compensation protection and pollution caused by a sudden and accidental occurrence. Although there can be no assurance that the amount of insurance carried by the Company is sufficient to protect the Company fully in all events, all such insurance is carried at levels of coverage and deductibles that the Company consider financially prudent. A successful liability claim for which the Company are underinsured or uninsured could have a material adverse effect on us.

                      PREEM PETROLEUM AB AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

NOTE 25. U.S. GAAP INFORMATION

      The following is a summary of the most significant differences between the Preem Group's accounts in accordance with Swedish and U.S. GAAP, respectively.

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       2000
                                                              --------   --------
Net income for the year according to Swedish GAAP...........     713        831
Adjustments in accordance with U.S. GAAP:
  Pensions (A)..............................................       8          4
  Pension refund (B)........................................      --        (89)
  Goodwill amortization (C).................................    (132)      (132)
  Income taxes (D)..........................................     (59)        --
  Income tax effects of U.S. GAAP adjustment................      (2)        23
                                                                ----      -----
According to U.S. GAAP......................................     528        637
                                                                ====      =====
Basic and diluted income per share in accordance with U.S.
  GAAP......................................................     866      1,044
                                                                ====      =====
Weighted number of shares outstanding (thousands)...........     610        610
                                                                ====      =====

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       2000
                                                              --------   --------
Shareholder's equity according to Swedish GAAP..............   2,562      2,420
Adjustments in accordance with U.S. GAAP:
  Pensions (A)..............................................      46         50
  Pension refund (B)........................................      --        (89)
  Goodwill (C)..............................................   1,230      1,098
  Accumulated income tax effects............................     (13)        10
                                                               -----      -----
According to U.S. GAAP......................................   3,825      3,489
                                                               =====      =====

------------

(A) Pensions--The Group companies have various pension schemes in accordance with local conditions and practices in the countries in which they operate. Most of these schemes are defined benefit pension schemes with retirement, disability, death and termination income benefits. The retirement income benefits are generally a function of years of employment and final salary with the Company and are generally coordinated with local national pension schemes. The Group companies' schemes are generally funded through payments to insurance companies or to trustee-administered funds as determined by periodic actuarial calculations. The Group policy for funding its defined benefit plans is to satisfy local statutory funding requirements for tax deductible contributions. The Company contributes at least an amount equal to the minimum funding requirements for the countries in which it maintains pension schemes. The Company also participates in some multi-employer pension arrangements and defined contribution pension arrangements.

      Under U.S. GAAP, the determination of pension expense for defined benefit pension plans is made pursuant to Statement of Financial Accounting Standard, "Employers' Accounting for Pensions SFAS No. 87." SFAS 87 is more prescriptive than Swedish GAAP in that it requires the use of specific actuarial method (the projected unit credit method). SFAS 87 requires, under certain circumstances, a minimum liability may be recorded with a corresponding intangible asset and/or reduction of shareholders' equity for plans that are underfunded.

                      PREEM PETROLEUM AB AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

NOTE 25. U.S. GAAP INFORMATION (CONTINUED)
(B) Pension refund--The Swedish National Pension Fund decided during late 1999 to repay some of its excess funds to the contributors to the plan. The amount to be received is split into two parts i) 20% in cash during September 2000; and ii) 80% of future required payments. Swedish GAAP allows the Companies to account for this refund in income during 2000 using a present value calculation of future payments. Under U.S. GAAP the non-cash portion of the refund will be recognized as an offset to future contributions. Total amount recognized in Swedish GAAP amounts to SEK115 million.

(C) Goodwill--U.S. GAAP requires goodwill to be pushed down to the subsidiary that was acquired in the subsidiary's stand-alone financial statements. For U.S. GAAP purposes the goodwill associated with Corral Petroleum Holdings AB's acquisition of Preem Petroleum AB (SEK1,997 millions) was recognized as an asset and amortized over an estimated useful life of 15 years. Swedish GAAP does not permit this treatment of goodwill.

(D) Taxes--Under Swedish GAAP, deferred income taxes are generally recognized on timing differences only to the extent that it is likely that a tax liability will arise in the foreseeable future. Deferred tax assets resulting from timing differences are recognized only to the extent that they can be offset against deferred tax liabilities. Under U.S. GAAP, deferred tax liabilities are required to be recognized on all differences between book and tax basis of assets and liabilities, regardless of the likelihood of reversal or crystallization. Deferred tax assets, including tax loss carry-forwards, are recognized to the extent that it is more probable than not that such asset will be realized.

OTHER U.S. GAAP DISCLOSURES

FAIR VALUE OF FINANCIAL INSTRUMENTS

      FASB Statement No. 107, "Disclosures about Fair Value of Financial Instruments," requires the disclosure of estimated fair values for all financial instruments, both on- and off-balance-sheet, for which it is practicable to estimate fair value. The Company's estimates show that there are no material variation between market value and book value for its long-lived assets and liabilities, except for long-term debt as presented below, as at December 31, 1999 and 2000. For certain instruments, including cash and cash equivalents, and accounts payable and accruals, it was assumed that the carrying amount approximated fair value due to the short maturity of those instruments.

      The estimated fair value of the Company's long-term debt are based on present value of future payments based on the difference in interest rates.

                                                                    AS OF DECEMBER 31,
                                                 ---------------------------------------------------------
                                                            1999                          2000
                                                 ---------------------------   ---------------------------
                                                 CARRYING VALUE   FAIR VALUE   CARRYING VALUE   FAIR VALUE
                                                 --------------   ----------   --------------   ----------
LIABILITIES
Long-term liabilities to credit institutions...      3,145           3,136         2,814           2,785

                      PREEM PETROLEUM AB AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

NOTE 25. U.S. GAAP INFORMATION (CONTINUED)
ALLOWANCE FOR DOUBTFUL ACCOUNTS

      Schedule of movements in allowance for doubtful accounts in the Preem Group for the years ended December 31, 1998, 1999 and 2000:

                                BALANCE AT                          CHARGED
                               BEGINNING OF   CHARGED TO COSTS   (CREDITED) TO     ADDITIONS OR     BALANCE AT END
YEAR                              PERIOD        AND EXPENSES     OTHER ACCOUNTS   DEDUCTIONS (A)      OF PERIOD
----                           ------------   ----------------   --------------   ---------------   --------------
1998........................        34               (1)                (1)             (6)               26
1999........................        26                1                 (1)              2                28
2000........................        28                8                 (1)             11                46

------------

(A)  Primary write-offs of bad debts.

COMPREHENSIVE INCOME

      Comprehensive Income--The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," which establishes standards for the reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income generally encompasses all changes in shareholders equity (except those arising from transactions with the owners) and includes net income (loss), net unrealized capital gains or losses on available for sale securities and Foreign currency translation adjustments. Comprehensive income (loss) in accordance with Swedish GAAP were as follows:

                                                                               ACCUMULATED OTHER
                                                              COMPREHENSIVE   COMPREHENSIVE INCOME
                                                              -------------   --------------------
BALANCE OF JANUARY 1, 1998..................................
Net income..................................................        124                 --
Foreign currency translation adjustment.....................         (1)                (1)
                                                                   ----
                                                                    123
Comprehensive income 1998
                                                                                      ----
BALANCE OF DECEMBER 31, 1998................................                            (1)
                                                                                      ====
Net income..................................................        713
Foreign currency translation adjustment.....................         (3)                (3)
                                                                   ----
Comprehensive income 1999...................................        710
                                                                                      ----
BALANCE OF DECEMBER 31, 1999................................                            (4)
                                                                                      ====
Net income..................................................        831
Foreign currency translation adjustment.....................          3                  3
                                                                   ----
Comprehensive income 2000...................................        834
                                                                                      ----
BALANCE OF DECEMBER 31, 2000................................                            (1)
                                                                                      ====

                      PREEM PETROLEUM AB AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

NOTE 26. RECENT U.S. ACCOUNTING PRONOUNCEMENTS ISSUED BUT NOT YET ADOPTED

     In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133 ("Statement 133") "Accounting for Derivative Instruments and for Hedging Activities." In
June 2000, the FASB issued Statement of Financial Accounting Standards No. 138 ("Statement 138"), "Accounting for Certain Derivative Instruments and Certain Hedging Activity, an Amendment of SFAS 133." Statement 133, as amended, requires companies to recognize all derivatives as either assets or liabilities in the statement of financial condition and measure those instruments at fair value. It also requires that changes in fair value of a derivative be recognized currently in earnings unless specific hedge accounting criteria are met. The Company adopted Statement 133, as amended on January 1, 2001. The adoption of Statement 133, will have no impact on the Company's financial statements.

      In July 2001, the FASB issued Statement of Financial Accounting Standards No. 141 ("Statement 141"), "Business Combinations" and Statement of Financial Accounting Standards No. 142 ("Statement 142"), "Goodwill and Other Intangible Assets." Statement 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Statement 141 also specifies criteria intangible assets acquired in a purchase method business combination must meet to be recognized and reported apart from goodwill. Statement 142 will require that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment at least annually in accordance with the provisions of Statement 142. Statement 142 will also require that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Statement 142 is required to be adopted by the Company effective January 1, 2002.

      Statement 141 will require upon adoption of Statement 142, that the Company evaluate its existing intangible assets and goodwill that were acquired in a prior purchase business combination, and to make any necessary reclassifications in order to conform with the new criteria in Statement 141 for recognition apart from goodwill. Upon adoption of Statement 142, the Company will be required to reassess the useful lives and residual values of all intangible assets acquired in purchase business combinations, and make any necessary amortization period adjustments by the end of the first interim period after adoption. In addition, to the extent an intangible asset is identified as having an indefinite useful life, the Company will be required to test the intangible asset for impairment in accordance with the provisions of Statement 142 within the first interim period. Any impairment loss will be measured as of the date of adoption and recognized as the cumulative effect of a change in accounting principle in the first interim period.

      The Company has not yet determined the impact of adopting Statement 141 and Statement 142.

      In June 2001, the Financial Accounting Standards Board issued Statement No. 143, ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS, which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The standard applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) normal use of the asset.

                      PREEM PETROLEUM AB AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

NOTE 26. RECENT U.S. ACCOUNTING PRONOUNCEMENTS ISSUED BUT NOT YET ADOPTED (CONTINUED)
      Statement No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The fair value of the liability is added to the carrying amount of the associated asset and this additional carrying amount is depreciated over the life of the asset. The liability is accreted at the end of each period through charges to operating expense. If the obligation is settled for other than the carrying amount of the liability, the Company will recognize a gain or loss on settlement.

      The Company is required and plans to adopt the provisions of Statement
No. 143 for the quarter ending March 31, 2003. To accomplish this, the Company must identify all legal obligations for asset retirement obligations, if any, and determine the fair value of these obligations on the date of adoption. The determination of fair value is complex and will require the Company to gather market information and develop cash flow models. Additionally, the Company will be required to develop processes to track and monitor these obligations. Because of the effort necessary to comply with the adoption of Statement No. 143, it is presently not practicable for management to estimate the impact of adopting this Statement.

NOTE 27. PENSION INFORMATION

      The Group has certain Swedish pension arrangements that are not multiemployer or non-participating insurance arrangements that are funded through payments to a separate pension foundation. For Swedish GAAP purposes, pension expense for defined benefit pension plans is based on actuarial computation. The net periodic pension expense and the vested benefit obligation have also been determined for U.S. GAAP purposes on the basis that would result if all employees are separated immediately. The accounting for pension plans in accordance with Swedish GAAP is different from the accounting and disclosure requirements of SFAS No. 87 "Employers Accounting for Pensions" and SFAS
No. 132 "Employers Disclosure about Pensions and Other Post-retirement Benefits." The Company adopted SFAS 87 in January 1, 1996, and the transition amount was SEK17 million, which is amortized over a period of 15 years.

      Pension cost, on the defined benefit plans, calculated in accordance with U.S. GAAP includes the following:

                                                                        YEAR ENDED
                                                                       DECEMBER 31,
                                                              ------------------------------
                                                                1998       1999       2000
                                                              --------   --------   --------
Service cost................................................      2           --          --
Interest cost...............................................      9            6           6
Net amortization and deferral...............................     (2)          (2)         --
                                                                 --      --------   --------
NET PERIODIC PENSION COST...................................      9            4           6
                                                                 ==      ========   ========

      The cash amount received in 2000 of SEK26 million of pension refund is not reflected in the net periodic pension cost above.

                      PREEM PETROLEUM AB AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

NOTE 27. PENSION INFORMATION (CONTINUED)
      The change in benefit obligation are as follows:

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              -------------------
CHANGE IN BENEFIT OBLIGATION                                    1999       2000
----------------------------                                  --------   --------
Benefit obligation at beginning of year.....................     126        137
Interest cost...............................................       6          6
Actuarial gain (loss).......................................      21          5
Benefit paid................................................     (16)       (15)
                                                                ----       ----
Benefit obligation at end of year...........................     137        133
                                                                ====       ====
Funded status...............................................    (137)      (133)
                                                                ====       ====
Amounts recognized in the consolidated balance sheets
  consist of accrued pension liability......................     137        133
                                                                ====       ====

      Assumptions used in the calculation of pension obligations are as follows:

                                                                1999       2000
                                                              --------   --------
                                                               SWEDEN     SWEDEN
                                                              --------   --------
Weighted discount rate......................................    5.0%       5.0%
Rates of increase in compensation levels....................    2.5%       2.5%

      The projected benefit obligation and accumulated benefit obligation for pension plans with accumulated benefit obligations in excess of plan assets was SEK137 million and SEK137 million, respectively, as of December 31, 1999 and SEK133 million and SEK133 million, respectively, as of December 31, 2000.

NOTE 28. RELATED PARTY TRANSACTIONS

      The Company has entered into various transactions with affiliated companies, which were entered into on terms no less favorable than those that could have been obtained from an unrelated third party. The significant transactions between the Company and its affiliates are described below.

      Midroc Scandinavia AB, a company in which Mr. Al-Amoudi has a majority shareholding, has provided and continues to provide maintenance and construction services, through its subsidiaries, to Preem Petroleum AB. For these services, the Company paid SEK78 million in 2000, SEK98 million in 1999 and SEK65 million in 1998. Many of these services are provided on an as-needed basis. Accordingly, the amounts paid for these services may vary from year to year depending on the amount of services provided.

      Capital Trust SA, through its subsidiaries, provides international merchant/investment banking services. A wholly-owned subsidiary of Capital Trust SA has acted as the Company's advisor in connection with the April 2001 offering of the notes. For these services, the Company paid a fee equal to 1.5% of the gross proceeds from the April 2001 offering of the notes. In addition, Capital Trust SA, through its subsidiaries, provides certain technical and advisory services to Corral Petroleum Holdings AB. The existing contract governing these services expires in September, 2002, will be automatically

                      PREEM PETROLEUM AB AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000

NOTE 28. RELATED PARTY TRANSACTIONS (CONTINUED) renewed thereafter on an annual basis unless terminated by either party, and provides for an annual fee for services. Mr. John P. Oswald, a director and Chairman of the Board of Preem Holdings AB, is a principal shareholder of Capital Trust SA. Mr. Oswald also is a director of Preem Petroleum AB and Corral Petroleum Holdings AB.

      Preem Petroleum AB performs a cash management function for Svenska Petroleum Exploration AB. The liability associated with such cash management services amounted to SEK460 million and SEK168 million as of December 31, 2000 and 1999, respectively and represents the cash balances attributable to Svenska Petroleum Exploration AB. The liability bears an interest corresponding to the interest that Preem Petroleum AB receives from the banks where such funds are deposited.

NOTE 29. SUBSEQUENT EVENTS (UNAUDITED)

      Preem Holdings AB was originally established in 1980 as Labrador Svenska AB and is registered with the Swedish Patent and Registration Office under the number 556206-9673. Swedoil AB was a subsidiary of Preem Petroleum AB that had been dormant since 1983. The name was changed from Labrador Svenska AB to Swedoil AB in September 1981. On March 1, 2001, its name was changed from Swedoil AB to Preem Holdings AB, and its status was changed from a private company to a public company through amendments to its Articles of Association and its subsequent registration with the Swedish Patent and Registration Office. Corral Petroleum Holdings AB, a Swedish company, contributed all of the issued and outstanding shares of Preem Petroleum AB to Preem Holdings AB on March 19, 2001. Preem Holdings AB is wholly-owned by Corral Petroleum Holdings AB, which is wholly-owned by Moroncha Holdings Company Limited, which is wholly-owned by Mr. Mohammed Hussein Ali Al-Amoudi.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

UNTIL NOVEMBER 26, 2001, WHICH IS 90 DAYS AFTER THE DATE OF THIS PROSPECTUS, IF YOU ARE A DEALER EFFECTING TRANSACTIONS IN THE NEW NOTES, WHETHER OR NOT YOU ARE PARTICIPATING IN THE EXCHANGE OFFER, YOU MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS OBLIGATION IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                            PREEM HOLDINGS AB (PUBL)

                               OFFER TO EXCHANGE

               E305,000,000 10 5/8% SENIOR SECURED NOTES DUE 2011

                                      FOR

               E305,000,000 10 5/8% SENIOR SECURED NOTES DUE 2011

                                ---------------
                                   PROSPECTUS
                             ----------------------

                            DEUTSCHE BANK AG LONDON
           ---------------------------------------------------------

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE YOU WRITTEN INFORMATION OTHER THAN THIS PROSPECTUS OR TO MAKE REPRESENTATIONS AS TO MATTERS NOT STATED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES OR OUR SOLICITATION OF YOUR OFFER TO BUY THE SECURITIES IN ANY JURISDICTION WHERE THAT WOULD NOT BE PERMITTED OR LEGAL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES MADE HEREUNDER AFTER THE DATE OF THIS PROSPECTUS SHALL CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THE AFFAIRS OF PREEM HOLDINGS HAVE NOT CHANGED SINCE THE DATE HEREOF.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Neither Swedish law nor the Articles of Association of the registrant contain provisions under which any officer or director of the registrant is indemnified in any manner against any liability which it may incur in its capacity as such.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

      (a)    EXHIBITS


EXHIBIT NO.             DESCRIPTION OF EXHIBITS
-----------             -----------------------
        3.1             Articles of Association of Preem Holdings AB (publ)

        4.1             Purchase Agreement, dated as of April 3, 2001, by and among
                        Preem Holdings AB (publ), Deutsche Bank AG London, and UBS
                        AG

        4.2             Indenture, dated as of April 10, 2001, by and among Preem
                        Holdings AB (publ), Bankers Trust Company, and Deutsche Bank
                        AG London

        4.3             Form of 10 5/8% Senior Secured Notes due 2011

        4.4 Registration Rights Agreement, dated as of April 10, 2001, by and among Preem Holdings AB (publ), Deutsche Bank AG
                        London, and UBS AG

        4.5             Purchase Agreement, dated as of July 13, 2001, between Preem
                        Holdings AB (publ) and Deutsche Bank AG London

        4.6             Registration Rights Agreement, dated as of July 20, 2001,
                        between Preem Holdings AB (publ) and Deutsche Bank AG London

        5.1             Opinion of Akin, Gump, Strauss, Hauer & Feld

       10.1             Shareholder Loan Agreement No. 1A, dated as of April 10,
                        2001, between Preem Holdings AB (publ) and Preem Petroleum
                        AB

       10.2             Shareholder Loan Agreement No. 1B, dated as of April 10,
                        2001, between Preem Holdings AB (publ) and Preem Petroleum
                        AB

       10.3             Shareholder Loan Agreement No. 2, dated as of April 10,
                        2001, between Preem Holdings AB (publ) and Corral Petroleum
                        Holdings AB (publ)

       10.4             Debt Restructuring Agreement, dated as of April 10, 2001, by and among Preem Holdings AB (publ), Corral Petroleum
                        Holdings AB (publ), and Preem Petroleum AB

       10.5 Security Assignment Agreement, dated as of April 10, 2001, between Preem Holdings AB (publ) and Bankers Trust Company

       10.6             Share Pledge Agreement, dated as of April 10, 2001, between
                        Preem Holdings AB (publ) and Bankers Trust Company

       10.7             Scanraff Shareholders' Agreement, dated as of May 20, 1999, by and between Preem Petroleum AB, Hydro R&M Holding AS and
                        Skandinaviska Raffinaderi Aktiebolaget Scanraff

EXHIBIT NO.             DESCRIPTION OF EXHIBITS
-----------             -----------------------
       10.8             Scankracker Shareholders' Agreement, dated as of June 30,
                        1996, by and between Preem Petroleum AB (formerly OK
                        Petroleum AB), Norsk Hydro AS and OK Kracker AB

       10.9             Scanlube Shareholders' Agreement, dated as of November 22,
                        1995, by and between Preem Petroleum AB (formerly OK
                        Petroleum AB) and Hydro Texaco Holdings A/S

       10.10            Amendment to Scanlube Shareholders' Agreement, dated as of
                        August 19, 1997, by and between Preem Petroleum AB, Hydro
                        Texaco Holdings A/S and Goteborgs Smormedelsfabrik
                        (Scanlube) AB

       21.1             Subsidiaries of Preem Holdings AB (publ)

       23.1 Consent of Akin, Gump, Strauss, Hauer & Feld (included as part of Exhibit 5.1)

       23.2             Consent of KPMG

       23.3             Consent of Solomon Associates Limited

       23.4             Consent of Wood Mackenzie

       23.5             Consent of Mannheimer Swartling Advokatbyra

       24.1*            Power of Attorney

       25.1             Statement of Eligibility and Qualification under the Trust
                        Indenture Act of 1939 of Bankers Trust Company, as trustee

       99.1             Form of Letter of Transmittal

       99.2             Form of Notice of Guaranteed Delivery

       99.3             Form of Instruction to Registered Holder from Beneficial
                        Owner of 10 5/8% Senior Secured Notes due 2011


------------


* Incorporated by reference to our Registration Statement on Form F-4, registration No. 333-13724, filed with the Commission on July 16, 2001.


(b)    FINANCIAL STATEMENT SCHEDULES

     (1)   Financial Statements

      The financial statements filed as part of this registration statement are listed in the Index to Financial Statements on page F-1.

     (2)   Schedules

      None.

ITEM 22. UNDERTAKINGS

      The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (1) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (3) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by
           Section 10(a)(3) of the Act need not be furnished, PROVIDED, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to Rule 512(a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Forms F-3 and F-4 within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above include information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, Preem Holdings AB has duly caused this Registration Statement on Form F-4, to be signed on its behalf by the undersigned, thereunto duly authorized, in Stockholm, Sweden on August 28, 2001.

                                                       PREEM HOLDINGS AB (PUBL)

                                                       By:              /S/ JOHN P. OSWALD
                                                            -----------------------------------------
                                                                          John P. Oswald
                                                                      CHAIRMAN OF THE BOARD

                                                       By:              /S/ RICHARD OHMAN
                                                            -----------------------------------------
                                                                          Richard Ohman
                                                                             DIRECTOR

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form F-4, has been signed by the following persons in the capacities and on the dates indicated.

                        NAME                                      TITLE                    DATE
                        ----                                      -----                    ----
                 /S/ JOHN P. OSWALD
     -------------------------------------------       Chairman of the Board         August 28, 2001
                   John P. Oswald

                  /S/ RICHARD OHMAN
     -------------------------------------------       Director and President        August 28, 2001
                   Karim Karaman*

                  /S/ RICHARD OHMAN
     -------------------------------------------       Director                      August 28, 2001
                    Richard Ohman

                  /S/ RICHARD OHMAN
     -------------------------------------------       Director                      August 28, 2001
                    Lars Nelson*

                  /S/ RICHARD OHMAN                    Chief Financial Officer
     -------------------------------------------         (principal accounting       August 28, 2001
                    Per Hojgard*                         officer)

      *Signed by Richard Ohman as attorney-in-fact pursuant to a power of attorney filed with, and incorporated herein by reference to, our Registration Statement on Form F-4, filed with the Commission on July 16, 2001.

                     SIGNATURE OF AUTHORIZED REPRESENTATIVE

      Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Preem Holdings AB has signed this registration statement or amendment thereto, as the case may be, in the City of Fairfax, Virginia, on August 28, 2001.

                                                       By:              /S/ JOHN P. OSWALD
                                                            -----------------------------------------
                                                                          John P. Oswald
                                                                      CHAIRMAN OF THE BOARD